EXECUTION

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                GE CAPITAL MORTGAGE SERVICES, INC.,

                        Seller and Servicer


                                and



               STATE STREET BANK AND TRUST COMPANY,

                              Trustee


                     -----------------------

                  POOLING AND SERVICING AGREEMENT

                      Dated as of May 1, 1998

                     -----------------------




           REMIC Multi-Class Pass-Through Certificates,
                           Series 1998-9


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                         TABLE OF CONTENTS

                                                               Page

                             ARTICLE I
                            DEFINITIONS

Section 1.01. Definitions.........................................1

                            ARTICLE II
  CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans.......................38
Section 2.02. Acceptance by Trustee..............................41
Section 2.03. Representations and Warranties
              of the Company; Mortgage Loan
              Repurchase.........................................43
Section 2.04. Execution of Certificates..........................48
Section 2.05. The REMICs.........................................49
Section 2.06. Designations under the REMIC Provisions............51

                            ARTICLE III
          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. Company to Act as Servicer.........................52
Section 3.02. Collection of Certain Mortgage
              Loan Payments; Mortgage Loan Payment
              Record; Certificate Account........................56
Section 3.03. Collection of Taxes, Assessments and Other Items...59
Section 3.04. Permitted Debits to the Mortgage
              Loan Payment Record................................59
Section 3.05. Maintenance of the Primary Insurance Policies......60
Section 3.06. Maintenance of Hazard Insurance....................61
Section 3.07. Assumption and Modification Agreements.............61
Section 3.08. Realization Upon Defaulted Mortgage Loans..........62
Section 3.09. Trustee to Cooperate; Release of Mortgage Files....65
Section 3.10. Servicing Compensation; Payment
              of Certain Expenses by the
              Company............................................66
Section 3.11. Reports to the Trustee; Certificate
              Account Statements.................................66
Section 3.12. Annual Statement as to Compliance..................66
Section 3.13. Annual Independent Public Accountants'
              Servicing Report...................................66
Section 3.14. Access to Certain Documentation and
              Information Regarding the Mortgage
              Loans..............................................67
Section 3.15. Maintenance of Certain Servicing Policies..........67
Section 3.16. Optional Purchase of Defaulted Mortgage Loans......67

                            ARTICLE IV
                      PAYMENTS AND STATEMENTS

Section 4.01. Distributions......................................68


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Section 4.02. Method of Distribution.............................76
Section 4.03. Allocation of Losses...............................77
Section 4.04. Monthly Advances; Purchases
              of Defaulted Mortgage Loans........................79
Section 4.05. Statements to Certificateholders...................79
Section 4.06. Servicer's Certificate.............................82
Section 4.07. Reports of Foreclosures and
              Abandonments of Mortgaged Property.................82
Section 4.08. Reduction of Base Servicing
              Fees by Compensating Interest Payments.............82
Section 4.09. Surety Bond........................................82

                             ARTICLE V
                         THE CERTIFICATES

Section 5.01. The Certificates...................................82
Section 5.02. Registration of Transfer and
              Exchange of Certificates...........................85
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates..91
Section 5.04. Persons Deemed Owners..............................91
Section 5.05. Access to List of Certificateholders'
              Names and Addresses................................91
Section 5.06. Representation of Certain Certificateholders.......92
Section 5.07. Determination of COFI..............................92
Section 5.08. Determination of LIBOR.............................93

                            ARTICLE VI
                            THE COMPANY

Section 6.01. Liability of the Company...........................94
Section 6.02. Merger or Consolidation of,
              or Assumption of the Obligations
              of, the Company....................................94
Section 6.03. Assignment.........................................94
Section 6.04. Limitation on Liability
              of the Company and Others..........................95
Section 6.05. The Company Not to Resign..........................95

                            ARTICLE VII
                              DEFAULT

Section 7.01. Events of Default..................................95
Section 7.02. Trustee to Act; Appointment of Successor...........97
Section 7.03. Notification to Certificateholders.................98

                           ARTICLE VIII
                            THE TRUSTEE

Section 8.01. Duties of Trustee..................................98
Section 8.02. Certain Matters Affecting the Trustee..............99
Section 8.03. Trustee Not Liable for
              Certificates or Mortgage Loans....................100
Section 8.04. Trustee May Own Certificates......................100
Section 8.05. The Company to Pay Trustee's Fees and Expenses....100


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Section 8.06. Eligibility Requirements for Trustee..............101
Section 8.07. Resignation or Removal of Trustee.................101
Section 8.08. Successor Trustee.................................102
Section 8.09. Merger or Consolidation of Trustee................102
Section 8.10. Appointment of Co-Trustee or Separate Trustee.....103
Section 8.11. Compliance with REMIC Provisions; Tax Returns.....104

                            ARTICLE IX
                            TERMINATION

Section 9.01. Termination upon Repurchase
              by the Company or Liquidation of All
              Mortgage Loans....................................104
Section 9.02. Additional Termination Requirements...............105

                             ARTICLE X
                     MISCELLANEOUS PROVISIONS

Section 10.01. Amendment........................................106
Section 10.02. Recordation of Agreement.........................107
Section 10.03. Limitation on Rights of Certificateholders.......108
Section 10.04. Governing Law....................................108
Section 10.05. Notices..........................................108
Section 10.06. Notices to the Rating Agencies...................109
Section 10.07. Severability of Provisions.......................109
Section 10.08. Certificates Nonassessable and Fully Paid........109


Exhibits


EXHIBIT A       Forms of Certificates
EXHIBIT B       Principal Balance Schedules
EXHIBIT C       Mortgage Loans (including list of Cooperative Loans)
EXHIBIT D       Form of Servicer's Certificate
EXHIBIT E       Form of Transfer Certificate as to ERISA Matters
                     for Definitive ERISA- Restricted Certificates
EXHIBIT F       Form of Residual Certificate Transferee Affidavit
EXHIBIT G       Form of Residual Certificate Transferor Letter
EXHIBIT H       Additional Servicer Compensation
EXHIBIT I       Form of Investment Letter for Definitive Restricted
                     Certificates
EXHIBIT J       Form of Distribution Date Statement
EXHIBIT K       Form of Special Servicing and Collateral Fund
                     Agreement
EXHIBIT L       Form of Lost Note Affidavit and Agreement
EXHIBIT M       Schedule of Designated Loans
EXHIBIT N       Schedule of Pledged Asset Mortgage Loans


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           THIS POOLING AND SERVICING AGREEMENT, dated as of May
1, 1998, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a
Massachusetts banking corporation, as Trustee.


               W I T N E S S E T H   T H A T :

           In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street
Bank and Trust Company agree as follows:

                            ARTICLE I

                           DEFINITIONS

      Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Accretion Directed Certificate: Any Class A3
      Certificate.

           Accretion Directed Component: Any Class A4A Component.

           Accretion Termination Date: As to the Accrual
      Certificates, the earlier of (i) the Cross-Over Date; and
      (ii) the Distribution Date on which the Class Certificate
      Principal Balance of the Class A3 Certificates is reduced to zero.

           Accrual Amount: As to any Class of Accrual
      Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to
      Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates and any Accretion Directed Components pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

           Accrual Certificates: Any Class A5 Certificate.

           Accrual Component: None.

           Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates, on the aggregate


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      Notional Principal Balance) thereof immediately prior to
      such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

           Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Certificate Interest Losses for such Distribution Date. Any Net Interest Shortfall and Certificate Interest Losses shall be allocated among (x) the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and (y) the Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

           Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

           Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

           Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

           (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such


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      Class and the denominator of which is the aggregate Class
      Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

           Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

           Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

           Anniversary Determination Date: The Determination Date occurring in June of each year that the Certificates are outstanding, commencing in June 1999.

           Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Proprietary
      Lease from the Mortgagor to the originator of the Cooperative Loan.

           Assumed Monthly Payment Reduction: As of any
      Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Remittance Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Remittance Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

           Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment Record pursuant to clause (vi) of
      Section 3.02, and (z) amounts permitted


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      to be debited from the Mortgage Loan Payment Record
      pursuant to clauses (i) through (vii) and (ix) of Section
      3.04.

           Bankruptcy Coverage Termination Date: The Distribution
      Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the CrossOver Date, if earlier).

           Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $254,247, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

           The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

           Base Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Base Servicing Fee Rate for such Mortgage Loan. The Base Servicing Fee for any Distribution Date is subject to adjustment pursuant to Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

           Base Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

           BBA: The British Bankers' Association.

           BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

           Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the


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      books of the Depository or on the books of a person
      maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R, Class RL and Class PO Certificates, constitutes a Class of Book-Entry Certificates.

           Book-Entry Nominee: As defined in Section 5.02(b).

           Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

           Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

           Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

           Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage
      Loan.

           Category A Group I Final Distribution Date: The Distribution Date on which the aggregate Certificate Principal Balance (or Component Principal Balance, in the case of the Class A4C Component) of the Category A Group I Senior Certificates is reduced to zero.

           Category A Group I Senior Certificate: Any Class A4
      (but only in respect of the Class A4A Component), Class A7,
      Class A10, Class A11, Class A12, Class R or Class RL
      Certificate.

           Category A Group II Senior Certificate: Any Class A13
      Certificate.

           Category A Percentage: As to any Distribution Date,
      32.6744750439%.

           Category A Senior Certificate: Any Class A4 (but only in respect of the Class A4C Component), Class A7, Class
      A10, Class A11, Class A12, Class A13, Class R or Class RL
      Certificate.

           Category A Senior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the Category A
      Percentage of the Senior Optimal Principal Amount for such date.


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           Category B Group I Final Distribution Date: The
      Distribution Date on which the aggregate Certificate Principal Balance (or Component Principal Balance, in the case of the Class A4A and Class A4B Components) of the Category B Group I Senior Certificates is reduced to zero.

           Category B Group I Principal Distribution Amount: As to any Distribution Date, an amount equal to the Category B
      Senior Optimal Principal Amount less the Category B Group
      II Principal Distribution Amount.

           Category B Group I Senior Certificate: Any Class A1,
      Class A2, Class A3, Class A4 (but only in respect of the
      Class A4A or Class A4B Component), Class A5, Class A6,
      Class A14, Class A15 or Class A16 Certificate.

           Category B Group II Percentage: With respect to any Distribution Date, the percentage (carried to six places rounded up) obtained by dividing (x) the Class Certificate Principal Balance of the Category B Group II Certificates immediately preceding such Distribution Date, by (y) the aggregate Certificate Principal Balance (or Component Principal Balance, in the case of the Class A4A and Class A4B Components) of all of the Category B Senior Certificates immediately preceding such Distribution Date.

           Category B Group II Principal Distribution Amount:
      With respect to any Distribution Date, the sum of (a) the total of the amounts described in clauses (i) and (iii) of the definition of Senior Optimal Principal Amount (without application of the Senior Percentage or the Senior Prepayment Percentage) for such date multiplied by the Category B Group II Scheduled Distribution Percentage for such date, and (b) the total of the amounts described in clauses (ii), (iv) and (v) of the definition of Senior Optimal Principal Amount (without application of the Senior Prepayment Percentage) for such date multiplied by the product of (w) the Senior Percentage for such date, (x) the Category B Group II Percentage for such date, (y) the Category B Percentage and (z) the Group II Prepayment Distribution Percentage for such date; provided, however, (i) on the Category B Group I Final Distribution Date, the Category B Group II Principal Distribution Amount will be increased by any Category B Senior Optimal Principal Amount remaining after distributions of principal have been made on the Category B Group I Senior Certificates and (ii) following the Category B Group I Final Distribution Date, the Category B Group II Principal Distribution Amount will equal the Category B Senior Optimal Principal Amount.

           Category B Group II Scheduled Distribution Percentage:
      For any Distribution Date through the Distribution Date occurring in May 2003, 0%. For any Distribution Date occurring after the Distribution Date occurring in May 2003, the product of (i) the Category B Group II Percentage for such Distribution Date, (ii) the Category B Percentage and (iii) the Senior Percentage for such Distribution Date. Notwithstanding the foregoing, on any Distribution Date after the Category B Group I Final Distribution


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      Date, the Category B Group II Scheduled Distribution
      Percentage will equal the product of the Category B
      Percentage and the Senior Percentage for such Distribution
      Date.

           Category B Group II Senior Certificate: Any Class
      A8, Class A17, Class A18 or Class A19 Certificate.

           Category B Percentage: As to any Distribution Date,
      67.3255249561%.

           Category B Senior Certificate: Any Class A1, Class A2, Class A3, Class A4 (but only in respect of the Class A4A or Class A4B Component), Class A5, Class A6, Class A8, Class A14, Class A15, Class A16, Class A17, Class A18 or Class A19 Certificate.

           Category B Senior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the Category B
      Percentage of the Senior Optimal Principal Amount for such date.

           Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

           Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section
      3.02 and which must be an Eligible Account.

           Certificate Interest Loss: (i) On or prior to the Cross-Over Date, any Interest Loss in respect of an Excess Loss and (ii) after the Cross-Over Date, any Interest Loss, in each case to the extent such Interest Loss is allocable to the Certificates in accordance with Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

           Certificate Interest Rate: With respect to any Class of Certificates, other than the LIBOR Certificates, and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to each Class of LIBOR Certificates, the per annum variable rate at any time at which interest accrues on the Certificates of such Class, as determined pursuant to Section 5.01(e).

           Certificate Owner: With respect to any Book-Entry
      Certificate, the person who is the beneficial owner thereof.

           Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
      Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to
      Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such


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      Certificate's Percentage Interest of the Subordinate
      Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

           Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
      Section 5.02.

           Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

           Class: All Certificates bearing the same class designation or any Lower Tier Interest.

           Class A13 Percentage: With respect to any Distribution Date, the percentage (carried to six places rounded up) obtained by dividing (x) the Class Certificate Principal Balance of the Class A13 Certificates immediately preceding such Distribution Date, by (y) the aggregate Class Certificate Principal Balance (or Component Principal Balance, in the case of the Class A4C Component) of all of the Category A Senior Certificates immediately preceding such Distribution Date.

           Class A13 Principal Distribution Amount: With respect to any Distribution Date, the sum of (a) the total of the amounts described in clauses (i) and (iii) of the definition of Senior Optimal Principal Amount (without application of the Senior Percentage or the Senior Prepayment Percentage) for such date multiplied by the Class A13 Scheduled Distribution Percentage for such date and (b) the total of the amounts described in clauses (ii),
      (iv) and (v) of the definition of Senior Optimal Principal Amount (without application of the Senior Prepayment Percentage) for such date multiplied by the product of (w) the Senior Percentage for such date, (x) the Class A13 Percentage for such date, (y) the Category A Percentage and
      (z) the Group II Prepayment Distribution Percentage for such date; provided, however, (i) on the Category A Group I Final Distribution Date, the Class A13 Principal Distribution Amount will be increased by any Category A Senior Optimal Principal Amount remaining after distributions of principal have been made on the Category A Group I Senior Certificates and (ii) following the Category A Group I Final Distribution Date, the Class A13 Principal Distribution Amount will equal the Category A Senior Optimal Principal Amount.


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           Class A13 Scheduled Distribution Percentage: For any
      Distribution Date through the Distribution Date occurring in May 2003, 0%. For any Distribution Date occurring after the Distribution Date occurring in May 2003, the product of
      (i) the Class A13 Percentage for such Distribution Date,
      (ii) the Category A Percentage and (iii) the Senior Percentage for such Distribution Date. Notwithstanding the foregoing, on any Distribution Date after the Category A Group I Final Distribution Date, the Class A13 Scheduled Distribution Percentage will equal the product of the Category A Percentage and the Senior Percentage for such Distribution Date.

           Class B Certificate: Any Class B1, Class B2, Class B3,
      Class B4 or Class B5 Certificate.

           Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

           Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

           Class PO Deferred Amount: As to any Distribution Date on or prior to the CrossOver Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

           Closing Date: May 28, 1998.

           Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

           COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

           COFI Certificates: None.

           COFI Determination Date: As to each Interest Accrual
      Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

           Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

           Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Base Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

           Component: Any of the components of a Class of Component Certificates having the designations and the initial Component Principal Balances as follows:

                                     Initial Component
                    Designation      Principal Balance
                    -----------      -----------------
                    Class A4A        $7,519,286.00
                    Class A4B           185,186.00
                    Class A4C           184,667.00


           Component Certificate: Any Class A4 Certificate.

           Component Interest Rate: None.

           Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section 4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

           Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

           Cooperative: A private, cooperative housing corporation organized in accordance with applicable state laws which owns or leases land and all or part of a building or buildings located in the relevant state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

           Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of one or more Proprietary Leases.

           Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate(s), (iii) an assignment of the Proprietary Lease(s), (iv) financing statements and (v) a stock power (or other similar instrument), and in addition thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund. The Mortgage Loans identified in Exhibit C hereto are Cooperative Loans.

           Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

           Cooperative Stock Certificate: With respect to a
      Cooperative Loan, the stock certificate(s) or other instrument evidencing the related Cooperative Stock.

           Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Two
      International Place, Boston, Massachusetts 02110,
      Attention: Corporate Trust Department.

           Corresponding Class: With respect to any Class of Lower Tier Interests, the Class or Classes of Certificates, and with respect to any Class of Certificates, the Class or Classes of Lower Tier Interests, appearing opposite such Class of Lower Tier Interests or Certificates in the table included in Section 2.05(a).

           Corresponding Component: With respect to any Class of Lower Tier Interests, the Component or Components of a Class of Certificates, and with respect to any Component or Components of a Class of Certificates, the Class or Classes of Lower Tier

      Interests, appearing opposite such Class of Lower Tier
      Interests or Components in the table included in Section
      2.05(a).

           Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

           Cut-off Date: May 1, 1998.

           Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

           Defaulted Mortgage Loan: With respect to any
      Determination Date, a Mortgage Loan as to which the related
      Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

           Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

           Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

           Definitive Certificate: Any Certificate, other than a
      Book-Entry Certificate, issued in definitive, fully registered form.

           Definitive Restricted Junior Certificate: Any
      Restricted Junior Certificate that is in the form of a Definitive Certificate.

           Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

           Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

           Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

           Designated Loans: None.

           Designated Telerate Page: The Dow Jones Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA for the purpose of displaying the Interest Settlement Rates).

           Determination Date: With respect to any Distribution
      Date, the fifth Business Day prior thereto.

           Discount Mortgage Loan: Any Mortgage Loan with a Net
      Mortgage Rate less than 6.75% per annum.

           Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

           Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

           Distribution Date Statement: The statement referred to in Section 4.05(a).

           Document File: As defined in Section 2.01.

           Due Date: The first day of the month of the related
      Distribution Date.

           Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating,
      (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

           ERISA: The Employee Retirement Income Security Act of
      1974, as amended.

           ERISA-Restricted Certificate: Any Junior Certificate.

           Event of Default: An event described in Section 7.01.

           Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

           Excess Fraud Loss: Any Fraud Loss, or portion thereof,
      (i) occurring after the Fraud Coverage Termination Date or
      (ii) if on such date, in excess of the then-applicable
      Fraud Loss Amount.

           Excess Loss: Any Excess Bankruptcy Loss, Excess Fraud
      Loss or Excess Special Hazard Loss.

           Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard
      Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

           FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

           FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

           Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

           Fitch: Fitch IBCA, Inc. and its successors.

           Fitch Formula Amount: As to each Anniversary
      Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

           FNMA: The Federal National Mortgage Association or its successor in interest.

           Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of
      (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

           Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

           Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $7,516,282 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with
      Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

           Group II Prepayment Distribution Percentage: 0% through the Distribution Date in May 2003; 30% thereafter through the Distribution Date in May 2004; 40% thereafter through the Distribution Date in May 2005; 60% thereafter through the Distribution Date in May 2006; 80% thereafter through the Distribution Date in May 2007; and 100% thereafter.

           Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

           Initial LIBOR Rate: 5.65625%

           Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

           Insured Expenses: Expenses covered by the Primary
      Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

           Interest Accrual Period: With respect to any
      Distribution Date and any Class of Certificates or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for each Class of Lower Tier Interests shall be the Interest Accrual Period for such Class of Lower Tier Interest's Corresponding Class (or Classes).

           Interest Loss: (i) With respect to any Realized Loss, the excess of accrued and unpaid interest due on the related Mortgage Loan over the amount allocated to interest thereon in accordance with Section 3.08(d), and (ii) with respect to any Debt Service Reduction and any calendar month, the reduction in the amount of interest due on the related Mortgage Loan during such month as a result of the relevant bankruptcy proceeding.

           The amount of any Interest Loss described in clause
      (i) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in accordance with Section 3.08(d). The amount of any Interest Loss described in clause (ii) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in proportion to the amount of interest that would have been allocated to the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate, respectively, in the absence of the Debt Service Reduction.

           Interest Settlement Rate: With respect to any Interest Accrual Period, the rate (expressed as a percentage per annum) for one-month U.S. Dollar deposits reported by the BBA at 11:00 a.m. London time on the related LIBOR Determination Date and as it appears on the Designated Telerate Page.

           Interest Shortfall: With respect to any Distribution
      Date and each Mortgage Loan that during the related
      Prepayment Period was the subject of a Voluntary Principal
      Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                (A) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

                (B) principal prepayments in full received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off
           Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

                (C) principal prepayments in full received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution
           Date: none; and

                (D) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

           For purposes of the definitions of Net Interest Shortfall and Supplemental Servicing Fee, the amount of any Interest Shortfall shall be allocated between the Certificates and the Supplemental Servicing Fee in proportion to the amount of interest that would have been allocated to the Certificates (at the Remittance Rate) and the Supplemental Servicing Fee (at the Supplemental Servicing Fee Rate), respectively, in the absence of such Interest Shortfall.

           Junior Certificate: Any Class M or Class B
      Certificate.

           Junior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate
      Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

             (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

             (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

             (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount on such Distribution Date;

             (iv) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

             (v) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

           For purposes of clause (ii) above, a Voluntary
      Principal Prepayment in full with respect to a Mortgage
      Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           After the Class Certificate Principal Balances of the
      Junior Certificates have been reduced to zero, the Junior
      Optimal Principal Amount shall be zero.

           Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

           Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

           Latest Possible Maturity Date: May 25, 2030.

           LIBOR: With respect to any Interest Accrual Period, the per annum rate determined, pursuant to Section 5.08, on the basis of the Interest Settlement Rate or as otherwise provided in such Section.

           LIBOR Certificate: Any Class A6 or Class A16
      Certificate.

           LIBOR Determination Date: The second London Banking
      Day immediately preceding the commencement of each Interest
      Accrual Period for any LIBOR Certificates.

           Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

           Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to
      Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

           Liquidation Proceeds: Cash (other than Insurance
      Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

           Loan-to-Value Ratio: With respect to each Mortgage
      Loan, the original principal amount of such Mortgage Loan, divided by the Original Value of the related Mortgaged
      Property.

           London Banking Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England.

           Loss Allocation Limitation: As defined in Section
      4.03(g).

           Lower Tier Balance: As to each Class of Lower Tier Interests and any Distribution Date, the initial Lower Tier Balance thereof set forth or specified in Section 2.05(a) (plus, in the case of any Class of Lower Tier Interests as to which the Corresponding Class is a Class of Accrual Certificates or includes one or more Accrual Components, an amount equal to the Accrual Amount for such Corresponding Class or each such Accrual Component for each previous Distribution Date) less the sum of (i) the aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(c) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.

           Lower Tier Interest: Any one of the Classes of regular interests in the Lower Tier REMIC described as such in Section 2.05(a).

           Lower Tier Interest Rate: As to each Lower Tier
      Interest, the applicable "Lower Tier Interest Rate," if any, set forth in Section 2.05(a).

           Lower Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the assets and rights specified in clauses (i) through
      (viii) and (x) of the definition of the term Trust Fund.

           MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

           Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Remittance Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

           Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

           Moody's: Moody's Investors Service, Inc. and its successors.

           Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest or leasehold estate in real property securing a Mortgage Note.

           Mortgage 100SM Loan: A Mortgage Loan identified on
      Exhibit N hereof that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Insurance
      Policy.

           Mortgage File: The mortgage documents listed in
      Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

           Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

           Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

           Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

           Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

           Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

           Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage
      Note.

           Mortgaged Property: The underlying real property securing the Mortgage Loan, or with respect to a Cooperative Loan, the related Proprietary Lease and
      Cooperative Stock.

           Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

           Net Interest Shortfall: With respect to any
      Distribution Date, the excess, if any, of the aggregate Interest Shortfalls allocable to the Certificates (as determined in accordance with the definition of Interest Shortfall) for such Distribution Date over any Compensating Interest Payment for such date.

           Net Liquidation Proceeds: As to any Liquidated
      Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any

      Insurance Proceeds therefor, other than any such Insurance
      Proceeds applied to the restoration of the related
      Mortgaged Property.

           Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Base
      Servicing Fee Rate.

           Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

           Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

           Non-Discount Mortgage Loan: Any Mortgage Loan with a
      Net Mortgage Rate greater than or equal to 6.75% per annum.

           Non-permitted Foreign Holder: As defined in Section
      5.02(b).

           Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 100%.

           Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

           Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

           Non-U.S. Person: As defined in Section 4.02(c).

           Notional Certificate: Any Class A9 Certificate.

           Notional Component: None.

           Notional Component Balance: None.

           Notional Principal Balance: As to any Distribution Date and the Class A9 Certificates, 3.7037% of the sum of the Class Certificate Principal Balances of the Class A1, Class A2 and Class A15 Certificates for such Distribution Date. As to any Distribution Date and any Notional Certificate, such Notional Certificate's Percentage

      Interest of the aggregate Notional Principal Balance of the Notional Certificates of the same Class for such Distribution Date.

           Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

           Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

           Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

           Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

           Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to Section 2.03(b).

           Outstanding Non-Discount Mortgage Loan: Any
      Outstanding Mortgage Loan that is a Non-Discount Mortgage
      Loan.

           PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           PAC Certificate: Any Class A1, Class A2 or Class A15
      Certificate.

           PAC Component: None.

           Parent PowerSM Loan: A Mortgage Loan identified on
      Exhibit N hereto that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Insurance
      Policy.

           Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

           Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

           Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

             (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

             (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

             (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

             (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency; and

             (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

           Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

           Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

           Pledged Asset Loan-to-Value Ratio: With respect to any Pledged Asset Mortgage Loan, (i) the original loan amount less the portion of any required Additional Collateral which is covered by the Surety Bond, divided by (ii) the Original Value of the related Mortgaged Property.

           Pledged Asset Mortgage Loan: Each Mortgage 100SM Loan and Parent PowerSM Loan purchased from MLCC that is supported by Additional Collateral and identified on Exhibit N hereto.

           Pledged Asset Mortgage Servicing Agreement: The
      Pledged Asset Mortgage Servicing Agreement, dated as of
      July 31, 1997 between MLCC and the Company.

           PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 6.75% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.75%. As to any Non-Discount Mortgage Loan, 0%.

           PO Principal Distribution Amount: As to any
      Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

             (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

             (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

             (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

             (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to
      Section 2.02, 2.03(a) or 3.16; and

             (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

           For purposes of clause (ii) above, a Voluntary
      Principal Prepayment in full with respect to a Mortgage
      Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

           Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

           Prepayment Assumption Multiple: 250% of the
      Prepayment Assumption.

           Prepayment Distribution Trigger: As of any
      Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

           Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment

      Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

           Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

           Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

           Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in
      Section 3.01(f).

           Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components, and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

           Principal Only Certificate: Any Class A4 or Class PO
      Certificate.

           Principal Only Component: None.

           Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

           Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated May 26, 1998.

           Prohibited Transaction Exemption: U.S. Department of
      Labor Prohibited Transaction Exemption 90-83, 55 Fed. Reg.
      50250, December 5, 1990.

           Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

           Proprietary Lease: With respect to a Cooperative Loan, the proprietary lease(s) or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

           Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Remittance Rate for such Mortgage Loan.

           QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

           Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Junior Certificates, other than the Class B5 Certificates, Fitch shall be the sole Rating Agency.
      The Class B5 Certificates are issued without ratings.

           Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

           Record Date: The last Business Day of the month immediately preceding the month of the related Distribution
      Date.

           Reference Banks: As defined in Section 5.08.

           Relief Act: The Soldiers' and Sailors' Civil Relief
      Act of 1940, as amended.

           Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

           REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

           Remittance Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the sum of the applicable
      Base Servicing Fee Rate and the Supplemental Servicing Fee
      Rate.

           REO Mortgage Loan: Any Mortgage Loan which is not a
      Liquidated Mortgage Loan and as to which the related
      Mortgaged Property is held as part of the Trust Fund.

           REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan
      (including, without limitation, proceeds from the rental of the related Mortgaged Property).

           Required Surety Payment: With respect to any Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan which is covered by the Surety Bond over (b) the net proceeds realized by MLCC from the liquidation of the related Additional Collateral.

           Reserve Fund: None.

           Reserve Interest Rate: As defined in Section 5.08.

           Residual Certificate: Any Class R or Class RL
      Certificate.

           Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           Restricted Certificate: Any Restricted Junior
      Certificate or Class PO Certificate.

           Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

           S&P: Standard & Poor's Ratings Services, a division of
      The McGraw-Hill Companies, Inc., and its successors.

           SAIF: The Savings Association Insurance Fund of the
      FDIC, or its successor in interest.

           Scheduled Balance: As to any Distribution Date and any
      Class of Scheduled Certificates and any Scheduled
      Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

           Scheduled Certificates: None.

           Scheduled Component: None.

             Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

           Security Agreement: With respect to a Cooperative
      Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock and Proprietary Lease.

           Senior Certificate: Any Certificate other than a
      Junior Certificate.

           Senior Certificate Principal Balance: As of any
      Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates
      (other than any Class PO Certificates).

           Senior Optimal Principal Amount: As to any
      Distribution Date, an amount equal to the sum of:

             (i) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

             (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

             (iii) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

             (iv) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

             (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

           For purposes of clause (ii) above, a Voluntary
      Principal Prepayment in full with respect to a Mortgage
      Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

           Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

           Senior Prepayment Percentage: For any Distribution
      Date occurring prior to the fifth anniversary of the first
      Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first
      Distribution Date, an amount as follows:

             (i) for any Distribution Date subsequent to May 2003 to and including the Distribution Date in May 2004, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such Distribution Date;

             (ii) for any Distribution Date subsequent to May 2004 to and including the Distribution Date in May 2005, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

             (iii) for any Distribution Date subsequent to May 2005 to and including the Distribution Date in May 2006, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

             (iv) for any Distribution Date subsequent to May 2006 to and including the Distribution Date in May 2007, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

             (v) for any Distribution Date thereafter, the Senior
      Percentage for such Distribution Date.

           Notwithstanding the foregoing, if on any Distribution
      Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

           In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

           Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled
      Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage

      Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including June 2003 and May 2004, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2004 and May 2005, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after June 2007; or

           Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2003 and May 2004, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2004 and May 2005, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after June 2007.

           Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

           Servicing Fee: As to any Mortgage Loan and
      Distribution Date, the sum of (a) the Base Servicing Fee and (b) the Supplemental Servicing Fee.

           Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

           Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

           Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

                (A) normal wear and tear;

                (B) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

                (C) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

           or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

           Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $7,516,282 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

           Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

           Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

           Specified Component: None.

           Startup Day: As defined in Section 2.06(c).

           Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

           Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to
      Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds
      (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

           Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

           Supplemental Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of
      (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Supplemental Servicing Fee Rate for such Mortgage Loan. The Supplemental Servicing Fee for any Distribution Date shall be reduced by its allocable share of Interest Shortfalls (as provided in the definition thereof) and any Interest Losses (in accordance with Section 3.08(d)).

           Supplemental Servicing Fee Rate: As to any Mortgage
      Loan and Distribution Date, a fixed rate per annum equal to the excess, if any, of the Net Mortgage Rate thereof over 6.75%.

           Surety: Ambac Assurance Corporation, or its successors in interest.

           Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Mortgage Loans.

           TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules attached as Exhibit B hereto.

           TAC Certificates: Any Class A3 Certificate.

           TAC Component: Any Class A4A Component.

           Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

           Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

             (i) the Mortgage Loans;

             (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01, including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage Loan;

             (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section 4.04(b);

             (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section
      2.02 or 2.03;

             (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

             (vi) the proceeds of the Primary Insurance Policies, if any, and the hazard insurance policies required by
      Section 3.06, in each case, in respect of the Mortgage
      Loans, and the Company's interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01;

             (vii) the Certificate Account established pursuant to Section 3.02(d);

             (viii) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e);

             (ix) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to
      Section 3.08(e); and

             (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan.

           Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

           Unanticipated Recovery: As defined in Section 4.01(e) herein.

           Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to
      Section 3.06.

           Unpaid Class Interest Shortfall: As to any
      Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates) and any Specified Component thereof (other than any Principal Only Component), Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates,
      Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of the Unpaid Class Interest Shortfalls for the Specified Components thereof on such date.

           Upper Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Interests.

           Voluntary Principal Prepayment: With respect to any
      Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

           Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated to the Classes of Certificates (other than the Class A9 Certificates), and 1% shall be allocated to Class A9 Certificates. Voting Rights shall be allocated among the Classes (other than the Class A9 Certificates) (and among the Certificates within each Class of Certificates) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances or Notional Principal Balances), as the case may be.

                           ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS;
                ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01. Conveyance of Mortgage Loans. (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date).

           In addition, with respect to any Pledged Asset Mortgage Loan, the Company does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan,
(ii) its security interest in and to any Additional Collateral,
(iii) its right to receive payments in respect of any Pledged Asset Mortgage Loan pursuant to the Pledged Asset Mortgage Servicing Agreement, and (iv) its rights as beneficiary under the Surety Bond in respect of any Pledged Asset Mortgage Loan.

     (b) In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to:

      (1) Each Mortgage Loan (other than any Cooperative Loan or
      Designated Loan) so transferred and assigned:

             (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is

      Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

             (ii) Any assumption and modification agreement;

             (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee; and

      (2) Each Cooperative Loan (other than a Designated Loan) so transferred and assigned:

             (i) The Mortgage Note, endorsed without recourse in blank by the Company and showing an unbroken chain of endorsements from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

             (ii) A counterpart of the Proprietary Lease and the Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative Loan;

             (iii) The related Cooperative Stock Certificate, together with an undated stock power (or other similar instrument) executed in blank;

             (iv) A counterpart of the recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

             (v) The Security Agreement;

             (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

             (vii) If applicable, copies of the UCC-3 assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Company, evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

             (viii) An executed assignment (which may be a blanket assignment for all Cooperative Loans) of the interest of the Company in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;
      and

             (ix) A UCC-3 assignment from the Company to the Trustee of the security interest described in clause (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee).

           In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee in accordance with Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

      (3) With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing
      Documents.

     (c) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

             (i) the Mortgage with evidence of recording indicated thereon (other than with respect to a Cooperative
      Loan);

             (ii) a copy of the title insurance policy (other than with respect to a Cooperative Loan);

             (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company (other than with respect to a Cooperative Loan); and

             (iv) with respect to any Cooperative Loan that has been assigned to the Company, the related filed intervening
      UCC-3 financing statements (not previously delivered pursuant to Section 2.01(b)(2)(vii)), showing a complete chain of assignment from the named originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and
(b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative Loan). The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Such evidence shall consist, for each Mortgage Loan, of a certificate of private mortgage insurance relating to such Mortgage Loan or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

           In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

     (d) The Company shall not be required to record the assignments of the Mortgages referred to in Section 2.01(b)(1)(iii) or file the UCC-3 assignments referred to in
Section 2.01(b)(2)(ix) to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording or filing shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording or filing information in the assignments of the Mortgages or UCC-3 assignments to the Trustee and shall cause the same to be recorded or filed, at the Company's expense, in the appropriate public office for real property records or UCC financing statements, except that the Company need not cause to be so completed and recorded any assignment of mortgage which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record or file the assignment of Mortgages or UCC-3 financing statement in the circumstances provided above, the Trustee shall record or cause to be recorded or filed such assignment or UCC-3 financing statement at the expense of the Company. In connection with any such recording or filing, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording or filing. Notwithstanding the foregoing, at any time the Company may record or file, or cause to be recorded or filed, the assignments of Mortgages or UCC-3 financing statement at the expense of the Company.

      Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in
Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and (iii) delivery of the recorded Mortgages, title insurance policies, recorded intervening assignments of Mortgage, if any, and filed intervening UCC-3 financing statements, if any, with respect to any Cooperative Loan to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

           Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to Section 2.01 shall be void and the Trustee shall return it to the Company.

      Section 2.03. Representations and Warranties of the
Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

             (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

             (ii) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to
      (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

             (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

             (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

             (v) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

             (vi) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

             (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

             (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage
      (or, in the case of a Cooperative Loan, the related
      Cooperative Apartment) is free of material damage and is in good repair;

             (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

             (x) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

             (xi) None of the Mortgage Loans constitute Pledged Asset Mortgage Loans. The Loan-to-Value Ratio of each Mortgage Loan was not more than 95%. As of the Cutoff Date, no more than 13.50% of the Mortgage Loans by Scheduled Principal Balance had Loan-to-Value Ratios of more than 80% and each such Mortgage Loan is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

             (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 6.3750% per annum and not greater than 9.1250% per annum. The Mortgage Rate of each Mortgage
      Note is fixed for the life of the related Mortgage Loan;

             (xiii) Other than with respect to Cooperative Loans, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

             (xiv) As of the Cut-off Date, (i) no more than 9.000% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $500,000 and up to and including $750,000; (ii) no more than 2.250% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000; and (iii) no more than 0.500% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $1,000,000;

             (xv) As of the Cut-off Date, no more than 0.750% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

             (xvi) As of the Cut-off Date, at least 97.250% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

             (xvii) As of the Cut-off Date, at least 90.50% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

             (xviii) As of the Cut-off Date, no more than 3.250% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cutoff Date, no more than 1.500% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or
      (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.250% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

             (xix) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property and each Mortgagor holds fee title to the related Mortgaged Property;

             (xx) As of the Cut-off Date, no more than 0.250% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six-month period.

             (xxi) The original principal balances of the Mortgage Loans range from $25,200 to $1,500,000;

             (xxii) As of the Cut-off Date, no more than 2.250% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes and no more than 0.750% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

             (xxiii) All appraisals have been prepared substantially in accordance with the description contained under the caption "The Trust Fund - The Mortgage Loans" in the prospectus dated May 26, 1998, included in the registration statement on Form S-3 (file no. 333-43755) filed by the Company with the Securities and Exchange Commission with respect to the offer and sale of certain Classes of the Certificates;

             (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

             (xxv) Other than with respect to Cooperative Loans, to the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged
      Property was in violation of any applicable zoning and subdivision laws and ordinances;

             (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

             (xxvii) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code;

             (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage
      Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording;

             (xxix) As of the Cut-Off Date, no more than 0.250% of the Mortgage Loans, by Scheduled Principal Balance, are
      Cooperative Loans. With respect to each Cooperative Loan:

                (A) The Security Agreement creates a first lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

                (B) The lien created by the related Security
           Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative
           Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

                (C) The Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

                (D) There is no prohibition against pledging the Cooperative Stock or assigning the Proprietary Lease;
           and

             (xxx) With respect to each Mortgage Loan identified on Exhibit C as having been originated or acquired under the Company's Enhanced Streamlined Refinance program, the value of the related Mortgaged Property, as of the date of such origination or acquisition under the Company's Enhanced Streamlined Refinance program, is no less than the value thereof established at the time the mortgage loan that is the subject of the refinancing was originated.

           It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under
Section 8.05.

     (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Remittance Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

           The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

      Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

      Section 2.05. The REMICs. (a) For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower Tier REMIC and the Upper Tier REMIC. The Certificates, other than the Class RL Certificate, shall be issued by the Upper Tier REMIC, and the Class RL Certificate shall be issued by the Lower Tier REMIC. The Lower Tier REMIC shall be evidenced by the Class RL Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class RL Certificate) shall be issued by the Lower Tier REMIC to the Trustee. The Lower Tier Interests and the proceeds thereof shall be assets of the Upper Tier REMIC. Principal of and interest on the Lower Tier Interests shall be allocated to the Corresponding Classes of Certificates (or Components) in the manner set forth in the following table.

                                               Corresponding Class
                                               of Certificates(1)


                              Lower Tier     Allocation    Allocation
 Lower-Tier    Initial Lower   Interest          of            of
  Interest     Tier Balance      Rate         Principal     Interest
  --------     ------------      ----         ---------     --------


      A1       $48,871,886.00     6.750%           A1           (2)
      A2        54,638,720.00     6.750            A2           (2)
      A3       203,020,714.00     7.000            A3           A3
      A4         7,889,139.00     0.000            A4           N/A
      A5        18,949,394.00     6.750            A5           A5
      A6        14,087,291.00       (3)            A6           A6
      A7         4,986,000.00     7.000            A7           A7
      A8        51,175,000.00     6.750            A8           A8
      A10      164,000,383.00     6.750            A10          A10
      A11       20,252,000.00     6.750            A11          A11
      A12       22,880,000.00     6.750            A12          A12
      A13       23,196,750.00     6.750            A13          A13
      A14        5,000,000.00     7.000            A14          A14
      A15       33,000,000.00     6.750            A15          (2)
      A16        3,652,261.00       (3)            A16          A16
      A17       22,394,100.00     6.750            A17          A17
      A18        9,880,000.00     6.750            A18          A18
      A19       12,872,248.00     6.750            A19          A19
      PO           817,035.50     0.000            PO           N/A
      M         13,905,000.00     6.750            M            M
      B1         6,013,000.00     6.750            B1           B1
      B2         3,382,000.00     6.750            B2           B2
      B3         3,007,000.00     6.750            B3           B3
      B4         1,503,000.00     6.750            B4           B4
      B5         2,255,130.89     6.750            B5           B5
      R                100.00     6.750            R            R

--------------------------

(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower Tier Interest to its Corresponding Class or Classes of Certificates on any Distribution Date shall be 100%.

(2) On each Distribution Date, interest accrued on each of Lower-Tier Interests A1, A2 and A15 for the applicable Interest Accrual Period shall be allocated as follows: (x) an amount equal to the Accrued Certificate Interest on the Class of Certificates with the corresponding designation shall be allocated to such Class; and (y) the excess of such amount shall be allocated to the Class A9 Certificates.

(3) The Certificate Interest Rates of Lower Tier Interests A6 and
A16 for each Interest Accrual Period shall equal such rates for the Class A6 and Class A16 Certificates, respectively.

     (b) The Lower Tier Interests shall be issued as non-certificated interests. The Class RL Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in Section 5.01 hereof.

     (c) For purposes of further identifying the terms of the Lower Tier Interests, distributions of principal and interest on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section 4.01 on the Corresponding Classes of Certificates or Components, and allocations of losses on each Class of Lower Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section 4.03 on the Corresponding Classes of Certificates or Components.

     (d) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class RL Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower Tier REMIC after all amounts required to be applied pursuant to Section 2.05(c) have been so applied. Any distributions pursuant to this clause (d) shall not reduce the Class Certificate Principal Balance of the Class RL Certificate.

      Section 2.06. Designations under the REMIC Provisions. (a) The Company hereby designates the Lower Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class RL Certificate as the single class of "residual interests," in the Lower Tier REMIC for purposes of the REMIC Provisions.

     (b) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R
Certificate as the single class of "residual interests," in the Upper Tier REMIC for purposes of the REMIC Provisions.

     (c) The Closing Date will be the "Startup Day" for each of the Upper Tier REMIC and Lower Tier REMIC for purposes of the REMIC Provisions.

     (d) The "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or
(ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Upper Tier REMIC for purposes of the REMIC Provisions.

      The "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class RL Certificate, or (ii) in any other case, the beneficial owner of the Class RL Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class RL Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the Lower Tier REMIC for purposes of the REMIC Provisions.

     (e) The "latest possible maturity date" of the regular interests in the Upper Tier REMIC and Lower Tier REMIC is the Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

     (f) In no event shall the Reserve Fund or the assets described in clause (x) of the definition of the term Trust Fund constitute a part of the Upper Tier REMIC or the Lower Tier
REMIC.

     (g) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as a REMIC asset.

                           ARTICLE III

          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 3.01. Company to Act as Servicer. (a) It is intended that each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall constitute, and that the affairs of the REMICs shall be conducted so as to qualify each of the Upper Tier REMIC and the Lower Tier REMIC (other than any collateral fund established under the agreement referred to in
Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder and the respective Holders of the Residual Certificates and that in such capacity it shall:

             (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

             (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

             (iii) make or cause to be made an election, on behalf of each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.06 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

             (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

             (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

             (vi) use its best reasonable efforts to conduct the affairs of each of the Upper Tier REMIC and the Lower Tier
      REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

             (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the Upper Tier REMIC or the Lower Tier REMIC or that would subject the Trust Fund to tax, except for taxes for which the Company is required to indemnify the Lower Tier REMIC pursuant to
      Section 3.01(c);

             (viii) exercise reasonable care not to allow the creation of any "interests" (A) in the Upper Tier REMIC within the meaning of section 860D(a)(2) of the Code in addition to the interests represented by the Classes of Certificates identified in Section 5.01(b) other than the Class RL Certificate, and (B) in the Lower Tier REMIC within the meaning of Section 860D(a)(2) of the Code in addition to the interests represented by the Lower Tier Interests identified in Section 2.05(a) and the Class RL Certificate;

             (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC;

             (x) exercise reasonable care not to allow the Trust
      Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

             (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the Upper Tier REMIC or Lower Tier REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

             (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

             (xiii) maintain such records relating to each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

           The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. The Company shall not be entitled to be reimbursed for any taxes paid pursuant to the indemnification provisions of Section 3.01(c) (except as provided therein). With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

     (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Remittance Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of
Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

     (c) [Intentionally Omitted.]

     (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by
Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

     (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage

Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section 6.04 or
Section 7.01, the Trustee or any successor servicer appointed pursuant to Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

     (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

      Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than two years after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

     (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the
Certificates:

             (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date,
      (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

             (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Remittance Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Remittance Rate on any Buydown Mortgage Loan;

             (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03 and 3.16 (including any amounts received in respect of a substitution of a Mortgage
      Loan);

             (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company;

             (v) All REO Proceeds;

             (vi) All Unanticipated Recoveries; and

             (vii) All amounts received by the Company with respect to any Pledged Asset Mortgage Loan pursuant to the liquidation of any Additional Collateral or pursuant to any recovery under the Surety Bond in accordance with Section 4.09.

      The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

      (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection
(d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection (d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection (d).

     (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the sum of Available Funds for such Distribution Date and any Unanticipated Recoveries received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

     (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either
(x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+ then, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this
Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

      Section 3.03. Collection of Taxes, Assessments and Other Items. Other than with respect to any Cooperative Loan, the Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

      Section 3.04. Permitted Debits to the Mortgage Loan Payment
Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage
Loan Payment Record for the following purposes:

             (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to
      Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to
      Section 3.16;

             (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

             (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

             (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

             (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation
      Proceeds in respect of such Mortgage Loan;

             (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

             (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

             (viii) To make transfers of funds to the Certificate
      Account pursuant to Section 3.02(d); and

             (ix) To deduct any amount credited to the Mortgage
      Loan Payment Record in error.

           The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and (vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

      Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to
Section 3.04.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in
Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

      Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan, other than a Cooperative Loan, hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property (other than Cooperative Apartments) acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections 3.03 and 3.04. In cases in which property securing any Mortgage Loan other than a Cooperative Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans (whether or not including Cooperative Loans), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

      Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage

Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

     (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

      Section 3.08. Realization Upon Defaulted Mortgage Loans.
(a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

           Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged

Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

      (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case such period shall be extended by the time period permitted by section 856(e)(3) of the Code. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated among the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall. The resulting Interest Loss shall be allocated among each such category in the same proportion as described in the preceding sentence. The portion so allocated to interest at the Remittance Rate shall be allocated to the Certificates for purposes of making the allocation specified in the definition of Certificate Interest Loss.

     (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

           In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with the Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

      Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

      Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

     (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

      Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in Section 3.04.

      Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 1999, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

      Section 3.13. Annual Independent Public Accountants'
Servicing Report. On or before March 31 of each year, beginning with March 31, 1999, the Company shall:

     (a) furnish to a firm of independent public accountants (which may also render other services to the Company) a statement substantially to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Company's servicing portfolio (which may exclude home equity loans) or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

     (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Company's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Company's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Company has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to
Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

      Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this
Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

      Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

      Section 3.16. Optional Purchase of Defaulted Mortgage
Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.


                           ARTICLE IV

                      PAYMENTS AND STATEMENTS

      Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available
Funds:

             (i) to the Classes of Senior Certificates (other than any Class of Principal Only Certificates) the Accrued Certificate Interest on each such Class for such Distribution Date; provided that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereon; and provided further that on each Distribution Date through the Accretion Termination Date, all or a portion of such amounts with respect to the Class A5 Certificates shall not be distributed on such Certificates under this priority first but shall instead be added to the Class Certificate Principal Balance thereof and distributed to the extent provided and, and in accordance with, Section 4.01(e);

             (ii) to the Classes of Senior Certificates (other than any Class of Principal Only Certificates), any Accrued Certificate Interest thereon remaining undistributed (or not added to the Class Certificate Principal Balance of the Class A5 Certificates) from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed (or not added to the Class Certificate Principal Balance of the Class A5 Certificates) for each such Class for such Distribution Date; provided that on each Distribution Date through the Accretion Termination Date all or a portion of such amounts with respect to the Class A5 Certificates shall not be distributed on such Class but shall instead be added to the Class Certificate Principal Balance thereof and distributed to the extent provided and, in accordance with, Section 4.01(e);

             (iii) to the Classes of Senior Certificates (other than the Class A9 Certificates), in reduction of the Class
      Certificate Principal Balances thereof, concurrently, as follows:

                (A) to the Classes of Senior Certificates (other than the Class A9 Certificates), the Senior Optimal
           Principal Amount for such Distribution Date, concurrently, as follows:

                     (1) to the Category A Senior Certificates,
                the Category A Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:


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


                          a) to the Category A Group II Senior
                             Certificates, the Class A13
                             Principal Distribution Amount for
                             such Distribution Date, until the
                             Class Certificate Principal Balance
                             thereof has been reduced to zero;
                             and

                          b) to the Category A Group I Senior
                             Certificates, the Category A Senior
                             Optimal Principal Amount for such
                             Distribution Date, less the Class
                             A13 Principal Distribution Amount
                             for such Distribution Date in the
                             following order of priority:

                             1. concurrently, to the Class R and
                                Class RL  Certificates, in
                                proportion to their Class
                                Certificate Principal Balances,
                                until the Class Certificate
                                Principal Balance thereof have
                                each been reduced to zero;

                             2. to the Class A10 Certificates,
                                until the Class Certificate
                                Principal Balance thereof has
                                been reduced to zero;

                             3. concurrently, to the Class A4C
                                Component and the Class A7 and
                                Class A11 Certificates, in
                                proportion to their Class
                                Certificate Principal Balances or
                                Component Principal Balance (as
                                applicable), until the Class
                                Certificate Principal Balances
                                and Component Principal Balance
                                thereof have each been reduced to
                                zero; and

                             4. to the Class A12 Certificates,
                                until the Class Certificate
                                Principal Balance thereof has
                                been reduced to zero; and

                     (2) to the Category B Senior Certificates,
                the Category B Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                          a) to the Category B Group II Senior
                             Certificates, the Category B Group
                             II Principal Distribution Amount for
                             such Distribution Date,
                             concurrently, as follows:

                             1. to the Class A8 Certificates,
                                53.1294474824% of the Category B
                                Group II Principal Distribution
                                Amount, until the Class
                                Certificate Principal Balance
                                thereof has been reduced to zero;
                                and

                             2. to the Class A17, Class A18 and
                                Class A19 Certificates,
                                46.8705525176% of the Category B
                                Group II Principal Distribution
                                Amount, in the following order of
                                priority:

                               I.  to the Class A17 Certificates,
                                   until the Class Certificate
                                   Principal Balance thereof has
                                   been reduced to zero;

                               II. to the Class A18 Certificates,
                                   until the Class Certificate
                                   Principal Balance thereof has
                                   been reduced to zero; and

                               III.to the Class A19 Certificates,
                                   until the Class Certificate
                                   Principal Balance thereof
                                   has been reduced to
                                   zero; and

                          b) to the Class A1, Class A2, Class A3,
                             Class A4 (in respect of the TAC
                             Component), Class A5 and Class A15
                             Certificates, the Category B Senior
                             Optimal Principal Amount for such
                             Distribution Date, less the Category
                             B Group II Principal Distribution
                             Amount for such Distribution Date in
                             the following order of priority,
                             until the aggregate of the Class
                             Certificate Principal Balances
                             and/or Component Principal Balance
                             (as applicable) of the Class A1,
                             Class A2, Class A3, Class A4 (in
                             respect of the TAC Component), Class
                             A5 and Class A15 Certificates has
                             been reduced to $33,000,000:

                             1. sequentially, to the Class A1,
                                Class A15 and Class A2
                                Certificates, in that order, up to
                                the respective amounts necessary
                                to reduce the Class Certificate
                                Principal Balance of each such
                                Class to its PAC Balance for such
                                Distribution Date;

                             2. concurrently, to the Class A3
                                Certificates and TAC Component, in
                                proportion to their Class
                                Certificate Principal Balance or
                                Component Principal Balance (as
                                applicable), up to the respective
                                amount necessary to reduce the
                                Class Certificate Principal
                                Balance of such Certificates and
                                Component Principal Balance of
                                such TAC Component to their
                                respective TAC Balances for such
                                Distribution Date;

                             3. to the Class A5 Certificates,
                                until the Class Certificate
                                Principal Balance thereof has
                                been reduced to zero;

                             4. concurrently, to the Class A3
                                Certificates and TAC Component, in
                                proportion to their Class
                                Certificate Principal Balance or
                                Component Principal Balance (as
                                applicable), without regard to
                                their respective TAC Balances,
                                until the Class Certificate
                                Principal Balance of such
                                Certificates and Component
                                Principal Balance of such TAC
                                Component have each been reduced
                                to zero;

                             5. to the Class A1 Certificates,
                                without regard to their PAC
                                Balance, until the Class
                                Certificate Principal Balance
                                thereof has been reduced to zero;

                             6. to the Class A15 Certificates,
                                without regard to their PAC
                                Balance, until the Class
                                Certificate Principal Balance
                                thereof has been reduced to zero;
                                and

                             7. to the Class A2 Certificates,
                                without regard to their PAC
                                Balance, until the Class
                                Certificate Principal Balance
                                thereof has been reduced to zero;
                                and

                          c) to the Category B Group I Senior
                             Certificates, the Category B Senior
                             Optimal Principal Amount remaining
                             after distributions under clauses
                             (iii)(A)(2)(a) and (iii)(A)(2)(b) of
                             this Section, concurrently, as
                             follows:

                             1. to the Class A1, Class A2, Class
                                A3, Class A4 (in respect of the
                                TAC Component), Class A5 and Class
                                A15 Certificates, 74.3491308113%
                                of the amount referred to in
                                clause (iii)(A)(2)(c) of this
                                Section in the following order of
                                priority:

                               I. sequentially, to the Class A1,
                                  Class A15 and Class A2
                                  Certificates, in that order, up
                                  to the respective amount
                                  necessary to reduce the Class
                                  Certificate Principal Balance
                                  of each such Class to its PAC
                                  Balance for such Distribution
                                  Date;

                               II. concurrently, to the Class A3
                                   Certificates and TAC Component,
                                   in proportion to their Class
                                   Certificate Principal Balance
                                   or

                                   Component Principal Balance
                                   (as applicable), up to the
                                   respective amount necessary to
                                   reduce the Class Certificate
                                   Principal Balance of such
                                   Certificates and Component
                                   Principal Balance of such TAC
                                   Component to their respective
                                   TAC Balances for such
                                   Distribution Date;

                               III.to the Class A5 Certificates,
                                   until the Class Certificate
                                   Principal Balance thereof has
                                   been reduced to zero;

                               IV. concurrently, to the Class A3
                                   Certificates and TAC
                                   Component, in proportion to
                                   their Class Certificate
                                   Principal Balance or Component
                                   Principal Balance (as
                                   applicable), without regard to
                                   their respective TAC Balances,
                                   until the Class Certificate
                                   Principal Balance of such
                                   Certificates and Component
                                   Principal Balance of such TAC
                                   Component have each been
                                   reduced to zero;

                               V.  to the Class A1 Certificates,
                                   without regard to their PAC
                                   Balance, until the Class
                                   Certificate Principal Balance
                                   thereof has been reduced to
                                   zero;

                               VI. to the Class A15 Certificates,
                                   without regard to their PAC
                                   Balance, until the Class
                                   Certificate Principal Balance
                                   thereof has been reduced to
                                   zero; and

                               VII.to the Class A2 Certificates,
                                   without regard to their PAC
                                   Balance, until the Class
                                   Certificate Principal Balance
                                   thereof has been reduced to
                                   zero; and

                             2. concurrently, to the Class A6 and
                                Class A16 Certificates, in
                                proportion to their Class
                                Certificate Principal Balances,
                                13.9686245767% of the amount
                                referred to in clause
                                (iii)(A)(2)(c) of this Section,
                                until the aggregate Class
                                Certificate Principal Balances
                                thereof have been reduced to $11,
                                539,552; and

                             3. concurrently, to the Class A14
                                Certificates and Class A4B
                                Component, in proportion to their
                                Class

                                Certificate Principal Balance or
                                Component Principal Balance (as
                                applicable), 11.6822446120% of
                                the amount referred to in clause
                                (iii)(A)(2)(c) of this Section,
                                until the Class Certificate
                                Principal Balances of such
                                Certificates and Component
                                Principal Balance of such
                                Component have each been reduced
                                to zero; and

                          d) concurrently, to the Class A6 and
                             Class A16 Certificates, in
                             proportion to their Class
                             Certificate Principal Balances,
                             until the Class Certificate
                             Principal Balance of each such Class
                             has been reduced to zero; and

                (B) to the Class PO Certificates, the PO
           Principal Distribution Amount for such Distribution
           Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

             (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

             (v) to the Class M Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

             (vi) to the Class M Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

             (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such
      Class's Allocable Share of the Junior Optimal Principal
      Amount on such Distribution Date;

             (viii) to the Class B1 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

             (ix) to the Class B1 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

             (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
      Class's Allocable Share of the Junior Optimal Principal
      Amount on such Distribution Date;

             (xi) to the Class B2 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

             (xii) to the Class B2 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

             (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
      Class's Allocable Share of the Junior Optimal Principal
      Amount on such Distribution Date;

             (xiv) to the Class B3 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

             (xv)  to the Class B3 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date;

             (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
      Class's Allocable Share of the Junior Optimal Principal
      Amount on such Distribution Date;

             (xvii) to the Class B4 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

             (xviii) to the Class B4 Certificates, any Unpaid
      Class Interest Shortfall therefor on such Distribution
      Date;

             (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
      Class's Allocable Share of the Junior Optimal Principal
      Amount on such Distribution Date;

             (xx) to the Class B5 Certificates, the Accrued
      Certificate Interest thereon for such Distribution Date;

             (xxi) to the Class B5 Certificates, any Unpaid Class
      Interest Shortfall therefor on such Distribution Date; and

             (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such
      Class's Allocable Share of the Junior Optimal Principal
      Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause
(iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

     (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining amounts in the Upper Tier REMIC for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01, together with any Unanticipated Recoveries received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to the holders of outstanding Certificates of any other Class pursuant to Section 4.01(e). Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

      (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to
Section 4.01(a)(iii) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(a)(iii).

     (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

     (e) On each Distribution Date through the Accretion Termination Date, all or a portion of the amounts allocable to the Class A5 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall not be distributable to the Class A5 Certificates pursuant to such clauses but shall instead be (i) added to the Class Certificate Principal Balance thereof to the extent of the Accrual Amount for such Distribution Date, and (ii) distributed to the following Classes of Certificates, before any distributions are made pursuant to Section 4.01(a)(iii), in the following order of priority:

           first, concurrently, to the Class A3 Certificates and to the TAC Component, in proportion to and in reduction of the Class Certificate Principal Balance of such Certificates and the Component Principal Balance of such Component, up to the respective amounts necessary to reduce such Class Certificate Principal Balance and such Component Principal Balance to their respective TAC Balances, and second, to the Class A5 Certificates, as Accrued
      Certificate Interest thereon.

      On each Distribution Date occurring after the Accretion Termination Date, amounts allocable to the Class A5 Certificates pursuant to clauses (a)(i) and (a)(ii) of this Section 4.01 shall be distributable on such Distribution Date pursuant to such clauses to Holders of the Class A5 Certificates as Accrued Certificate Interest.

     (f) In the event that in any calendar month the Company recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to
Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (e). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with Section 4.01(e). Any distributions made pursuant to this Section 4.01(e) shall not reduce the Class Certificate Principal Balance of the related Certificate.

           For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to the Class PO Certificates, based on the applicable PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the applicable Non-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided, however, that (i) the share of an Unanticipated Recovery allocable to a Class PO Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the aggregate amount previously distributed to such Class on account of the applicable Class PO Deferred Amount in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Class PO Certificates have been so reduced shall be distributed to the Classes of Certificates described in clause (ii) of the preceding paragraph in the same proportion as described in such clause (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributed to a Class PO Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses so allocated).

      Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States,
(ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

      Section 4.03. Allocation of Losses. (a) On or prior to each
Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) shall be allocated as follows:

             (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal
      Balance thereof has been reduced to zero; and

             (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

                first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

                sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

                seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with
Section 4.03(e).

     (e) Realized Losses allocated in accordance with this
Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

     (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

     (h) Any allocation of a Realized Loss to a Class of Certificates (or Component), or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower Tier Interests and, in the case of the principal portion of any such Realized Loss and any such Subordinate Certificate Writedown Amount, a corresponding reduction in the related Lower Tier Balance thereof.

      Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

     (b) In the event that the Company transfers or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

     (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

      Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

             (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
      Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to
      Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution
      Date);

             (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only

      Accrual Amount added to the Class Certificate Principal
      Balance or Component Principal Balance of any Class of
      Accrual Certificates or any Accrual Components;

             (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

             (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due
      Date after giving effect to all distributions allocable to principal made on such Distribution Date;

             (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

             (vi) The Pay-out Rate applicable to each Class of
      Certificates;

             (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

             (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

             (ix) The Scheduled Principal Balance of any Mortgage
      Loan replaced pursuant to Section 2.03(b) ;

             (x) The Certificate Interest Rates of any LIBOR
      Certificates and any COFI Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

             (xi) The Senior Percentage, Class A13 Percentage, the Category B Group II Percentage, the Class A13 Scheduled Distribution Percentage, the Category B Group II Scheduled Distribution Percentage and Junior Percentage for such Distribution Date;


             (xii) The Senior Prepayment Percentage, the Group II
      Prepayment Distribution Percentage and the Junior Prepayment Percentage for such Distribution Date; and

             (xiii) The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated
      Recoveries.

           In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

           In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates,
(ii) all certificates furnished to the Trustee pursuant to
Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

      Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution
Date, the Company shall deliver to the Trustee a completed
Servicer's Certificate.

      Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1998, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged

Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

      Section 4.08. Reduction of Base Servicing Fees by Compensating Interest Payments. The aggregate amount of the Base Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.

      Section 4.09. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Pledged Asset Mortgage Loan, the Company shall so notify the Trustee as soon as reasonably practicable and shall, on behalf of the Trustee for the benefit of the Certificateholders, promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety Payment.

     (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Certificateholders, the Company shall promptly credit the Mortgage Loan Payment Record and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.01.

                            ARTICLE V

                         THE CERTIFICATES

      Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

     (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $751,628,249.39. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:

                    Initial Class
                     Certificate       Certificate
                      Principal          Interest           Minimum
Designation            Balance             Rate          Denominations
-----------            -------             ----          -------------

Class A1            $48,871,886.00         6.500%    $    25,000.00
Class A2             54,638,720.00         6.500          25,000.00
Class A3            203,020,714.00         7.000          25,000.00
Class A4              7,889,139.00         0.000          25,000.00
Class A5             18,949,394.00         6.750          25,000.00
Class A6             14,087,291.00           (2)          25,000.00
Class A7              4,986,000.00         7.000           1,000.00
Class A8             51,175,000.00         6.750          25,000.00
Class A9                     (1)           6.750       1,000,000.00
Class A10           164,000,383.00         6.750          25,000.00
Class A11            20,252,000.00         6.750           1,000.00
Class A12            22,880,000.00         6.750           1,000.00
Class A13            23,196,750.00         6.750          25,000.00
Class A14             5,000,000.00         7.000           1,000.00
Class A15            33,000,000.00         6.500          25,000.00
Class A16             3,652,261.00           (2)          25,000.00
Class A17            22,394,100.00         6.750          25,000.00
Class A18             9,880,000.00         6.750          25,000.00
Class A19            12,872,248.00         6.750          25,000.00
Class PO                817,032.50         0.000         200,000.00
Class M              13,905,000.00         6.750         100,000.00
Class B1              6,013,000.00         6.750         100,000.00
Class B2              3,382,000.00         6.750         100,000.00
Class B3              3,007,000.00         6.750         250,000.00
Class B4              1,503,000.00         6.750         250,000.00
Class B5              2,255,130.89         6.750         250,000.00
Class R                     100.00         6.750             100.00
Class RL                    100.00         6.750             100.00

---------------------

(1) The Class A9 Certificates are issued with an initial Notional
Principal Balance of $5,055,948.00.

(2) The Certificate Interest Rates of the Class A6 and Class A16
Certificates for each Interest Accrual Period shall be determined as provided in Section 5.01(e).

     (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in
Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than each Class of the Residual Certificates shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). Each Class of the Residual Certificates shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

     (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

     (e) During the first Interest Accrual Period, the Certificate Interest Rate of the Class A6 Certificates shall be 6.60625% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A6 Certificates shall be a per annum rate equal to the lesser of (i) 0.95% plus LIBOR and (ii) 8.50%, subject to a minimum rate of 0.95%.

           During the first Interest Accrual Period, the Certificate Interest Rate of the Class A16 Certificates shall be 7.30446429% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class A16 Certificates shall be a per annum rate equal to the lesser of (i) 29.121428571% minus the product of 3.857142857% and LIBOR, and
(ii) 29.121428571%, subject to a minimum rate of 0.0%.

      Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

           Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

           At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

     (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non- U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual

Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that (i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and
(ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

           The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

           Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

           The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause either of the Upper Tier REMIC or the Lower Tier REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

           No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class PO Certificate or (ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and (ii) the Class PO Certificates to the Company or upon any subsequent transfer of any Class PO Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

     (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or (B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

             (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

     (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this
Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

     (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates;
(iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners;

(vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

           All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

     (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

      (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to State Street Bank and Trust Company acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

           "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

      Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

      Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate

Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 5.06. Representation of Certain Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

      Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

     (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

     (c) If at any time after the occurrence of an Alternative
Rate Event the Federal Home Loan Bank of San Francisco resumes publication of COFI, the Certificate Interest Rates for the


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


COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

      Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR for the related Interest Accrual Period as such rate equal to the Interest Settlement Rate. If such rate does not appear on the Designated Telerate Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date:

             (i) The Trustee will request the principal London office of each Reference Bank (as defined in Section 5.08(e)) to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for one-month U.S. Dollar deposits as of 11:00 a.m., London time, on the applicable LIBOR Determination Date.

             (ii) If on any LIBOR Determination Date, two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date only one or none of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the rate per annum the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that three major banks in New York City selected by the Trustee are quoting as of approximately 11:00 a.m., New York City time, on the first day of the applicable Interest Accrual Period.

             (iii) If on any LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided in subparagraph (ii) of this Section 5.08(a), LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

      (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

     (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding
Interest Accrual Period.


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


     (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service (the "Reuters Screen LIBO Page") on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be:
Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, or if such page is no longer published, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.

                            ARTICLE VI

                            THE COMPANY

      Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

      Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.


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


      Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

      Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with Section 7.02.

                           ARTICLE VII

                              DEFAULT

      Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

             (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

             (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

             (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

             (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section
7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to
Section 3.04(vi) if such notice had not been given.

      Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by
Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.


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


      Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.


                           ARTICLE VIII

                           THE TRUSTEE

      Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

             (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

             (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
      Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

             (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

             (iv) The Trustee shall not be charged with knowledge of (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and
      (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in
      Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

           Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

      Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

             (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

             (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

             (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

             (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

             (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

      Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

      Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

      Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

      Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

      Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the conditions in any of the following clauses (i),
(ii) or (iii) shall occur at any time, the Company may remove the
Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information

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included in the notice referred to below, result in the avoidance
of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section
7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause
(iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in
Section 8.08.

      Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

           No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

           Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

      Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

             (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

             (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

             (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the

Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent each of the Upper Tier REMIC and the Lower Tier REMIC from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or such REMICs established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.

                            ARTICLE IX

                           TERMINATION

      Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Remittance Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage

Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

           Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

           On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section
4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

           In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

      Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of either of the Upper Tier REMIC or the Lower Tier REMIC as defined in section 860F of the Code, or (ii) cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

             (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under
      Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for each of the Upper Tier REMIC and the Lower Tier REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

             (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

     (c) On the final federal income tax return for each of the Upper Tier REMIC and the Lower Tier REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                            ARTICLE X

                     MISCELLANEOUS PROVISIONS


      Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Company, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

           This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

           Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause either of the Upper Tier REMIC or the Lower Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

           Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

           It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

      Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

           No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

           No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 10.04. Governing Law. THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch

IBCA, Inc., One State Street Plaza, New York, New York 10004,
Attention: Structured Finance Surveillance, and (d) in the case of S&P, Standard and Poor's Ratings Services, 26 Broadway, 16th Floor, New York, New York 10007, Attention: Mortgage-Backed Securities, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 10.06. Notices to the Rating Agencies. The
Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

      Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.


                            *    *    *

           IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.


                               By:_______________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:____________________________
   Name:
   Title:


                               STATE STREET BANK AND
                                  TRUST COMPANY,
                                  as Trustee


                               By:_______________________________
                                  Name:
                                  Title:
[SEAL]


Attest:


By:____________________________
   Name:
   Title:

State of New Jersey  )
                     ) ss.:
County of Camden     )


           On the     day of May, 1998 before me, a notary public
in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at________________________ ___________________________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.


                               __________________________________
                                      Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


           On the     day of May, 1998 before me, a notary public
in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at __________________ _____________________________________________________________;
that he/she is a(n) __________________________________ of State
Street Bank and Trust Company, one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                               __________________________________
                                      Notary Public


[Notarial Seal]

                             EXHIBIT A

                       FORMS OF CERTIFICATES


PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A1 Certificate
                                    Principal Balance:
Class A1                              $48,871,886

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.50%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCS5
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-9, issued in twenty-eight Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:____________________________
                          Name:
                          Title:



Countersigned:


By____________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:________________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:----------------------




-------------------------------------
Signature by or on behalf of assignor




----------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A2 Certificate
                                    Principal Balance:
Class A2                              $54,638,720

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.50%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCT3
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A3 Certificate
                                    Principal Balance:
Class A3                              $203,020,714

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.00%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCU0
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A4 Certificate
                                    Principal Balance:
Class A4                              $7,889,139

Certificate Interest                Initial Certificate Principal
Rate per annum:                     Balance of this Certificate:
non-interest bearing

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCV8
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A5 Certificate
                                    Principal Balance:
Class A5                              $18,949,394

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCW6
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A6 Certificate
                                    Principal Balance:
Class A6                              $14,087,291

Certificate Interest                Initial Certificate Principal
Rate per annum: variable            Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCX4
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A7 Certificate
                                    Principal Balance:
Class A7                              $4,986,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.00%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCY2
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A8 Certificate
                                    Principal Balance:
Class A8                              $51,175,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GCZ9
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON THE NOTIONAL PRINCIPAL BALANCE HEREOF, WHICH IS EQUAL TO THE CLASS CERTIFICATE PRINCIPAL BALANCES OF OTHER CLASSES OF CERTIFICATES. ACCORDINGLY, THE NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE DATE OF ISSUE OF THIS CERTIFICATE IS MAY 28, 1998. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.75%. ASSUMING THAT PRINCIPAL PREPAYMENTS ARE MADE ON THE MORTGAGE LOANS (AS DEFINED HEREIN) UNDERLYING THE CERTIFICATES AT A RATE OF 250% OF THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS COVERING THE INITIAL OFFERING OF THE CERTIFICATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS NO MORE THAN $ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE AS TO THE RATE AT WHICH PRINCIPAL PAYMENTS WILL BE MADE ON THE MORTGAGE LOANS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A9 Notional
                                    Principal Balance:
Class A9                              $5,055,948

Certificate Interest                Initial Notional Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDA3
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Notional Principal Balance of this Certificate by the aggregate initial Notional Principal Balance of all Class A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A10 Certificate
                                    Principal Balance:
Class A10                             $164,000,383

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDB1
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A10 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A11 Certificate
                                    Principal Balance:
Class A11                             $20,252,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDC9
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A11 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A12 Certificate
                                    Principal Balance:
Class A12                             $22,880,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDD7
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A12 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A13 Certificate
                                    Principal Balance:
Class A13                             $23,196,750

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDE5
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A13 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A14 Certificate
                                    Principal Balance:
Class A14                             $5,000,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 7.00%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDF2
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A14 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A15 Certificate
                                    Principal Balance:
Class A15                             $33,000,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.50%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDG0
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A15 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A16 Certificate
                                    Principal Balance:
Class A16                             $3,652,261

Certificate Interest                Initial Certificate Principal
Rate per annum: variable            Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDH8
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A16 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A17 Certificate
                                    Principal Balance:
Class A17                             $22,394,100

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDJ4
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A17 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A18 Certificate
                                    Principal Balance:
Class A18                             $9,880,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDK1
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A18 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class A19 Certificate
                                    Principal Balance:
Class A19                             $12,872,248

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDL9
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A19 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class R Certificate
                                    Principal Balance:
Class R                               $100

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDQ8
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-9, issued in twenty-eight Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:_______________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:____________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:--------------------




-------------------------------------
Signature by or on behalf of assignor




--------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS RL CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class RL Certificate
                                    Principal Balance:
Class RL                              $100

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDR6
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class RL Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9

          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class PO Certificate
                                       Principal Balance:
Class PO                               $817,032.50

Certificate Interest                Initial Certificate Principal
  Rate per annum:                      Balance of this Certificate:
non-interest bearing

Cut-off Date:
May 1, 1998

First Distribution Date:
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-9, issued in twenty-eight Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the
"Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or
Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By________________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:____________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:-------------------




-------------------------------------
Signature by or on behalf of assignor




-------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class M Certificate
                                    Principal Balance:
Class M                               $13,905,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDM7
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-9, issued in twenty-eight Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:-------------------




-------------------------------------
Signature by or on behalf of assignor




-------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class B1 Certificate
                                    Principal Balance:
Class B1                              $6,013,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDN5
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.


No. R                               Initial Class B2 Certificate
                                    Principal Balance:
Class B2                              $3,382,000

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:  36158GDP0
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R                               Initial Class B3 Certificate
                                    Principal Balance:
Class B3                              $3,007,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:36158GDS4
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

           Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

           This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1998-9, issued in twenty-eight Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class A16, Class A17, Class A18, Class A19, Class R, Class RL, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

           The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

           As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

           This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any

Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

           No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption")
applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

           No transfer of any Class R or Class RL Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R or Class RL Certificate or
(y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R or Class RL Certificate.

           As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

           No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage

Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and
(b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

           Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                            ASSIGNMENT

           FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

-----------------------------------------------------------------

-----------------------------------------------------------------
            (Please print or typewrite name and address
              including postal zip code of assignee)


-----------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

-----------------------------------------------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

Dated:----------------------




----------------------------------------
Signature by or on behalf of assignor




----------------------------
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

           In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

           |_| (a) This Certificate is being transferred by the undersigned to a person whom the undersigned reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

           |_| (b) This Certificate is being transferred by the undersigned to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
                     (3) or (7) of Regulation D under the
                     Securities Act of 1933, as amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
-------------------------
(Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
---------------------------
(Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

           The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by
Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
---------------------------
(Signature)

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R                               Initial Class B4 Certificate
                                    Principal Balance:
Class B4                              $1,503,000.00

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:36158GDT2
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO
CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION
5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

     REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1998-9


          evidencing a beneficial ownership interest in a
         trust fund which consists primarily of a pool of
           conventional, fixed rate, one- to four-family
                mortgage loans sold and serviced by


                GE CAPITAL MORTGAGE SERVICES, INC.




No. R                               Initial Class B5 Certificate
                                    Principal Balance:
Class B5                              $2,255,130.89

Certificate Interest                Initial Certificate Principal
Rate per annum: 6.75%               Balance of this Certificate:

Cut-off Date:
May 1, 1998

First Distribution Date:            CUSIP:36158GDU9
June 25, 1998

THIS CERTIFIES THAT

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

           The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in June 1998, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

                             EXHIBIT B

                    PRINCIPAL BALANCE SCHEDULES


                            APPENDIX A
                        PAC BALANCES TABLE

      The PAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the PAC Certificates set forth on the cover hereof, and the other assumptions described in 'Yield and Weighted Average Life Considerations--Weighted Average Lives of the Certificates--PAC Certificates' herein. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final PAC Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balances and on the basis of
(1) the applicable Structuring Range of the PAC Certificates,
(2) the assumptions set forth in clauses (i), (iv) through
(viii), (x) and (xi) of the Modeling Assumptions and (3) the characteristics of the Mortgage Loans included in the Mortgage Pool on the Closing Date. The final PAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.


                                          PAC Balances
                       --------------------------------------------------
Distribution Date         Class A1          Class A2         Class A15
--------------------   --------------    --------------    --------------

Initial Balance.....   $48,871,886.00    $54,638,720.00    $33,000,000.00
June 1998...........    48,871,886.00     54,638,720.00     33,000,000.00
July 1998...........    48,871,886.00     54,638,720.00     33,000,000.00
August 1998.........    48,871,886.00     54,638,720.00     33,000,000.00
September 1998......    48,871,886.00     54,638,720.00     33,000,000.00
October 1998........    48,871,886.00     54,638,720.00     33,000,000.00
November 1998.......    48,871,886.00     54,638,720.00     33,000,000.00
December 1998.......    48,871,886.00     54,638,720.00     33,000,000.00
January 1999........    48,871,886.00     54,638,720.00     33,000,000.00
February 1999.......    48,871,886.00     54,638,720.00     33,000,000.00
March 1999..........    48,871,886.00     54,638,720.00     33,000,000.00
April 1999..........    48,871,886.00     54,638,720.00     33,000,000.00
May 1999............    48,871,886.00     54,638,720.00     33,000,000.00
June 1999...........    48,871,886.00     54,638,720.00     33,000,000.00
July 1999...........    48,871,886.00     54,638,720.00     33,000,000.00
August 1999.........    48,871,886.00     54,638,720.00     33,000,000.00
September 1999......    48,871,886.00     54,638,720.00     33,000,000.00
October 1999........    48,871,886.00     54,638,720.00     33,000,000.00
November 1999.......    46,866,528.39     54,638,720.00     33,000,000.00
December 1999.......    44,783,579.81     54,638,720.00     33,000,000.00
January 2000........    42,623,936.13     54,638,720.00     33,000,000.00
February 2000.......    40,388,557.66     54,638,720.00     33,000,000.00
March 2000..........    38,078,447.22     54,638,720.00     33,000,000.00
April 2000..........    35,694,759.89     54,638,720.00     33,000,000.00
May 2000............    33,238,682.87     54,638,720.00     33,000,000.00
June 2000...........    30,711,577.99     54,638,720.00     33,000,000.00
July 2000...........    28,114,862.20     54,638,720.00     33,000,000.00
August 2000.........    25,450,922.19     54,638,720.00     33,000,000.00
September 2000......    22,726,146.58     54,638,720.00     33,000,000.00
October 2000........    19,965,137.97     54,638,720.00     33,000,000.00
November 2000.......    17,211,187.37     54,638,720.00     33,000,000.00
December 2000.......    14,471,189.22     54,638,720.00     33,000,000.00
January 2001........    11,745,072.65     54,638,720.00     33,000,000.00
February 2001.......     9,032,767.17     54,638,720.00     33,000,000.00
March 2001..........     6,334,202.63     54,638,720.00     33,000,000.00
April 2001..........     3,649,309.28     54,638,720.00     33,000,000.00
May 2001............       978,017.72     54,638,720.00     33,000,000.00
June 2001...........             0.00     54,638,720.00     31,320,258.92

                                          PAC Balances
                       --------------------------------------------------
Distribution Date         Class A1          Class A2         Class A15
--------------------   --------------    --------------    --------------
July 2001...........   $         0.00    $54,638,720.00    $28,675,964.20
August 2001.........             0.00     54,638,720.00     26,045,065.26
September 2001......             0.00     54,638,720.00     23,427,494.15
October 2001........             0.00     54,638,720.00     20,823,183.28
November 2001.......             0.00     54,638,720.00     18,232,065.42
December 2001.......             0.00     54,638,720.00     15,654,073.67
January 2002........             0.00     54,638,720.00     13,089,141.52
February 2002.......             0.00     54,638,720.00     10,537,202.78
March 2002..........             0.00     54,638,720.00      7,998,191.63
April 2002..........             0.00     54,638,720.00      5,472,042.58
May 2002............             0.00     54,638,720.00      2,958,690.49
June 2002...........             0.00     54,638,720.00        458,070.57
July 2002...........             0.00     52,608,838.36              0.00
August 2002.........             0.00     50,133,489.76              0.00
September 2002......             0.00     47,670,680.99              0.00
October 2002........             0.00     45,220,348.61              0.00
November 2002.......             0.00     42,782,429.52              0.00
December 2002.......             0.00     40,356,860.95              0.00
January 2003........             0.00     37,943,580.47              0.00
February 2003.......             0.00     35,542,525.96              0.00
March 2003..........             0.00     33,153,635.65              0.00
April 2003..........             0.00     30,776,848.08              0.00
May 2003............             0.00     28,412,102.14              0.00
June 2003...........             0.00     26,353,136.42              0.00
July 2003...........             0.00     24,306,099.18              0.00
August 2003.........             0.00     22,270,932.09              0.00
September 2003......             0.00     20,247,577.17              0.00
October 2003........             0.00     18,247,287.49              0.00
November 2003.......             0.00     16,304,947.14              0.00
December 2003.......             0.00     14,419,135.98              0.00
January 2004........             0.00     12,588,467.10              0.00
February 2004.......             0.00     10,811,586.05              0.00
March 2004..........             0.00      9,087,170.08              0.00
April 2004..........             0.00      7,413,927.44              0.00
May 2004............             0.00      5,790,596.63              0.00
June 2004...........             0.00      4,391,840.62              0.00
July 2004...........             0.00      3,037,315.07              0.00
August 2004.........             0.00      1,725,885.18              0.00
September 2004......             0.00        456,443.28              0.00
October 2004........             0.00              0.00              0.00

                            APPENDIX B
                        TAC BALANCES TABLE

     The TAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balance of the TAC Certificates set forth on the cover hereof and the initial Component Principal Balance of the Class A4A TAC Component set forth under 'Description of the Certificates--Distributions on the Certificates' herein and a constant prepayment rate of 250% of the Prepayment Assumption. If such Class Certificate Principal Balance and Component Principal Balance are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final TAC Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balance and revised Component Principal Balance and on the basis of (1) the characteristics of the Mortgage Loans included in the Mortgage Pool, and (2) the assumptions set forth in clauses (i), (iv) through (viii),
(x) and (xi) of the Modeling Assumptions. The final TAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.


                                TAC Balances
                      --------------------------------
                                           Class A4A
Distribution Date        Class A3        TAC Component
-------------------   ---------------    -------------

Initial Balance....   $203,020,714.29    $7,519,285.71
June 1998..........    202,221,917.24     7,489,700.63
July 1998..........    201,234,058.86     7,453,113.29
August 1998........    200,057,441.56     7,409,534.87
September 1998.....    198,692,607.76     7,358,985.47
October 1998.......    197,140,340.85     7,301,494.10
November 1998......    195,401,665.56     7,237,098.72
December 1998......    193,477,847.79     7,165,846.21
January 1999.......    191,370,394.09     7,087,792.37
February 1999......    189,081,050.44     7,003,001.86
March 1999.........    186,611,800.63     6,911,548.17
April 1999.........    183,964,864.12     6,813,513.48
May 1999...........    181,142,693.33     6,708,988.64
June 1999..........    178,147,970.46     6,598,072.98
July 1999..........    174,983,603.77     6,480,874.21
August 1999........    171,652,723.38     6,357,508.27
September 1999.....    168,158,676.57     6,228,099.13
October 1999.......    164,505,022.53     6,092,778.61
November 1999......    162,469,591.89     6,017,392.29
December 1999......    160,350,987.77     5,938,925.47
January 2000.......    158,152,574.35     5,857,502.75
February 2000......    155,877,900.12     5,773,255.56
March 2000.........    153,530,662.29     5,686,320.82
April 2000.........    151,114,840.33     5,596,845.93
May 2000...........    148,634,529.76     5,504,982.58
June 2000..........    146,094,116.30     5,410,893.19
July 2000..........    143,498,109.61     5,314,744.80
August 2000........    140,852,290.79     5,216,751.51
September 2000.....    138,167,482.89     5,117,314.18
October 2000.......    135,477,254.21     5,017,676.08
November 2000......    132,837,604.18     4,919,911.26
December 2000......    130,256,701.35     4,824,322.27
January 2001.......    127,733,635.81     4,730,875.40
February 2001......    125,267,510.59     4,639,537.43
March 2001.........    122,857,441.41     4,550,275.61
April 2001.........    120,502,556.55     4,463,057.65
May 2001...........    118,201,996.68     4,377,851.73
June 2001..........    115,954,914.65     4,294,626.47
July 2001..........    113,760,475.38     4,213,350.94
August 2001........    111,617,855.64     4,133,994.65
September 2001.....    109,526,243.93     4,056,527.55
October 2001.......    107,484,840.28     3,980,920.01
November 2001......    105,492,856.13     3,907,142.82
December 2001......    103,549,514.13     3,835,167.19
January 2002.......    101,654,048.04     3,764,964.74
February 2002......     99,805,702.52     3,696,507.50

                                TAC Balances
                      --------------------------------
                                           Class A4A
Distribution Date        Class A3        TAC Component
-------------------   ---------------    -------------
March 2002.........   $ 98,003,733.02    $3,629,767.89
April 2002.........     96,247,405.61     3,564,718.72
May 2002...........     94,535,996.85     3,501,333.21
June 2002..........     92,868,793.63     3,439,584.95
July 2002..........     91,245,093.04     3,379,447.89
August 2002........     89,664,202.22     3,320,896.38
September 2002.....     88,125,438.23     3,263,905.12
October 2002.......     86,628,127.90     3,208,449.18
November 2002......     85,171,607.72     3,154,503.99
December 2002......     83,755,223.68     3,102,045.32
January 2003.......     82,378,331.14     3,051,049.30
February 2003......     81,040,294.73     3,001,492.40
March 2003.........     79,740,488.19     2,953,351.41
April 2003.........     78,478,294.26     2,906,603.49
May 2003...........     77,253,104.56     2,861,226.09
June 2003..........     76,318,520.07     2,826,611.85
July 2003..........     75,417,716.33     2,793,248.75
August 2003........     74,550,116.64     2,761,115.43
September 2003.....     73,715,152.68     2,730,190.84
October 2003.......     72,902,258.13     2,700,083.63
November 2003......     72,079,969.65     2,669,628.50
December 2003......     71,248,949.14     2,638,849.97
January 2004.......     70,409,837.30     2,607,771.75
February 2004......     69,563,254.19     2,576,416.82
March 2004.........     68,709,799.78     2,544,807.40
April 2004.........     67,850,054.45     2,512,964.98
May 2004...........     66,984,579.58     2,480,910.35
June 2004..........     66,087,026.27     2,447,667.64
July 2004..........     65,186,131.49     2,414,301.16
August 2004........     64,282,377.41     2,380,828.79
September 2004.....     63,376,229.48     2,347,267.76
October 2004.......     61,785,096.02     2,288,336.89
November 2004......     59,823,908.01     2,215,700.30
December 2004......     57,895,970.53     2,144,295.20
January 2005.......     56,000,797.20     2,074,103.60
February 2005......     54,137,908.39     2,005,107.72
March 2005.........     52,306,831.16     1,937,290.04
April 2005.........     50,507,099.20     1,870,633.30
May 2005...........     48,738,252.67     1,805,120.47
June 2005..........     47,237,161.33     1,749,524.49
July 2005..........     45,762,178.73     1,694,895.51
August 2005........     44,312,904.18     1,641,218.67
September 2005.....     42,888,942.80     1,588,479.36
October 2005.......     41,489,905.41     1,536,663.16
November 2005......     40,115,408.44     1,485,755.87
December 2005......     38,765,073.89     1,435,743.48
January 2006.......     37,438,529.21     1,386,612.19
February 2006......     36,135,407.26     1,338,348.42
March 2006.........     34,855,346.20     1,290,938.75
April 2006.........     33,597,989.45     1,244,369.98
May 2006...........     32,362,985.57     1,198,629.09
June 2006..........     31,361,442.09     1,161,534.89
July 2006..........     30,376,915.63     1,125,070.95
August 2006........     29,409,139.18     1,089,227.38
September 2006.....     28,646,645.39     1,060,986.87
October 2006.......     27,951,435.30     1,035,238.34
November 2006......     27,268,100.80     1,009,929.66
December 2006......     26,596,454.98       985,053.89
January 2007.......     25,936,313.74       960,604.21
February 2007......     25,287,495.72       936,573.92
March 2007.........     24,649,822.29       912,956.38
April 2007.........     24,023,117.49       889,745.09
May 2007...........     23,407,207.99       866,933.63
June 2007..........     22,937,269.30       849,528.49
July 2007..........     22,474,043.00       832,371.96

                                TAC Balances
                      --------------------------------
                                           Class A4A
Distribution Date        Class A3        TAC Component
-------------------   ---------------    -------------
August 2007........   $ 22,017,435.91    $  815,460.59
September 2007.....     21,567,356.12       798,790.97
October 2007.......     21,123,712.98       782,359.74
November 2007......     20,686,417.08       766,163.60
December 2007......     20,255,380.25       750,199.27
January 2008.......     19,830,515.49       734,463.54
February 2008......     19,411,737.03       718,953.22
March 2008.........     18,998,960.26       703,665.19
April 2008.........     18,592,101.71       688,596.36
May 2008...........     18,191,079.08       673,743.67
June 2008..........     17,795,811.19       659,104.12
July 2008..........     17,406,217.95       644,674.74
August 2008........     17,022,220.40       630,452.61
September 2008.....     16,643,740.65       616,434.84
October 2008.......     16,270,701.86       602,618.59
November 2008......     15,903,028.26       589,001.05
December 2008......     15,540,645.11       575,579.45
January 2009.......     15,183,478.72       562,351.06
February 2009......     14,831,456.37       549,313.20
March 2009.........     14,484,506.36       536,463.20
April 2009.........     14,142,557.97       523,798.44
May 2009...........     13,805,541.44       511,316.35
June 2009..........     13,473,388.00       499,014.37
July 2009..........     13,146,029.77       486,889.99
August 2009........     12,823,399.85       474,940.73
September 2009.....     12,505,432.23       463,164.16
October 2009.......     12,192,061.81       451,557.84
November 2009......     11,883,224.39       440,119.42
December 2009......     11,578,856.65       428,846.54
January 2010.......     11,278,896.14       417,736.89
February 2010......     10,983,281.25       406,788.19
March 2010.........     10,691,951.24       395,998.19
April 2010.........     10,404,846.19       385,364.67
May 2010...........     10,121,907.01       374,885.44
June 2010..........      9,843,075.41       364,558.35
July 2010..........      9,568,293.93       354,381.26
August 2010........      9,297,505.85       344,352.07
September 2010.....      9,030,655.28       334,468.71
October 2010.......      8,767,687.07       324,729.15
November 2010......      8,508,546.82       315,131.36
December 2010......      8,253,180.91       305,673.37
January 2011.......      8,001,536.43       296,353.20
February 2011......      7,753,561.21       287,168.93
March 2011.........      7,509,203.79       278,118.66
April 2011.........      7,268,413.42       269,200.50
May 2011...........      7,031,140.05       260,412.59
June 2011..........      6,797,334.33       251,753.12
July 2011..........      6,566,947.55       243,220.28
August 2011........      6,339,931.72       234,812.29
September 2011.....      6,116,239.48       226,527.39
October 2011.......      5,895,824.13       218,363.86
November 2011......      5,678,639.62       210,319.99
December 2011......      5,464,640.51       202,394.09
January 2012.......      5,253,782.01       194,584.52
February 2012......      5,046,019.95       186,889.63
March 2012.........      4,841,310.74       179,307.81
April 2012.........      4,639,611.42       171,837.46
May 2012...........      4,440,879.61       164,477.02
June 2012..........      4,245,073.51       157,224.94
July 2012..........      4,052,151.89       150,079.70
August 2012........      3,862,074.12       143,039.78
September 2012.....      3,674,800.10       136,103.71
October 2012.......      3,490,290.29       129,270.01
November 2012......      3,308,505.70       122,537.25
December 2012......      3,129,407.87       115,904.00

                                TAC Balances
                      --------------------------------
                                           Class A4A
Distribution Date        Class A3        TAC Component
-------------------   ---------------    -------------
January 2013.......   $  2,952,958.88    $  109,368.85
February 2013......      2,779,121.33       102,930.42
March 2013.........      2,607,858.33        96,587.35
April 2013.........      2,439,133.52        90,338.28
May 2013...........      2,272,911.00        84,181.89
June 2013..........      2,109,155.42        78,116.87
July 2013..........      1,947,831.87        72,141.92
August 2013........      1,788,905.95        66,255.78
September 2013.....      1,632,343.73        60,457.18
October 2013.......      1,478,111.74        54,744.88
November 2013......      1,326,176.99        49,117.67
December 2013......      1,176,506.93        43,574.33
January 2014.......      1,029,069.46        38,113.68
February 2014......        883,832.93        32,734.55
March 2014.........        740,766.13        27,435.78
April 2014.........        599,838.29        22,216.23
May 2014...........        461,019.03        17,074.78
June 2014..........        324,278.43        12,010.31
July 2014..........        189,586.97         7,021.74
August 2014........         56,915.53         2,107.98
September 2014.....              0.00             0.00

                             EXHIBIT C

                          MORTGAGE LOANS


           [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note,
(iv) the scheduled monthly level payment of principal and interest, (v) the Loan-To-Value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Base Servicing Fee Rate for such Mortgage Loan. Cooperative Loans and Enhanced Streamlined Refinance program loans shall be designated as such.]


1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0005298211     MORTGAGORS: BROWN                ROBERT
                               BROWN                JILL
    REGION CODE    ADDRESS   : 56 WOODS ROAD
        01         CITY      :    RAMSEY
                   STATE/ZIP : NJ  07446
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,793.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       786.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0005589296     MORTGAGORS: WESTERMANN           JOHN
                               WESTERMANN           MARIE
    REGION CODE    ADDRESS   : 65 LUCILLE AVENUE
        01         CITY      :    DUMONT
                   STATE/ZIP : NJ  07628
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,596.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,106.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/23
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.41176
    ----------------------------------------------------------------
0   0007666266     MORTGAGORS: WHEATLEY             CARROLL
                               WHEATLEY             TONJA
    REGION CODE    ADDRESS   : 6137 RIDGEMONT CIRCLE
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   365,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,205.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97900
    ----------------------------------------------------------------
0   0007666282     MORTGAGORS: NATARAJAN            VENKATARAMAN
                               NATARAJAN            LAXMI
    REGION CODE    ADDRESS   : 5462 MIDDAY COMMON
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   301,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,037.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,130.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
0   0007666365     MORTGAGORS: KESSEN               KIRN
                               KESSEN               SALLY
    REGION CODE    ADDRESS   : 3999 EL LADO DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,142.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,483.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,283,000.00
                                P & I AMT:      9,060.42
                                UPB AMT:   1,256,775.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007666381     MORTGAGORS: GEDO                 ANDREW
                               GEDO                 TERRI-LYNN
    REGION CODE    ADDRESS   : 7521 MC CONNELL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,337.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666399     MORTGAGORS: FISHER               JONATHAN
                               FREDIANI             PAULA
    REGION CODE    ADDRESS   : 1906 MILLER AVENUE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,936.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,860.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666407     MORTGAGORS: SMITH                ARTHUR
                               SMITH                DEANNA
    REGION CODE    ADDRESS   : 7176 BROOKTREE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,978.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,002.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 61.69000
    ----------------------------------------------------------------
0   0007666431     MORTGAGORS: SHEA                 S

    REGION CODE    ADDRESS   : 3805 LINCOLN ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93110
    MORTGAGE AMOUNT :   350,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,599.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,426.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.40000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.40000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666456     MORTGAGORS: PARDULA              HERB
                               PARDULA              NANCY
    REGION CODE    ADDRESS   : 1000 MESA ROAD
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,499.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,478.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.35000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.35000  PRODUCT CODE      :   002
    LTV :                 76.51500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,152,400.00
                                P & I AMT:     14,715.07
                                UPB AMT:   2,147,351.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007666514     MORTGAGORS: GWOSDEN              LAURA

    REGION CODE    ADDRESS   : 822 AMBER LANE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   378,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,607.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0007666522     MORTGAGORS: FINN                 SEAN
                               FINN                 CARA
    REGION CODE    ADDRESS   : 1131 MEREDITH AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,257.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.40000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.40000  PRODUCT CODE      :   002
    LTV :                 52.00000
    ----------------------------------------------------------------
0   0007666548     MORTGAGORS: GLAZER               DAVID
                               DREW                 NANCY
    REGION CODE    ADDRESS   : 1818 MORGAN LANE #A
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,336.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666555     MORTGAGORS: PARK                 GLENN
                               PARK                 JUNE
    REGION CODE    ADDRESS   : 6965 ABBOTTSWOOD  DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,321.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.59300
    ----------------------------------------------------------------
0   0007666563     MORTGAGORS: HARRIS               THOMAS
                               HARRIS               RUTH
    REGION CODE    ADDRESS   : 37780 BEARING CIRCLE
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92592
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,381.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,554,500.00
                                P & I AMT:     10,804.09
                                UPB AMT:   1,550,904.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007666571     MORTGAGORS: FLEISHON             JOSEPH
                               FLEISHON             GAYLE
    REGION CODE    ADDRESS   : 11521 HEATHCLIFF DRIVE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,934.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.20000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.20000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666589     MORTGAGORS: SOBCZAK              GERALD
                               SOBCZAK              JOYCE
    REGION CODE    ADDRESS   : 28709 PISCES STREET
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,343.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,079.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   002
    LTV :                 89.69600
    ----------------------------------------------------------------
0   0007666597     MORTGAGORS: JACOBS               PAUL
                               JACOBS               DIANE
    REGION CODE    ADDRESS   : 485 PALMETTO DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,822.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.47100
    ----------------------------------------------------------------
0   0007666613     MORTGAGORS: MILIO                PETER
                               HENDRICKS            LAURIE
    REGION CODE    ADDRESS   : 1427 BEECH STREET
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,288.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 79.84200
    ----------------------------------------------------------------
0   0007666621     MORTGAGORS: VALLADARES           JORGE
                               VALLADARES           VIOLETA
    REGION CODE    ADDRESS   : 5551 ALDREN COURT
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   253,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,767.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.95000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.95000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,802,400.00
                                P & I AMT:     12,300.07
                                UPB AMT:   1,798,156.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007666639     MORTGAGORS: BERTAIN              RICHARD
                               BERTAIN              KELLIE
    REGION CODE    ADDRESS   : 2915 REMY PLACE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,976.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,101.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.40000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.40000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666654     MORTGAGORS: REAVIS               PAUL
                               REAVIS               LIZA
    REGION CODE    ADDRESS   : 2060 14TH AVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   293,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,901.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.20000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.20000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666662     MORTGAGORS: CAMERON              GENEVIEVE

    REGION CODE    ADDRESS   : 10201 KINGS STREET
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,431.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.70000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.70000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666696     MORTGAGORS: TAYLOR               JASON

    REGION CODE    ADDRESS   : 236 MONACO DRIVE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   426,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,016.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,935.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.35000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.35000  PRODUCT CODE      :   002
    LTV :                 60.85700
    ----------------------------------------------------------------
0   0007666704     MORTGAGORS: PULLMAN              NORMAN
                               PULLMAN              SUE
    REGION CODE    ADDRESS   : 561 HEMME AVENUE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    538,802.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,794.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   002
    LTV :                 68.35400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,971,600.00
                                P & I AMT:     13,706.32
                                UPB AMT:   1,967,128.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007666712     MORTGAGORS: GIORDANO             GENE
                               GIORDANO             JANIS
    REGION CODE    ADDRESS   : 27855 ELK MOUNTAIN DR
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,982.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,905.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.20000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.20000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0007666720     MORTGAGORS: SHAIN                TERRY
                               SHAIN                TAMARA
    REGION CODE    ADDRESS   : 1151 NORTH CEDAR STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91207
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,499.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.04900
    ----------------------------------------------------------------
0   0007666738     MORTGAGORS: REZNICK              JERALD

    REGION CODE    ADDRESS   : 2208 WASHINGTON AVENUE
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,193.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.12000
    ----------------------------------------------------------------
0   0007666746     MORTGAGORS: BARBER               ERNEST
                               BARBER               MARGARET
    REGION CODE    ADDRESS   : 37 CAMINO DON MIGUEL
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,378.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   002
    LTV :                 54.90100
    ----------------------------------------------------------------
0   0007666753     MORTGAGORS: GESS                 ALBIN
                               GESS                 BRENDA
    REGION CODE    ADDRESS   : 10051 FOX SPRINGS ROAD
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   459,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    457,929.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 70.61500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,762,000.00
                                P & I AMT:     12,220.15
                                UPB AMT:   1,757,983.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0007666761     MORTGAGORS: HOLM                 LARS
                               FORSELL              MARIE
    REGION CODE    ADDRESS   : 1880 SALEM AVE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   347,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,382.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,451.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------
0   0007666811     MORTGAGORS: STOCKWELL            TODD
                               STOCKWELL            KRISTIN
    REGION CODE    ADDRESS   : A115 SURFSIDE AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   419,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,711.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,863.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.95000
    ----------------------------------------------------------------
0   0007668288     MORTGAGORS: CARTER               JAMES
                               CARTER               NANCY
    REGION CODE    ADDRESS   : 1303 SOUTHEAST BROAD ST.
        01         CITY      :    MURFREESBORO
                   STATE/ZIP : TN  37130
    MORTGAGE AMOUNT :   234,293.68  OPTION TO CONVERT :
    UNPAID BALANCE :    232,377.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,867.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   07/01/21
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 86.77543
    ----------------------------------------------------------------
0   0030905103     MORTGAGORS: JOHNSON              KEITH
                               JOHNSON              KATHLEEN
    REGION CODE    ADDRESS   : 875 WELK COURT
        01         CITY      :    COROLLA
                   STATE/ZIP : NC  27927
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,484.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
0   0030905129     MORTGAGORS: HILLS                DONALD
                               HILLS                CYNTHIA
    REGION CODE    ADDRESS   : 798 RANGER RD
        01         CITY      :    COROLLA
                   STATE/ZIP : NC  27927
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,732.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.89200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,492,193.68
                                P & I AMT:     10,742.82
                                UPB AMT:   1,487,688.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030917256     MORTGAGORS: BAASCH               HAROLD
                               BAASCH               EVONNE
    REGION CODE    ADDRESS   : 15301 STRAUGHN DRIVE
        01         CITY      :    LAUREL
                   STATE/ZIP : MD  20707
    MORTGAGE AMOUNT :   241,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,275.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------
0   0030928378     MORTGAGORS: WARREN               JAMES
                               LYNCH                MICHAEL
    REGION CODE    ADDRESS   : 5 APPLETON STREET UNIT # 1E
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   225,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,912.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0030941587     MORTGAGORS: HICKMAN              HAROLD
                               HICKMAN              JUDY
    REGION CODE    ADDRESS   : 6409 REGIMENT PLACE
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    417,884.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.50400
    ----------------------------------------------------------------
0   0030958193     MORTGAGORS: SLATTERY             JOHN
                               SLATTERY             JULIE
    REGION CODE    ADDRESS   : 59 WEST MAPLE AVENUE
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   282,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,809.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,047.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030959159     MORTGAGORS: SNEAD                DANIEL
                               SNEAD                CHARLOTTE
    REGION CODE    ADDRESS   : 10254 E. CO. HYW 30 A
        01         CITY      :    PANAMA CITY
                   STATE/ZIP : FL  32413
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,706.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,409,000.00
                                P & I AMT:     10,199.57
                                UPB AMT:   1,402,588.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0030959829     MORTGAGORS: BROWN                KIRK
                               BROWN                KAREN
    REGION CODE    ADDRESS   : 5117 BRADY COURT
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,632.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.54010
    ----------------------------------------------------------------
0   0030983670     MORTGAGORS: WHANG                GENE
                               WHANG                HEIWON
    REGION CODE    ADDRESS   : 1774 ARDEN LANE
        01         CITY      :    BETHLEHEM
                   STATE/ZIP : PA  18017
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,313.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0030988687     MORTGAGORS: LUTTON               H. JAMES
                               BENZIES              BARBARA
    REGION CODE    ADDRESS   : 4 OAK BLUFF COURT
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29223
    MORTGAGE AMOUNT :   275,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,857.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.30275
    ----------------------------------------------------------------
0   0030992622     MORTGAGORS: DILLON               KEVIN
                               WHITACRE             DEBORAH
    REGION CODE    ADDRESS   : 5 FALLOW WAY
        01         CITY      :    HIGHTSTOWN
                   STATE/ZIP : NJ  08520
    MORTGAGE AMOUNT :   266,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.97635
    ----------------------------------------------------------------
0   0030995708     MORTGAGORS: BRUENER              W.

    REGION CODE    ADDRESS   : 1473 SE COLUMBIA WAY #A-3
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98661
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,582.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,406,000.00
                                P & I AMT:     10,143.90
                                UPB AMT:   1,400,686.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031012263     MORTGAGORS: LEE                  PATRICK
                               LEE                  JENNY
    REGION CODE    ADDRESS   : 10611 BEECHKNOLL LANE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   389,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,826.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,724.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031022783     MORTGAGORS: LINN                 CATHERINE

    REGION CODE    ADDRESS   : 2551 ARBOR ROAD
        01         CITY      :    CANTON
                   STATE/ZIP : GA  30115
    MORTGAGE AMOUNT :   235,590.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,435.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 88.90100
    ----------------------------------------------------------------
0   0031037104     MORTGAGORS: MOSS                 JOYCE
                               MOSS                 GWENDOLYN
    REGION CODE    ADDRESS   : 1136 BUCKBRUSH DRIVE
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   239,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,269.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0031041908     MORTGAGORS: TILLEY               GLENN
                               TILLEY               MARIA
    REGION CODE    ADDRESS   : 2114 FOX TRAIL COURT
        01         CITY      :    REISTERSTOWN
                   STATE/ZIP : MD  21136
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,672.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.19000
    ----------------------------------------------------------------
0   0031044100     MORTGAGORS: BORCHARDT            DAVID
                               BORCHARDT            PRICILLA
    REGION CODE    ADDRESS   : 12604 CLARK MEADOWS COURT
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20871
    MORTGAGE AMOUNT :   281,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,967.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,546,240.00
                                P & I AMT:     10,912.56
                                UPB AMT:   1,543,171.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031045164     MORTGAGORS: FOREST               JERRY
                               WOODALL FOREST       SHARRON
    REGION CODE    ADDRESS   : 3904 ST. PHILIPPE DRIVE
        01         CITY      :    LAKE CHARLES
                   STATE/ZIP : LA  70605
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,810.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031048036     MORTGAGORS: FRIEL                GREGORY
                               FRIEL                ELISE
    REGION CODE    ADDRESS   : 16 CARBONE LANE
        01         CITY      :    COHASSET
                   STATE/ZIP : MA  02025
    MORTGAGE AMOUNT :   395,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,196.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,836.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.97700
    ----------------------------------------------------------------
0   0031052756     MORTGAGORS: WHITE                W
                               WHITE                KATHLEEN
    REGION CODE    ADDRESS   : 2103 FOX TRAIL COURT
        01         CITY      :    REISTERTOWN
                   STATE/ZIP : MD  21136
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,656.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,001.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031054208     MORTGAGORS: ELLIOTT              JOSEPH
                               ELLIOTT              JACQUELINE
    REGION CODE    ADDRESS   : 420 MORAN DRIVE
        01         CITY      :    HIGHLAND VILLAGE
                   STATE/ZIP : TX  75067
    MORTGAGE AMOUNT :   168,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,153.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,203.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031074644     MORTGAGORS: MAUSER               DAVID
                               MAUSER               ROBYN
    REGION CODE    ADDRESS   : 3328 PINERIDGE ROAD
        01         CITY      :    OVERGAARD
                   STATE/ZIP : AZ  85933
    MORTGAGE AMOUNT :    53,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     53,117.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       424.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   250
    LTV :                 40.22600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,313,200.00
                                P & I AMT:      9,255.51
                                UPB AMT:   1,309,933.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031078678     MORTGAGORS: FISH                 DENNIS
                               FISH                 MARGARET
    REGION CODE    ADDRESS   : 832 WEST RIDGE DRIVE
        01         CITY      :    HOCKESSIN
                   STATE/ZIP : DE  19707
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,110.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031083520     MORTGAGORS: DAVIS                THOMAS

    REGION CODE    ADDRESS   : 577 WOLF POND ROAD
        01         CITY      :    WOOLWICH
                   STATE/ZIP : ME  04579
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    422,264.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,111.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.04400
    ----------------------------------------------------------------
0   0031088826     MORTGAGORS: VORCE                KEVEN
                               VORCE                JANET
    REGION CODE    ADDRESS   : 3094 WINDSONG DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,630.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,609.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031091036     MORTGAGORS: DEL ROSSO            JAMES
                               DEL ROSSO            BARBARA
    REGION CODE    ADDRESS   : 70 DRYDEN ROAD
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,067.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031094576     MORTGAGORS: FULLERTON            WAYNE
                               FULLERTON            CAROL
    REGION CODE    ADDRESS   : 7720 ELAINE COURT
        01         CITY      :    PORT TOBACCO
                   STATE/ZIP : MD  20677
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,277.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 87.33600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,838,800.00
                                P & I AMT:     13,244.95
                                UPB AMT:   1,833,350.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031098296     MORTGAGORS: SATTERFIELD          JAMES
                               SATTERFIELD          LYNN
    REGION CODE    ADDRESS   : 2352 OCEAN ROAD
        01         CITY      :    EAST BEACH, ST. SIMONS IS
                   STATE/ZIP : GA  31522
    MORTGAGE AMOUNT :   593,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    590,572.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,351.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 68.55400
    ----------------------------------------------------------------
0   0031098809     MORTGAGORS: EDWARDS              CHARMAINE

    REGION CODE    ADDRESS   : 16337 PEPPERMILL DRIVE
        01         CITY      :    WILDWOOD
                   STATE/ZIP : MO  63005
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,922.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031108954     MORTGAGORS: SOMMERS              DEBRA
                               GREENE               STEVEN
    REGION CODE    ADDRESS   : 1444 CATLIN WAY
        01         CITY      :    DRESHER
                   STATE/ZIP : PA  19025
    MORTGAGE AMOUNT :   359,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.91300
    ----------------------------------------------------------------
0   0031109820     MORTGAGORS: MARKS                H

    REGION CODE    ADDRESS   : 1438 BACK COVE ROAD
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,830.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.01700
    ----------------------------------------------------------------
0   0031110307     MORTGAGORS: HASKELL              THURLOW
                               HASKELL              JOYCE
    REGION CODE    ADDRESS   : 350 DIANE LANE
        01         CITY      :    CHICAGO HEIGHTS
                   STATE/ZIP : IL  60411
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,055.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.53800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,714,500.00
                                P & I AMT:     12,221.23
                                UPB AMT:   1,709,381.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031123649     MORTGAGORS: LOUGHRAN             KAREN

    REGION CODE    ADDRESS   : 8824 NE 124TH STREET
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98034
    MORTGAGE AMOUNT :   239,760.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,836.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031126857     MORTGAGORS: ANDERSON             FELTON
                               ANDERSON             CYNTHIA
    REGION CODE    ADDRESS   : 702 AMER DRIVE
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : MD  20744
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,229.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,005.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 86.95600
    ----------------------------------------------------------------
0   0031131188     MORTGAGORS: SCOTT                ROBERT

    REGION CODE    ADDRESS   : 5748 STANBROOK LANE
        01         CITY      :    LAYTONSVILLE
                   STATE/ZIP : MD  20882
    MORTGAGE AMOUNT :   325,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,770.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,275.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.42857
    ----------------------------------------------------------------
0   0031136377     MORTGAGORS: MACINTYRE            ANTOINETTE

    REGION CODE    ADDRESS   : 11 MARQUARD AVENUE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,149.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.14900
    ----------------------------------------------------------------
0   0031137680     MORTGAGORS: SERINO               RICHARD
                               SERINO               JEAN
    REGION CODE    ADDRESS   : 122 SOUND SEA DR
        01         CITY      :    DUCK
                   STATE/ZIP : NC  27949
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,327.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.55200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,497,260.00
                                P & I AMT:     10,676.70
                                UPB AMT:   1,493,314.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031142334     MORTGAGORS: FRYDRYCH             DAVID
                               FRYDRYCH             CANDACE
    REGION CODE    ADDRESS   : 2731 GARDENWOOD COURT
        01         CITY      :    LILBURN
                   STATE/ZIP : GA  30047
    MORTGAGE AMOUNT :   216,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,686.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,513.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.63700
    ----------------------------------------------------------------
0   0031143068     MORTGAGORS: NICHOLS              CHRIS

    REGION CODE    ADDRESS   : 4869 RAMCREEK TRAIL
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   293,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,520.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ----------------------------------------------------------------
0   0031145097     MORTGAGORS: LEE                  TERRENCE
                               LEE                  ELLEN
    REGION CODE    ADDRESS   : 918 SHARPLESS ROAD
        01         CITY      :    HOCKESSIN
                   STATE/ZIP : DE  19707
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,805.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031150493     MORTGAGORS: SECHRIST             CHARLES
                               SECHRIST             LAURA
    REGION CODE    ADDRESS   : 559 DEEP RUN ROAD
        01         CITY      :    MARTINSVILLE
                   STATE/ZIP : VA  24112
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,723.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,608.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.94700
    ----------------------------------------------------------------
0   0031150824     MORTGAGORS: SUMPTER              MYRA
                               WINGATE              ROSA
    REGION CODE    ADDRESS   : 12200 GUINEVERE PLACE
        01         CITY      :    GLEN DALE
                   STATE/ZIP : MD  20769
    MORTGAGE AMOUNT :   234,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,976.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,372,050.00
                                P & I AMT:      9,571.81
                                UPB AMT:   1,369,712.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031155690     MORTGAGORS: TOTH                 JOSEPH
                               TOTH                 ANGELINA
    REGION CODE    ADDRESS   : 7 KING DRIVE
        01         CITY      :    BRIDGEWATTER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,142.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98100
    ----------------------------------------------------------------
0   0031159007     MORTGAGORS: OLSON                THOMAS

    REGION CODE    ADDRESS   : 26504 LAKE ROAD
        01         CITY      :    BAY VILLAGE
                   STATE/ZIP : OH  44140
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,863.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,597.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.89600
    ----------------------------------------------------------------
0   0031161102     MORTGAGORS: WHITSETT             DANIEL
                               WHITSETT             DARCY
    REGION CODE    ADDRESS   : 21316 TRAKSWOOD COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   229,447.52  OPTION TO CONVERT :
    UNPAID BALANCE :    227,847.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 84.98056
    ----------------------------------------------------------------
0   0031170681     MORTGAGORS: SANGHAVI             HEMANG

    REGION CODE    ADDRESS   : 4604 CAMBRYAR STREET
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,933.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,589.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031171424     MORTGAGORS: MENSCHENFREUND       LYNN

    REGION CODE    ADDRESS   : 38 SUMMER HILL ROAD
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,785.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.66800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,204,947.52
                                P & I AMT:      8,448.27
                                UPB AMT:   1,200,572.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031182140     MORTGAGORS: SICA                 RICHARD
                               SICA                 ANDREA
    REGION CODE    ADDRESS   : 43 WHIPSTICK ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   639,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    638,450.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,419.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031183809     MORTGAGORS: FISHER               MARK
                               FISHER               JO ANN
    REGION CODE    ADDRESS   : 484 KEEBLER ROAD
        01         CITY      :    UPPER MERION TOWNSHIP
                   STATE/ZIP : PA  19406
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,812.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------
0   0031191414     MORTGAGORS: FALARO               MARTIN
                               FALARO               CATHERINE
    REGION CODE    ADDRESS   : 7 BOARDMAN AVENUE
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------
0   0031193477     MORTGAGORS: BROWN                DAVID
                               BROWN                ELLEN
    REGION CODE    ADDRESS   : 1 KINGS COURT
        01         CITY      :    WOODCLIFF LAKE
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031194772     MORTGAGORS: BIANCO               JAMES

    REGION CODE    ADDRESS   : 422 OCEANFRONT UNIT422
        01         CITY      :    LONG BEACH
                   STATE/ZIP : NY  11561
    MORTGAGE AMOUNT :   322,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,570.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,336.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,948,120.00
                                P & I AMT:     13,720.81
                                UPB AMT:   1,945,536.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031196181     MORTGAGORS: CALDICOTT            WAYNE
                               CALDICOTT            DONNA
    REGION CODE    ADDRESS   : 18 WEDGEWOOD LANE
        01         CITY      :    BROOKHAVEN
                   STATE/ZIP : NY  11719
    MORTGAGE AMOUNT :   123,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    123,043.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       894.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031206212     MORTGAGORS: CANCIO               EDWARD
                               GARCIA               ANA
    REGION CODE    ADDRESS   : 5050 SW 62 AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33155
    MORTGAGE AMOUNT :   365,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,654.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,557.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031206253     MORTGAGORS: WENZL                JAMES
                               WENZL                AMY
    REGION CODE    ADDRESS   : 340 STABLERS CHURCH ROAD
        01         CITY      :    PARKTON
                   STATE/ZIP : MD  21120
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,603.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031207913     MORTGAGORS: RIEDEL               RALPH
                               REIDEL               LAURA
    REGION CODE    ADDRESS   : 516 MAPLEWOOD AVENUE
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   613,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    612,556.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,338.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.10600
    ----------------------------------------------------------------
0   0031212558     MORTGAGORS: LANDES               WILLIAM
                               LANDES               MICHELE
    REGION CODE    ADDRESS   : 12 WYNDEMERE DRIVE
        01         CITY      :    SOUTHBOROUGH
                   STATE/ZIP : MA  01900
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,538.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,336.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 48.58200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,946,200.00
                                P & I AMT:     13,833.85
                                UPB AMT:   1,943,395.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031213481     MORTGAGORS: LUKEN                MARTIN
                               LUKEN                CLAIRE
    REGION CODE    ADDRESS   : 2038 N. ORLEANS STREET
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   502,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    501,229.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,598.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 50.23000
    ----------------------------------------------------------------
0   0031217433     MORTGAGORS: WILLIS               MARYJO

    REGION CODE    ADDRESS   : 3229 REGENT DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75229
    MORTGAGE AMOUNT :   126,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,531.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       891.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031219249     MORTGAGORS: KEEBLE               DONALD
                               KEEBLE               ANNETTE
    REGION CODE    ADDRESS   : 6825 GRENADIER BOULEVARD #1602
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  34108
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,782.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031219918     MORTGAGORS: SCHURMAN             PAUL
                               OSTROWSKI            BARBARA
    REGION CODE    ADDRESS   : 110 FRESH MEADOW ROAD
        01         CITY      :    SOUTH KINGSTOWN
                   STATE/ZIP : RI  02879
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,523.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.26407
    ----------------------------------------------------------------
0   0031219975     MORTGAGORS: WILSON               SCOTT
                               MORSE                ANNE
    REGION CODE    ADDRESS   : 6 ARONWOLD LANE
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    697,902.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,894.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 63.63636
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,935,500.00
                                P & I AMT:     13,655.16
                                UPB AMT:   1,930,969.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031221427     MORTGAGORS: BUSWELL              MARK
                               BUSWELL              BARBARA
    REGION CODE    ADDRESS   : 1311 NORTH ROYER STREET
        01         CITY      :    COLORADO SPRINGS
                   STATE/ZIP : CO  80903
    MORTGAGE AMOUNT :   102,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    102,292.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       752.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 89.99100
    ----------------------------------------------------------------
0   0031224454     MORTGAGORS: KNAPP                PATRICK
                               SCOTT                KEVIN
    REGION CODE    ADDRESS   : 1 DUNLIN LANE
        01         CITY      :    ALISO VIEJO AREA
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,215.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,958.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 88.82300
    ----------------------------------------------------------------
0   0031227010     MORTGAGORS: REID                 JOHNNIE
                               REID                 CONNIE
    REGION CODE    ADDRESS   : 2672 EMILY COURT
        01         CITY      :    CANTON
                   STATE/ZIP : MI  48188
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,807.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 93.44200
    ----------------------------------------------------------------
0   0031227465     MORTGAGORS: SUTAROV              DAN
                               SUTAROV              DEBRAH
    REGION CODE    ADDRESS   : 6146 MIDNIGHT PASS ROAD #13-S
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34242
    MORTGAGE AMOUNT :   365,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,537.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,972.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031229644     MORTGAGORS: BOWERS               JAMES
                               BOWERS               PAMELA
    REGION CODE    ADDRESS   : 1359 GOLDEN WAY
        01         CITY      :    PARK CITY
                   STATE/ZIP : UT  84060
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,398.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,824.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.71428
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,434,000.00
                                P & I AMT:     10,326.12
                                UPB AMT:   1,430,250.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031232309     MORTGAGORS: GOODMAN              GARRET

    REGION CODE    ADDRESS   : 60 LILAC LANE
        01         CITY      :    PARAMUS
                   STATE/ZIP : NJ  07652
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------
0   0031232895     MORTGAGORS: KNEECE               REXFORD
                               KNEECE               BRIDGET
    REGION CODE    ADDRESS   : 22 RETREAT LANE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29209
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,417.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.45900
    ----------------------------------------------------------------
0   0031234446     MORTGAGORS: JUGOVICH             RICHARD
                               JUGOVICH             MARYANNE
    REGION CODE    ADDRESS   : 31 COWAN ROAD
        01         CITY      :    CARNEGIE
                   STATE/ZIP : PA  15106
    MORTGAGE AMOUNT :   102,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,851.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       721.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031234719     MORTGAGORS: HOWLETT              WARREN
                               HOWLETT              ANNA
    REGION CODE    ADDRESS   : 3700 SUNDANCER
        01         CITY      :    GILLETTE
                   STATE/ZIP : WY  82718
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,600.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.85700
    ----------------------------------------------------------------
0   0031235005     MORTGAGORS: HENNESSEY            JEFFREY
                               REARDON              SUSAN
    REGION CODE    ADDRESS   : 10 EDGAR WALKER COURT
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   369,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,152.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.30973
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,321,000.00
                                P & I AMT:      9,167.55
                                UPB AMT:   1,319,022.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031236797     MORTGAGORS: BUSCH                SCOTT
                               BUSCH                CINDY
    REGION CODE    ADDRESS   : 14 VANESSA COURT
        01         CITY      :    CHERRY HILL
                   STATE/ZIP : NJ  08003
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,695.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031236805     MORTGAGORS: JAVADI               YOUSEF
                               JAVADI               CHERYL
    REGION CODE    ADDRESS   : 9200 PEGASUS COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   630,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,737.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,356.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.81700
    ----------------------------------------------------------------
0   0031236920     MORTGAGORS: ATWOOD               KIMBALL

    REGION CODE    ADDRESS   : 30 PLAINFIELD STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,638.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031237068     MORTGAGORS: MCKAY                MARGO

    REGION CODE    ADDRESS   : 8036 KIDWELL TOWN COURT
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   284,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,604.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031239064     MORTGAGORS: CHALFANT             ROBERT
                               CHALFANT             AMY
    REGION CODE    ADDRESS   : 2407 CULPEPER ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22308
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,688.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,408.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,019,500.00
                                P & I AMT:     14,131.74
                                UPB AMT:   2,017,363.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031239239     MORTGAGORS: VAN DYKE             PAUL
                               VAN DYKE             MARLA
    REGION CODE    ADDRESS   : 919 51ST STREET
        01         CITY      :    VIENNA
                   STATE/ZIP : WV  26105
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,460.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031239437     MORTGAGORS: RICHARDSON           STUART
                               RICHARDSON           BETTY ROSE
    REGION CODE    ADDRESS   : 3 BRIDLE PATH
        01         CITY      :    REMSENBURG
                   STATE/ZIP : NY  11960
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,405.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031240005     MORTGAGORS: LEE                  CHO-LAM
                               LEE                  ANNA
    REGION CODE    ADDRESS   : 8439 BELLS RIDGE TERRACE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,420.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.63500
    ----------------------------------------------------------------
0   0031240021     MORTGAGORS: BAUGHMAN             THOMAS
                               BAUGHMAN             ELSIE
    REGION CODE    ADDRESS   : 2140 WALLBROOK DRIVE
        01         CITY      :    LEWISVILLE
                   STATE/ZIP : TX  75067
    MORTGAGE AMOUNT :   103,712.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,465.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       707.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031241490     MORTGAGORS: BLAKEWELL            ROBERT
                               BLAKEWELL            SUZANNE
    REGION CODE    ADDRESS   : 832 EMMETT LODE ROAD
        01         CITY      :    BRECKENRIDGE
                   STATE/ZIP : CO  80424
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,329.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 67.16400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,543,712.00
                                P & I AMT:     10,675.41
                                UPB AMT:   1,541,081.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031241532     MORTGAGORS: ROY                  JOE
                               ROY                  CAROLINE
    REGION CODE    ADDRESS   : 7156 JOHNSON CIR
        01         CITY      :    NIWOT
                   STATE/ZIP : CO  80503
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,585.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 88.75700
    ----------------------------------------------------------------
0   0031242100     MORTGAGORS: COYNE                CHRISTOPHER
                               VAN HARNIK           CHRISTINE
    REGION CODE    ADDRESS   : 15 BRIDGE STREET
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,732.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,424.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 87.75000
    ----------------------------------------------------------------
0   0031242183     MORTGAGORS: SUMMA                MONTY
                               SUMMA                DEBORAH
    REGION CODE    ADDRESS   : 556 MONTEREY TRAIL
        01         CITY      :    DAKOTA DUNES
                   STATE/ZIP : SD  57049
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031242795     MORTGAGORS: MACHOCK              WALTER
                               MACHOCK              KAREN
    REGION CODE    ADDRESS   : 1881 EAST RIDGE POINT DRIVE
        01         CITY      :    BOUNTIFUL
                   STATE/ZIP : UT  84010
    MORTGAGE AMOUNT :   458,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    457,223.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,282.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.11500
    ----------------------------------------------------------------
0   0031243652     MORTGAGORS: HORENGIC             PATRICIA
                               SHUTTY               GREGORY
    REGION CODE    ADDRESS   : 19209 SHERWOOD GREEN WAY
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20879
    MORTGAGE AMOUNT :   263,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,278.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.98700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,772,700.00
                                P & I AMT:     12,341.81
                                UPB AMT:   1,770,508.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031243678     MORTGAGORS: KASSIRER             SHERIDAN

    REGION CODE    ADDRESS   : 150  HICKORY ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   310,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,486.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,252.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 48.54600
    ----------------------------------------------------------------
0   0031244064     MORTGAGORS: TOURKAMAN            ALI

    REGION CODE    ADDRESS   : 1318 KURTZ RD
        01         CITY      :    MC LEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,138.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031244775     MORTGAGORS: CARRIER              DAVID
                               HAYES-CARRIER        JEANA
    REGION CODE    ADDRESS   : 11 WHITEWOOD ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   390,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,617.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,766.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.96900
    ----------------------------------------------------------------
0   0031244924     MORTGAGORS: DEUTSCH              PAUL
                               DEUTSCH              ROBIN
    REGION CODE    ADDRESS   : 146 HARDSCRABBLE ROAD
        01         CITY      :    BRIARCLIFF MANOR
                   STATE/ZIP : NY  10510
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,554.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.33300
    ----------------------------------------------------------------
0   0031245285     MORTGAGORS: DA VOLIO             JANICE
                               PERSSON              RALF
    REGION CODE    ADDRESS   : 3854 HAMPSTEAD ROAD
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   636,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    635,053.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,447.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.09000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,877,600.00
                                P & I AMT:     13,215.64
                                UPB AMT:   1,874,849.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031245376     MORTGAGORS: MC GINLEY            MARK
                               MC GINLEY            SHELLEY
    REGION CODE    ADDRESS   : 104 CHATHAM ROAD
        01         CITY      :    MILLBURN TWNP
                   STATE/ZIP : NJ  07078
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,475.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.22200
    ----------------------------------------------------------------
0   0031245384     MORTGAGORS: HOFFMAN              MARY
                               HOFFMAN              DENNIS
    REGION CODE    ADDRESS   : 21 MT PLEASANT STREET
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    411,686.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,845.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.50200
    ----------------------------------------------------------------
0   0031246036     MORTGAGORS: LAMB                 DAVID
                               LAMB                 AMELIA
    REGION CODE    ADDRESS   : 1333 S OAKLAND AVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91106
    MORTGAGE AMOUNT :   871,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    869,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,090.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 73.19300
    ----------------------------------------------------------------
0   0031246770     MORTGAGORS: MOORE                WILLIAM
                               MOORE                DONNA
    REGION CODE    ADDRESS   : 11427 HARCOURT TERRACE
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23233
    MORTGAGE AMOUNT :   311,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,461.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031246812     MORTGAGORS: CARMEAN              JAN
                               CARMEAN              ELIZABETH
    REGION CODE    ADDRESS   : 103 WESTLAKE COURT
        01         CITY      :    ATHENS
                   STATE/ZIP : GA  30604
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,329,950.00
                                P & I AMT:     16,077.81
                                UPB AMT:   2,327,015.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031247620     MORTGAGORS: CLUFF                MICHAEL
                               CLUFF                SUSAN
    REGION CODE    ADDRESS   : 4005 MOSS PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22304
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,393.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031247786     MORTGAGORS: LISSER               STEVEN
                               LISSER               FRANCES
    REGION CODE    ADDRESS   : 25 CAMBRIDGE COURT
        01         CITY      :    MORGANVILLE
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,756.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031248412     MORTGAGORS: FORD                 JOHN
                               FORD                 KHRIS
    REGION CODE    ADDRESS   : 3307 SACKETT  AVENUE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77098
    MORTGAGE AMOUNT :   261,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,320.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.70000
    ----------------------------------------------------------------
0   0031249691     MORTGAGORS: ROLFS                THOMAS
                               ROLFS                ANN
    REGION CODE    ADDRESS   : 5 SQUANTO ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,855.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 83.15700
    ----------------------------------------------------------------
0   0031250087     MORTGAGORS: HERSKOWITZ           ALLEN
                               HERSKOWITZ           SUSAN
    REGION CODE    ADDRESS   : 1484 WATERFRONT ROAD
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   422,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    421,230.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,916.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.34700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,687,650.00
                                P & I AMT:     11,903.62
                                UPB AMT:   1,683,555.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031250822     MORTGAGORS: STIEGER              ADAM
                               STIEGER              LAUREN
    REGION CODE    ADDRESS   : 66 TIMBER LANE ROAD
        01         CITY      :    UPPER SADDLE RIVER
                   STATE/ZIP : NJ  07458
    MORTGAGE AMOUNT :   323,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,941.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 61.91500
    ----------------------------------------------------------------
0   0031250871     MORTGAGORS: ABRAMS               MARC
                               ABRAMS               BETH
    REGION CODE    ADDRESS   : 79 ORANGE DRIVE
        01         CITY      :    JERICHO
                   STATE/ZIP : NY  11153
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,758.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.91304
    ----------------------------------------------------------------
0   0031250939     MORTGAGORS: CZACHOR              JERRY
                               CZACHOR              URSULA
    REGION CODE    ADDRESS   : 6407 HAMPTON PLACE NORTH
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29928
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,769.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.88800
    ----------------------------------------------------------------
0   0031251150     MORTGAGORS: SCHMIDT              WILLIAM
                               SCHMIDT              MARY
    REGION CODE    ADDRESS   : 20 MORSE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02160
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,767.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.44800
    ----------------------------------------------------------------
0   0031251176     MORTGAGORS: SCHULTZ              RICHARD
                               MIELCARZ             THADDEUS
    REGION CODE    ADDRESS   : 205 BABCOCK STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,752.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 48.74600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,614,200.00
                                P & I AMT:     11,238.77
                                UPB AMT:   1,612,990.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031251341     MORTGAGORS: GRUBBS               NICHOLAS
                               GRUBBS               CAROLYN
    REGION CODE    ADDRESS   : 4136 COVE POINT DRIVE
        01         CITY      :    MORGANTOWN
                   STATE/ZIP : WV  26505
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,769.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.80500
    ----------------------------------------------------------------
0   0031252067     MORTGAGORS: DOYLE                WILLIAM
                               DOYLE                JUDITH
    REGION CODE    ADDRESS   : 100 CLAIREMONT ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,155.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 51.47058
    ----------------------------------------------------------------
0   0031252349     MORTGAGORS: ROVENGO              JOSEPH
                               ROVEGNO              DONNA
    REGION CODE    ADDRESS   : 34 CHERRY STREET
        01         CITY      :    GLEN HEAD
                   STATE/ZIP : NY  11545
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,618.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.82400
    ----------------------------------------------------------------
0   0031252356     MORTGAGORS: GOULD                KEVIN
                               GOULD                LISA
    REGION CODE    ADDRESS   : 401 FOWLER AVENUE
        01         CITY      :    PELHAM MANOR
                   STATE/ZIP : NY  10803
    MORTGAGE AMOUNT :   353,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,647.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,409.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031252463     MORTGAGORS: BLOESER              MERRY

    REGION CODE    ADDRESS   : 4102 46TH STREET COURT UNIT 1
        01         CITY      :    ROCK ISLAND
                   STATE/ZIP : IL  61201
    MORTGAGE AMOUNT :    90,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,929.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       613.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.28500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,267,200.00
                                P & I AMT:      8,569.78
                                UPB AMT:   1,265,121.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031252489     MORTGAGORS: GREWE                JOSEPH
                               GREWE                NANCY
    REGION CODE    ADDRESS   : 6371 PADDERBOURNE DR
        01         CITY      :    HUDSON
                   STATE/ZIP : OH  44236
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,359.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,006.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.18100
    ----------------------------------------------------------------
0   0031252828     MORTGAGORS: MASON                MICHAEL
                               MASON                ILENE
    REGION CODE    ADDRESS   : 165  CLAYBROOK ROAD
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,801.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.35065
    ----------------------------------------------------------------
0   0031252976     MORTGAGORS: FRAIMAN              LAZARO
                               FRAIMAN              ANA
    REGION CODE    ADDRESS   : 3655 DAVIS STREET
        01         CITY      :    SKOKIE
                   STATE/ZIP : IL  60076
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,863.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,258.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.80900
    ----------------------------------------------------------------
0   0031252992     MORTGAGORS: PERRONE              CHRISTINA

    REGION CODE    ADDRESS   : 204 WYNDOM LANE
        01         CITY      :    RADNOR
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,255.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 33.33300
    ----------------------------------------------------------------
0   0031254048     MORTGAGORS: LUDWIG               RUSSELL
                               LUDWIG               KRISTIN
    REGION CODE    ADDRESS   : 43246 MENEMSHA LANE
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,814.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,772,000.00
                                P & I AMT:     12,312.86
                                UPB AMT:   1,769,094.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031254154     MORTGAGORS: KUSEK                LARRY
                               KUSEK                WOLNAM
    REGION CODE    ADDRESS   : 68 VARDON WAY
        01         CITY      :    HOWELL TOWNSHIP
                   STATE/ZIP : NJ  07727
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,788.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.33800
    ----------------------------------------------------------------
0   0031254311     MORTGAGORS: LEOPOLD              STEVEN
                               LEOPOLD              BARBARA
    REGION CODE    ADDRESS   : 1447 HUNTER ROAD
        01         CITY      :    RYDAL
                   STATE/ZIP : PA  19046
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,534.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.11400
    ----------------------------------------------------------------
0   0031254378     MORTGAGORS: STIKELEATHER         SCOTT
                               STIKELEATHER         MARGARET
    REGION CODE    ADDRESS   : 10 OXBOW ROAD
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,083.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.41100
    ----------------------------------------------------------------
0   0031255607     MORTGAGORS: COHEN                BRIAN
                               COHEN                LYNN
    REGION CODE    ADDRESS   : 40 WINSOR ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,504.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,081.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.57100
    ----------------------------------------------------------------
0   0031255615     MORTGAGORS: WEINBERG             ROBERT
                               WEINBERG             JOLIE
    REGION CODE    ADDRESS   : 5116 WATCHWOOD PATH
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,739.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.71400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,403,000.00
                                P & I AMT:      9,860.56
                                UPB AMT:   1,399,650.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031255680     MORTGAGORS: SULICK               JOHN
                               SULICK               PATRICIA
    REGION CODE    ADDRESS   : 2510 WOOD SUMMIT WAY
        01         CITY      :    LANCASTER
                   STATE/ZIP : PA  17601
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,586.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.66600
    ----------------------------------------------------------------
0   0031255854     MORTGAGORS: FISHER               EDWARD

    REGION CODE    ADDRESS   : 1051 GREY DRIVE
        01         CITY      :    BOGART
                   STATE/ZIP : GA  30622
    MORTGAGE AMOUNT :   426,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,982.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,910.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.99500
    ----------------------------------------------------------------
0   0031257256     MORTGAGORS: FARNITANO            MICHAEL
                               FARNITANO            DOREEN
    REGION CODE    ADDRESS   : 119 BRIARCLIFF ROAD
        01         CITY      :    SHOREHAM
                   STATE/ZIP : NY  11786
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,246.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,475.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031257587     MORTGAGORS: LAWLOR               RICHARD
                               LAWLOR               JANINE
    REGION CODE    ADDRESS   : 11 HOPE STREET
        01         CITY      :    WALPOLE
                   STATE/ZIP : MA  02081
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,616.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031258304     MORTGAGORS: GOULD                BRUCE
                               GOULD                KAREN
    REGION CODE    ADDRESS   : 4708 WALNEY KNOLL COURT
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  20151
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,994.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,536,050.00
                                P & I AMT:     10,497.33
                                UPB AMT:   1,533,427.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031258312     MORTGAGORS: PERITZ               ROBERT

    REGION CODE    ADDRESS   : 535 SERPENTINE DRIVE
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   649,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,443.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 68.41052
    ----------------------------------------------------------------
0   0031258593     MORTGAGORS: HIGGINS              JAMES
                               MCCANN               CYNTHIA
    REGION CODE    ADDRESS   : 252 PLEASANT STREET
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,441.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.85714
    ----------------------------------------------------------------
0   0031259427     MORTGAGORS: CROWLEY              ROBERT
                               CROWLEY              MARCELLA
    REGION CODE    ADDRESS   : 90 DEAN ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   714,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    713,914.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,753.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 67.40500
    ----------------------------------------------------------------
0   0031260631     MORTGAGORS: SADOFF               BRYAN
                               SADOFF               ALICIA
    REGION CODE    ADDRESS   : 10815 NORTH RAVINE COURT
        01         CITY      :    MEQUON
                   STATE/ZIP : WI  53092
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,677.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,928.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.25200
    ----------------------------------------------------------------
0   0031260672     MORTGAGORS: UTTERBACK            MAX
                               UTTERBACK            DEBRA
    REGION CODE    ADDRESS   : 67 HANCOCK ROAD
        01         CITY      :    FRANKLIN
                   STATE/ZIP : MA  02308
    MORTGAGE AMOUNT :   276,852.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,122.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,422,252.00
                                P & I AMT:     16,503.53
                                UPB AMT:   2,418,599.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031260730     MORTGAGORS: ROSENBERG            MICHAEL
                               ROSENBERG            SAGIT
    REGION CODE    ADDRESS   : 4187 AMBERLEAF TRAIL
        01         CITY      :    EAGAN
                   STATE/ZIP : MN  55123
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,201.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,609.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031260748     MORTGAGORS: BARENDSE             JOHN
                               BARENDSE             FELICITY
    REGION CODE    ADDRESS   : 1 CROPLEY COURT
        01         CITY      :    MELVILLE
                   STATE/ZIP : NY  11747
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,775.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,111.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.65800
    ----------------------------------------------------------------
0   0031261563     MORTGAGORS: DRURY                TIMOTHY
                               DRURY                CATHY
    REGION CODE    ADDRESS   : 6349 ALDERMAN DRIVE
        01         CITY      :    KINGSTOWNE
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031261696     MORTGAGORS: GOLDBERG             BARRY
                               GOLDBERG             MARY ANN
    REGION CODE    ADDRESS   : 50 THORNDIKE STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,772.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.00000
    ----------------------------------------------------------------
0   0031261738     MORTGAGORS: MEISSEN              MICHAEL
                               MEISSEN              KAREN
    REGION CODE    ADDRESS   : 1310 MANASSAS TRAIL
        01         CITY      :    MADISON
                   STATE/ZIP : WI  53718
    MORTGAGE AMOUNT :   241,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,611.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.27800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,501,300.00
                                P & I AMT:     10,395.77
                                UPB AMT:   1,499,963.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031261951     MORTGAGORS: GURCHIEK             CHRISTOPHER
                               GURCHIEK             CONNIE
    REGION CODE    ADDRESS   : 960 WATER GROVE COURT
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30075
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,580.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031262256     MORTGAGORS: CARPENTER            ROBERT
                               CARPENTER            CAROL
    REGION CODE    ADDRESS   : 615 PENACOOK ROAD
        01         CITY      :    CONTOOCOOK
                   STATE/ZIP : NH  03229
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,740.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.25000
    ----------------------------------------------------------------
0   0031262447     MORTGAGORS: O'DONNELL            GEORGE
                               O'DONNELL            PATRICE
    REGION CODE    ADDRESS   : 111 RED OAK WAY
        01         CITY      :    MONTGOMERY TOWNSHIP
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,752.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.26829
    ----------------------------------------------------------------
0   0031262991     MORTGAGORS: BYER                 RONALD
                               BYER                 OLGA
    REGION CODE    ADDRESS   : 3 EVERGREEN COURT
        01         CITY      :    MILLSTONE
                   STATE/ZIP : NJ  08535
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.15300
    ----------------------------------------------------------------
0   0031263023     MORTGAGORS: DONOVAN              THOMAS
                               KRETKOWSKI           AUDREY
    REGION CODE    ADDRESS   : 612 LOXLEY DRIVE
        01         CITY      :    TOMS RIVER
                   STATE/ZIP : NJ  08753
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       818.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.55200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,260,500.00
                                P & I AMT:      8,609.56
                                UPB AMT:   1,259,573.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031264195     MORTGAGORS: KRUEGER              CAMERON
                               KRUEGER              DIANE
    REGION CODE    ADDRESS   : 1026 ASHLAND AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   565,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    564,115.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,854.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.39700
    ----------------------------------------------------------------
0   0031264229     MORTGAGORS: WAGGENER-LANDGRAF    SHAWN

    REGION CODE    ADDRESS   : 982 EAST SHORE DRIVE
        01         CITY      :    FOX LAKE
                   STATE/ZIP : IL  60020
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,689.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,715.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.40200
    ----------------------------------------------------------------
0   0031264500     MORTGAGORS: SWOOPE               ANTHONY
                               SWOOPE               PATRICIA
    REGION CODE    ADDRESS   : 3010 TAYLOR MAKENZYE COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,139.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.17500
    ----------------------------------------------------------------
0   0031264559     MORTGAGORS: ZEBARI               KHALAF
                               ZEBARI               CHIMAN
    REGION CODE    ADDRESS   : 7717 WHITE WILLOW COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,651.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.91200
    ----------------------------------------------------------------
0   0031264799     MORTGAGORS: KENNEDY              WILLIAM
                               KENNEDY              CHRISTINE
    REGION CODE    ADDRESS   : 44 NORMAN DRIVE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35223
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,710.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,624.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.35000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,823,000.00
                                P & I AMT:     12,570.75
                                UPB AMT:   1,820,307.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031265515     MORTGAGORS: BAKER                JEFFREY
                               BAKER                SUSAN
    REGION CODE    ADDRESS   : 184 KAPUAHI STREET
        01         CITY      :    MAKAWAO
                   STATE/ZIP : HI  96768
    MORTGAGE AMOUNT :   198,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,567.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,401.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 79.20000
    ----------------------------------------------------------------
0   0031265606     MORTGAGORS: ROSE                 NORVELL
                               ROSE                 KATHY
    REGION CODE    ADDRESS   : 3288 DONCASTER ROAD
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23452
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,564.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.20200
    ----------------------------------------------------------------
0   0031265762     MORTGAGORS: PALMER               RICHARD

    REGION CODE    ADDRESS   : 328 WILDOAK
        01         CITY      :    SHREVEPORT
                   STATE/ZIP : LA  71106
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,816.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.38300
    ----------------------------------------------------------------
0   0031266422     MORTGAGORS: RATNER               JOEL

    REGION CODE    ADDRESS   : 124 EAST 84TH STREET #5B
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10028
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,483.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031266612     MORTGAGORS: SCHEFFLER            STUART
                               SCHEFFLER            BARBARA
    REGION CODE    ADDRESS   : 63 EAST POINT DRIVE
        01         CITY      :    SUGARLOAF KEY
                   STATE/ZIP : FL  33042
    MORTGAGE AMOUNT :   640,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    638,947.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,257.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,715,000.00
                                P & I AMT:     11,642.07
                                UPB AMT:   1,712,896.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031266653     MORTGAGORS: BLAND                RICHARD
                               BLAND                EMILY
    REGION CODE    ADDRESS   : 59 NORTH HILL CROSSING
        01         CITY      :    STOWE
                   STATE/ZIP : VT  05672
    MORTGAGE AMOUNT :   284,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,895.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,011.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/23
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.96470
    ----------------------------------------------------------------
0   0031268287     MORTGAGORS: DOWNEN               CHARLES
                               DOWNEN               SHERRY
    REGION CODE    ADDRESS   : 3667 SOUTH OAK HILL LANE
        01         CITY      :    ROGERSVILLE
                   STATE/ZIP : MO  65742
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,595.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.71400
    ----------------------------------------------------------------
0   0031268642     MORTGAGORS: SOLVEY               LARRY
                               RUFENER-SOLVEY       BARBARA
    REGION CODE    ADDRESS   : 9364 BRAYMORE CIRCLE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,495.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031268816     MORTGAGORS: BROOKS               SARAH

    REGION CODE    ADDRESS   : 1247 APPLE VALLEY ROAD
        01         CITY      :    LYONS
                   STATE/ZIP : CO  80540
    MORTGAGE AMOUNT :   345,935.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,671.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,389.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.97900
    ----------------------------------------------------------------
0   0031268980     MORTGAGORS: BENNETT              LEROY
                               BENNETT              JEANNE
    REGION CODE    ADDRESS   : 613 CAMINO DE CLARA
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,603.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,467,535.00
                                P & I AMT:     10,130.95
                                UPB AMT:   1,465,261.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031269590     MORTGAGORS: ENAMANDRA            NIRUPAMA
                               ENAMANDRA            SRINIVASAMOORTH
    REGION CODE    ADDRESS   : 43262 MENEMSHA LANE
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,582.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.80600
    ----------------------------------------------------------------
0   0031269889     MORTGAGORS: GARCIA               JAMES
                               GARCIA               THEA
    REGION CODE    ADDRESS   : 164 STONEHILL RD
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,208.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.86861
    ----------------------------------------------------------------
0   0031270622     MORTGAGORS: STERN                ROBERT
                               SIMMONS              RUTHANNE
    REGION CODE    ADDRESS   : 49 LYNN ROAD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02194
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,410.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,873.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031270655     MORTGAGORS: JONES                DWIGHT

    REGION CODE    ADDRESS   : 120 FOREST STREET
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   419,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    418,360.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,893.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.48400
    ----------------------------------------------------------------
0   0031270986     MORTGAGORS: STAKER               SAMUEL
                               STAKER               KATHLEEN
    REGION CODE    ADDRESS   : 826 SO CLARKSON ST.
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,561.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,528,000.00
                                P & I AMT:     10,515.53
                                UPB AMT:   1,525,914.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031271125     MORTGAGORS: DOLAN                ROBERT
                               DOLAN                PATRICIA
    REGION CODE    ADDRESS   : 1568 YARDLEY-NEWTOWN ROAD
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,545.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 84.50700
    ----------------------------------------------------------------
0   0031271182     MORTGAGORS: SCHUR                WAYNE
                               SCHUR                BARBARA
    REGION CODE    ADDRESS   : 8 RUSSELL DR.
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,502.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.58300
    ----------------------------------------------------------------
0   0031271406     MORTGAGORS: DITMER               ROY
                               DITMER               CHRISTINE
    REGION CODE    ADDRESS   : 951 PATRICIAN COURT
        01         CITY      :    FAIRVIEW
                   STATE/ZIP : TX  75069
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,772.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.60100
    ----------------------------------------------------------------
0   0031271505     MORTGAGORS: GALLO                JOHN
                               GALLO                MARY
    REGION CODE    ADDRESS   : 12 STETSON STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 44.11700
    ----------------------------------------------------------------
0   0031271661     MORTGAGORS: KELLER               SHAUN
                               KELLER               CATHERINE
    REGION CODE    ADDRESS   : 6 FRANKLIN ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,772.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.84600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,502,000.00
                                P & I AMT:     10,211.44
                                UPB AMT:   1,500,340.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031272438     MORTGAGORS: WORTELL              BRENTON
                               WORTELL              KATHRYN
    REGION CODE    ADDRESS   : 227 MARY STREET
        01         CITY      :    GLENCOE
                   STATE/ZIP : IL  60022
    MORTGAGE AMOUNT :   543,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    542,586.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,750.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.02900
    ----------------------------------------------------------------
0   0031272479     MORTGAGORS: TRAFTON              JACK
                               TRAFTON              MARIA
    REGION CODE    ADDRESS   : 106 KENT DRIVE
        01         CITY      :    NORTH WALES
                   STATE/ZIP : PA  19454
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,811.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.83700
    ----------------------------------------------------------------
0   0031274459     MORTGAGORS: POWER                MARGARET
                               EISENBERG            JOEL
    REGION CODE    ADDRESS   : 1426 KIRBY ROAD
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   611,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    610,095.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,065.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.73517
    ----------------------------------------------------------------
0   0031274558     MORTGAGORS: LEMKE                ARTHUR

    REGION CODE    ADDRESS   : 10 WILTED GRASS TRAIL
        01         CITY      :    SHAMONG
                   STATE/ZIP : NJ  08088
    MORTGAGE AMOUNT :   243,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,319.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.43800
    ----------------------------------------------------------------
0   0031274616     MORTGAGORS: HENDERSON            J.
                               NEWBY                PAIGE
    REGION CODE    ADDRESS   : 16 MONTAGUE STREET
        01         CITY      :    PROVIDENCE
                   STATE/ZIP : RI  02906
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,806.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,912,600.00
                                P & I AMT:     13,119.57
                                UPB AMT:   1,910,619.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031275894     MORTGAGORS: FURLOW               C.
                               FURLOW               KANDIS
    REGION CODE    ADDRESS   : 72 DALE ROAD
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : NJ  07748
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.53968
    ----------------------------------------------------------------
0   0031276785     MORTGAGORS: CHO                  MOON
                               CHO                  JEANNIE
    REGION CODE    ADDRESS   : 2924 OAK SHADOW DRIVE
        01         CITY      :    OAK HILL
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   339,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,755.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.90500
    ----------------------------------------------------------------
0   0031277122     MORTGAGORS: BRADLEY              EDWARD
                               BRADLEY              JANIE
    REGION CODE    ADDRESS   : 700 UTE AVENUE #307A
        01         CITY      :    ASPEN
                   STATE/ZIP : CO  81611
    MORTGAGE AMOUNT :   615,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    613,982.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,355.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 74.80851
    ----------------------------------------------------------------
0   0031277544     MORTGAGORS: DEWHIRST             BRIAN
                               DEWHIRST             LINDA
    REGION CODE    ADDRESS   : 1389 FAIRFIELD BEACH ROAD
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   553,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    552,579.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,819.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.21000
    ----------------------------------------------------------------
0   0031277692     MORTGAGORS: YOUNG                ROBERT
                               YOUNG                DONNA
    REGION CODE    ADDRESS   : 661 MARSTEN GREEN COURT
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   278,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,252.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.48500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,046,300.00
                                P & I AMT:     14,133.84
                                UPB AMT:   2,043,173.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031277965     MORTGAGORS: BASSETT              LAWRENCE

    REGION CODE    ADDRESS   : 9496 BARTGIS COURT
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21702
    MORTGAGE AMOUNT :   357,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,227.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,469.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.58300
    ----------------------------------------------------------------
0   0031278104     MORTGAGORS: VAUGHN               EDWARD
                               VAUGHN               MARILYN
    REGION CODE    ADDRESS   : 132 SPINNAKER AVE
        01         CITY      :    MANAHAWKIN
                   STATE/ZIP : NJ  08050
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    128,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       873.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031278203     MORTGAGORS: WILSON               GILBERT
                               WILSON-GREY          MARGARET
    REGION CODE    ADDRESS   : 94 JUNIPER LANE WEST
        01         CITY      :    SOUTH CHATHAM
                   STATE/ZIP : MA  02659
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.25700
    ----------------------------------------------------------------
0   0031278971     MORTGAGORS: RICH                 MICHAEL
                               RICH                 VIRGINIA
    REGION CODE    ADDRESS   : 1 VANDERPOOL DRIVE
        01         CITY      :    MORRISTOWN
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.47300
    ----------------------------------------------------------------
0   0031280084     MORTGAGORS: TOMPKINS             LEE

    REGION CODE    ADDRESS   : 233 MEDINAH DRIVE
        01         CITY      :    ST SIMONS ISLAND
                   STATE/ZIP : GA  31522
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,525.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.19500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,326,500.00
                                P & I AMT:      9,024.62
                                UPB AMT:   1,325,259.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031280514     MORTGAGORS: VOURAKIS             ZAN
                               JOHNSON              PETER
    REGION CODE    ADDRESS   : 2063 MADRILLON ROAD
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,779.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031280563     MORTGAGORS: FIELDS               GEORGE
                               FIELDS               CHRISTINE
    REGION CODE    ADDRESS   : 2033 HAVERFORD DRIVE
        01         CITY      :    CROWNSVILLE
                   STATE/ZIP : MD  21032
    MORTGAGE AMOUNT :   457,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    456,918.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,199.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0031280605     MORTGAGORS: PETRILLA             JAMES
                               PETRILLA             DONNA
    REGION CODE    ADDRESS   : 4723 FROST LANE
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   335,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,170.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.94047
    ----------------------------------------------------------------
0   0031280894     MORTGAGORS: MAYHER               SUSAN

    REGION CODE    ADDRESS   : 103 WEST DRIVE
        01         CITY      :    MARGARETTA TWP.
                   STATE/ZIP : OH  43464
    MORTGAGE AMOUNT :   105,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,415.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       710.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.14800
    ----------------------------------------------------------------
0   0031281124     MORTGAGORS: RUBIN                ROBERT
                               HILL-RUBIN           JENNIFER
    REGION CODE    ADDRESS   : 2 MANNING WAY
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,790.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.27000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,458,850.00
                                P & I AMT:      9,942.93
                                UPB AMT:   1,457,074.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031281397     MORTGAGORS: TINKER               JOHN
                               TINKER               ELIZABETH
    REGION CODE    ADDRESS   : 24 KINGS HWY
        01         CITY      :    CHESTER
                   STATE/ZIP : CT  06412
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,268.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031281603     MORTGAGORS: REVIS                JOHN
                               REVIS                GEORGIA
    REGION CODE    ADDRESS   : 1500 WASHINGTON AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,435.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,555.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
0   0031281694     MORTGAGORS: DUERKSEN             ARDEN
                               DRENTEA              SIMONA
    REGION CODE    ADDRESS   : 2500 WEXFORD COURT
        01         CITY      :    NEW BRIGHTON
                   STATE/ZIP : MN  55112
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,599.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 83.63600
    ----------------------------------------------------------------
0   0031281777     MORTGAGORS: BRUDNO               ROBERT
                               BRUDNO               SHEILA
    REGION CODE    ADDRESS   : 3 WINGSPREAD LANE
        01         CITY      :    NANTUCKET
                   STATE/ZIP : MA  02554
    MORTGAGE AMOUNT :   623,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    622,072.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,356.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 27.68888
    ----------------------------------------------------------------
0   0031281892     MORTGAGORS: LAZARUS              KENNETH
                               LAZARUS              SARAH
    REGION CODE    ADDRESS   : 85 REVOLUTIONARY ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,499.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,864,500.00
                                P & I AMT:     12,857.92
                                UPB AMT:   1,861,874.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031281900     MORTGAGORS: MOODY                GEORGE
                               MOODY                SANDRA
    REGION CODE    ADDRESS   : 7458 WETHERINGTON DRIVE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : OH  45069
    MORTGAGE AMOUNT :   509,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,693.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.97600
    ----------------------------------------------------------------
0   0031282189     MORTGAGORS: SHERMAN              HOWARD
                               KAPLAN               ELISSA
    REGION CODE    ADDRESS   : 218 BENNER STREET
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : NJ  08904
    MORTGAGE AMOUNT :   125,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       846.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.10500
    ----------------------------------------------------------------
0   0031282304     MORTGAGORS: MULLIGAN             KEVIN
                               MULLIGAN             LINDA
    REGION CODE    ADDRESS   : 54 WORDEN STREET
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : NJ  07095
    MORTGAGE AMOUNT :   112,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    112,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       745.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031282775     MORTGAGORS: SCHWARTZ             SCOTT
                               SCHWARTZ             DEBRA
    REGION CODE    ADDRESS   : 42 LAURA LANE
        01         CITY      :    MORRISTOWN
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   570,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    568,970.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,591.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.25000
    ----------------------------------------------------------------
0   0031283278     MORTGAGORS: BALSINGER            JOHN
                               BALSINGER            HOLLY
    REGION CODE    ADDRESS   : 225 VERNA HILL ROAD
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,743.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,588,200.00
                                P & I AMT:     11,658.32
                                UPB AMT:   1,586,713.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031283708     MORTGAGORS: CIKANEK              HARRY
                               CIKANEK              ERICA
    REGION CODE    ADDRESS   : 2727 COLCHESTER ROAD
        01         CITY      :    CLEVELAND HEIGHTS
                   STATE/ZIP : OH  44106
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,672.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,374.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.86200
    ----------------------------------------------------------------
0   0031283922     MORTGAGORS: YANG                 MICHAEL
                               EVANS-YANG           DAWN
    REGION CODE    ADDRESS   : 25671 PACIFIC HILLS DRIVE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,165.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,015.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.23800
    ----------------------------------------------------------------
0   0031285414     MORTGAGORS: VIAULT               ANDRE
                               VIAULT               KATHRYN
    REGION CODE    ADDRESS   : 1333-1335 PRESTON WAY
        01         CITY      :    VENICE
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,410.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031285562     MORTGAGORS: DENNIS               MARK
                               DENNIS               BETH
    REGION CODE    ADDRESS   : 31 CAVESWOOD LANE
        01         CITY      :    OWING MILLS
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   298,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,132.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,036.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.83900
    ----------------------------------------------------------------
0   0031286214     MORTGAGORS: BOYLAND              NOEL
                               BOYLAND              LORI
    REGION CODE    ADDRESS   : 35 LAUREL HILL ROAD
        01         CITY      :    CENTERPORT
                   STATE/ZIP : NY  11721
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,724.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.04300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,491,600.00
                                P & I AMT:      9,961.91
                                UPB AMT:   1,489,106.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031286297     MORTGAGORS: RUE                  ELIZABETH
                               SEALEY               PETER
    REGION CODE    ADDRESS   : 13513 COUNTRY WAY
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   793,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    792,925.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,616.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 48.38400
    ----------------------------------------------------------------
0   0031286834     MORTGAGORS: FEUERSTEIN           JOSEPH
                               FEUERSTEIN           KRISTEN
    REGION CODE    ADDRESS   : 18625 BEVERLY ROAD SW
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98166
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,299.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.02600
    ----------------------------------------------------------------
0   0031286875     MORTGAGORS: WU                   FRANK
                               MENG                 PRISCILLA
    REGION CODE    ADDRESS   : 6 RED FEATHER COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,529.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,600.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 30.95200
    ----------------------------------------------------------------
0   0031287006     MORTGAGORS: VARLEY               BRIAN
                               VARLEY               JEANNE
    REGION CODE    ADDRESS   : 251 BULL MILL RD
        01         CITY      :    CHESTER
                   STATE/ZIP : NY  10918
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 87.50000
    ----------------------------------------------------------------
0   0031287519     MORTGAGORS: GRISWOLD             BRAD
                               GRISWOLD             VALERIE
    REGION CODE    ADDRESS   : 230 BELLA VISTA DRIVE
        01         CITY      :    BETHLEHEM
                   STATE/ZIP : PA  18017
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,597.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,265,000.00
                                P & I AMT:     15,962.31
                                UPB AMT:   2,263,143.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031287576     MORTGAGORS: SHAW                 ROBERT

    REGION CODE    ADDRESS   : 4 SPRING COURT
        01         CITY      :    UPPER MAKEFIELD TWP.
                   STATE/ZIP : PA  18977
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,789.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.75000
    ----------------------------------------------------------------
0   0031287782     MORTGAGORS: IREI                 MICHAEL
                               IREI                 MARTHA
    REGION CODE    ADDRESS   : 6202 EAST CALLE DEL MEDIA
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85251
    MORTGAGE AMOUNT :   314,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,007.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 87.36100
    ----------------------------------------------------------------
0   0031288202     MORTGAGORS: RUBIN                BURTON
                               RUBIN                CINDY
    REGION CODE    ADDRESS   : 9 SENTINEL ROAD
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,838.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.46400
    ----------------------------------------------------------------
0   0031288285     MORTGAGORS: ORTIZ                ROBERT
                               ORTIZ                JULIE
    REGION CODE    ADDRESS   : 20989 FLATBOAT COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,533.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.95500
    ----------------------------------------------------------------
0   0031288475     MORTGAGORS: KIRCHER              GARY
                               KIRCHER              LEONARDA
    REGION CODE    ADDRESS   : 1599 BAKER  RD.
        01         CITY      :    DEXTER
                   STATE/ZIP : MI  48130
    MORTGAGE AMOUNT :   150,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,282.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,026.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,419,900.00
                                P & I AMT:      9,692.04
                                UPB AMT:   1,418,613.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031288913     MORTGAGORS: DANIELS              WILLIAM
                               ZANO-DANIELS         LILIAN
    REGION CODE    ADDRESS   : 14808 GREEN POST COURT
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20121
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,803.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.53800
    ----------------------------------------------------------------
0   0031289184     MORTGAGORS: HORROCKS             MARK
                               HORROCKS             JORIE
    REGION CODE    ADDRESS   : 11 CARMEL WAY
        01         CITY      :    EATONTOWN
                   STATE/ZIP : NJ  07724
    MORTGAGE AMOUNT :   136,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    136,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,060.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031289424     MORTGAGORS: CLAYTON              DAVID
                               CLAYTON              MUREIL
    REGION CODE    ADDRESS   : 3325 NORTH HAWES ROAD
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85207
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,173.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.59500
    ----------------------------------------------------------------
0   0031289531     MORTGAGORS: ALTERMAN             HARVEY
                               MANUS                RHONDA
    REGION CODE    ADDRESS   : 30 BOUTON STREET
        01         CITY      :    SOUTH SALEM
                   STATE/ZIP : NY  10590
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.11500
    ----------------------------------------------------------------
0   0031289762     MORTGAGORS: TALBOT               RANDALL
                               TALBOT               MARGARET
    REGION CODE    ADDRESS   : 3421 EVERGREEN PT. RD
        01         CITY      :    MEDINA
                   STATE/ZIP : WA  98039
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    999,180.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,653.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 58.65100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,048,800.00
                                P & I AMT:     14,016.81
                                UPB AMT:   2,046,956.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031289804     MORTGAGORS: BASCARA              DAVY
                               BASCARA              YASMIN
    REGION CODE    ADDRESS   : 39 BUFORD ROAD
        01         CITY      :    ROBBINSVILLE
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,780.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.69400
    ----------------------------------------------------------------
0   0031289853     MORTGAGORS: TERLECKI             GREGORY
                               TERLECKI             PATRICIA
    REGION CODE    ADDRESS   : 6361 ALDERMAN DRIVE
        01         CITY      :    KINGSTOWNE
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,763.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031289879     MORTGAGORS: WEAVER               CRAIG
                               WEAVER               ELLEN
    REGION CODE    ADDRESS   : 913 COPES LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,781.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.14285
    ----------------------------------------------------------------
0   0031289887     MORTGAGORS: REMLINGER            LON
                               REMLINGER            DEBRA
    REGION CODE    ADDRESS   : 2949 CRAVEY DRIVE
        01         CITY      :    ALANTA
                   STATE/ZIP : GA  30345
    MORTGAGE AMOUNT :   304,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,962.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031289903     MORTGAGORS: VOIGHT               JACQUELINE

    REGION CODE    ADDRESS   : 21387 TWAIN TERRACE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   162,139.00  OPTION TO CONVERT :
    UNPAID BALANCE :    162,018.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,133.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,282,339.00
                                P & I AMT:      8,615.97
                                UPB AMT:   1,281,307.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031289929     MORTGAGORS: PHILLIPS             SHARON

    REGION CODE    ADDRESS   : 649 GOODRICH AVE
        01         CITY      :    SAINT PAUL
                   STATE/ZIP : MN  55105
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,796.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.26400
    ----------------------------------------------------------------
0   0031290182     MORTGAGORS: REGLI                WILLIAM
                               REGLI                LUCKY
    REGION CODE    ADDRESS   : 50 KINGS CREEK CIRCLE
        01         CITY      :    REHOBOTH BEACH
                   STATE/ZIP : DE  19971
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,516.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.41530
    ----------------------------------------------------------------
0   0031290232     MORTGAGORS: TAHAJIAN             DAVID
                               TAHAJIAN             CATHERINE
    REGION CODE    ADDRESS   : 40 LINCOLN STREET
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   398,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,104.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,785.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.68000
    ----------------------------------------------------------------
0   0031290927     MORTGAGORS: ALSTON               EDWARD
                               ALSTON               SHEILA
    REGION CODE    ADDRESS   : 5321 S. HOLT AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90056
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,731.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,346.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.18100
    ----------------------------------------------------------------
0   0031291503     MORTGAGORS: MC CARTHY            KARL
                               MC CARTHY            KATHLEEN
    REGION CODE    ADDRESS   : 61 COSMA ROAD
        01         CITY      :    EASTON
                   STATE/ZIP : MA  02356
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,297.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.63600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,524,900.00
                                P & I AMT:     10,314.33
                                UPB AMT:   1,523,446.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031291750     MORTGAGORS: TAYLOR               FREDRICK
                               SHARP                BARBARA
    REGION CODE    ADDRESS   : 2 ELLEN CT.
        01         CITY      :    WAYSIDE
                   STATE/ZIP : NJ  07712
    MORTGAGE AMOUNT :   167,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,139.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.88700
    ----------------------------------------------------------------
0   0031292808     MORTGAGORS: TAYLOR               MARY
                               PHENNER              LEE
    REGION CODE    ADDRESS   : 131 MAGAZINE STREET, UNIT #3
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02139
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 84.93500
    ----------------------------------------------------------------
0   0031293061     MORTGAGORS: MCKINLEY             DAVID
                               MCKINLEY             SHARON
    REGION CODE    ADDRESS   : 46 CRANE NECK ROAD
        01         CITY      :    OLD FIELD
                   STATE/ZIP : NY  11733
    MORTGAGE AMOUNT :   411,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,854.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,701.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031293210     MORTGAGORS: SAMSON               DANIEL
                               SAMSON               VIVIAN
    REGION CODE    ADDRESS   : 52 KNOX AVENUE
        01         CITY      :    CLIFFSIDE PARK
                   STATE/ZIP : NJ  07010
    MORTGAGE AMOUNT :   164,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,146.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031293913     MORTGAGORS: HETTLER              DAVID
                               HETTLER              SANDI
    REGION CODE    ADDRESS   : 10302 MYSTIC MEADOW WAY
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   479,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    478,568.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,310.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.50700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,486,500.00
                                P & I AMT:     10,060.72
                                UPB AMT:   1,485,422.87

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031294291     MORTGAGORS: KEPLESKY             JAMES
                               KEPLESKY             ELIZABETH
    REGION CODE    ADDRESS   : 11 SACHEM ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : CT  06883
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,624.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,166.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.41100
    ----------------------------------------------------------------
0   0031294440     MORTGAGORS: BRADLEY              MARK

    REGION CODE    ADDRESS   : 9 VICTORIA LANE
        01         CITY      :    MORRIS TOWNSHIP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,494.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,463.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031294689     MORTGAGORS: CUNNINGHAM           STEVEN
                               CUNNINGHAM           LYNN
    REGION CODE    ADDRESS   : 448 HOMESTEAD AVE
        01         CITY      :    METAIRIE
                   STATE/ZIP : LA  70005
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031294705     MORTGAGORS: SCOTT                DONALD

    REGION CODE    ADDRESS   : 40 FOREST DRIVE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   236,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,617.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------
0   0031294838     MORTGAGORS: SCHEIFELE            CARL
                               SCHEIFELE            PAMELA
    REGION CODE    ADDRESS   : 1660 LITTLE CONESTOGA ROAD
        01         CITY      :    GLENMOORE
                   STATE/ZIP : PA  19343
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,419.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,045.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,774,050.00
                                P & I AMT:     12,432.96
                                UPB AMT:   1,771,922.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031294853     MORTGAGORS: DOBSON               DOMINIC
                               DOBSON               KRISTEN
    REGION CODE    ADDRESS   : 9520 NE 24TH STREET
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98004
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,279.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,510.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031295686     MORTGAGORS: DELUCA               CHRISTOPHER
                               DELUCA               JULIE
    REGION CODE    ADDRESS   : 108 RIVERBEND DRIVE
        01         CITY      :    GROTON
                   STATE/ZIP : MA  01450
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,804.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.71700
    ----------------------------------------------------------------
0   0031296056     MORTGAGORS: LUCAS                DANIEL
                               LUCAS                SHANNON
    REGION CODE    ADDRESS   : 216 E BANTA ROAD
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46227
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,797.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.92900
    ----------------------------------------------------------------
0   0031296205     MORTGAGORS: LIVINGSTON           JOHN
                               LIVINGSTON           ELIZABETH
    REGION CODE    ADDRESS   : 1522 PACIFIC RANCH
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,056.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031296635     MORTGAGORS: ROSADO               ALINA
                               ROSADO               DON
    REGION CODE    ADDRESS   : 3665 RIVER HOLLOW RUN
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30096
    MORTGAGE AMOUNT :   257,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,693.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.96600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,551,150.00
                                P & I AMT:     10,823.13
                                UPB AMT:   1,549,631.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031296742     MORTGAGORS: QUINEHAN             CRAIG
                               QUINEHAN             JANE
    REGION CODE    ADDRESS   : 5221 169TH LANE NW
        01         CITY      :    ANDOVER
                   STATE/ZIP : MN  55304
    MORTGAGE AMOUNT :   253,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,257.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031296783     MORTGAGORS: STONEHOCKER          TIM
                               STONEHOCKER          JENNIFER
    REGION CODE    ADDRESS   : 3825 GREEN VALLEY LANE
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52411
    MORTGAGE AMOUNT :   247,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,007.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031296825     MORTGAGORS: ZAMZOK               JONATHAN
                               ZAMZOK               DIANE
    REGION CODE    ADDRESS   : 227 BEDFORD ROAD
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06831
    MORTGAGE AMOUNT :   900,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    898,626.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,216.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 65.45400
    ----------------------------------------------------------------
0   0031297138     MORTGAGORS: GERBER               JOSEPH
                               GERBER               BEVERLY
    REGION CODE    ADDRESS   : 1367 WEST INDIAN CREEK DRIVE
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,658.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,673.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.29361
    ----------------------------------------------------------------
0   0031297245     MORTGAGORS: VIOLANTE             ROBERT
                               VIOLANTE             JANIS
    REGION CODE    ADDRESS   : 16 PHEASANT HOLLOW ROAD
        01         CITY      :    NATICK
                   STATE/ZIP : MA  01760
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.32800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,107,650.00
                                P & I AMT:     14,322.56
                                UPB AMT:   2,105,302.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031297344     MORTGAGORS: WARMINGTON           JAMES
                               WARMINGTON           VICTORIA
    REGION CODE    ADDRESS   : 307 FAIRWAY ROAD
        01         CITY      :    SUN VALLEY
                   STATE/ZIP : ID  83353
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    998,395.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,737.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 30.30300
    ----------------------------------------------------------------
0   0031297351     MORTGAGORS: HERRON               KEITH
                               HERRON               LISA
    REGION CODE    ADDRESS   : 13019 AVENIDA LA VALENCIA
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,750.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031297468     MORTGAGORS: WARMINGTON           EDWARD

    REGION CODE    ADDRESS   : 125 VIA KORON
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,587.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 42.18700
    ----------------------------------------------------------------
0   0031297484     MORTGAGORS: FORSYTHE             JAMES
                               FORSYTHE             BETTY
    REGION CODE    ADDRESS   : 29567 N. GILMER RD.
        01         CITY      :    GRAYSLAKE
                   STATE/ZIP : IL  60030
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,648.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,069.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.64864
    ----------------------------------------------------------------
0   0031297575     MORTGAGORS: CRANNY               MICHAEL
                               CRANNY               DEBORAH
    REGION CODE    ADDRESS   : 154 OJIBWA RD. N.
        01         CITY      :    BRAINERD
                   STATE/ZIP : MN  56401
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,819.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,582.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,272,000.00
                                P & I AMT:     15,437.41
                                UPB AMT:   2,269,202.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031297674     MORTGAGORS: HANOYAN              ZACHARY
                               HANOYAN              HELENE
    REGION CODE    ADDRESS   : 74 FORD ROAD
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,544.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,955.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0031297724     MORTGAGORS: PENNINGTON           RONALD
                               PENNINGTON           LAURA
    REGION CODE    ADDRESS   : 851 WEST LATIMER AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,650.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.08500
    ----------------------------------------------------------------
0   0031297740     MORTGAGORS: LAUBER               MICHAEL
                               FLANDERS             MARYBETH
    REGION CODE    ADDRESS   : 38 UNION PARK
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,656.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,362.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 42.41000
    ----------------------------------------------------------------
0   0031299001     MORTGAGORS: JACKAPINO            GERALD
                               JACKAPINO            KELLY
    REGION CODE    ADDRESS   : 38 VIRGINA AVENUE
        01         CITY      :    HAZLET
                   STATE/ZIP : NJ  07730
    MORTGAGE AMOUNT :   130,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    130,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       897.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.78700
    ----------------------------------------------------------------
0   0031299407     MORTGAGORS: BRACAGLIA            JOHN
                               BRACAGLIA            DEBORAH
    REGION CODE    ADDRESS   : 55 LAKE ROAD
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,294.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,546.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 61.15384
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,478,500.00
                                P & I AMT:     10,405.93
                                UPB AMT:   1,477,144.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031299605     MORTGAGORS: HANSEN               RAY
                               HANSEN               NANCY
    REGION CODE    ADDRESS   : 730 NORTH ROSEMARY DRIVE
        01         CITY      :    BRYAN
                   STATE/ZIP : TX  77802
    MORTGAGE AMOUNT :   473,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,812.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,351.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.31800
    ----------------------------------------------------------------
0   0031299621     MORTGAGORS: ERKER                CHRIS
                               MIKELONIS            LISA
    REGION CODE    ADDRESS   : 863 BONDE COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,730.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,632.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.82800
    ----------------------------------------------------------------
0   0031299779     MORTGAGORS: SMOTHERS             WILLIAM

    REGION CODE    ADDRESS   : 3180 ADAM KEELING ROAD
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,454.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,290.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031300205     MORTGAGORS: MORGAN               MARGIE
                               RUANE                PETER
    REGION CODE    ADDRESS   : 256 TILDEN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   774,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    772,818.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,345.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 68.80000
    ----------------------------------------------------------------
0   0031300221     MORTGAGORS: STERNTHAL            ELLIOT
                               STERNTHAL            ADRIANNE
    REGION CODE    ADDRESS   : 1420 BEACON STREET
        01         CITY      :    WABAN
                   STATE/ZIP : MA  02168
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,761.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,289,500.00
                                P & I AMT:     15,956.60
                                UPB AMT:   2,286,577.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031300312     MORTGAGORS: TOLINS               NORA
                               TOLINS               ROBERT
    REGION CODE    ADDRESS   : 60 WILLOWGATE RISE
        01         CITY      :    HOLLISTON
                   STATE/ZIP : MA  01746
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,816.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,079.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 84.08400
    ----------------------------------------------------------------
0   0031300940     MORTGAGORS: GUIDO                ANTHONY
                               GUIDO                DORIS
    REGION CODE    ADDRESS   : 20812 SWANS WAY
        01         CITY      :    DEER PARK
                   STATE/ZIP : IL  60010
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 48.78000
    ----------------------------------------------------------------
0   0031301724     MORTGAGORS: MITCHELL             SCOTT
                               MITCHELL             SONIA
    REGION CODE    ADDRESS   : 22 KENNEL HILL DRIVE
        01         CITY      :    BEVERLY
                   STATE/ZIP : MA  01915
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,840.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,450.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 92.92000
    ----------------------------------------------------------------
0   0031301807     MORTGAGORS: HATCHER              NELSON
                               HATCHER              DEBBIE
    REGION CODE    ADDRESS   : 7531 TERRY COURT
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,781.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031301989     MORTGAGORS: BAILEY               RITA
                               BAILEY               ROBERT
    REGION CODE    ADDRESS   : 27 BEACH DRIVE
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   483,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,623.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.55200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,553,000.00
                                P & I AMT:     10,806.46
                                UPB AMT:   1,551,833.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031302086     MORTGAGORS: DAILEY               JOHN
                               DAILEY               JANEY
    REGION CODE    ADDRESS   : 2065 ROBERTS PLACE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,616.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.13400
    ----------------------------------------------------------------
0   0031302151     MORTGAGORS: GORDON               BRUCE
                               SMITH                MARSHA
    REGION CODE    ADDRESS   : 2233 275TH COURT S.E.
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,488.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.38300
    ----------------------------------------------------------------
0   0031302268     MORTGAGORS: SPITZFADEN           HAROLD
                               STAUDT               MARY
    REGION CODE    ADDRESS   : 492 OENOKE RIDGE
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   493,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,615.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,363.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.66600
    ----------------------------------------------------------------
0   0031302433     MORTGAGORS: MATTINGLY            BONNIE

    REGION CODE    ADDRESS   : 22204 WILLISVILLE ROAD
        01         CITY      :    UPPERVILLE
                   STATE/ZIP : VA  20184
    MORTGAGE AMOUNT :   449,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,290.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,029.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.94100
    ----------------------------------------------------------------
0   0031302474     MORTGAGORS: BARSNESS             GEORGE
                               BARSNESS             KATHRINE
    REGION CODE    ADDRESS   : 309 MANSION DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22302
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,318.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,863.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.40600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,947,650.00
                                P & I AMT:     13,240.90
                                UPB AMT:   1,945,329.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031302649     MORTGAGORS: YU                   FREDERICK

    REGION CODE    ADDRESS   : 1545 RANCHO AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,975.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.45000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.45000  PRODUCT CODE      :   250
    LTV :                 78.26087
    ----------------------------------------------------------------
0   0031302672     MORTGAGORS: ALLEN                JEFFREY
                               ALLEN                WENDY
    REGION CODE    ADDRESS   : 6835 FORTUNA ROAD
        01         CITY      :    GOLETA
                   STATE/ZIP : CA  93117
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,287.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   250
    LTV :                 79.03200
    ----------------------------------------------------------------
0   0031302698     MORTGAGORS: PEREIRA              BRIAN
                               PEREIRA              LISA
    REGION CODE    ADDRESS   : 538 KNOLLWOOD COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,377.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,428.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031302755     MORTGAGORS: COWANS               MARK
                               COWANS               CAROL
    REGION CODE    ADDRESS   : 1461 HALIBUT STREET
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,807.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,726.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 78.78700
    ----------------------------------------------------------------
0   0031303324     MORTGAGORS: PARIS                SCOT
                               PARIS                SANDRA
    REGION CODE    ADDRESS   : 17 TWILIGHT CIRCLE
        01         CITY      :    COLLEGEVILLE
                   STATE/ZIP : PA  19426
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,815.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,509,000.00
                                P & I AMT:     10,506.51
                                UPB AMT:   1,504,263.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031303415     MORTGAGORS: RICHARDS             STEPHEN
                               RICHARDS             JEANNE
    REGION CODE    ADDRESS   : 16 BALMORAL ROAD
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,779.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.31500
    ----------------------------------------------------------------
0   0031303837     MORTGAGORS: DE VOL               DAVID
                               DE VOL               KAY
    REGION CODE    ADDRESS   : 1 LAKE HELIX DRIVE
        01         CITY      :    LA MESA
                   STATE/ZIP : CA  91941
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,499.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,441.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.63100
    ----------------------------------------------------------------
0   0031304140     MORTGAGORS: CHARMELLO            JOSEPH
                               CHARMELLO            ALYSSA
    REGION CODE    ADDRESS   : 33 WETHERHILL WAY
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08810
    MORTGAGE AMOUNT :   169,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,138.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.78400
    ----------------------------------------------------------------
0   0031304173     MORTGAGORS: CHATTOPADHYAY        PINAKI
                               CHATTOPADHYAY        RUMANA
    REGION CODE    ADDRESS   : 7 FALCON COURT
        01         CITY      :    OLD BRIDGE
                   STATE/ZIP : NJ  08857
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,716.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,174.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.21700
    ----------------------------------------------------------------
0   0031304231     MORTGAGORS: FANTUZZI             ALFRED
                               FANTUZZI             ALYSCEA
    REGION CODE    ADDRESS   : 44 DOGWOOD ROAD
        01         CITY      :    MORRIS PLAINS
                   STATE/ZIP : NJ  07950
    MORTGAGE AMOUNT :   213,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,471.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.75000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,167,000.00
                                P & I AMT:      8,228.80
                                UPB AMT:   1,165,994.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031304272     MORTGAGORS: CHELIUS              GERALD
                               CHELIUS              VIRGINIA
    REGION CODE    ADDRESS   : 13 FRANCES COURT
        01         CITY      :    MANCHESTER
                   STATE/ZIP : NJ  08759
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    200,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,364.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.43100
    ----------------------------------------------------------------
0   0031304306     MORTGAGORS: LUCAS                ALBERT
                               YOUNG                MITZI
    REGION CODE    ADDRESS   : 5806 OGDEN  COURT
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,747.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031304397     MORTGAGORS: BURT                 CHRISTOPHER
                               BURT                 KATHYRN
    REGION CODE    ADDRESS   : 123 WAHACKME ROAD
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   565,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    564,158.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,950.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.66700
    ----------------------------------------------------------------
0   0031305295     MORTGAGORS: STEIN                CLEONNE

    REGION CODE    ADDRESS   : 24378 MORNINGTON DRIVE
        01         CITY      :    SANTA CLARITA (VALENCIA A
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,368.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.25200
    ----------------------------------------------------------------
0   0031305329     MORTGAGORS: CRAWFORD             JOAN

    REGION CODE    ADDRESS   : 4236 WEST ARM DRIVE
        01         CITY      :    SPRING PARK
                   STATE/ZIP : MN  55384
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,530.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,829,000.00
                                P & I AMT:     12,703.46
                                UPB AMT:   1,826,805.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031306483     MORTGAGORS: DAVISON              HENRY
                               DAVISON              OAKLEY
    REGION CODE    ADDRESS   : 20 RED FOX COURT
        01         CITY      :    SKILLMAN
                   STATE/ZIP : NJ  08558
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,785.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.93300
    ----------------------------------------------------------------
0   0031306996     MORTGAGORS: COHEN                BRUCE
                               COHEN                ROBYN
    REGION CODE    ADDRESS   : 408 PRINCE ROYAL DRIVE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   373,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,308.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031307127     MORTGAGORS: MARTIN               JAMES
                               MARTIN               SUSAN
    REGION CODE    ADDRESS   : 513 BEAUREGUARD DRIVE SE
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,490.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.48700
    ----------------------------------------------------------------
0   0031307325     MORTGAGORS: MAZZURCO             VINCENZO

    REGION CODE    ADDRESS   : 5952 WILSON AVENUE SOUTH
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98118
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,480.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031307416     MORTGAGORS: NORRIS               GILLIAN

    REGION CODE    ADDRESS   : 127 NORTHCREST DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   332,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,159.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,352.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.93000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,652,000.00
                                P & I AMT:     11,407.13
                                UPB AMT:   1,650,225.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031307481     MORTGAGORS: FLORENZ              DOMENIC
                               FLORENZ              MARY
    REGION CODE    ADDRESS   : 1079 TILLINGHAST ROAD
        01         CITY      :    EAST GREENWICH
                   STATE/ZIP : RI  02818
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,738.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.66600
    ----------------------------------------------------------------
0   0031307846     MORTGAGORS: JENKALA              SAM
                               JENKALA              ZIVA
    REGION CODE    ADDRESS   : 3508 ALANA DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   601,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,105.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,202.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.70500
    ----------------------------------------------------------------
0   0031308125     MORTGAGORS: VUKIC                GEORGE
                               VUKIC                MICHELLE
    REGION CODE    ADDRESS   : 1339 ORANGE AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   335,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,134.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.43800
    ----------------------------------------------------------------
0   0031308224     MORTGAGORS: DEAN                 WILLIE
                               DEAN                 PAMELA
    REGION CODE    ADDRESS   : 10812 YUKON AVE SOUTH
        01         CITY      :    BLOOMINGTON
                   STATE/ZIP : MN  55438
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,815.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.68700
    ----------------------------------------------------------------
0   0031308398     MORTGAGORS: FOLEY                KEVIN
                               FOLEY                CHERRY
    REGION CODE    ADDRESS   : 12861 QUITO ROAD
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,621.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,589.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.55500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,779,700.00
                                P & I AMT:     12,263.69
                                UPB AMT:   1,777,415.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031308612     MORTGAGORS: GRUMBACH             JAMES
                               BUTLER               ELIZABETH
    REGION CODE    ADDRESS   : 7 WINTHROP ROAD
        01         CITY      :    WAYLAND
                   STATE/ZIP : MA  01778
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,664.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,933.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.18100
    ----------------------------------------------------------------
0   0031308711     MORTGAGORS: ZUBIZARRETA          GABRIEL
                               BROOKS               HANNAH
    REGION CODE    ADDRESS   : 1148 POMEROY AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   169,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,229.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,200.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031308729     MORTGAGORS: BURNS                RANDY
                               BURNS                ALISSA
    REGION CODE    ADDRESS   : 5745 RIVIERA DRIVE
        01         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33146
    MORTGAGE AMOUNT :   283,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,617.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031308737     MORTGAGORS: CAMERON              STEPHEN

    REGION CODE    ADDRESS   : 2735 SYLVAN WAY
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :   355,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,671.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,483.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031308752     MORTGAGORS: COUTINHO             RUSSELL
                               COUTINHO             KATHLEEN
    REGION CODE    ADDRESS   : 21524 S MATTOX CT
        01         CITY      :    JOLIET
                   STATE/ZIP : IL  60431
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,280.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,224.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,548,350.00
                                P & I AMT:     10,796.81
                                UPB AMT:   1,546,463.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031308836     MORTGAGORS: AKIN                 SADRI
                               AKIN                 MARIE
    REGION CODE    ADDRESS   : 14 LA SIERRA DRIVE
        01         CITY      :    POMONA
                   STATE/ZIP : CA  91766
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,765.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031308950     MORTGAGORS: DORFLAUFER           ALAN
                               DORFLAUFER           JACALYN
    REGION CODE    ADDRESS   : 13 WINDSOR DRIVE
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031309347     MORTGAGORS: BRAZICKI             ROBERT
                               BRAZICKI             JAYE
    REGION CODE    ADDRESS   : 24 WYCKOFF PLACE
        01         CITY      :    FRANKLIN PARK
                   STATE/ZIP : NJ  08823
    MORTGAGE AMOUNT :   309,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,015.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,111.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.96600
    ----------------------------------------------------------------
0   0031309644     MORTGAGORS: BORTNICK             RONALD
                               BORTNICK             SHERRY
    REGION CODE    ADDRESS   : 6825 GRENADIER BLVD #1102
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  34108
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.49500
    ----------------------------------------------------------------
0   0031310071     MORTGAGORS: TUESCHER             EDWARD
                               MUELLER              ANDREAS
    REGION CODE    ADDRESS   : 128 LA GOMA STREET
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,001.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,400.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,573,500.00
                                P & I AMT:     10,949.31
                                UPB AMT:   1,571,325.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031310543     MORTGAGORS: WATSON               THOMAS
                               RANDOLPH             PENELOPE
    REGION CODE    ADDRESS   : 45 DEPOT ROAD
        01         CITY      :    TRURO
                   STATE/ZIP : MA  02660
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,888.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,048.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031310709     MORTGAGORS: DUMA                 WILLIAM
                               MILLER-DUMA          JOY
    REGION CODE    ADDRESS   : 12060 48TH AVENUE NORTH
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : MN  55442
    MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,310.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,723.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.70600
    ----------------------------------------------------------------
0   0031310840     MORTGAGORS: YAMAN                ALPASLAN

    REGION CODE    ADDRESS   : 3 ADAMS TERRACE
        01         CITY      :    CLIFTON
                   STATE/ZIP : NJ  07013
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,743.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,117.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.22222
    ----------------------------------------------------------------
0   0031312101     MORTGAGORS: DITROLIO             MICHAEL

    REGION CODE    ADDRESS   : 9 68TH STREET
        01         CITY      :    SEA ISLE CITY
                   STATE/ZIP : NJ  08243
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,813.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       978.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 57.44600
    ----------------------------------------------------------------
0   0031312127     MORTGAGORS: BYUN                 JEE
                               BYUN                 TEA
    REGION CODE    ADDRESS   : 1926 CAMINITO DE LA VALLE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   251,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,707.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     925,600.00
                                P & I AMT:      6,581.02
                                UPB AMT:     924,462.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031312226     MORTGAGORS: CHINEWORTH           LAURI

    REGION CODE    ADDRESS   : 1435 SOUTH PRAIRIE UNIT G-53
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60605
    MORTGAGE AMOUNT :   230,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
0   0031312358     MORTGAGORS: STEIN                LEONARD
                               STEIN                HERMINA
    REGION CODE    ADDRESS   : 13 MARY LANE
        01         CITY      :    GREENVALE
                   STATE/ZIP : NY  11548
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,204.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031312846     MORTGAGORS: HAGEMAN              KEITH
                               HAGEMAN              BERTHA
    REGION CODE    ADDRESS   : 15612 59TH DRIVE S.E.
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98290
    MORTGAGE AMOUNT :   232,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,854.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031312853     MORTGAGORS: GIALLOMBARDO         CARL
                               GIALLOMBARDO         ELISA
    REGION CODE    ADDRESS   : 17 LAFAYETTE PLACE
        01         CITY      :    WOBURN
                   STATE/ZIP : MA  01801
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,605.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031313018     MORTGAGORS: CULPEPPER            JANICE

    REGION CODE    ADDRESS   : 1734 BEACON STREET #2
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,745.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.28972
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,558,500.00
                                P & I AMT:     10,982.50
                                UPB AMT:   1,557,505.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031313182     MORTGAGORS: HARTZ                JAMES
                               HARTZ                ALEXANDRA
    REGION CODE    ADDRESS   : 510 PRINCE STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,221.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,940.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 62.85700
    ----------------------------------------------------------------
0   0031313190     MORTGAGORS: VANSTROM             PETER
                               VANSTROM             BETTY
    REGION CODE    ADDRESS   : 315 HIGH BRANCH WAY
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30075
    MORTGAGE AMOUNT :   292,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,477.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031313356     MORTGAGORS: AHMAD                SABAH
                               AHMAD                SUZANNE
    REGION CODE    ADDRESS   : 11602 HAUGH'S CHURCH ROAD
        01         CITY      :    KEYMAR
                   STATE/ZIP : MD  21757
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,821.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031313448     MORTGAGORS: SMITHSON             DORIEN

    REGION CODE    ADDRESS   : 301 LYNCROFT ROAD
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10804
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,790.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.78000
    ----------------------------------------------------------------
0   0031313760     MORTGAGORS: SPENCER              JOHN
                               SPENCER              SHEREE-ANN
    REGION CODE    ADDRESS   : 174 SOUTH MOUNTAIN AVENUE
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07042
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,820.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,592,700.00
                                P & I AMT:     11,160.47
                                UPB AMT:   1,591,131.26

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031313810     MORTGAGORS: COLLINS              TERRY
                               COLLINS              ANN
    REGION CODE    ADDRESS   : 12110 SANGSTERS COURT
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,503.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 35.71400
    ----------------------------------------------------------------
0   0031313851     MORTGAGORS: MORRIS               DAVID
                               MORRIS               KAREN
    REGION CODE    ADDRESS   : 5634 WESTMINSTER DRIVE
        01         CITY      :    SOLON
                   STATE/ZIP : OH  44139
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031314008     MORTGAGORS: AUBELE               JAMES
                               AUBELE               BETH
    REGION CODE    ADDRESS   : 4416 LANDPIPER COURT
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   196,216.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,923.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,371.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031314230     MORTGAGORS: LUBCHENCO            DAVID
                               LUBCHENCO            HOLLIE
    REGION CODE    ADDRESS   : 343 GARFIELD STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80206
    MORTGAGE AMOUNT :   341,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,940.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031314495     MORTGAGORS: HOFIUS               JULIE
                               HOFIUS               NEAL
    REGION CODE    ADDRESS   : 12794 WEINKAUF PLACE
        01         CITY      :    AITKIN
                   STATE/ZIP : MN  56431
    MORTGAGE AMOUNT :   234,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,521.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,621.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.54000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,394,716.00
                                P & I AMT:      9,499.84
                                UPB AMT:   1,393,489.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031314644     MORTGAGORS: HILL                 WILLIAM

    REGION CODE    ADDRESS   : 108 67TH STREET
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23451
    MORTGAGE AMOUNT :   308,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,378.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.24285
    ----------------------------------------------------------------
0   0031315146     MORTGAGORS: SCHNEIDER            BERNARD
                               SCHNEIDER            WENDY
    REGION CODE    ADDRESS   : 260 TERRELL ROAD WEST
        01         CITY      :    CHARLOTTESVILLE
                   STATE/ZIP : VA  22901
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,723.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031315195     MORTGAGORS: WORRIS               MARK
                               WORRIS               LESLIE
    REGION CODE    ADDRESS   : 108 OAKDALE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02161
    MORTGAGE AMOUNT :   256,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,971.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.10900
    ----------------------------------------------------------------
0   0031315724     MORTGAGORS: RADINSKY             ADAM
                               RADINSKY             KELLY
    REGION CODE    ADDRESS   : 1730 CALIFORNIA AVENUE #5
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   271,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,864.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.63700
    ----------------------------------------------------------------
0   0031315831     MORTGAGORS: SMETAK               EDWARD
                               SMETAK               CYNTHIA
    REGION CODE    ADDRESS   : 1008 WHISPERING FOREST DRIVE
        01         CITY      :    BIG BEAR CITY
                   STATE/ZIP : CA  92314
    MORTGAGE AMOUNT :    66,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     65,862.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       478.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 37.71400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,266,350.00
                                P & I AMT:      8,701.30
                                UPB AMT:   1,264,800.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031316367     MORTGAGORS: CONROY               JAMES
                               CONROY               MARY
    REGION CODE    ADDRESS   : 100 OLD WASHINGTON ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   252,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,198.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.87500
    ----------------------------------------------------------------
0   0031316698     MORTGAGORS: GALLAGHER            KAREN
                               GALLAGHER            BRIAN
    REGION CODE    ADDRESS   : 70 FITCH LANE
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,721.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 45.18000
    ----------------------------------------------------------------
0   0031316789     MORTGAGORS: YUK                  CHONG
                               YUK                  CHO
    REGION CODE    ADDRESS   : 7259 MCLEAN COMMONS LANE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,528.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.84600
    ----------------------------------------------------------------
0   0031317118     MORTGAGORS: COHEN                ALBERT
                               COHEN                RITA
    REGION CODE    ADDRESS   : 56655 MAIN ROAD
        01         CITY      :    SOUTHOLD
                   STATE/ZIP : NY  11971
    MORTGAGE AMOUNT :   165,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,871.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,125.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 36.26373
    ----------------------------------------------------------------
0   0031317134     MORTGAGORS: WERTHMAN             JERRY
                               WERTHMAN             CYNTHIA
    REGION CODE    ADDRESS   : 9900 HIDDEN TRAIL COURT
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,719.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,439,400.00
                                P & I AMT:      9,813.37
                                UPB AMT:   1,438,038.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031317225     MORTGAGORS: MUNK                 JEFFREY
                               MUNK                 TAMARA
    REGION CODE    ADDRESS   : 4920 UPTON ST NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   472,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    471,622.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,179.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.51500
    ----------------------------------------------------------------
0   0031317290     MORTGAGORS: DUPRIEST             MARK
                               DUPRIEST             BARBARA
    REGION CODE    ADDRESS   : 112 DUSTIN CIRCLE
        01         CITY      :    WEATHERFORD
                   STATE/ZIP : TX  76087
    MORTGAGE AMOUNT :   285,423.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,892.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.35500
    ----------------------------------------------------------------
0   0031317589     MORTGAGORS: SCULLY               VINCENT
                               SCULLY               ANETTE
    REGION CODE    ADDRESS   : 530 WHEATRIDGE BLUFF
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30075
    MORTGAGE AMOUNT :   293,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,026.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031317852     MORTGAGORS: BENTON               LARRY
                               BENTON               CECILIA
    REGION CODE    ADDRESS   : 2900 CHINABERRY DRIVE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MO  65201
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,688.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.60000
    ----------------------------------------------------------------
0   0031317928     MORTGAGORS: TIRADO               SANDRA
                               SANTIAGO             GABRIEL
    REGION CODE    ADDRESS   : 4607 HEREND PLACE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22032
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,184.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,753,173.00
                                P & I AMT:     12,030.38
                                UPB AMT:   1,751,414.52

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031317969     MORTGAGORS: BUJDUVEANU           NICOLAE
                               BUJDUVEANU           TANASE
    REGION CODE    ADDRESS   : 62-05 ALDERTON STREET
        01         CITY      :    REGO PARK
                   STATE/ZIP : NY  11374
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,783.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.74600
    ----------------------------------------------------------------
0   0031318058     MORTGAGORS: FEENEY               WILLIAM
                               FEENEY               SYLVIA
    REGION CODE    ADDRESS   : 1183 DEBBIE HILL ROAD
        01         CITY      :    COTATI
                   STATE/ZIP : CA  94931
    MORTGAGE AMOUNT :   278,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,696.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.52500
    ----------------------------------------------------------------
0   0031318793     MORTGAGORS: KOLLAER              JIM
                               KOLLAER              SALLY
    REGION CODE    ADDRESS   : 10318 PINE FOREST ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77042
    MORTGAGE AMOUNT :   260,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,142.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.44200
    ----------------------------------------------------------------
0   0031319205     MORTGAGORS: ALBIN                DANTE
                               ALBIN                BARBARA
    REGION CODE    ADDRESS   : 4471 SHADY POINT PLACE
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  20151
    MORTGAGE AMOUNT :   321,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,173.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031319338     MORTGAGORS: SMALIGO              RICHARD
                               SMALIGO              LINDA
    REGION CODE    ADDRESS   : 32 FIELDCREST DRIVE
        01         CITY      :    TRUMBULL
                   STATE/ZIP : CT  06611
    MORTGAGE AMOUNT :   265,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,890.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.31400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,440,500.00
                                P & I AMT:     10,172.33
                                UPB AMT:   1,438,685.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031319767     MORTGAGORS: THOMAS               JEFFREY

    REGION CODE    ADDRESS   : 109-113 N ORIANNA STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19106
    MORTGAGE AMOUNT :   341,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,110.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,523.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.89400
    ----------------------------------------------------------------
0   0031319817     MORTGAGORS: FUHR                 JOHN
                               FUHR                 BETH
    REGION CODE    ADDRESS   : 485 42ND STREET
        01         CITY      :    AVALON
                   STATE/ZIP : NJ  08202
    MORTGAGE AMOUNT :   313,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,467.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.49400
    ----------------------------------------------------------------
0   0031319833     MORTGAGORS: PETRIELLO            JOHN
                               WARD                 ANNE
    REGION CODE    ADDRESS   : 200 MELROSE PLACE
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031320021     MORTGAGORS: BAUMAN               SYLVAN
                               HUSTON-BAUMAN        MARGARET
    REGION CODE    ADDRESS   : 5 BLANCHE DRIVE
        01         CITY      :    PLUMSTED
                   STATE/ZIP : NJ  08533
    MORTGAGE AMOUNT :   153,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,074.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031320138     MORTGAGORS: MILLER               DUNCAN
                               MILLER               HOLLY
    REGION CODE    ADDRESS   : 1 DONOVAN DRIVE
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,709.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,481,550.00
                                P & I AMT:     10,402.36
                                UPB AMT:   1,480,637.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031320443     MORTGAGORS: VACCARI              WILLIAM
                               VACCARI              DONNA
    REGION CODE    ADDRESS   : 118 SPENCER AVENUE
        01         CITY      :    CHELSEA
                   STATE/ZIP : MA  02150
    MORTGAGE AMOUNT :   120,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,517.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       874.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031320658     MORTGAGORS: NICHOL               THOMAS
                               NICHOL               CONSTANCE
    REGION CODE    ADDRESS   : 6148 OAK FOREST WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   343,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,431.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,399.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031320732     MORTGAGORS: BLOOM                GORDON
                               BLOOM                BARBARA
    REGION CODE    ADDRESS   : 960 WYNSTONE DRIVE
        01         CITY      :    JEFFERSON
                   STATE/ZIP : SD  57038
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,274.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.41900
    ----------------------------------------------------------------
0   0031321151     MORTGAGORS: CEFALU               JOHN
                               CEFALU               RHONDA
    REGION CODE    ADDRESS   : 2134 HIGHLAND RIDGE DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : MD  21131
    MORTGAGE AMOUNT :   581,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    580,785.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,915.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031321482     MORTGAGORS: LOWTHER              JACK
                               LOWTHER              CYNTHIA
    REGION CODE    ADDRESS   : 15210 SHANNONDALE ROAD
        01         CITY      :    PURCELLVILLE
                   STATE/ZIP : VA  20132
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,424.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.62700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,875,050.00
                                P & I AMT:     12,793.14
                                UPB AMT:   1,873,157.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031321862     MORTGAGORS: WINZELL              JAMES
                               WINZELL              JUDITH
    REGION CODE    ADDRESS   : 350 FIRST STREET
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   388,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,206.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,685.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031322555     MORTGAGORS: WHITMAN              WILLIAM
                               WHITMAN              MARIA
    REGION CODE    ADDRESS   : 138 AVONDALE RD
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,637.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,412.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.76400
    ----------------------------------------------------------------
0   0031323652     MORTGAGORS: ROSS                 WILLIE
                               ROSS                 BARBARA
    REGION CODE    ADDRESS   : 1072 RIO CIDADE WAY
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95831
    MORTGAGE AMOUNT :   261,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,700.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.82800
    ----------------------------------------------------------------
0   0031323975     MORTGAGORS: DUGGAN               STEPHEN
                               DUGGAN               DEBRA
    REGION CODE    ADDRESS   : 1580 ANDAL LANE
        01         CITY      :    MOUNT VERNON
                   STATE/ZIP : WA  98274
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,801.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031324015     MORTGAGORS: UDDYBACK             WENDELL
                               UDDYBACK             VICTORIA
    REGION CODE    ADDRESS   : 5920 EWING PLACE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,724.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.38775
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,704,900.00
                                P & I AMT:     11,795.33
                                UPB AMT:   1,703,071.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031324130     MORTGAGORS: NOVIS                STEPHEN
                               NOVIS                DIANE
    REGION CODE    ADDRESS   : 18 COOKS FARM ROAD
        01         CITY      :    MONTVILLE
                   STATE/ZIP : NJ  07045
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,762.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.53932
    ----------------------------------------------------------------
0   0031324262     MORTGAGORS: MURZA                STEFAN
                               MURZA                ELIZABETH
    REGION CODE    ADDRESS   : 1529 ODMAN DRIVE
        01         CITY      :    CHESAPEAKE
                   STATE/ZIP : VA  23321
    MORTGAGE AMOUNT :   244,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,167.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 87.33900
    ----------------------------------------------------------------
0   0031324692     MORTGAGORS: HOBLITZELL           JOHN
                               HOBLITZELL           SARA
    REGION CODE    ADDRESS   : 1535 THOMAS CIRCLE
        01         CITY      :    CHARLESTON
                   STATE/ZIP : WV  25314
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,663.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.64100
    ----------------------------------------------------------------
0   0031324783     MORTGAGORS: FULLER               JOHN
                               FULLER               BRENDA
    REGION CODE    ADDRESS   : 2365 KIMBROUGH COURT
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30350
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,793.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.70500
    ----------------------------------------------------------------
0   0031324957     MORTGAGORS: BELLI                EUGENE
                               BELLI                ANNMARIE
    REGION CODE    ADDRESS   : 32 SHERRYBROOKE DRIVE
        01         CITY      :    HOWELL
                   STATE/ZIP : NJ  07731
    MORTGAGE AMOUNT :   152,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,062.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       962.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 78.86010
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,250,750.00
                                P & I AMT:      8,569.71
                                UPB AMT:   1,249,449.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031325111     MORTGAGORS: CANTALUPO            JOHN
                               CANTALUPO            KAREN
    REGION CODE    ADDRESS   : 12 POLO CLUB DRIVE
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,860.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,179.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031325137     MORTGAGORS: SHAH                 NARESHKUMAR
                               SHAH                 PARUL
    REGION CODE    ADDRESS   : 20 COUNTRY WOODS DRIVE
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08824
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,608.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.98800
    ----------------------------------------------------------------
0   0031325145     MORTGAGORS: CONNOLLY             JOANN

    REGION CODE    ADDRESS   : 14 PINETREE DRIVE
        01         CITY      :    SAYREVILLE
                   STATE/ZIP : NJ  08859
    MORTGAGE AMOUNT :    98,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     97,820.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       782.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.59200
    ----------------------------------------------------------------
0   0031325152     MORTGAGORS: WEATHERLEY           KINGSLEY
                               WEATHERLY            JODY
    REGION CODE    ADDRESS   : 2959 HABERSHAM WAY
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,407.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,513.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 39.75000
    ----------------------------------------------------------------
0   0031325160     MORTGAGORS: CONWAY               GARY
                               CONWAY               JOANN
    REGION CODE    ADDRESS   : 382 RIVERDALE DRIVE
        01         CITY      :    KEYPORT
                   STATE/ZIP : NJ  07735
    MORTGAGE AMOUNT :    72,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     72,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       509.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     913,000.00
                                P & I AMT:      6,689.49
                                UPB AMT:     911,696.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031325293     MORTGAGORS: VANDEGRIFT           DALE
                               HAM                  JODY
    REGION CODE    ADDRESS   : 5 OAKLAND DRIVE
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,882.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       919.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031325376     MORTGAGORS: NOONAN               CHARLES
                               NOONAN               JANICE
    REGION CODE    ADDRESS   : 36 MOUNTAIN AVENUE
        01         CITY      :    HAZLET
                   STATE/ZIP : NJ  07730
    MORTGAGE AMOUNT :   150,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,054.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031325392     MORTGAGORS: OTSKEY               THOMAS
                               OTSKEY               GAIL
    REGION CODE    ADDRESS   : 20 JASMIME RD
        01         CITY      :    MATAWAN
                   STATE/ZIP : NJ  07747
    MORTGAGE AMOUNT :   187,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    187,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,275.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.04700
    ----------------------------------------------------------------
0   0031325517     MORTGAGORS: HAMMARLEY            ROBERT
                               HAMMARLEY            GAIL
    REGION CODE    ADDRESS   : 1614 33RD STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20007
    MORTGAGE AMOUNT :   264,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,508.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,846.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.78192
    ----------------------------------------------------------------
0   0031325533     MORTGAGORS: RODIO                ROBERT
                               RODIO                JACQUELINE
    REGION CODE    ADDRESS   : 58 WITTENBERG COURT
        01         CITY      :    OCEANPORT
                   STATE/ZIP : NJ  07757
    MORTGAGE AMOUNT :   165,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,702.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,329.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.46100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     906,850.00
                                P & I AMT:      6,425.30
                                UPB AMT:     905,842.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031325566     MORTGAGORS: YENTZER              DAVID
                               SCHNEIDER            GAIL
    REGION CODE    ADDRESS   : 1221 ROUNDHOUSE LANE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   256,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,789.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031325582     MORTGAGORS: SHIMAN               GARY
                               SHIMAN               JILL
    REGION CODE    ADDRESS   : 643 TALAMINI ROAD
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    218,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,487.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.07600
    ----------------------------------------------------------------
0   0031325590     MORTGAGORS: STEELE               KEITH
                               STEELE               SARAH
    REGION CODE    ADDRESS   : 3404 EQUESTRIAN WAY
        01         CITY      :    DOVER TOWNSHIP
                   STATE/ZIP : NJ  08755
    MORTGAGE AMOUNT :    98,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       676.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.38400
    ----------------------------------------------------------------
0   0031325772     MORTGAGORS: LOVELAND             JOHN
                               LOVELAND             SHERRY
    REGION CODE    ADDRESS   : 61 BRINCKERHOFF AVENUE
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   131,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       897.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.81000
    ----------------------------------------------------------------
0   0031325988     MORTGAGORS: SAMILJAN             ALAN
                               SAMILJAN             BRENDA
    REGION CODE    ADDRESS   : 48 PHILLIPS BEACH AVENUE
        01         CITY      :    SWAMPSCOTT
                   STATE/ZIP : MA  01907
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,713.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,053,700.00
                                P & I AMT:      7,115.72
                                UPB AMT:   1,053,002.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031326101     MORTGAGORS: YAVORSKY             JOHN
                               YAVORSKY             DEBORAH
    REGION CODE    ADDRESS   : 2 CAPTAIN'S WOODS ROAD
        01         CITY      :    READINGTON TOWNSHIP
                   STATE/ZIP : NJ  08889
    MORTGAGE AMOUNT :   275,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031326176     MORTGAGORS: HONEYCUTT            GEORGE
                               HONEYCUTT            JOYCE
    REGION CODE    ADDRESS   : 155 ISLAND COVE DRIVE
        01         CITY      :    NEWNAN
                   STATE/ZIP : GA  30263
    MORTGAGE AMOUNT :   268,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,940.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031326184     MORTGAGORS: ZNEROLD              STEVEN
                               ZNEROLD              LISABETH
    REGION CODE    ADDRESS   : 14091 WILLOW DRIVE
        01         CITY      :    CLIVE
                   STATE/ZIP : IA  50325
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,605.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.64700
    ----------------------------------------------------------------
0   0031326457     MORTGAGORS: SALACAIN             PAUL
                               SALACAIN             CAROL
    REGION CODE    ADDRESS   : 9 PEPPERILL WAY
        01         CITY      :    YORK
                   STATE/ZIP : ME  03909
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,812.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.64100
    ----------------------------------------------------------------
0   0031326945     MORTGAGORS: BRUNS                TONU
                               BRUNS                NANCY
    REGION CODE    ADDRESS   : 19632 ELMRIDGE LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,680.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,336,250.00
                                P & I AMT:      9,255.71
                                UPB AMT:   1,335,239.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031327265     MORTGAGORS: GRABAN               JOHN
                               KARBOWIAK            JOANN
    REGION CODE    ADDRESS   : 1575 PASSAIC PLACE
        01         CITY      :    NORTH BRUNSWICK
                   STATE/ZIP : NJ  08902
    MORTGAGE AMOUNT :   116,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       932.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.78700
    ----------------------------------------------------------------
0   0031327422     MORTGAGORS: HOMEM                FILOMENA
                               SUAREZ               MIGUEL
    REGION CODE    ADDRESS   : 17 MANSFIELD ROAD
        01         CITY      :    MIDELETON
                   STATE/ZIP : MA  01949
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.08200
    ----------------------------------------------------------------
0   0031327430     MORTGAGORS: ROSNER               PHILIP
                               ROSNER               MICHELE
    REGION CODE    ADDRESS   : 16 W MYSTIC AVENUE
        01         CITY      :    MYSTIC
                   STATE/ZIP : CT  06355
    MORTGAGE AMOUNT :   231,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,736.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.85000
    ----------------------------------------------------------------
0   0031327448     MORTGAGORS: KISSICK              WILLIAM
                               MCGRATH              CATHERINE
    REGION CODE    ADDRESS   : LAKE MOREY ROAD EAST
        01         CITY      :    FAIRLEE
                   STATE/ZIP : VT  05045
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,744.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,405.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031327463     MORTGAGORS: LAMARRA              MICHAEL
                               LAMARRA              ELISE
    REGION CODE    ADDRESS   : 110 DEER RUN COURT
        01         CITY      :    HARLEYSVILLE
                   STATE/ZIP : PA  19438
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,801.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,225,700.00
                                P & I AMT:      8,637.92
                                UPB AMT:   1,224,865.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031327661     MORTGAGORS: GUZMAN               CHRISTIAN
                               GUZMAN               LUCIA
    REGION CODE    ADDRESS   : 1 WOOLEN COURT
        01         CITY      :    NORTH SALEM
                   STATE/ZIP : NY  10560
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.16400
    ----------------------------------------------------------------
0   0031327828     MORTGAGORS: HACKLETON            G
                               HACKLETON            ELIZABETH
    REGION CODE    ADDRESS   : 1008 NORTH ISABEL STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91207
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,789.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031328081     MORTGAGORS: FATHI                REZA
                               FATHI                FARNAZ
    REGION CODE    ADDRESS   : 22632 BARLOVENTO
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,274.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031328198     MORTGAGORS: BALAAM               JAMES
                               BALAAM               JUDY
    REGION CODE    ADDRESS   : 425 OPAL COVE WAY
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,678.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 74.62600
    ----------------------------------------------------------------
0   0031328289     MORTGAGORS: RESNICK              HOWARD
                               ROTH                 MARLA
    REGION CODE    ADDRESS   : 13 TERRIER PLACE
        01         CITY      :    SOUTH BRUNSWICK
                   STATE/ZIP : NJ  08824
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,824.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,398,000.00
                                P & I AMT:      9,531.23
                                UPB AMT:   1,395,566.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031328297     MORTGAGORS: PARSON               ROBERT
                               PARSON               KATHLEEN
    REGION CODE    ADDRESS   : 2 HARBOR VIEW DRIVE
        01         CITY      :    ATLANTIC HIGHLAND
                   STATE/ZIP : NJ  07716
    MORTGAGE AMOUNT :   188,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,298.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031328362     MORTGAGORS: XIE                  TAILIANG
                               XIE                  LEI
    REGION CODE    ADDRESS   : 45 HILLCREST AVE
        01         CITY      :    BERKELEY HEIGHTS
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   208,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,418.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.49056
    ----------------------------------------------------------------
0   0031328420     MORTGAGORS: PRIZMICH             ALLEN
                               PRIZMICH             HEATHER
    REGION CODE    ADDRESS   : 721 WEST NINTH STREET
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   206,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,107.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,478.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031328461     MORTGAGORS: VOSS                 KENT
                               VOSS                 CAROLE
    REGION CODE    ADDRESS   : 141 GULPH LANE
        01         CITY      :    GULPH MILLS
                   STATE/ZIP : PA  19428
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,797.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 91.72400
    ----------------------------------------------------------------
0   0031328479     MORTGAGORS: OVED                 DARREN

    REGION CODE    ADDRESS   : 421 HUDSON ST UNIT 506
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10014
    MORTGAGE AMOUNT :   339,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,533.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,208,150.00
                                P & I AMT:      8,585.71
                                UPB AMT:   1,207,438.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031328578     MORTGAGORS: ROSENBERG            HARRY
                               ROSENBERG            DEBORAH
    REGION CODE    ADDRESS   : 740 MONUMENT ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   494,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,423.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,417.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.68500
    ----------------------------------------------------------------
0   0031328826     MORTGAGORS: SIMMONS              JULIAN
                               SIMMONS              BARBARA
    REGION CODE    ADDRESS   : 6310 MOSS WAY
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21212
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,306.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,171.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031328842     MORTGAGORS: CLEARY               KENNETH
                               CLEARY               KATHLEEN
    REGION CODE    ADDRESS   : 60 SPRING STREET
        01         CITY      :    RED BANK
                   STATE/ZIP : NJ  07701
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       966.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.84800
    ----------------------------------------------------------------
0   0031328867     MORTGAGORS: GERGASKO             RICHARD
                               GERGASKO             GAIL
    REGION CODE    ADDRESS   : 17 JAIME CT
        01         CITY      :    OLD BRIDGE
                   STATE/ZIP : NJ  08857
    MORTGAGE AMOUNT :   199,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,340.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.81203
    ----------------------------------------------------------------
0   0031328982     MORTGAGORS: LEE                  TOMMIE
                               LEE                  KELLI ANN
    REGION CODE    ADDRESS   : 5602 BRITE DR
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.78700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,483,800.00
                                P & I AMT:     10,692.56
                                UPB AMT:   1,482,333.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031328990     MORTGAGORS: HANEWICH             MICHAEL
                               HANEWICH             SUSAN
    REGION CODE    ADDRESS   : 8 PRESTWICK DR,
        01         CITY      :    HOPKINTON
                   STATE/ZIP : MA  01748
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,771.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------
0   0031329246     MORTGAGORS: TAKAKI               GARY
                               TAKAKI               CAROLE
    REGION CODE    ADDRESS   : 18030 ATKINSON AVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90504
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,624.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031329394     MORTGAGORS: SARKISSIAN           NERHAJ
                               SARKISSIAN           ANAHID
    REGION CODE    ADDRESS   : 1325 JUSTIN AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,808.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031329477     MORTGAGORS: PETERSON             DUANE
                               PETERSON             JEWEL
    REGION CODE    ADDRESS   : 3727 MISTY COVE
        01         CITY      :    LITTLE ELM
                   STATE/ZIP : TX  75068
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,197.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031329493     MORTGAGORS: GRAMITH              STEPHEN
                               GRAMITH              ELIZABETH
    REGION CODE    ADDRESS   : 6682 E HWY 86
        01         CITY      :    NEOSHO
                   STATE/ZIP : MO  64850
    MORTGAGE AMOUNT :   261,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,090.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 85.73700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,340,900.00
                                P & I AMT:      9,297.85
                                UPB AMT:   1,339,493.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031329576     MORTGAGORS: SPEETZEN             GREG
                               SPEETZEN             MICHELLE
    REGION CODE    ADDRESS   : 42 FEATHER RIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   280,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,514.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.54100
    ----------------------------------------------------------------
0   0031329626     MORTGAGORS: WEINHEIMER           PETER
                               WEINHEIMER           KIMAREE
    REGION CODE    ADDRESS   : 190 MOUNTAIN BROOK PARK DRIVE
        01         CITY      :    MOUNTAIN BROOK
                   STATE/ZIP : AL  31213
    MORTGAGE AMOUNT :   263,560.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,369.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031329709     MORTGAGORS: LIPSCHULTZ           ALLEN
                               LIPSCHULTZ           SUSAN
    REGION CODE    ADDRESS   : 6536 N ARIZONA BILTMORE CIRCLE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85016
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,591.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,845.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.11100
    ----------------------------------------------------------------
0   0031330251     MORTGAGORS: WONG                 THOMAS
                               WONG                 LEODENILLA
    REGION CODE    ADDRESS   : 25806 OCURRWOOD COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   275,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,346.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.19300
    ----------------------------------------------------------------
0   0031330475     MORTGAGORS: LENANE               BRIAN
                               LENANE               SUSAN
    REGION CODE    ADDRESS   : 344 BORDER ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 46.24781
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,635,110.00
                                P & I AMT:     11,198.15
                                UPB AMT:   1,633,614.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031330558     MORTGAGORS: KIRKLAND             ROY

    REGION CODE    ADDRESS   : 710 WEST HILL AVENUE
        01         CITY      :    VALDOSTA
                   STATE/ZIP : GA  30601
    MORTGAGE AMOUNT :   261,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,006.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.91200
    ----------------------------------------------------------------
0   0031330608     MORTGAGORS: FIDLER               MOREL
                               FIDLER               BRENDA
    REGION CODE    ADDRESS   : 3033 ELVILL DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,346.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,185.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 56.25000
    ----------------------------------------------------------------
0   0031330707     MORTGAGORS: LANASA               SAM
                               KIEFER               ANTHONY
    REGION CODE    ADDRESS   : 4344 EAST 71ST STREET
        01         CITY      :    CLEVELAND
                   STATE/ZIP : OH  44105
    MORTGAGE AMOUNT :    39,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     39,577.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       315.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031331523     MORTGAGORS: CLINTON              GARY
                               CLINTON              BELINDA
    REGION CODE    ADDRESS   : 380 LONE TREE ROAD
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,110.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.45000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.45000  PRODUCT CODE      :   250
    LTV :                 77.36842
    ----------------------------------------------------------------
0   0031331598     MORTGAGORS: MEEHAN               EDWARD
                               MEEHAN               ALICIA
    REGION CODE    ADDRESS   : 15143 VIA DEL SUR
        01         CITY      :    MONTE SERENO
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   757,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    756,364.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,972.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 49.63900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,801,800.00
                                P & I AMT:     12,345.11
                                UPB AMT:   1,799,404.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031331713     MORTGAGORS: PHELPS               REGINALD
                               PHELPS               CHRISTINE
    REGION CODE    ADDRESS   : 127 FIESTA CIRLCE
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,946.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   250
    LTV :                 77.17300
    ----------------------------------------------------------------
0   0031331762     MORTGAGORS: ATALLAH              FRANCOIS
                               ATALLAH              ANA
    REGION CODE    ADDRESS   : 39300 CALLE ORINDA
        01         CITY      :    MURRIETA
                   STATE/ZIP : CA  92562
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,707.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,504.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.45000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.45000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031331804     MORTGAGORS: SHEPHERD             RICHARD

    REGION CODE    ADDRESS   : 2115 3RD STREET 304
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,447.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 76.33587
    ----------------------------------------------------------------
0   0031331994     MORTGAGORS: KNAPP                THOMAS
                               KNAPP                CHERYL
    REGION CODE    ADDRESS   : 601 VIA DE LA PAZ
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   648,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    646,058.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,530.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031332026     MORTGAGORS: LOONEY               DAVID
                               LOONEY               MONIQUE
    REGION CODE    ADDRESS   : 907 BERENDSEN COURT
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,097.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,999,000.00
                                P & I AMT:     14,088.68
                                UPB AMT:   1,993,257.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031332109     MORTGAGORS: BROWN                DELBERT
                               BROWN                JOYCE
    REGION CODE    ADDRESS   : 615 CURIE DR
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   236,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,598.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   250
    LTV :                 78.76600
    ----------------------------------------------------------------
0   0031332174     MORTGAGORS: YOUNG                RICHARD
                               COSTA                BARBARA
    REGION CODE    ADDRESS   : 90 MEMORY LANE
        01         CITY      :    LA HONDA
                   STATE/ZIP : CA  94020
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,267.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 76.71641
    ----------------------------------------------------------------
0   0031332224     MORTGAGORS: DOMINGUEZ            ROBERT
                               DOMINGUEZ            MARY
    REGION CODE    ADDRESS   : 17401 WALNUT GROVE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,099.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 76.71200
    ----------------------------------------------------------------
0   0031332315     MORTGAGORS: HARBAUGH             ROBERT
                               HARBAUGH             KATHRYN
    REGION CODE    ADDRESS   : 1172 CAMINO MANADERO
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  09311
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,694.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,091.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031332356     MORTGAGORS: SIMON                CECIL
                               SIMON                SANDRA
    REGION CODE    ADDRESS   : 366 SLOAT COURT
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,055.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.45000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.45000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,525,300.00
                                P & I AMT:     10,770.00
                                UPB AMT:   1,520,716.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031332372     MORTGAGORS: CANTOR               STEVEN
                               CANTOR               JAMI
    REGION CODE    ADDRESS   : 5725 CARELL AVENUE
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    473,632.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,386.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.70000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.70000  PRODUCT CODE      :   250
    LTV :                 76.00000
    ----------------------------------------------------------------
0   0031332935     MORTGAGORS: GONZALEZ             IAN

    REGION CODE    ADDRESS   : 10504 WATCHFUL FOX DR.
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78748
    MORTGAGE AMOUNT :    81,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :     81,472.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       556.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031333115     MORTGAGORS: BARRON               MICHAEL
                               BARRON               KATHLEEN
    REGION CODE    ADDRESS   : 73 LEIGHTON RD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   367,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,740.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,629.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.89700
    ----------------------------------------------------------------
0   0031333891     MORTGAGORS: JOHNSON              NANCY
                               JOHNSON              CHRISTOPHER
    REGION CODE    ADDRESS   : 2590 AUDREY LANE
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.77500
    ----------------------------------------------------------------
0   0031334238     MORTGAGORS: LOVE                 JOHN
                               LOVE                 BRENDA
    REGION CODE    ADDRESS   : 720 POLARIS WAY
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94450
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,405.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,508,400.00
                                P & I AMT:     10,634.16
                                UPB AMT:   1,506,251.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031334329     MORTGAGORS: SEARIGHT             BRUCE
                               SEARIGHT             SUSAN
    REGION CODE    ADDRESS   : 82 CIDER MILL ROAD
        01         CITY      :    BEDFORD
                   STATE/ZIP : NH  03110
    MORTGAGE AMOUNT :   252,516.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,140.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.69700
    ----------------------------------------------------------------
0   0031334477     MORTGAGORS: FETGATTER            JAMES

    REGION CODE    ADDRESS   : 7123 BURTONWOOD DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22307
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,815.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 57.95454
    ----------------------------------------------------------------
0   0031334592     MORTGAGORS: POLLACK              MARK
                               POLLACK              BARBARA
    REGION CODE    ADDRESS   : 33 BOBBY'S COURT
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   385,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,283.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,565.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031334634     MORTGAGORS: FUTTERER             CRAIG
                               SIMARD               TERRI
    REGION CODE    ADDRESS   : 1941 JAMES AVENUE SOUTH
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55403
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,694.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.23100
    ----------------------------------------------------------------
0   0031334717     MORTGAGORS: LIGUORI              GREGORY
                               LIGUORI              MARILYN
    REGION CODE    ADDRESS   : 15 DWARS KILL LANE
        01         CITY      :    NORWOOD
                   STATE/ZIP : NJ  07648
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,675.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.44200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,604,116.00
                                P & I AMT:     11,229.04
                                UPB AMT:   1,602,609.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031334980     MORTGAGORS: ROLAND               THOMAS
                               ROLAND               BARBARA
    REGION CODE    ADDRESS   : 2241 WINGED FOOT CT
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,368.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031335052     MORTGAGORS: KOLODZIEJ            RONALD
                               KOLODZIEJ            MARITA
    REGION CODE    ADDRESS   : 4919 BELOIT AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90230
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,276.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031335151     MORTGAGORS: FISCHLIN             MICHAEL
                               FISCHLIN             CHRISTY
    REGION CODE    ADDRESS   : 2152 BAKERS MILL ROAD
        01         CITY      :    DACULA
                   STATE/ZIP : GA  30019
    MORTGAGE AMOUNT :   293,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,615.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,979.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031335243     MORTGAGORS: BZOSKIE              THOMAS
                               BZOSKIE              LISANNE
    REGION CODE    ADDRESS   : 2459 CHAUCER PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,076.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,444.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.97300
    ----------------------------------------------------------------
0   0031335318     MORTGAGORS: GORCHOFF             NATHAN
                               GORCHOFF             ROSALIE
    REGION CODE    ADDRESS   : 13219 FIJI WAY #A
        01         CITY      :    MARINA DEL REY AREA
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,446.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.21400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,453,600.00
                                P & I AMT:      9,990.22
                                UPB AMT:   1,450,782.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031335805     MORTGAGORS: DERLOSHON            GERALD
                               DERLOSHON            DEBORAH
    REGION CODE    ADDRESS   : 24826 DANA POINT DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,814.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031336290     MORTGAGORS: SHELTON              LAWRENCE
                               SHELTON              JOANNA
    REGION CODE    ADDRESS   : 5411 EAST ESTATE RIDGE ROAD
        01         CITY      :    ANAHEIM,
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,834.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 78.57100
    ----------------------------------------------------------------
0   0031336373     MORTGAGORS: POLISKEY             KAREN
                               POLISKEY             STANLEY
    REGION CODE    ADDRESS   : 565 WINTER STREET
        01         CITY      :    FRAMINGHAM
                   STATE/ZIP : MA  01701
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,789.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,985.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031336431     MORTGAGORS: HALL                 RICHARD
                               HALL                 SHELLEY
    REGION CODE    ADDRESS   : 2830 ANACAPA PL
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92835
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,389.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 63.07600
    ----------------------------------------------------------------
0   0031336753     MORTGAGORS: MILLER               NORMAN

    REGION CODE    ADDRESS   : 9 SHANNNON DRIVE
        01         CITY      :    CHESTER SPRINGS
                   STATE/ZIP : PA  19425
    MORTGAGE AMOUNT :   409,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,255.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,690.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,612,600.00
                                P & I AMT:     11,233.80
                                UPB AMT:   1,611,083.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031336837     MORTGAGORS: WYNN                 WILLIAM
                               ROCKS                MAUREEN
    REGION CODE    ADDRESS   : 1 HERITAGE HILLS  COURT
        01         CITY      :    SKILLMAN
                   STATE/ZIP : NJ  08558
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,812.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.59000
    ----------------------------------------------------------------
0   0031337132     MORTGAGORS: DZIEZA               BRUCE
                               DZIEZA               SUSAN
    REGION CODE    ADDRESS   : 1239 BEATTIE LANE
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,398.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031337470     MORTGAGORS: SIDNEY               STEPHEN
                               SCHUMAN              CAROLYN
    REGION CODE    ADDRESS   : 128 RICARDO AVENUE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   544,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    542,781.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,803.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.43795
    ----------------------------------------------------------------
0   0031337504     MORTGAGORS: HEIDEMAN             JOSEPH
                               HEIDEMAN             JULIA
    REGION CODE    ADDRESS   : 1545 HALIFAX WAY
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   281,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,859.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031337736     MORTGAGORS: CARR                 JAMES
                               CARR                 MURIEL
    REGION CODE    ADDRESS   : 392 SUMMER STREET
        01         CITY      :    MARSHFIELD
                   STATE/ZIP : MA  02050
    MORTGAGE AMOUNT :   308,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,470.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.29500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,761,000.00
                                P & I AMT:     12,169.64
                                UPB AMT:   1,758,323.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031337744     MORTGAGORS: CHAMPION             DAVID
                               CHAMPION             STARR
    REGION CODE    ADDRESS   : 100 HEMLOCK VALLEY ROAD
        01         CITY      :    EAST HADDAM
                   STATE/ZIP : CT  06423
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 88.23500
    ----------------------------------------------------------------
0   0031337751     MORTGAGORS: ARMENANTE            PIERO
                               ARMENANTE            ANNEMARIE
    REGION CODE    ADDRESS   : 16 POPPY PLACE
        01         CITY      :    MILLINGTON
                   STATE/ZIP : NJ  07946
    MORTGAGE AMOUNT :   193,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    193,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,525.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 47.65400
    ----------------------------------------------------------------
0   0031337801     MORTGAGORS: MILLER               PAUL
                               MILLER               LAURA
    REGION CODE    ADDRESS   : 70 BRADLEY CT.
        01         CITY      :    ELKTON
                   STATE/ZIP : MD  21921
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,717.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031337827     MORTGAGORS: SOMMA                ROBERT
                               THAXTER              WENDY
    REGION CODE    ADDRESS   : 11 LOW STREET
        01         CITY      :    NEWBURY
                   STATE/ZIP : MA  01951
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,750.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031338114     MORTGAGORS: GRAVES               ALBERT
                               GRAVES               CHARLOTTE
    REGION CODE    ADDRESS   : 43744 MCCOLLOUGH COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   250,630.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,448.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,375,630.00
                                P & I AMT:      9,573.76
                                UPB AMT:   1,374,699.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031338296     MORTGAGORS: STERK                LEO
                               STERK                JACQUELINE
    REGION CODE    ADDRESS   : 943 ALLMEN
        01         CITY      :    HINSDALE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,528.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,300.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.90400
    ----------------------------------------------------------------
0   0031338783     MORTGAGORS: MOFFET               ALAN
                               MOFFET               TRICIA
    REGION CODE    ADDRESS   : 12204 SOUTH NICKLAUS ROAD
        01         CITY      :    SANDY
                   STATE/ZIP : UT  84092
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,033.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031338940     MORTGAGORS: REIKES               ELENI

    REGION CODE    ADDRESS   : 18 ROLLING RIDGE RD, APT B
        01         CITY      :    MONTVALE
                   STATE/ZIP : NJ  07645
    MORTGAGE AMOUNT :    83,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       656.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.04700
    ----------------------------------------------------------------
0   0031338973     MORTGAGORS: TURKEN               ROBERT
                               TURKEN               ELAINE
    REGION CODE    ADDRESS   : 3304 SCENIC COURT
        01         CITY      :    DENVILLE
                   STATE/ZIP : NJ  07834
    MORTGAGE AMOUNT :   189,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    189,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,273.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.77900
    ----------------------------------------------------------------
0   0031338981     MORTGAGORS: WILLIAMS             NEIL
                               WILLIAMS             SHERON
    REGION CODE    ADDRESS   : 62 PROSPECT HILLS DRIVE
        01         CITY      :    EAST LONGMEADOW
                   STATE/ZIP : MA  01028
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,629.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,180,500.00
                                P & I AMT:      8,236.16
                                UPB AMT:   1,179,191.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031339039     MORTGAGORS: BERNSTEIN            SAMUEL
                               BERNSTEIN            BETH
    REGION CODE    ADDRESS   : 175 HILLDSIDE AVENUE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : NJ  07631
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.31200
    ----------------------------------------------------------------
0   0031339088     MORTGAGORS: HERMAN               DALE
                               HERMAN               ROSEMARY
    REGION CODE    ADDRESS   : 44 MYRICK LANE
        01         CITY      :    HARVARD
                   STATE/ZIP : MA  01451
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,200.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031339195     MORTGAGORS: LAWSON               BRANCH
                               LAWSON               BONNIE
    REGION CODE    ADDRESS   : 106 WATER POINTE LANE
        01         CITY      :    SMITHFIELD
                   STATE/ZIP : VA  23430
    MORTGAGE AMOUNT :   338,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,255.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.70000
    ----------------------------------------------------------------
0   0031339419     MORTGAGORS: KILLINGSWORTH        DANIEL
                               VANDERSLICE          LINDA
    REGION CODE    ADDRESS   : 2109 PUDDINGTONS PATENT WAY
        01         CITY      :    GAMBRILLS
                   STATE/ZIP : MD  21054
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,444.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,331.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.88888
    ----------------------------------------------------------------
0   0031339435     MORTGAGORS: HITZMAN              FREDERICK
                               BLIDEN               CYNTHIA
    REGION CODE    ADDRESS   : UNIT C-2 174 OCEAN AVENUE
        01         CITY      :    BORO OF SEA BRIGHT
                   STATE/ZIP : NJ  07760
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,648,900.00
                                P & I AMT:     11,469.40
                                UPB AMT:   1,647,566.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031339518     MORTGAGORS: BERLINGIERI          MICHAEL
                               BERLINGIERI          JENNIFER
    REGION CODE    ADDRESS   : 20 ALYSSA COURT
        01         CITY      :    HOLBROOK
                   STATE/ZIP : NY  11741
    MORTGAGE AMOUNT :   250,001.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,790.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 83.33366
    ----------------------------------------------------------------
0   0031339617     MORTGAGORS: ROGERS               WAYNE
                               HU                   RONG
    REGION CODE    ADDRESS   : 47 FEATHER RIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   261,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,906.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031339708     MORTGAGORS: FUNFGELD             GARY
                               FUNFGELD             MICHELLE
    REGION CODE    ADDRESS   : 28 THE PROMENADE
        01         CITY      :    NEW CITY
                   STATE/ZIP : NY  10956
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       943.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.85100
    ----------------------------------------------------------------
0   0031339732     MORTGAGORS: MYERS                MANUEL

    REGION CODE    ADDRESS   : 816 WEST GABRIELINO COURT
        01         CITY      :    ALTADENA,
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   424,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,652.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,930.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031339856     MORTGAGORS: GRAY                 HAROLD
                               SCHMUCK              LIZABETH
    REGION CODE    ADDRESS   : 21802 REGAL WAY
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,243.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,403,901.00
                                P & I AMT:      9,582.68
                                UPB AMT:   1,402,593.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031340029     MORTGAGORS: TSAHALIS             NICK
                               TSAHALIS             LYNN
    REGION CODE    ADDRESS   : 12 ASPEN COURT
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   437,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,870.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.02100
    ----------------------------------------------------------------
0   0031340037     MORTGAGORS: BOWEN                GEORGE
                               BOWEN                ANGIE
    REGION CODE    ADDRESS   : 3111 RIVIERA WAY
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,335.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,665.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031340326     MORTGAGORS: HALLMARK             GEORGE

    REGION CODE    ADDRESS   : 7719 MARQUETTE  STREET
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75225
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,374.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.34006
    ----------------------------------------------------------------
0   0031340938     MORTGAGORS: MCANLIS              STEVE
                               MCANLIS              CHRISTINE
    REGION CODE    ADDRESS   : 23412 VIA ALONDRA
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,564.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
0   0031341118     MORTGAGORS: SALMON               ERIC
                               SALMON               ERIN
    REGION CODE    ADDRESS   : 3637 WHITE OAK LANE
        01         CITY      :    CUMMING
                   STATE/ZIP : IA  50061
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,416.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,611,100.00
                                P & I AMT:     11,057.21
                                UPB AMT:   1,609,690.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031341340     MORTGAGORS: WAGGONER             HAL
                               WAGGONER             MYRA
    REGION CODE    ADDRESS   : 203 AEGEAN WAY
        01         CITY      :    WETUMPKA
                   STATE/ZIP : AL  36093
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,747.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031341415     MORTGAGORS: SWEGER               BARRY
                               SWEGER               CAMILLE
    REGION CODE    ADDRESS   : 47118 SOUTHAMPTON COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,800.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031341555     MORTGAGORS: MERRILL              BETH

    REGION CODE    ADDRESS   : 42 FERRIS HILL ROAD
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   570,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    569,576.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,985.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 45.60000
    ----------------------------------------------------------------
0   0031342009     MORTGAGORS: VIRKKI               JYRI
                               BIGIO                AIDYMAR
    REGION CODE    ADDRESS   : 105 NAVIGATOR DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   207,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    207,046.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,468.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98365
    ----------------------------------------------------------------
0   0031343684     MORTGAGORS: REINHARDT            HAROLD
                               REINHARDT            COLLEEN
    REGION CODE    ADDRESS   : 3111 SW 31ST PLACE
        01         CITY      :    DES MOINES
                   STATE/ZIP : IA  50321
    MORTGAGE AMOUNT :   262,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,600.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,815.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.87800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,636,300.00
                                P & I AMT:     11,393.01
                                UPB AMT:   1,634,771.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031343700     MORTGAGORS: GILLINGHAM           BRUCE
                               GILLINGHAM           JEANNETTE
    REGION CODE    ADDRESS   : 509 ALAMEDA BOULEVARD
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,374.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.68600
    ----------------------------------------------------------------
0   0031344062     MORTGAGORS: NEVILS               RICHARD
                               NEVILS               LINDA RENE'POL
    REGION CODE    ADDRESS   : 3526 SOUTH LAKESHORE DRIVE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70808
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,474.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031344138     MORTGAGORS: SHONE                RICHARD

    REGION CODE    ADDRESS   : 62 OLD ORCHARD ROAD
        01         CITY      :    SHERBORN
                   STATE/ZIP : MA  01770
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,733.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.69600
    ----------------------------------------------------------------
0   0031344187     MORTGAGORS: EDRY                 YIZHAQ
                               HIRSHCOVITZ-EDRY     ILANA
    REGION CODE    ADDRESS   : 842 DEDHAM STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.93500
    ----------------------------------------------------------------
0   0031344435     MORTGAGORS: TOLVE                THOMAS
                               TOLVE                LINDA
    REGION CODE    ADDRESS   : 3 LORI STREET
        01         CITY      :    SPOTSWOOD
                   STATE/ZIP : NJ  08884
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       849.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 55.81300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,521,000.00
                                P & I AMT:     10,477.91
                                UPB AMT:   1,519,344.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031344757     MORTGAGORS: PAUKER               ANTHONY
                               PAUKER               KRISTEE
    REGION CODE    ADDRESS   : 7009-7011 DRAPER AVENUE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,716.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.90900
    ----------------------------------------------------------------
0   0031344815     MORTGAGORS: MCLAUGHLIN           JOHN
                               CONNOLLY             MAUREEN
    REGION CODE    ADDRESS   : 3201 DRUID LANE
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,149.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.34300
    ----------------------------------------------------------------
0   0031344948     MORTGAGORS: PANTCHENKO           VLADIMIR
                               PANTCHENKO           TATIANA
    REGION CODE    ADDRESS   : 29 CHRISIBAR DRIVE
        01         CITY      :    CLIFTON
                   STATE/ZIP : NJ  07013
    MORTGAGE AMOUNT :   198,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,333.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.27500
    ----------------------------------------------------------------
0   0031345101     MORTGAGORS: SALM                 CLIFFORD
                               SALM                 AMY
    REGION CODE    ADDRESS   : 310 DEVON ROAD
        01         CITY      :    TENAFLY
                   STATE/ZIP : NJ  07670
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,643.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,356.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.84600
    ----------------------------------------------------------------
0   0031345127     MORTGAGORS: SCHMITT              GEORGE
                               SCHMITT              MELISSA
    REGION CODE    ADDRESS   : 11 MELBOURNE WAY
        01         CITY      :    BASKING RIDGE
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.84800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,526,500.00
                                P & I AMT:     10,596.55
                                UPB AMT:   1,525,510.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031345259     MORTGAGORS: PAPA                 RAYMOND
                               PAPA                 MARICLAIRE
    REGION CODE    ADDRESS   : 11 ENGLISH LANE
        01         CITY      :    LINCROFT
                   STATE/ZIP : NJ  07738
    MORTGAGE AMOUNT :   185,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    185,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,246.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.71100
    ----------------------------------------------------------------
0   0031345283     MORTGAGORS: BUTTERFIELD          DAVID
                               BUTTERFIELD          SHARON
    REGION CODE    ADDRESS   : 49 MANLEY ROAD
        01         CITY      :    HOPEWELL
                   STATE/ZIP : NJ  08638
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,048.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.11500
    ----------------------------------------------------------------
0   0031345317     MORTGAGORS: POLSTER              CARRIE
                               JONGSMA              THOMAS
    REGION CODE    ADDRESS   : 828 PUEBLO DRIVE
        01         CITY      :    FRANKLIN LAKES
                   STATE/ZIP : NJ  07417
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,378.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,771.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.60439
    ----------------------------------------------------------------
0   0031345812     MORTGAGORS: SCHARFETTER          DEBORAH
                               JEBE                 WALTER
    REGION CODE    ADDRESS   : 500 SAN FELICIA WAY
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,599.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,775.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.05200
    ----------------------------------------------------------------
0   0031345960     MORTGAGORS: BREEN                PATRICK
                               BREEN                MARIA
    REGION CODE    ADDRESS   : 48 HAZLETT AVE.
        01         CITY      :    HAZLET
                   STATE/ZIP : NJ  07730
    MORTGAGE AMOUNT :   133,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       907.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.17100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,352,000.00
                                P & I AMT:      9,749.52
                                UPB AMT:   1,350,977.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031346091     MORTGAGORS: YAMAMOTO             RICHARD
                               YAMAMOTO             SUSAN
    REGION CODE    ADDRESS   : 8404 CROSSLAKE DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,758.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.69600
    ----------------------------------------------------------------
0   0031346174     MORTGAGORS: WITKIN               JONATHAN
                               WITKIN               MARSHA
    REGION CODE    ADDRESS   : 14020 PIKE ROAD
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   620,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    617,787.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,042.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 51.66600
    ----------------------------------------------------------------
0   0031346208     MORTGAGORS: NAKAMURA             DEEN
                               NAKAMURA             JENNIE
    REGION CODE    ADDRESS   : 5496 KALANIANAOLE HIGHWAY
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96821
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,158.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 63.54100
    ----------------------------------------------------------------
0   0031346422     MORTGAGORS: PARRISH              HAYWOOD
                               PARRISH              CHARLOTTE
    REGION CODE    ADDRESS   : 928- C DODGE AVENUE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60202
    MORTGAGE AMOUNT :   104,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,916.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       700.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031346604     MORTGAGORS: SCHEUER              GERALD
                               SCHEUER              ELISABETH
    REGION CODE    ADDRESS   : 119 CHARLES JENKINS LN
        01         CITY      :    DUCK
                   STATE/ZIP : NC  27949
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,646,000.00
                                P & I AMT:     12,086.98
                                UPB AMT:   1,643,217.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031346679     MORTGAGORS: HEARRINGTON          C
                               HEARRINGTON          CARLA
    REGION CODE    ADDRESS   : 1509 CANNON GATE DRIVE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,118.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031346877     MORTGAGORS: COLLETT              FREDRICK
                               COLLETT              KELLY
    REGION CODE    ADDRESS   : 113 DEER RUN DRIVE
        01         CITY      :    COLCHESTER
                   STATE/ZIP : CT  06415
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,207.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------
0   0031347230     MORTGAGORS: PAKIZ                J.
                               PAKIZ                THERESA
    REGION CODE    ADDRESS   : 10605 EQUESTRIAN DRIVE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,711.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.91360
    ----------------------------------------------------------------
0   0031348568     MORTGAGORS: WHITEHEAD            PETER

    REGION CODE    ADDRESS   : 13038 205TH PLACE SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98027
    MORTGAGE AMOUNT :   343,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,062.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,343.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031348758     MORTGAGORS: MORTIMER             ALAN
                               MORTIMER             DENISE
    REGION CODE    ADDRESS   : 6907 WILDROSE TERRACE
        01         CITY      :    CARLSDAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,624.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.75342
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,456,500.00
                                P & I AMT:      9,979.61
                                UPB AMT:   1,454,723.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031348824     MORTGAGORS: BOOSMAN              JAAP
                               BOOSMAN              FAN
    REGION CODE    ADDRESS   : 9706 HILLRIDGE DRIVE
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   300,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,827.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.18200
    ----------------------------------------------------------------
0   0031348840     MORTGAGORS: LOCHRIDGE            IAN
                               COFER                SHELAGH
    REGION CODE    ADDRESS   : 1433 B NORTH CLEVELAND #55
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60610
    MORTGAGE AMOUNT :   241,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,138.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0031349228     MORTGAGORS: MITOUER              FRED
                               MITOUER              CHERYL
    REGION CODE    ADDRESS   : 44800 FISH ROCK ROAD
        01         CITY      :    GUALALA
                   STATE/ZIP : CA  95445
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,546.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.23800
    ----------------------------------------------------------------
0   0031349335     MORTGAGORS: REININGA             HERM
                               REININGAA            L.
    REGION CODE    ADDRESS   : 5136 WINTER COURT
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52411
    MORTGAGE AMOUNT :   321,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,349.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,193.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.81200
    ----------------------------------------------------------------
0   0031349350     MORTGAGORS: KRUPKE               CRAIG

    REGION CODE    ADDRESS   : 14268 FOSSIL  LANE
        01         CITY      :    APPLE VALLEY
                   STATE/ZIP : MN  55124
    MORTGAGE AMOUNT :   241,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,347.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.86900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,394,700.00
                                P & I AMT:      9,710.47
                                UPB AMT:   1,393,208.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031349368     MORTGAGORS: BOL                  JENNIFER

    REGION CODE    ADDRESS   : 682 BROADWAY #9B
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10012
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 52.52500
    ----------------------------------------------------------------
0   0031349715     MORTGAGORS: GROSSMAN             HOWARD
                               GROSSMAN             KATHERINE
    REGION CODE    ADDRESS   : 727 NORTH DUNTON AVE.
        01         CITY      :    ARLINGTON HEIGHTS
                   STATE/ZIP : IL  60004
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.82300
    ----------------------------------------------------------------
0   0031350002     MORTGAGORS: HALL                 SUSAN

    REGION CODE    ADDRESS   : 47 DENALI DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,587.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.36900
    ----------------------------------------------------------------
0   0031350291     MORTGAGORS: JACOBSON             KENNETH
                               JACOBSON             JOAN
    REGION CODE    ADDRESS   : 16075 DOMINICA CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   361,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,627.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
0   0031350457     MORTGAGORS: FREW                 BARRY
                               FREW                 JEANNE
    REGION CODE    ADDRESS   : 25565 BOOTS ROAD
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   685,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    684,504.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,848.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 57.08300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,876,500.00
                                P & I AMT:     12,982.17
                                UPB AMT:   1,864,467.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031350937     MORTGAGORS: JIMALE               TANYA

    REGION CODE    ADDRESS   : 5101 SOUTH ROXBURY STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98168
    MORTGAGE AMOUNT :   188,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    187,759.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,412.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 78.34900
    ----------------------------------------------------------------
0   0031351257     MORTGAGORS: DEMERS               JEFFREY
                               DEMERS               NORMA
    REGION CODE    ADDRESS   : 414 TEE DRIVE
        01         CITY      :    HEALDSBURG
                   STATE/ZIP : CA  95448
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,802.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.08310
    ----------------------------------------------------------------
0   0031351356     MORTGAGORS: MUSSEHL              ROBERT
                               CHUNG                MISOOK
    REGION CODE    ADDRESS   : 2000 1ST AVE #902
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98121
    MORTGAGE AMOUNT :   296,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,374.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.09300
    ----------------------------------------------------------------
0   0031351570     MORTGAGORS: MOUNTAIN             DAN
                               MOUNTAIN             DOROTHY
    REGION CODE    ADDRESS   : 30 30TH PLACE
        01         CITY      :    VENICE
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,632.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,099.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.60000
    ----------------------------------------------------------------
0   0031351596     MORTGAGORS: MANGONE              MARIO
                               MANGONE              LAURA
    REGION CODE    ADDRESS   : 12 READING ROAD
        01         CITY      :    STOCKTON
                   STATE/ZIP : NJ  08559
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,842.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,542.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 58.13300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,415,600.00
                                P & I AMT:      9,828.94
                                UPB AMT:   1,414,410.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031351711     MORTGAGORS: BAKER                GEORGE
                               BAKER                KATHLEEN
    REGION CODE    ADDRESS   : 43320 HAGEN COURT
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   252,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,537.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.80900
    ----------------------------------------------------------------
0   0031351869     MORTGAGORS: PARKE                DAVID

    REGION CODE    ADDRESS   : 2401 NAUDAIN STREET
        01         CITY      :    PHILA
                   STATE/ZIP : PA  19146
    MORTGAGE AMOUNT :   234,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,230.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,659.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031351943     MORTGAGORS: GUPTA                PAWAN
                               GUPTA                NISHA
    REGION CODE    ADDRESS   : 29 FEATHER RIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   281,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,230.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031351984     MORTGAGORS: BARRY                JOHN
                               BARRY                JOYCE
    REGION CODE    ADDRESS   : 9142 KAPAA DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,834.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.54800
    ----------------------------------------------------------------
0   0031352099     MORTGAGORS: REIMER               WILLIAM
                               REIMER               MIMI
    REGION CODE    ADDRESS   : 5312 MAPLE VALLEY COURT
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   294,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,602.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,291,450.00
                                P & I AMT:      8,790.18
                                UPB AMT:   1,290,435.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031352107     MORTGAGORS: SOUDERS              WILLIAM
                               SOUDERS              SALLY
    REGION CODE    ADDRESS   : 125 ARROYO WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95112
    MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    444,303.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.46400
    ----------------------------------------------------------------
0   0031352339     MORTGAGORS: ARNOLD               JAMES
                               ARNOLD               LUCY
    REGION CODE    ADDRESS   : 104 VIA CORDOVA
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   390,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,157.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,600.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031352446     MORTGAGORS: BLAKELY              TIMOTHY
                               BLAKELY              JUDITH
    REGION CODE    ADDRESS   : 3812 NORTHRIDGE DRIVE
        01         CITY      :    EAGAN
                   STATE/ZIP : MN  55123
    MORTGAGE AMOUNT :   289,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,435.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0031353014     MORTGAGORS: ILLSLEY              DOUGLAS
                               ILLSLEY              BETTY
    REGION CODE    ADDRESS   : 2670 FM 983
        01         CITY      :    RED OAK
                   STATE/ZIP : TX  75154
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,745.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031353584     MORTGAGORS: EL-ASSAL             REDA
                               EL-ASSAL             SUSANA
    REGION CODE    ADDRESS   : 3034 BECKLEY DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,672.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,425.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.17900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,666,450.00
                                P & I AMT:     11,351.55
                                UPB AMT:   1,658,314.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031353717     MORTGAGORS: CLAYTON              CHRISTOPHER
                               CLAYTON              DONNA
    REGION CODE    ADDRESS   : 17165 PINE WAY
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,817.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 93.60000
    ----------------------------------------------------------------
0   0031353956     MORTGAGORS: DAY                  JAMES
                               DAY                  CYNTHIA
    REGION CODE    ADDRESS   : 2115 HARCOURT DR
        01         CITY      :    CINCINNATI
                   STATE/ZIP : OH  45244
    MORTGAGE AMOUNT :   281,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.97100
    ----------------------------------------------------------------
0   0031353972     MORTGAGORS: TORRES               GUSTAVO
                               TORRES               KATY
    REGION CODE    ADDRESS   : 28833 DRAPPER COURT
        01         CITY      :    HIGHLAND
                   STATE/ZIP : CA  92346
    MORTGAGE AMOUNT :   163,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,514.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,118.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.29100
    ----------------------------------------------------------------
0   0031354582     MORTGAGORS: CARPENTER-ISRAEL     STEPHEN
                               CARPENTER-ISRAEL     WENDY
    REGION CODE    ADDRESS   : 10 BAY TREE LANE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,730.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.00000
    ----------------------------------------------------------------
0   0031354608     MORTGAGORS: JOSEPH               WILLIAM
                               JOSEPH               HELENE
    REGION CODE    ADDRESS   : 245 WESTMINSTER PLACE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30350
    MORTGAGE AMOUNT :   315,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,259.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.29800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,339,900.00
                                P & I AMT:      9,239.41
                                UPB AMT:   1,338,822.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031354798     MORTGAGORS: HARMOUNT             DAVID
                               HARMOUNT             V.
    REGION CODE    ADDRESS   : 34095 WEBFOOT LOOP
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,500.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.35800
    ----------------------------------------------------------------
0   0031354871     MORTGAGORS: SCHECHTER            ARNOLD

    REGION CODE    ADDRESS   : 10825 EAST ROSEMARY LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,620.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031354889     MORTGAGORS: SCHNEIDER            ROBERT
                               SCHNEIDER            CYNTHIA
    REGION CODE    ADDRESS   : 196 JESSIE LANE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   362,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,710.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,438.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.88400
    ----------------------------------------------------------------
0   0031355118     MORTGAGORS: THORNE               JOHN
                               THORNE               JOAN
    REGION CODE    ADDRESS   : 100 STONEY BROOK ROAD
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,659.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,660.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.68100
    ----------------------------------------------------------------
0   0031355175     MORTGAGORS: MOKRYNSKI            GREGORY
                               MOKRYNSKI            ALICE
    REGION CODE    ADDRESS   : 103 AUGUSTA DRIVE
        01         CITY      :    BLUE BELL
                   STATE/ZIP : PA  19422
    MORTGAGE AMOUNT :   293,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,371.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 82.03900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,579,700.00
                                P & I AMT:     10,947.35
                                UPB AMT:   1,575,862.98

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031355423     MORTGAGORS: STRIEKER             GARY
                               STRIEKER             CHRISTINE
    REGION CODE    ADDRESS   : 12230 BROOKFIELD CLUB DRIVE
        01         CITY      :    ROSWELL
                   STATE/ZIP : GA  30075
    MORTGAGE AMOUNT :   490,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    490,144.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,471.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031355662     MORTGAGORS: LAWRENCE             RONALD
                               LAWRENCE             DEBORAH
    REGION CODE    ADDRESS   : 9584 HILLHAVEN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91042
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,637.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.81400
    ----------------------------------------------------------------
0   0031355670     MORTGAGORS: KIRK                 COLUM
                               KIRK                 GRETEL
    REGION CODE    ADDRESS   : 4525 HAZELNUT COURT
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  22021
    MORTGAGE AMOUNT :   239,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,723.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031355787     MORTGAGORS: CAMPER               NATALIE

    REGION CODE    ADDRESS   : 125 PLEASANT STREET #207
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   137,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    137,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       892.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031355811     MORTGAGORS: MORASKY              MICHAEL
                               DEPREVILLE           CLAIRE
    REGION CODE    ADDRESS   : 2351 BRYANT STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,855.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,584.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,340,020.00
                                P & I AMT:      9,379.36
                                UPB AMT:   1,338,960.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031355928     MORTGAGORS: GONZALEZ             JORGE
                               GONZALEZ             ROSA
    REGION CODE    ADDRESS   : 10301 SW 60TH STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33173
    MORTGAGE AMOUNT :   244,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,422.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------
0   0031355977     MORTGAGORS: NOBLE                CHARLES

    REGION CODE    ADDRESS   : 41 CIRCLE ROAD
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   800,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    798,637.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,662.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 69.56500
    ----------------------------------------------------------------
0   0031356132     MORTGAGORS: MAHON                BRUCE
                               MAHON                SUSAN
    REGION CODE    ADDRESS   : 2616 MONMOUTH ROAD
        01         CITY      :    JOBSTOWN
                   STATE/ZIP : NJ  08041
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,806.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.73600
    ----------------------------------------------------------------
0   0031356140     MORTGAGORS: GOTOBED              MARK

    REGION CODE    ADDRESS   : 49 MEADOWOOD ROAD
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   177,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    177,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,136.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 85.00900
    ----------------------------------------------------------------
0   0031356223     MORTGAGORS: REVMAN               NORMAN
                               REVMAN               SYLVIA
    REGION CODE    ADDRESS   : 24 COUNTRYSIDE LANE
        01         CITY      :    MARBLEHEAD
                   STATE/ZIP : MA  01945
    MORTGAGE AMOUNT :   129,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       869.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.58800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,593,100.00
                                P & I AMT:     11,029.67
                                UPB AMT:   1,591,366.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031356363     MORTGAGORS: PITTS                CHARLES
                               PITTS                LAURA
    REGION CODE    ADDRESS   : 20 HONEYSUCKLE LANE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35213
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,764.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.12000
    ----------------------------------------------------------------
0   0031356553     MORTGAGORS: YATIM                HASSAN
                               YATIM                KIMBERLY
    REGION CODE    ADDRESS   : 5157 KELLER RIDGE DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   237,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,887.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.99200
    ----------------------------------------------------------------
0   0031356603     MORTGAGORS: MARUCA               DONALD
                               MARUCA               SHARON
    REGION CODE    ADDRESS   : 20904 NERINE COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   240,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,707.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99468
    ----------------------------------------------------------------
0   0031356686     MORTGAGORS: LOESCH               GARY
                               LOESCH               SANDRA
    REGION CODE    ADDRESS   : 10035 BURCHELL ROAD
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   403,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,414.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,852.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.12200
    ----------------------------------------------------------------
0   0031356710     MORTGAGORS: NGO                  HOANG
                               LE                   CHAU
    REGION CODE    ADDRESS   : 2169 AVENIDA DE LAS FLORES
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95054
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,786.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.90000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,464,250.00
                                P & I AMT:     10,115.93
                                UPB AMT:   1,462,559.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031356959     MORTGAGORS: CARVER               DAVID
                               CARVER               LESLIE
    REGION CODE    ADDRESS   : 6658 PIKES LANE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70808
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,664.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031357072     MORTGAGORS: SNEAD                RICHARD
                               GERRITY              MARGARET
    REGION CODE    ADDRESS   : 423 PALMA STREET
        01         CITY      :    EL GRANADA
                   STATE/ZIP : CA  94018
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,403.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031357577     MORTGAGORS: HOLLAND              MICHAEL
                               HOLLAND              PALMA
    REGION CODE    ADDRESS   : 16309 AVENIDA FLORENCIA
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,548.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031357759     MORTGAGORS: GALLAGHER            CHARLES
                               GALLAGHER            JULIE
    REGION CODE    ADDRESS   : 111 GRAND AVENUE
        01         CITY      :    ATLANTIC HIGHLAND
                   STATE/ZIP : NJ  07716
    MORTGAGE AMOUNT :   111,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    111,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       757.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031358237     MORTGAGORS:  JONES               CAMERON

    REGION CODE    ADDRESS   : 4057 VININGS MILL TRAIL
        01         CITY      :    SMYRNA
                   STATE/ZIP : GA  30080
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,834.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,471,000.00
                                P & I AMT:     10,205.79
                                UPB AMT:   1,469,450.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031358260     MORTGAGORS: TURNER               PETER
                               TURNER               ANN
    REGION CODE    ADDRESS   : 13800 OXMOOR PLACE
        01         CITY      :    DARNESTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,474.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.82100
    ----------------------------------------------------------------
0   0031358351     MORTGAGORS: MILLER               KURT
                               MILLER               CYNTHIA
    REGION CODE    ADDRESS   : 6737 DEL CERRO BLVD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,789.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031358427     MORTGAGORS: KOTOWSKI             JOSEPH
                               KOTOWSKI             KATHI
    REGION CODE    ADDRESS   : 25 STANFORD AVENUE
        01         CITY      :    WOODBRIDGE
                   STATE/ZIP : NJ  07095
    MORTGAGE AMOUNT :   187,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    187,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,291.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 81.30400
    ----------------------------------------------------------------
0   0031358468     MORTGAGORS: SCHWARTZ             NAN

    REGION CODE    ADDRESS   : 28 COUNTRY CLUB LANE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89109
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,394.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 59.21000
    ----------------------------------------------------------------
0   0031358476     MORTGAGORS: DEROSA               GEORGE
                               DEROSA               JOANNE
    REGION CODE    ADDRESS   : 6 ANDOVER DR
        01         CITY      :    NORTH CALDWELL BOROUGH
                   STATE/ZIP : NJ  07006
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,187.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,633.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,629,000.00
                                P & I AMT:     11,508.70
                                UPB AMT:   1,626,846.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031358526     MORTGAGORS: SHADE                PATRICK
                               SHADE                JOAN
    REGION CODE    ADDRESS   : 4 KALE DRIVE
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   156,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    156,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,077.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 41.60000
    ----------------------------------------------------------------
0   0031358823     MORTGAGORS: SICARI               SEBASTIAN
                               SICARI               TONI
    REGION CODE    ADDRESS   : 135 TOWNSEND FARM RD
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  09121
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,024.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,641.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 49.65517
    ----------------------------------------------------------------
0   0031358856     MORTGAGORS: LAMADRID             LEE
                               TIMM                 LEONARD
    REGION CODE    ADDRESS   : 347 WISCONSIN AVE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : IL  60045
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,304.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 56.81800
    ----------------------------------------------------------------
0   0031358930     MORTGAGORS: CLYBURN              COLLINS
                               CLYBURN              ROSE MARY
    REGION CODE    ADDRESS   : 7 HIGHLAND CIRCLE
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77381
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,426.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031359458     MORTGAGORS: SOPKO                GEORGE
                               SOPKO                VALENTINA
    REGION CODE    ADDRESS   : 21000 SUGAR RIDGE TERRACE
        01         CITY      :    BOYDS
                   STATE/ZIP : MD  20841
    MORTGAGE AMOUNT :   548,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    547,593.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,831.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,558,800.00
                                P & I AMT:     11,054.18
                                UPB AMT:   1,556,348.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031360027     MORTGAGORS: COLABIANCHI          VINCENT
                               COLABIANCHI          LAURA
    REGION CODE    ADDRESS   : 2819 ARGUELLO DRIVE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   472,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,307.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,345.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.64500
    ----------------------------------------------------------------
0   0031360225     MORTGAGORS: WINGAD               KEITH
                               WINGAD               MARY
    REGION CODE    ADDRESS   : 1155 DAVE CREEK PARKWAY
        01         CITY      :    FAIRFIELD BAY
                   STATE/ZIP : AR  72088
    MORTGAGE AMOUNT :   483,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,399.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,423.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031360241     MORTGAGORS: ASHLEY               JEFFREY
                               DEJA                 ANDREAS
    REGION CODE    ADDRESS   : 3494 BERRY DRIVE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   889,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    887,772.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,445.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031360506     MORTGAGORS: KORNFELD             BRIAN
                               HART                 KAREN
    REGION CODE    ADDRESS   : 3277 STONER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90006
    MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,145.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,226.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031360605     MORTGAGORS: FORMICA              FRANK
                               FORMICA              JOANNE
    REGION CODE    ADDRESS   : 22 BAILEY ROAD
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   145,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    145,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       940.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,316,800.00
                                P & I AMT:     16,382.31
                                UPB AMT:   2,314,625.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031361009     MORTGAGORS: HOLDEN               MAUREEN

    REGION CODE    ADDRESS   : 1105 LEXINGTON STREET BLDG 6 UNIT 1
        01         CITY      :    WALTHAM
                   STATE/ZIP : MA  02154
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       572.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.47300
    ----------------------------------------------------------------
0   0031361512     MORTGAGORS: SCOTT                DUANE
                               SCOTT                JENNIFER
    REGION CODE    ADDRESS   : 1680 MORNING TERRACE DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,553.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.33900
    ----------------------------------------------------------------
0   0031362460     MORTGAGORS: SOOD                 JASJEET
                               SOOD                 KATHRYN
    REGION CODE    ADDRESS   : 10 SERENITY LANE
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06878
    MORTGAGE AMOUNT :   640,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    639,047.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,474.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031362627     MORTGAGORS: SACKETT              ROBB
                               SACKETT              MARYBETH
    REGION CODE    ADDRESS   : 712 ESSEX COURT
        01         CITY      :    GLEN ELLYN
                   STATE/ZIP : IL  60137
    MORTGAGE AMOUNT :   532,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    531,563.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,539.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.54600
    ----------------------------------------------------------------
0   0031363187     MORTGAGORS: PACHINO              BARTON
                               PACHINO              LINDA
    REGION CODE    ADDRESS   : 16138 OSTEGO STREET (ENCINO AREA)
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,277.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,643.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.66101
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,027,000.00
                                P & I AMT:     14,328.60
                                UPB AMT:   2,022,441.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031363328     MORTGAGORS: DEWEY                RICHARD
                               DEWEY                DIANE
    REGION CODE    ADDRESS   : 800 KINGSTON WAY
        01         CITY      :    COLFAX
                   STATE/ZIP : CA  95713
    MORTGAGE AMOUNT :   291,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,369.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,086.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031363344     MORTGAGORS: WHITING              LAWRENCE
                               HONGO-WHITING        VALERIE
    REGION CODE    ADDRESS   : 12 SAINT PAUL LANE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   484,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    482,564.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,400.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031363377     MORTGAGORS: WRIGHT               JOHN

    REGION CODE    ADDRESS   : 1326 W 36TH STREET
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90731
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,575.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.20000
    ----------------------------------------------------------------
0   0031363500     MORTGAGORS:  BERROCAL            ALBERT
                               BERROCAL             PATRICIA
    REGION CODE    ADDRESS   : 4339 YUKI LANE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.33333
    ----------------------------------------------------------------
0   0031363724     MORTGAGORS: FILBRANT             PHILLIP
                               REID                 JOANNE
    REGION CODE    ADDRESS   : 7863 BRINT RD.
        01         CITY      :    SYLVANIA
                   STATE/ZIP : OH  43560
    MORTGAGE AMOUNT :   770,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    770,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,450.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,101,200.00
                                P & I AMT:     14,754.12
                                UPB AMT:   2,098,292.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031363732     MORTGAGORS: ADAMS                ROBERT
                               ADAMS                LINDESAY
    REGION CODE    ADDRESS   : 419 HILLWAY DRIVE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,511.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031363898     MORTGAGORS: MCMAHON              SCOTT
                               MCMAHON              PAUL
    REGION CODE    ADDRESS   : 222 ESSEX ST
        01         CITY      :    LYNN
                   STATE/ZIP : MA  01901
    MORTGAGE AMOUNT :    49,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,472.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       398.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031363955     MORTGAGORS: PIAZZA               DAVID
                               PIAZZA               LAURA
    REGION CODE    ADDRESS   : 8 BECKWITH STREET
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,486.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0031364045     MORTGAGORS: PHAM                 PHUC
                               PHAM                 PHI
    REGION CODE    ADDRESS   : 418 FULLERTON DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95111
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,667.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 94.75600
    ----------------------------------------------------------------
0   0031364151     MORTGAGORS: MUSCATIELLO          MICHAEL
                               CAHN                 LISA
    REGION CODE    ADDRESS   : 1 UNAMI COURT
        01         CITY      :    SOMERSET
                   STATE/ZIP : NJ  08873
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,742.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.65645
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,264,500.00
                                P & I AMT:      8,812.27
                                UPB AMT:   1,262,881.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031364300     MORTGAGORS: MCGUINNESS           ELIZABETH

    REGION CODE    ADDRESS   : 58 EIGHTH STREET
        01         CITY      :    HOBOKEN
                   STATE/ZIP : NJ  07030
    MORTGAGE AMOUNT :   183,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,326.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 49.45900
    ----------------------------------------------------------------
0   0031364318     MORTGAGORS: DEMITRAKIKES         MICHAEL
                               DEMITRAKIKES         CHARLOTTE
    REGION CODE    ADDRESS   : 17809 FIFTEENTH TEE LANE
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   243,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,409.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.21900
    ----------------------------------------------------------------
0   0031364359     MORTGAGORS: SIMMONS              ALLYN
                               SIMMONS              URSULA
    REGION CODE    ADDRESS   : 85 PARKGROVE DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   356,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,164.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031364409     MORTGAGORS: CARLL                WADE
                               CARLL                KATHLEEN
    REGION CODE    ADDRESS   : 77 PARKGROVE DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   377,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,840.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,734.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031364508     MORTGAGORS: EGAN                 WILLIAM
                               EGAN                 SUSAN
    REGION CODE    ADDRESS   : 5237 WOODDALE AVENUE SO.
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55424
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,809.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.46913
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,411,150.00
                                P & I AMT:      9,857.97
                                UPB AMT:   1,410,224.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031364532     MORTGAGORS: BALLEAU              DAVID
                               BALLEAU              SHELLY
    REGION CODE    ADDRESS   : 3510 ECHO MOUNTAIN DRIVE
        01         CITY      :    KINGWOOD
                   STATE/ZIP : TX  77345
    MORTGAGE AMOUNT :   108,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    107,921.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       764.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031364540     MORTGAGORS: SKLARE               RICHARD
                               SKLARE               AMY
    REGION CODE    ADDRESS   : 600 BENT CREEK RIDGE
        01         CITY      :    DEERFIELD
                   STATE/ZIP : IL  60015
    MORTGAGE AMOUNT :   338,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,242.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,337.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.08100
    ----------------------------------------------------------------
0   0031364698     MORTGAGORS: FAYE                 LINDSAY
                               FAYE                 DIANE
    REGION CODE    ADDRESS   : 5481/ 5481A WAILAAU ROAD
        01         CITY      :    KOLOA
                   STATE/ZIP : HI  96756
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,741.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 71.42857
    ----------------------------------------------------------------
0   0031364920     MORTGAGORS: HANSON               DANIEL
                               HANSON               DEBORAH
    REGION CODE    ADDRESS   : 4905 EAST MERCER WAY
        01         CITY      :    MERCER ISLAND
                   STATE/ZIP : WA  98040
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,342.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,248.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031365000     MORTGAGORS: DESTEFANIS           JOHN
                               DESTEFANIS           LINDA
    REGION CODE    ADDRESS   : 1092 GREYMOOR ROAD
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35242
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,710.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 41.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,476,100.00
                                P & I AMT:     10,127.79
                                UPB AMT:   1,474,959.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031365083     MORTGAGORS: SCHATZ               ROCKNE
                               TARANTINO            ANGELA
    REGION CODE    ADDRESS   : 100 MARINA COURT DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   454,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    453,636.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,058.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.84615
    ----------------------------------------------------------------
0   0031365091     MORTGAGORS: OTTEN                GERALD
                               OTTEN                SUSAN
    REGION CODE    ADDRESS   : 619 PARK AVENUE
        01         CITY      :    HOBOKEN
                   STATE/ZIP : NJ  07030
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,746.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,477.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 84.74500
    ----------------------------------------------------------------
0   0031365158     MORTGAGORS: WIENER               JOEL
                               WIENER               JEANNE
    REGION CODE    ADDRESS   : 455 EMERALD AVE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,747.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.37800
    ----------------------------------------------------------------
0   0031365281     MORTGAGORS: JACOBS               WILLIAM
                               JACOBS               PAMELA
    REGION CODE    ADDRESS   : 1 COLLINS FARM ROAD
        01         CITY      :    NEWBURYPORT
                   STATE/ZIP : MA  01950
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,368.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031365307     MORTGAGORS: ZLATIC               JOHN
                               ZLATIC               KAREN
    REGION CODE    ADDRESS   : 3310 FOX PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92117
    MORTGAGE AMOUNT :   154,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,669.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,083.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.45000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,638,900.00
                                P & I AMT:     11,197.79
                                UPB AMT:   1,637,800.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031365323     MORTGAGORS: SEGURA               JOHN
                               SEGURA               DEBRA
    REGION CODE    ADDRESS   : 220 SENTINEL AVENUE
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,771.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,718.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 88.92600
    ----------------------------------------------------------------
0   0031365356     MORTGAGORS: CHI                  JONATHAN
                               CHI                  EUN
    REGION CODE    ADDRESS   : 5311 CORTOLANE DRIVE
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,332.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031365646     MORTGAGORS: DOORLEY              FRANK
                               DOORLEY              MARIAN
    REGION CODE    ADDRESS   : 892 TIMBER LANE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : IL  60045
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.45500
    ----------------------------------------------------------------
0   0031365711     MORTGAGORS: HOWARD               STEVEN

    REGION CODE    ADDRESS   : 4444 CANOGA AVENUE
        01         CITY      :    WOODLAND HILLS AREA
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,203.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031365935     MORTGAGORS: WHITEMAN             GEORGE
                               WHITEMAN             STASIA
    REGION CODE    ADDRESS   : 882 BOXHILL LANE
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,715.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.30727
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,567,400.00
                                P & I AMT:     10,675.51
                                UPB AMT:   1,565,687.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031366016     MORTGAGORS: FULLING              RUSSELL
                               CHENG                CAROL
    REGION CODE    ADDRESS   : 1706 ELM AVENUE
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   241,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,216.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031366065     MORTGAGORS: CHIEN                THEODORE
                               CHIEN                JULIE
    REGION CODE    ADDRESS   : PELICAN BEACH ROAD
        01         CITY      :    MERRIFIELD
                   STATE/ZIP : MN  56465
    MORTGAGE AMOUNT :   294,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,181.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,058.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031366362     MORTGAGORS: ARRIOLA              BENJAMIN
                               ARRIOLA              CATHERINE
    REGION CODE    ADDRESS   : 4345 COTTONWOOD LANE
        01         CITY      :    DEEPHAVEN
                   STATE/ZIP : MN  55331
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,750.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031366776     MORTGAGORS: FINN                 DANIEL
                               LESTER               KERRIGAN
    REGION CODE    ADDRESS   : 42418 GRAND TETON PARK STREET
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94538
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,365.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031366826     MORTGAGORS: FISCHER              NANCY

    REGION CODE    ADDRESS   : 1975 GREENWOOD ROAD
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,630.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.88800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,355,550.00
                                P & I AMT:      9,381.56
                                UPB AMT:   1,354,144.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031366891     MORTGAGORS: THOMAS               CHRISTOPHER
                               THOMAS               ELEANOR
    REGION CODE    ADDRESS   : 469 LAKEHURST COURT
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CA  94533
    MORTGAGE AMOUNT :   232,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,472.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,606.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.08900
    ----------------------------------------------------------------
0   0031367279     MORTGAGORS: STEWART              THOMAS
                               STEWART              JORJA
    REGION CODE    ADDRESS   : 2726 SKYLARK CIRCLE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   252,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,903.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.02700
    ----------------------------------------------------------------
0   0031367394     MORTGAGORS: TOWNSEND             PAUL
                               TOWNSEND             MAUREEN
    REGION CODE    ADDRESS   : 8 STRATTON HILL ROAD
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   144,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    144,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       933.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 56.47000
    ----------------------------------------------------------------
0   0031367428     MORTGAGORS: ANDERSON             DAVID
                               ANDERSON             CHRISTINE
    REGION CODE    ADDRESS   : 24 FOREST AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 52.17300
    ----------------------------------------------------------------
0   0031367824     MORTGAGORS: BINDER               FRANK

    REGION CODE    ADDRESS   : 2017 KERNWOOD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   450,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,011.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,112.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.70689
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,379,450.00
                                P & I AMT:      9,471.14
                                UPB AMT:   1,378,165.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031368111     MORTGAGORS: PHILLIPS             MICHELE
                               RILEY                MATTHEW
    REGION CODE    ADDRESS   : 16730 NORTH 108TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   299,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,616.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,045.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.52800
    ----------------------------------------------------------------
0   0031368145     MORTGAGORS: SALSBERG             YOLANDA

    REGION CODE    ADDRESS   : 18915 YORK LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,281.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,770.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.09600
    ----------------------------------------------------------------
0   0031368244     MORTGAGORS: CROSS                RICHARD
                               CROSS                DEBORAH
    REGION CODE    ADDRESS   : 2985 EAST DE LOS ARBOLES
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,633.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 86.34686
    ----------------------------------------------------------------
0   0031368277     MORTGAGORS: LUEBBEN              ROBERT

    REGION CODE    ADDRESS   : 779 DEER CLOVER WAY
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,230.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031368582     MORTGAGORS: LAHEY                THOMAS

    REGION CODE    ADDRESS   : 33831 KILLARNEY LANE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   513,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    512,569.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,370.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,821,450.00
                                P & I AMT:     12,584.25
                                UPB AMT:   1,819,331.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031368780     MORTGAGORS: COOKSON              ROBERT
                               COOKSON              COLLEEN
    REGION CODE    ADDRESS   : 5150 N. CAMELHEAD DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85018
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,413.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031368806     MORTGAGORS: MILLER               TIMOTHY
                               MILLER               BRIDGET
    REGION CODE    ADDRESS   : 13 ARROWHEAD LANE
        01         CITY      :    SOMERSET
                   STATE/ZIP : NJ  08823
    MORTGAGE AMOUNT :   368,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,264.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99700
    ----------------------------------------------------------------
0   0031368863     MORTGAGORS: ULLIAN               STEPHEN
                               ULLIAN               ELAINE
    REGION CODE    ADDRESS   : 71 HARBOR DRIVE
        01         CITY      :    BOURNE
                   STATE/ZIP : MA  02559
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,717.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031368889     MORTGAGORS: WALLACE              EUGENE
                               WALLACE              ANN
    REGION CODE    ADDRESS   : 124 BEAUMONT AVENUE
        01         CITY      :    NEWTONVILLE
                   STATE/ZIP : MA  02160
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,749.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,035.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.14678
    ----------------------------------------------------------------
0   0031369044     MORTGAGORS: MANCUSO              MICHAEL
                               MANCUSO              GLORIA
    REGION CODE    ADDRESS   : 303 GRAMERCY PLACE
        01         CITY      :    GLEN ROCK
                   STATE/ZIP : NJ  07452
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,959.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,729,000.00
                                P & I AMT:     11,880.87
                                UPB AMT:   1,727,104.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031369101     MORTGAGORS: BOGAN                SCOTT
                               BOGAN                ELIZABETH
    REGION CODE    ADDRESS   : 304 NEWTOWN TURNPIKE
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 49.40000
    ----------------------------------------------------------------
0   0031369275     MORTGAGORS: AYALA                MICHAEL
                               AYALA                ANNA
    REGION CODE    ADDRESS   : 1725 PEREGRINO WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,659.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,974.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031369341     MORTGAGORS: RAMSEY               FRANCES

    REGION CODE    ADDRESS   : 3588 GROVE GATE LANE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30339
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,123.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 42.86900
    ----------------------------------------------------------------
0   0031369499     MORTGAGORS: NITAO                DAVID

    REGION CODE    ADDRESS   : 2938 NORTH WESTON STREET
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.05600
    ----------------------------------------------------------------
0   0031369648     MORTGAGORS: ZWEIFEL              DAVID
                               ZWEIFEL              MARY
    REGION CODE    ADDRESS   : 6900 BENJAMIN STREET
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,528.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.82300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,478,500.00
                                P & I AMT:     10,149.01
                                UPB AMT:   1,477,119.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031370034     MORTGAGORS: PARKER               LEWIS
                               PARKER               SHARON
    REGION CODE    ADDRESS   : 51 FOREST AVENUE UNIT 108
        01         CITY      :    OLD GREENWICH
                   STATE/ZIP : CT  06870
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,729.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031370042     MORTGAGORS: HANNON               WILLIAM
                               HANNON               CLAUDIA
    REGION CODE    ADDRESS   : 1820 LARKDALE AVENUE
        01         CITY      :    NORTHBROOK
                   STATE/ZIP : IL  60062
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    160,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,077.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 53.33300
    ----------------------------------------------------------------
0   0031370141     MORTGAGORS: PAPPALARDO           JOHN
                               PAPPALARDO           ANTOINETTE
    REGION CODE    ADDRESS   : 4 BOXWOOD CIRCLE
        01         CITY      :    AVON
                   STATE/ZIP : CT  06001
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031370505     MORTGAGORS: OLSEN                ALLEN
                               OLSEN                NANCY
    REGION CODE    ADDRESS   : 6805 IROQUOIS CIRCLE
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55439
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,394.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.16600
    ----------------------------------------------------------------
0   0031370562     MORTGAGORS: NOLAN                THOMAS
                               NOLAN                JULIE
    REGION CODE    ADDRESS   : 873 CAPITAN STREET
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   229,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,121.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,564.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.06800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,302,900.00
                                P & I AMT:      8,935.82
                                UPB AMT:   1,302,021.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031370638     MORTGAGORS: TUNG                 STEVEN
                               LI                   LI AI
    REGION CODE    ADDRESS   : 25778 DURRWOOD COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,202.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,607.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031370646     MORTGAGORS: STUMBO               DAVID

    REGION CODE    ADDRESS   : 1561 6TH AVENUE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,440.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031370737     MORTGAGORS: SCHOENFELD           PAUL
                               RAY                  DIANE
    REGION CODE    ADDRESS   : 6413 CORLISS AVE N.
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98103
    MORTGAGE AMOUNT :   283,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,984.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,956.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031370786     MORTGAGORS: OFER                 ZAHAVI

    REGION CODE    ADDRESS   : 2034 HERCULES DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,641.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 45.63100
    ----------------------------------------------------------------
0   0031370794     MORTGAGORS: BALL                 OSCAR
                               BALL                 STEPHANIE
    REGION CODE    ADDRESS   : 1290 KENWOOD ROAD
        01         CITY      :    SANTA BABARA
                   STATE/ZIP : CA  93109
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,407.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.70000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.70000  PRODUCT CODE      :   002
    LTV :                 78.28571
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,373,800.00
                                P & I AMT:      9,402.02
                                UPB AMT:   1,371,676.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031370802     MORTGAGORS: BANDELIN             JAMES
                               BANDELIN             STEPHANIE
    REGION CODE    ADDRESS   : 24256 CRUISE CIRCLE DRIVE
        01         CITY      :    CANYON LAKE
                   STATE/ZIP : CA  92587
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,517.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.80000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.80000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031370828     MORTGAGORS: MILLS                DON
                               MILLS                LISA
    REGION CODE    ADDRESS   : 1152 ORANGE PLACE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80304
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,285.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.54800
    ----------------------------------------------------------------
0   0031370844     MORTGAGORS: BILLOW               JOHN
                               BILLOW               MELISSA
    REGION CODE    ADDRESS   : 986 CALLE VERDE
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,233.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,365.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.45000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.45000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031370901     MORTGAGORS: GLOISTEIN            MARK
                               GLOISTEIN            KELLY
    REGION CODE    ADDRESS   : 10371 LINSCOTT COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95624
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,821.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.53600
    ----------------------------------------------------------------
0   0031371388     MORTGAGORS: JOHNSON              JIMMIE

    REGION CODE    ADDRESS   : 5135 ISLAND FOREST PLACE
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   630,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,085.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,459.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 52.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,712,500.00
                                P & I AMT:     12,016.82
                                UPB AMT:   1,709,943.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031371537     MORTGAGORS: AUSTIN               DAVID
                               AUSTIN               JENNIE
    REGION CODE    ADDRESS   : 3901 TAMA STREET SOUTHEAST
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52403
    MORTGAGE AMOUNT :   256,640.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,429.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.24300
    ----------------------------------------------------------------
0   0031371636     MORTGAGORS: BOYLE                EDWARD

    REGION CODE    ADDRESS   : 607 COLLEGE AVENUE
        01         CITY      :    HAVERFORD
                   STATE/ZIP : PA  19041
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,630.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,609.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 56.66600
    ----------------------------------------------------------------
0   0031371651     MORTGAGORS: ESTES                ROBERT
                               ESTES                KELLY
    REGION CODE    ADDRESS   : 25270 GOLD HILLS DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,756.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,378.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031371677     MORTGAGORS: EGAN                 DOROTHY

    REGION CODE    ADDRESS   : 2 HUBBARD RD
        01         CITY      :    AMHERST
                   STATE/ZIP : NH  03031
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    432,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,837.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031371842     MORTGAGORS: FRANCIS              MYRON
                               FRANCIS              KATHLEEN
    REGION CODE    ADDRESS   : 585 NORTH HOPPER ROAD
        01         CITY      :    MODESTO
                   STATE/ZIP : CA  95357
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,421.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,788,240.00
                                P & I AMT:     12,350.14
                                UPB AMT:   1,787,238.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031371909     MORTGAGORS: PRICE                CHRISTOPHER
                               PRICE                LISA
    REGION CODE    ADDRESS   : 410 EL VUELO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,389.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031371941     MORTGAGORS: LAPEYRADE            JEAN
                               FOUNTAIN             JEFFREY
    REGION CODE    ADDRESS   : 501-503 MANDANA BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,736.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,576.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.13000
    ----------------------------------------------------------------
0   0031372105     MORTGAGORS: ADAMS                MICHAEL

    REGION CODE    ADDRESS   : 9720 FRANLO ROAD
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55346
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,737.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.98300
    ----------------------------------------------------------------
0   0031372147     MORTGAGORS: POULDAR              SAEID

    REGION CODE    ADDRESS   : 10846 WILKINS AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,383.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,894.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.11300
    ----------------------------------------------------------------
0   0031372261     MORTGAGORS: BELLETTINI           CHRISTINE
                               HOWARD               MARY
    REGION CODE    ADDRESS   : 1528  DEMPSTER
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60202
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       943.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.51400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,663,000.00
                                P & I AMT:     11,559.86
                                UPB AMT:   1,661,247.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031372477     MORTGAGORS: SCHUENEMAN           DIANE
                               SCHUENEMAN           GARY
    REGION CODE    ADDRESS   : 861 SPRINGTON ROAD
        01         CITY      :    GLENMORE
                   STATE/ZIP : PA  19343
    MORTGAGE AMOUNT :   637,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    637,026.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,457.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031372493     MORTGAGORS: BRUTICO              ANGELO
                               BRUTICO              SUSAN
    REGION CODE    ADDRESS   : 728 HILLVIEW ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,655.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,693.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.35800
    ----------------------------------------------------------------
0   0031372675     MORTGAGORS: WALLACE              ROBERT
                               WALLACE              EILEEN
    REGION CODE    ADDRESS   : 13325 186TH AVENUE NORTHEAST
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   270,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,416.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031372683     MORTGAGORS: NAKAMURA             KIYOSHI
                               NAKAMURA             MICHIYO
    REGION CODE    ADDRESS   : 17086 10TH AVE NORTHWEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98177
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,093.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.08000
    ----------------------------------------------------------------
0   0031372741     MORTGAGORS: WHITE                STEVEN
                               WHITE                LINDA
    REGION CODE    ADDRESS   : 454 SACKETT COURT
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   360,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,125.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,489.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.57800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,964,000.00
                                P & I AMT:     13,599.47
                                UPB AMT:   1,962,318.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031372766     MORTGAGORS: LEON                 FLORENCIO
                               BRAVO                GRACIELA
    REGION CODE    ADDRESS   : 8405 PINE THRUST WAY
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33647
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,585.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 88.76000
    ----------------------------------------------------------------
0   0031372873     MORTGAGORS: FRANKS               JAMES
                               FRANKS               JULIE
    REGION CODE    ADDRESS   : 22109 PALOS VERDES BOULEVARD
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   247,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,822.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031372907     MORTGAGORS: ANDERSON             BRUCE
                               ANDERSON             TAMMY
    REGION CODE    ADDRESS   : 11505 ALBORADA DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92127
    MORTGAGE AMOUNT :   248,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,039.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.36100
    ----------------------------------------------------------------
0   0031373053     MORTGAGORS: WONG                 BOBBY
                               RUSH                 LYNDA
    REGION CODE    ADDRESS   : 2234 25TH STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   376,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,238.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,634.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031373145     MORTGAGORS: GRAUL                CHARLES
                               ASKANAS              LESLIE
    REGION CODE    ADDRESS   : 3504 LAUREL AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   453,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,807.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,132.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.68600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,625,900.00
                                P & I AMT:     11,407.59
                                UPB AMT:   1,623,494.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031373186     MORTGAGORS: KELLY                ANDREW

    REGION CODE    ADDRESS   : 1116 1OTH ST
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,950.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031373251     MORTGAGORS: DE PEW               JOSEPH
                               DE PEW               SHARI
    REGION CODE    ADDRESS   : 9915 MICHIGAN BOULEVARD
        01         CITY      :    BEACH PARK
                   STATE/ZIP : IL  60099
    MORTGAGE AMOUNT :   132,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031373467     MORTGAGORS: MELVIN               DENNIS
                               DAVIS                TERRI
    REGION CODE    ADDRESS   : 1015 QUARTERMASTER CANYON ROAD
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,758.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.60400
    ----------------------------------------------------------------
0   0031373715     MORTGAGORS: TOYOS                RAMON
                               BARTOLOMEO           TERESITA
    REGION CODE    ADDRESS   : 2730 SW 110 AVENUE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33165
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,902.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.20600
    ----------------------------------------------------------------
0   0031373764     MORTGAGORS: BRAM                 JESSICA

    REGION CODE    ADDRESS   : 32 WEBB ROAD
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    200,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,432.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 40.08000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,219,500.00
                                P & I AMT:      8,234.99
                                UPB AMT:   1,213,911.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031373772     MORTGAGORS: ACENAS               PAULINO
                               GO                   MILAGROS
    REGION CODE    ADDRESS   : 1909 ARBOL GRANDE COURT
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94595
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,731.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,346.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.65200
    ----------------------------------------------------------------
0   0031373780     MORTGAGORS: THACHET              CYRIAC
                               MATHEW               SUJA
    REGION CODE    ADDRESS   : 7038 REDCOAT DRIVE
        01         CITY      :    FLOURTOWN
                   STATE/ZIP : PA  19031
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,748.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,550.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031373814     MORTGAGORS: MYLIN                CLARENCE
                               MYLIN                JEANETTE
    REGION CODE    ADDRESS   : 2222 HOSNER ROAD
        01         CITY      :    OXFORD
                   STATE/ZIP : MI  48370
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,706.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,761.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.05500
    ----------------------------------------------------------------
0   0031373905     MORTGAGORS: LAHAIE               IVAN
                               LAHAIE               KATHY
    REGION CODE    ADDRESS   : 5445 PROSPECT HILL
        01         CITY      :    GRASS LAKE
                   STATE/ZIP : MI  49240
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,766.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.25000
    ----------------------------------------------------------------
0   0031373947     MORTGAGORS: DUFFY                THOMAS
                               DUFFY                JOYCE
    REGION CODE    ADDRESS   : 6122 152ND PLACE SOUTHEAST
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98296
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,633.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.32200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,614,000.00
                                P & I AMT:     11,151.44
                                UPB AMT:   1,612,587.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031373962     MORTGAGORS: DEMESA               PRAXEDES

    REGION CODE    ADDRESS   : 10740 OAKWILDE AVENUE
        01         CITY      :    STOCKTON
                   STATE/ZIP : CA  95212
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031373988     MORTGAGORS: DAVIDOW              JOANNE

    REGION CODE    ADDRESS   : 103 SOUTH 23RD STREET
        01         CITY      :    LONGPORT
                   STATE/ZIP : NJ  08403
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,783.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.56100
    ----------------------------------------------------------------
0   0031374051     MORTGAGORS: CHUNG                JANICE
                               WYLUPSKI             WAYNE
    REGION CODE    ADDRESS   : 7 HILLTOP AVENUE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,823.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,791.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.46300
    ----------------------------------------------------------------
0   0031374085     MORTGAGORS: BIEDEBACH            DAVID
                               BIEDEBACH            ALINA
    REGION CODE    ADDRESS   : 2740 QUEENS WAY
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   356,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,235.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,492.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.22200
    ----------------------------------------------------------------
0   0031374093     MORTGAGORS: BANSAL               AVTAR
                               BANSAL               HERVINDER
    REGION CODE    ADDRESS   : 220 SUMMERFORD CIRCLE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,960.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,140.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,635,900.00
                                P & I AMT:     11,460.21
                                UPB AMT:   1,634,469.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031374168     MORTGAGORS: MACHINIST            PETER
                               MACHINIST            ALICE
    REGION CODE    ADDRESS   : 125 WINDEMERE ROAD
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02166
    MORTGAGE AMOUNT :   292,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,177.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.42800
    ----------------------------------------------------------------
0   0031374317     MORTGAGORS: PALSTRA              DONALD
                               PALSTRA              LORNA
    REGION CODE    ADDRESS   : 2076 VINTAGE LANE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,313.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
0   0031374333     MORTGAGORS: CURTIS               RORY
                               CURTIS               LAURA
    REGION CODE    ADDRESS   : 31 CONSTITUTION DRIVE
        01         CITY      :    SOUTHBOROUGH
                   STATE/ZIP : MA  01772
    MORTGAGE AMOUNT :   348,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031374556     MORTGAGORS: IM HOF               DOUGLAS
                               IM HOF               KAREN
    REGION CODE    ADDRESS   : 1027 MANCHESTER STREET
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91701
    MORTGAGE AMOUNT :   154,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,781.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,103.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 93.33300
    ----------------------------------------------------------------
0   0031374705     MORTGAGORS: PAOLUCCI             JOSEPH

    REGION CODE    ADDRESS   : 918 W WEBSTER AVE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,006.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.84900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,675,200.00
                                P & I AMT:     11,558.04
                                UPB AMT:   1,674,072.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031374846     MORTGAGORS: GARON                JEFFREY
                               GARON                VICTORIA
    REGION CODE    ADDRESS   : 5126 MYRTLE LEAF DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22030
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,789.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031374994     MORTGAGORS: GORE                 KENNETH

    REGION CODE    ADDRESS   : 4 BENNETS NECK ROAD
        01         CITY      :    POCASSET
                   STATE/ZIP : MA  02559
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,627.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031375181     MORTGAGORS: DEVLIN               BRIAN
                               DEVLIN               SHEILA
    REGION CODE    ADDRESS   : 7 EASLEY TERRACE
        01         CITY      :    MORRIS TOWNSHIP
                   STATE/ZIP : NJ  07961
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,720.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.86300
    ----------------------------------------------------------------
0   0031375504     MORTGAGORS: WOLF                 EDWARD
                               WOLF                 DEBORAH
    REGION CODE    ADDRESS   : 25629 CRESTFIELD CIRCLE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   370,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,025.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,589.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.99000
    ----------------------------------------------------------------
0   0031375611     MORTGAGORS: SEAVEY               DOROTHY
                               SOSKE                TRINA
    REGION CODE    ADDRESS   : 93 STANTON AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02166
    MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    700,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,775.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 66.35000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,921,300.00
                                P & I AMT:     13,126.70
                                UPB AMT:   1,920,163.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031375629     MORTGAGORS: WILSON               ALLAN
                               WILSON               ESTHER
    REGION CODE    ADDRESS   : 1205 REGENCY CENTER DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30331
    MORTGAGE AMOUNT :   268,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,393.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.99300
    ----------------------------------------------------------------
0   0031376023     MORTGAGORS: FREDRICKS            JOSH
                               FREDRICKS            LINDA
    REGION CODE    ADDRESS   : 1260 KEATS STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,681.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,114.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.42700
    ----------------------------------------------------------------
0   0031376270     MORTGAGORS: GOODMAN              JAMES
                               GOODMAN              ILSE
    REGION CODE    ADDRESS   : 608 EAST BAUER ROAD
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60563
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,729.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031376437     MORTGAGORS: WASS                 TED
                               FEINBERG-WASS        NINA
    REGION CODE    ADDRESS   : 11733 VALLEY CREST ROAD
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   947,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    946,348.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,866.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 63.13300
    ----------------------------------------------------------------
0   0031376460     MORTGAGORS: SHERIDAN             GERARD
                               SHERIDAN             MARY
    REGION CODE    ADDRESS   : 311 BARN HILL ROAD
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,777.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.42800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,290,650.00
                                P & I AMT:     16,207.26
                                UPB AMT:   2,287,930.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031376494     MORTGAGORS: BROWN                NORMAN
                               ORMSBY               SUSAN
    REGION CODE    ADDRESS   : 47618 GABLE COMMON
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,478.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------
0   0031376502     MORTGAGORS: SHTILMAN             LEONID
                               KURILSKAYA           NATALYA
    REGION CODE    ADDRESS   : 1591 MEADOW LARK LANE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   359,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,940.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,542.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031376551     MORTGAGORS: SHAW                 ANDREW
                               SHAW                 DIANE
    REGION CODE    ADDRESS   : 22204 CIRCLE J. RANCH
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   302,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,268.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.68700
    ----------------------------------------------------------------
0   0031376577     MORTGAGORS: SCHMITT              JOHN
                               SCHMITT              LINDA
    REGION CODE    ADDRESS   : 11 TALBOTT FARM DRIVE
        01         CITY      :    MENDON
                   STATE/ZIP : MA  01756
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,212.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.01300
    ----------------------------------------------------------------
0   0031376841     MORTGAGORS: UCCI                 FRANCIS

    REGION CODE    ADDRESS   : 333 DEER POINT DRIVE
        01         CITY      :    GULF BREEZE
                   STATE/ZIP : FL  32561
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,713.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,411.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 47.10500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,524,950.00
                                P & I AMT:     10,421.90
                                UPB AMT:   1,523,400.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031376858     MORTGAGORS: FRANKLIN             WILLIAM
                               FRANKLIN             SUSAN
    REGION CODE    ADDRESS   : 752 WHITE BLOSSOM COURT
        01         CITY      :    POWDER SPRINGS
                   STATE/ZIP : GA  30127
    MORTGAGE AMOUNT :   290,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,484.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031376957     MORTGAGORS: SCHLENKER            DAVID
                               SCHLENKER            JULIE
    REGION CODE    ADDRESS   : 105 CRIMSON PLACE
        01         CITY      :    CHESTER SPRINGS
                   STATE/ZIP : PA  19425
    MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,310.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.37400
    ----------------------------------------------------------------
0   0031376973     MORTGAGORS: LESHAN               LOREN
                               GOMEZ                JORGE
    REGION CODE    ADDRESS   : 4700 N. LAKE SHORE DRIVE
        01         CITY      :    WHITEFISH
                   STATE/ZIP : WI  53211
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,390.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,972.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.53886
    ----------------------------------------------------------------
0   0031377054     MORTGAGORS: VARALLO              THOMAS
                               VARALLO              LORETTA
    REGION CODE    ADDRESS   : 307 RIDGEWAY STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19116
    MORTGAGE AMOUNT :    46,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     46,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       321.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 47.42200
    ----------------------------------------------------------------
0   0031377112     MORTGAGORS: DURHAM               ELIZA

    REGION CODE    ADDRESS   : 1572 MASSACHUSETTS UNIT 6
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02138
    MORTGAGE AMOUNT :   106,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       724.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.89200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,118,450.00
                                P & I AMT:      7,838.31
                                UPB AMT:   1,117,434.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031377146     MORTGAGORS: DEMPSEY              PAUL
                               DEMPSEY              SANDRA
    REGION CODE    ADDRESS   : 5965 VISTA DEL MAR
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92687
    MORTGAGE AMOUNT :   325,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,302.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.17500
    ----------------------------------------------------------------
0   0031377195     MORTGAGORS: MALKASIAN            CATHY

    REGION CODE    ADDRESS   : 1136 SOUTH CURSON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90019
    MORTGAGE AMOUNT :   263,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,489.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031377336     MORTGAGORS: DAHLE                DAVID
                               DAHLE                BETH
    REGION CODE    ADDRESS   : 1200 GRENOX ROAD
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,538.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.72900
    ----------------------------------------------------------------
0   0031377377     MORTGAGORS: DI MARCO             JAIME

    REGION CODE    ADDRESS   : 22918 DOLOROSA STREET
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,153.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.98600
    ----------------------------------------------------------------
0   0031377476     MORTGAGORS: BANSAL               NARENDRA
                               KAUL                 ANITA
    REGION CODE    ADDRESS   : 9845 SHOUP AVENUE
        01         CITY      :    CHATSWORTH LOS ANGELES
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,255.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,623,000.00
                                P & I AMT:     11,223.40
                                UPB AMT:   1,620,739.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031377815     MORTGAGORS: BEAUBELLE            GLENN
                               BEAUBELLE            KELLIE
    REGION CODE    ADDRESS   : 2 HASTINGS COURT
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,197.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,368.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.88000
    ----------------------------------------------------------------
0   0031378060     MORTGAGORS: SAVONI               CHARLES
                               SAVONI               VIRGINIA
    REGION CODE    ADDRESS   : 808 EL BERRO
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,768.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031378441     MORTGAGORS: FLANAGAN             ROBERT
                               FLANAGAN             SUSAN
    REGION CODE    ADDRESS   : 6111 SISTER ELSIE DRIVE
        01         CITY      :    TUJUNGA AREA
                   STATE/ZIP : CA  91042
    MORTGAGE AMOUNT :   267,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,491.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.91000
    ----------------------------------------------------------------
0   0031378565     MORTGAGORS: BRANDT               WAYNE
                               BRANDT               ALAINE
    REGION CODE    ADDRESS   : 2041 SELBY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,863.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031378789     MORTGAGORS: PINE                 ROGELIO
                               PINE                 TERESA
    REGION CODE    ADDRESS   : 54 HODGE ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   596,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    595,868.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,220.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.15200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,020,000.00
                                P & I AMT:     13,886.50
                                UPB AMT:   2,017,190.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031379332     MORTGAGORS: SIEFERT              ROBERT

    REGION CODE    ADDRESS   : 760-762 ELIZABETH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,210.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,314.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031379522     MORTGAGORS: DUNAWAY              JOHN
                               DUNAWAY              ELIZABETH
    REGION CODE    ADDRESS   : 35 SPYGLASS DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80128
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,136.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031379555     MORTGAGORS: MCGEARY              JOHN
                               MCGEARY              LAUREN
    REGION CODE    ADDRESS   : 67 IVY HILL ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,639.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.92900
    ----------------------------------------------------------------
0   0031379845     MORTGAGORS: HUGHES               PETER
                               HUGHES               LISA
    REGION CODE    ADDRESS   : 100 SUMMIT AVENUE
        01         CITY      :    MONTCLAIR TWP
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,346.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 84.70255
    ----------------------------------------------------------------
0   0031379969     MORTGAGORS: WASSEROTT            CHARLES
                               WASSEROTT            KRISTINA
    REGION CODE    ADDRESS   : 11201 CHAPEL ROAD
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   431,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,219.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,763.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,706,600.00
                                P & I AMT:     11,579.92
                                UPB AMT:   1,703,553.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031380090     MORTGAGORS: ARNOLD               DEBORAH

    REGION CODE    ADDRESS   : 1938 NORTH SEDGWICK
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,706.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,866.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 57.85700
    ----------------------------------------------------------------
0   0031380181     MORTGAGORS: MOHAMMED             BALARABE
                               MOHAMMED             DEION
    REGION CODE    ADDRESS   : 32217 ALLSION DRIVE
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031380330     MORTGAGORS: EDWARDS              RICKY
                               EDWARDS              KIMBERLY
    REGION CODE    ADDRESS   : 357 PECAN GROVE LANE
        01         CITY      :    MARBLE FALLS
                   STATE/ZIP : TX  78654
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,514.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031380371     MORTGAGORS: MANGIN               THOMAS
                               MANGIN               ROSA
    REGION CODE    ADDRESS   : 75 BETTEN COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,972.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031380454     MORTGAGORS: GORDON               LAWRENCE

    REGION CODE    ADDRESS   : 505 CLARK COURT
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,602.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,479.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.11900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,769,400.00
                                P & I AMT:     12,104.44
                                UPB AMT:   1,767,568.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031380512     MORTGAGORS: MATHER               ALAN
                               GLASS                KATHERINE
    REGION CODE    ADDRESS   : 2632 CENTRAL PARK
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   226,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,509.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031380843     MORTGAGORS: BOSCO                JOHN
                               JONKER-CIERI         AMANDA
    REGION CODE    ADDRESS   : 1527 REDDING PARK LANE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,802.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031381056     MORTGAGORS: MITCHELL             MICHAEL

    REGION CODE    ADDRESS   : 27 CURRYCOMB CIRCLE
        01         CITY      :    WEST BRANSTABLE
                   STATE/ZIP : MA  02668
    MORTGAGE AMOUNT :   105,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    104,925.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       752.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031381122     MORTGAGORS: WHITMAN              KENNETH
                               WHITMAN              JODI
    REGION CODE    ADDRESS   : 20 HILLS PARK LANE
        01         CITY      :    SMITHTOWN
                   STATE/ZIP : NY  11787
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,070.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031381387     MORTGAGORS: WALKER               KEN
                               WALKER               LISA
    REGION CODE    ADDRESS   : 202 W VISTA AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85021
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,419.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,286,450.00
                                P & I AMT:      8,971.84
                                UPB AMT:   1,285,167.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031381395     MORTGAGORS: ALIJANI              MOHAMMAD
                               ALIJANI              MIMI
    REGION CODE    ADDRESS   : 5904 TANGLEWOOD DRIVE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,710.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031381437     MORTGAGORS: GAMBOA               JAN
                               GAMBOA               MARY
    REGION CODE    ADDRESS   : 2339 COMMONWEALTH UNIT 3C
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   145,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    145,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       964.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 87.87800
    ----------------------------------------------------------------
0   0031381825     MORTGAGORS: HISER                BONNIE

    REGION CODE    ADDRESS   : 8513 BRADMOOR DRIVE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031381833     MORTGAGORS: HESTER               TIMOTHY
                               HESTER               CAROL
    REGION CODE    ADDRESS   : 643 DORAL LANE
        01         CITY      :    MELBOURNE
                   STATE/ZIP : FL  32940
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,795.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.63700
    ----------------------------------------------------------------
0   0031382047     MORTGAGORS: RAMHOFER             RICHARD
                               RAMHOFER             PAMELA
    REGION CODE    ADDRESS   : 1708 CARIBBEAN DRIVE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34231
    MORTGAGE AMOUNT :   196,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,858.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,387.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,219,000.00
                                P & I AMT:      8,401.77
                                UPB AMT:   1,218,185.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031382112     MORTGAGORS: BLUM                 EUGENE
                               BLUM                 CARMI
    REGION CODE    ADDRESS   : 8202 VALLEYDALE COVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78757
    MORTGAGE AMOUNT :    49,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,268.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       370.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 51.89400
    ----------------------------------------------------------------
0   0031382310     MORTGAGORS: RAAB                 RONALD
                               WEAVER-RAAB          EILEEN
    REGION CODE    ADDRESS   : 9 MC MULLAN FARM LANE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   484,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,649.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,425.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031382369     MORTGAGORS: MORRIS               KEVIN
                               MORRIS               TAMMY
    REGION CODE    ADDRESS   : 1011 PROVIDENCE LANE
        01         CITY      :    BOULDER CITY
                   STATE/ZIP : NV  89005
    MORTGAGE AMOUNT :   232,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,981.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 82.26700
    ----------------------------------------------------------------
0   0031382625     MORTGAGORS: RINGWALL             ERIC
                               RINGWALL             CYNTHIA
    REGION CODE    ADDRESS   : 13628 SUNSET VIEW ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,808.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031382666     MORTGAGORS: ZAHAVI               GIL
                               ZAHAVI               SHARON
    REGION CODE    ADDRESS   : 8437 COREYELL PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,519.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 45.98500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,332,450.00
                                P & I AMT:      9,355.36
                                UPB AMT:   1,331,227.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031382989     MORTGAGORS: FORMAN               FREDERICK
                               FORMAN               CAROL
    REGION CODE    ADDRESS   : 18803 LAKE PLACID LANE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   257,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,149.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.70900
    ----------------------------------------------------------------
0   0031383011     MORTGAGORS: DODSON               CARL
                               DODSON               LOUISE
    REGION CODE    ADDRESS   : 4010 NORTH RIVER STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,733.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.34600
    ----------------------------------------------------------------
0   0031383201     MORTGAGORS: CARLUCCIO            WILLIAM
                               CARLUCCIO            ELIZABETH
    REGION CODE    ADDRESS   : 4 PRIMROSE LN
        01         CITY      :    DENVILLE
                   STATE/ZIP : NJ  07834
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,566.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031383292     MORTGAGORS: MULLEN               ROBERT
                               HURT-MULLEN          KATHY
    REGION CODE    ADDRESS   : 13514 SANDERLING PLACE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,819.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.47100
    ----------------------------------------------------------------
0   0031383573     MORTGAGORS: GIBSON               JEANNINE
                               FECHKO               MICHAEL
    REGION CODE    ADDRESS   : 26009 SE. 30TH STREET
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,810.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,338,350.00
                                P & I AMT:      9,406.70
                                UPB AMT:   1,337,512.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031383730     MORTGAGORS: LAU                  SCOTT
                               LAU                  LAI
    REGION CODE    ADDRESS   : 63 PARKGROVE DRIVE
        01         CITY      :    SO SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   255,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,940.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.05900
    ----------------------------------------------------------------
0   0031383870     MORTGAGORS: BOGGS                BRENDA

    REGION CODE    ADDRESS   : 4023 PAIGE STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90031
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,564.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.60200
    ----------------------------------------------------------------
0   0031384035     MORTGAGORS: COCKS                BRUCE
                               COCKS                JANINE
    REGION CODE    ADDRESS   : 146 PARK AVE
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   195,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,313.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 88.63600
    ----------------------------------------------------------------
0   0031384050     MORTGAGORS: GOODMAN              RANDALL
                               GOODMAN              DINNA
    REGION CODE    ADDRESS   : 998 S. LADAN LANE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,570.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031384076     MORTGAGORS: ROE                  SEAN
                               ROE                  LINDA
    REGION CODE    ADDRESS   : 88 DEER RIDGE ROAD
        01         CITY      :    BERNARDS TOWNSHIP
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,724.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.09000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,363,150.00
                                P & I AMT:      9,269.53
                                UPB AMT:   1,361,800.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031384233     MORTGAGORS: GORIA                TIMOTHY
                               GORIA                ELLEN
    REGION CODE    ADDRESS   : 389 WINDSOR RD
        01         CITY      :    RIVER EDGE
                   STATE/ZIP : NJ  07661
    MORTGAGE AMOUNT :   181,520.00  OPTION TO CONVERT :
    UNPAID BALANCE :    181,520.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,238.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.92100
    ----------------------------------------------------------------
0   0031384258     MORTGAGORS: DEPOTO               CHARLES
                               DEPOTO               PATRICIA
    REGION CODE    ADDRESS   : 311 CLINTON AVE
        01         CITY      :    TOMS RIVER
                   STATE/ZIP : NJ  08753
    MORTGAGE AMOUNT :   130,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    130,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,037.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.42100
    ----------------------------------------------------------------
0   0031384357     MORTGAGORS: SWANSON              ALAN
                               SWANSON              ALICE
    REGION CODE    ADDRESS   : 1971 BLUE MOUNTAIN ROAD
        01         CITY      :    LONGMONT
                   STATE/ZIP : CO  80501
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,612.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.89900
    ----------------------------------------------------------------
0   0031384506     MORTGAGORS: BROOKS               SAMUEL
                               BROOKS               MARY
    REGION CODE    ADDRESS   : 34611 N. WHILEAWAY ROAD
        01         CITY      :    CAREFREE
                   STATE/ZIP : AZ  85377
    MORTGAGE AMOUNT :   325,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,090.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,221.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.43300
    ----------------------------------------------------------------
0   0031384514     MORTGAGORS: GERRITY              MARGARET

    REGION CODE    ADDRESS   : 2 BEVERLY ROAD
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.31400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,152,120.00
                                P & I AMT:      8,053.80
                                UPB AMT:   1,151,222.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031384530     MORTGAGORS: PFEIFFER             RICHARD
                               PFEIFFER             NANCY
    REGION CODE    ADDRESS   : 1901 E. WILLOW TREE CIRCLE
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85234
    MORTGAGE AMOUNT :   270,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,894.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.52500
    ----------------------------------------------------------------
0   0031384571     MORTGAGORS: SCHREIBER            ARTHUR
                               SCHREIBER            JANET
    REGION CODE    ADDRESS   : 830 LAKE STREET #3
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,805.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,977.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031384605     MORTGAGORS: GONZALES             MARK
                               GONZALES             LYNN
    REGION CODE    ADDRESS   : 7746 AIRPORT BOULEVARD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   241,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,749.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 83.71500
    ----------------------------------------------------------------
0   0031384696     MORTGAGORS: FARNHAM              JOHN

    REGION CODE    ADDRESS   : 570 PAGE STREET UNIT 5
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94117
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,202.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031385024     MORTGAGORS: THELIAN              LORRAINE

    REGION CODE    ADDRESS   : 9516 NEUSE WAY
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,675.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,170.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,501,600.00
                                P & I AMT:     10,582.94
                                UPB AMT:   1,500,327.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031385198     MORTGAGORS: CARLSON              MARGARET

    REGION CODE    ADDRESS   : 904 N.HARMONY AVE
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85234
    MORTGAGE AMOUNT :   168,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,762.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,203.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031385370     MORTGAGORS: RUSSELL              JAMES
                               RUSSELL              LINDA
    REGION CODE    ADDRESS   : 1112 CAMINO RANCHITOS NW
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87114
    MORTGAGE AMOUNT :   305,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,156.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031385685     MORTGAGORS: DANIELS              MATTHEW
                               DANIELS              CARRIE
    REGION CODE    ADDRESS   : 22300 HICKORY WAY
        01         CITY      :    BRIER
                   STATE/ZIP : WA  98036
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,566.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031385818     MORTGAGORS: PETROSSIAN           HAGOP
                               PETROSSIAN           LIANNA
    REGION CODE    ADDRESS   : 1217 ALTA PASEO
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91501
    MORTGAGE AMOUNT :   203,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,690.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,402.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.38888
    ----------------------------------------------------------------
0   0031385859     MORTGAGORS: MCCURDY              JOHN
                               MCCURDY              KIMBERLY
    REGION CODE    ADDRESS   : 7 WATCH HILL ROAD
        01         CITY      :    LADUE
                   STATE/ZIP : MO  63124
    MORTGAGE AMOUNT :   314,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,682.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.13600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,260,750.00
                                P & I AMT:      8,784.32
                                UPB AMT:   1,258,857.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031385867     MORTGAGORS: KHAW                 RICHARD
                               KHAW                 PENTHEA
    REGION CODE    ADDRESS   : 6228 CAMELLIA AVENUE
        01         CITY      :    TEMPLE CITY
                   STATE/ZIP : CA  91780
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031385933     MORTGAGORS: PAPPAS               DEAN
                               PAPPAS               JULIE
    REGION CODE    ADDRESS   : 1121 MAYFAIR LANE
        01         CITY      :    GLENCOE
                   STATE/ZIP : IL  60022
    MORTGAGE AMOUNT :   575,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    574,573.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,020.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 47.91600
    ----------------------------------------------------------------
0   0031385941     MORTGAGORS: PECK                 DAVID

    REGION CODE    ADDRESS   : 84 LEVANT STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   406,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,082.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,772.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031385982     MORTGAGORS: WESTON               ERICA

    REGION CODE    ADDRESS   : SE CORNER PERRY NEWBERRY & ESCOLLE
        01         CITY      :    CARMEL
                   STATE/ZIP : CA  93921
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,606.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 42.25352
    ----------------------------------------------------------------
0   0031386121     MORTGAGORS: DELIBERTO            ED
                               DELIBERTO            MARCIA
    REGION CODE    ADDRESS   : 12627 HESBY STREET
        01         CITY      :    NORTH HOLLYWOOD
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,549.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.88888
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,919,400.00
                                P & I AMT:     13,424.31
                                UPB AMT:   1,917,549.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031386170     MORTGAGORS: CASE                 ROBERT
                               CASE                 LINDA
    REGION CODE    ADDRESS   : 4644 AMERICAN RIVER DRIVE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,546.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031386477     MORTGAGORS: MCGOWAN              DENNIS
                               VAN BRUSSEL          RUDI
    REGION CODE    ADDRESS   : 1805 NICHOLS CANYON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,711.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.72340
    ----------------------------------------------------------------
0   0031386550     MORTGAGORS: MINEHART             DAVID
                               KUIKEN               REBECCA
    REGION CODE    ADDRESS   : 1619 NOREEN DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   270,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,588.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031386717     MORTGAGORS: MATHEWS              RODERICK
                               MATHEWS              KARLA
    REGION CODE    ADDRESS   : 1516 PARK AVENUE
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23220
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,787.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.54200
    ----------------------------------------------------------------
0   0031387079     MORTGAGORS: POE                  WILLIAM
                               POE                  SUSAN
    REGION CODE    ADDRESS   : 4608 BON AIRE DRIVE
        01         CITY      :    MONROE
                   STATE/ZIP : LA  71203
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,706.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,564.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,585,800.00
                                P & I AMT:     10,843.20
                                UPB AMT:   1,584,341.22

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          165
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031387152     MORTGAGORS: KELLEHER             JOSEPH
                               KELLEHER             HELEN
    REGION CODE    ADDRESS   : 140 RIVERSIDE DRIVE #PH-E/F
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10024
    MORTGAGE AMOUNT :   850,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    850,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,943.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 44.73600
    ----------------------------------------------------------------
0   0031387368     MORTGAGORS: SALZONE              JANE
                               SALZONE              VINCENT
    REGION CODE    ADDRESS   : 11 GALLOWAY COURT
        01         CITY      :    WEST ORANGE TOWNSHIP
                   STATE/ZIP : NJ  07052
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,695.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------
0   0031387467     MORTGAGORS: BENSON               TODD
                               BENSON               DEANNA
    REGION CODE    ADDRESS   : 20150 BERKELEY WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,604.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.31300
    ----------------------------------------------------------------
0   0031387541     MORTGAGORS: PERIYASAMY           SANKARAPPAN
                               PERIYASAMY           JEYANTHI
    REGION CODE    ADDRESS   : 18231 EDEN TRAILS LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77094
    MORTGAGE AMOUNT :   102,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    102,696.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       719.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.94500
    ----------------------------------------------------------------
0   0031387590     MORTGAGORS: HOPKINS              H.
                               HOPKINS              KAREN
    REGION CODE    ADDRESS   : 515 WESTFIELD WAY
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94614
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,808.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,707,850.00
                                P & I AMT:     12,042.51
                                UPB AMT:   1,706,805.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          166
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031387665     MORTGAGORS: WEGER                JAMES
                               WEGER                DONNA
    REGION CODE    ADDRESS   : 8436 CARRIAGE LANE
        01         CITY      :    TINLEY PARK
                   STATE/ZIP : IL  60477
    MORTGAGE AMOUNT :    86,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     86,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       582.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031387764     MORTGAGORS: ROBERTS              JOHN
                               ROBERTS              ROBIN
    REGION CODE    ADDRESS   : 94 LEWIS LANE
        01         CITY      :    FAIR HAVEN
                   STATE/ZIP : NJ  07704
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,606.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,074.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031387863     MORTGAGORS: TRAN                 DANIEL
                               TRAN                 MIKE
    REGION CODE    ADDRESS   : 3109 WHITE DAISY PLACE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22031
    MORTGAGE AMOUNT :   274,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,319.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031388069     MORTGAGORS: CONWAY               DANIEL
                               CONWAY               PAULA
    REGION CODE    ADDRESS   : 60 GRAY CRAIG ROAD
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : RI  02842
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,696.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,560.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.75800
    ----------------------------------------------------------------
0   0031388168     MORTGAGORS: WILSON               CHARLES
                               WILSON               SHARON
    REGION CODE    ADDRESS   : 35770 NIGHTSHADE LANE
        01         CITY      :    SOLON
                   STATE/ZIP : OH  44139
    MORTGAGE AMOUNT :   258,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,867.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.75600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,467,200.00
                                P & I AMT:      9,970.82
                                UPB AMT:   1,465,989.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          167
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031388267     MORTGAGORS: HICKS                RANDALL
                               HICKS                JEANNETTE
    REGION CODE    ADDRESS   : 6062 SUN VIEW ROAD
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,288.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.12500
    ----------------------------------------------------------------
0   0031388507     MORTGAGORS: EPSTEIN              CAROL

    REGION CODE    ADDRESS   : 275 WEST STREET
        01         CITY      :    HARRISON
                   STATE/ZIP : NY  10528
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,009.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.44100
    ----------------------------------------------------------------
0   0031388531     MORTGAGORS: MULLEN               PATRICK
                               MULLEN               WENDY
    REGION CODE    ADDRESS   : 700 THIRD STREET
        01         CITY      :    SAN JUAN BAUTISTA
                   STATE/ZIP : CA  95045
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,890.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,034.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031389174     MORTGAGORS: WOLGIN               ROY
                               WOLGIN               SALLY
    REGION CODE    ADDRESS   : 671 FERNFIELD CIRCLE
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,747.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.78700
    ----------------------------------------------------------------
0   0031389224     MORTGAGORS: KUNG                 CHARLES

    REGION CODE    ADDRESS   : 1971 SKYLINE VISTA DRIVE
        01         CITY      :    LA HABRA HEIGHTS
                   STATE/ZIP : CA  90631
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,993.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,268,900.00
                                P & I AMT:      8,750.07
                                UPB AMT:   1,267,919.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          168
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031389810     MORTGAGORS: HOLLERON             BARRY
                               HOLLERON             CHARRON
    REGION CODE    ADDRESS   : 45 SENDERO VERDE
        01         CITY      :    SAN ANDERO VERDE
                   STATE/ZIP : TX  78261
    MORTGAGE AMOUNT :   344,393.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,121.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,459.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 86.09800
    ----------------------------------------------------------------
0   0031390008     MORTGAGORS: SANDERS              CURT

    REGION CODE    ADDRESS   : 6518 EMBERS DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75248
    MORTGAGE AMOUNT :   153,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,989.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,072.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390388     MORTGAGORS: BOWLES               WOODSON
                               GANICK               ELAINE
    REGION CODE    ADDRESS   : 5420 CAMELOT ROAD
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : FL  37027
    MORTGAGE AMOUNT :   239,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,335.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.84300
    ----------------------------------------------------------------
0   0031390636     MORTGAGORS: SCHAEFFER            SCOTT
                               SCHAEFFER            LINDA
    REGION CODE    ADDRESS   : 205 ST ANTHONY'S DRIVE
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,704.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,395.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390891     MORTGAGORS: GREENE               LARRY
                               BATZER-GREENE        JILL
    REGION CODE    ADDRESS   : 671 SAINT ANDREWS LANE
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   367,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,213.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.01400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,464,793.00
                                P & I AMT:     10,170.96
                                UPB AMT:   1,463,364.43

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          169
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031390909     MORTGAGORS: SONG                 YONG
                               SONG                 ESTHER
    REGION CODE    ADDRESS   : 4568 STATEN ISLAND COURT
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,660.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390966     MORTGAGORS: CHEN                 KEVIN
                               CHEN                 CYNTHIA
    REGION CODE    ADDRESS   : 341 OXFORD DR
        01         CITY      :    ARCADIA
                   STATE/ZIP : CA  91007
    MORTGAGE AMOUNT :   274,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,191.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,895.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031390982     MORTGAGORS: SCHIEVE              JESSICA
                               ZECK                 ROBERT
    REGION CODE    ADDRESS   : 36050 CAXTON PLACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,575.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031391097     MORTGAGORS: SULLIVAN             KIRK
                               SULLIVAN             CATHY
    REGION CODE    ADDRESS   : 9 BRAMBLEWOOD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,582.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 72.77100
    ----------------------------------------------------------------
0   0031391212     MORTGAGORS: CHIOREANU            VICTOR
                               CHIOREANU            GLORIA
    REGION CODE    ADDRESS   : 1316 PACIFIC STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,809.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 37.18700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,327,400.00
                                P & I AMT:      9,275.36
                                UPB AMT:   1,325,820.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          170
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031391253     MORTGAGORS: WOODBURY             MARION

    REGION CODE    ADDRESS   : 2537 AQUASANTA
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92780
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,581.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031391360     MORTGAGORS: SOROKIN              SHARON
                               JAMES                MICHAEL
    REGION CODE    ADDRESS   : 52 BOOTH LANE
        01         CITY      :    HAVERFORD
                   STATE/ZIP : PA  19041
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,797.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.06200
    ----------------------------------------------------------------
0   0031391592     MORTGAGORS: HOANG                JOHN
                               KANG                 JUDY
    REGION CODE    ADDRESS   : 9401 OAKINGTON DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   261,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.14300
    ----------------------------------------------------------------
0   0031391675     MORTGAGORS: ERICKSON             BRADLEY
                               ERICKSON             KAREN
    REGION CODE    ADDRESS   : 775 FERNDALE ROAD NORTH
        01         CITY      :    ORONO
                   STATE/ZIP : MN  55391
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031391964     MORTGAGORS: DIENGOTT             BERNITA

    REGION CODE    ADDRESS   : 6525 CRYSTALAIRE DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92120
    MORTGAGE AMOUNT :   374,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,354.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,781.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 62.43300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,527,100.00
                                P & I AMT:     10,695.86
                                UPB AMT:   1,525,961.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          171
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031392467     MORTGAGORS: ARRAMBIDE            JOHN
                               ARRAMBIDE            MARLA
    REGION CODE    ADDRESS   : 42 SEA BREEZE COURT
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94559
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,194.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,307.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.20000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.20000  PRODUCT CODE      :   250
    LTV :                 79.06976
    ----------------------------------------------------------------
0   0031392483     MORTGAGORS: SHAFFAR              GADDY
                               SHAFFAR              CILLA
    REGION CODE    ADDRESS   : 568 MIDDLEBURY DR
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,111.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,810.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   250
    LTV :                 76.19047
    ----------------------------------------------------------------
0   0031392566     MORTGAGORS: LANDER               RICHARD
                               LANDER               KAREN
    REGION CODE    ADDRESS   : 11564 LERDO AVE
        01         CITY      :    LOS ANGELES GRANADA HILLS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   371,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,844.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,690.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.42100
    ----------------------------------------------------------------
0   0031392590     MORTGAGORS: MOTE                 BRUCE
                               MOTE                 DEBORAH
    REGION CODE    ADDRESS   : 8805 OAK VALLEY DR
        01         CITY      :    HOLLAND
                   STATE/ZIP : OH  43528
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,734.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0031392699     MORTGAGORS: ZUCKERMANDEL         JAMES
                               ZUCKERMANDEL         NANCY
    REGION CODE    ADDRESS   : 416 AUTUMNWOOD COURT
        01         CITY      :    EDMOND
                   STATE/ZIP : OK  73003
    MORTGAGE AMOUNT :   348,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,785.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,403.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.99300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,775,150.00
                                P & I AMT:     12,288.98
                                UPB AMT:   1,772,670.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          172
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031392749     MORTGAGORS: DI PLACIDO           DANIEL
                               DI PLACIDO           MIYOKO
    REGION CODE    ADDRESS   : 803 ECHO  LANE
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,179.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.08600
    ----------------------------------------------------------------
0   0031392848     MORTGAGORS: ROBERTSON            ROBERT
                               ROBERTSON            MARY
    REGION CODE    ADDRESS   : 3425 KEMPTOWN CHURCH ROAD
        01         CITY      :    MONROVIA
                   STATE/ZIP : MD  21770
    MORTGAGE AMOUNT :   211,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,822.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,386.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.92424
    ----------------------------------------------------------------
0   0031392921     MORTGAGORS: HARGROVE             JOHN
                               HARGROVE             KELLY
    REGION CODE    ADDRESS   : 4400 FREDRICKSBURG DRIVE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35213
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,798.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031392954     MORTGAGORS: FRAGIAO              BRIAN
                               FRAGIAO              SHELLEY
    REGION CODE    ADDRESS   : 8304 CALLEYSTONE WAY
        01         CITY      :    ANTELOPE
                   STATE/ZIP : CA  95843
    MORTGAGE AMOUNT :   132,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,171.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       971.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.53500
    ----------------------------------------------------------------
0   0031393010     MORTGAGORS: WOLTERS              JAN
                               WOLTERS              GRAZYNA
    REGION CODE    ADDRESS   : 5820 FOX VALLEY DRIVE
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,705.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 48.95100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,140,350.00
                                P & I AMT:      7,737.39
                                UPB AMT:   1,139,498.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          173
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031393036     MORTGAGORS: VANDERSLICE          TED
                               VANDERSLICE          THERESA
    REGION CODE    ADDRESS   : 20 POST RUN
        01         CITY      :    NEWTON SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,582.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.19700
    ----------------------------------------------------------------
0   0031393077     MORTGAGORS: DRENNEN              GERALD
                               DRENNEN              TARYN
    REGION CODE    ADDRESS   : 4365 LITTLE RIVER ROAD
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35213
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,826.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0031393218     MORTGAGORS: PENNIALL             DAVID
                               PENNIALL             JANE
    REGION CODE    ADDRESS   : 857 VALLEYCREST STREET
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   852,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    852,067.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,962.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 65.84500
    ----------------------------------------------------------------
0   0031393390     MORTGAGORS: LETTIERE             NICHOLAS
                               LETTIERE             PATRICIA
    REGION CODE    ADDRESS   : 48 BOSS ROAD
        01         CITY      :    EAST AMWELL
                   STATE/ZIP : NJ  08551
    MORTGAGE AMOUNT :   194,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    194,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,460.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 77.60000
    ----------------------------------------------------------------
0   0031393432     MORTGAGORS: BURKE                AMY
                               BURKE                JOHN
    REGION CODE    ADDRESS   : 12 DUNNER DRIVE
        01         CITY      :    SUMMIT
                   STATE/ZIP : NJ  07901
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.88800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,867,500.00
                                P & I AMT:     12,916.04
                                UPB AMT:   1,866,475.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          174
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031393515     MORTGAGORS: TRAM                 HANH
                               TRAM                 TAY-SHYONG
    REGION CODE    ADDRESS   : 9925 CYLDE PLACE
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   257,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,827.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031393531     MORTGAGORS: KELLY                THOMAS
                               KELLY                AMY
    REGION CODE    ADDRESS   : 4210 DORCHESTER DRIVE
        01         CITY      :    WOODBURY
                   STATE/ZIP : MN  55129
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,808.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031393648     MORTGAGORS: HALL                 ERIC
                               HALL                 LAURIE
    REGION CODE    ADDRESS   : 1821 KELSON PLACE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,739.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031393804     MORTGAGORS: CODY                 STEVEN
                               CODY                 ANGELA
    REGION CODE    ADDRESS   : 17 MIDDLETOWN-LINCROFT RD.
        01         CITY      :    MIDDLETOWN,
                   STATE/ZIP : NJ  07738
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,719.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031394299     MORTGAGORS: HERNANDEZ            JOSE
                               HERNANDEZ            MARIA
    REGION CODE    ADDRESS   : 9274 LUBEC STREET
        01         CITY      :    DOWNEY
                   STATE/ZIP : CA  90240
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,789.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,507,250.00
                                P & I AMT:     10,383.64
                                UPB AMT:   1,505,884.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          175
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031394364     MORTGAGORS: BILETCH              ROBERT
                               BILETCH              LIANE
    REGION CODE    ADDRESS   : 65 FULLER AVE
        01         CITY      :    SWAMPSCOTT
                   STATE/ZIP : MA  01907
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,795.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.57100
    ----------------------------------------------------------------
0   0031394398     MORTGAGORS: KENNEY               JOHN
                               KENNEY               DEBORAH
    REGION CODE    ADDRESS   : 4 STEVEN CIR.
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,304.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,771.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031394778     MORTGAGORS: DENHAM               MARK
                               DENHAM               LESLIE
    REGION CODE    ADDRESS   : 7 HERITAGE ROAD
        01         CITY      :    SHREWSBURY
                   STATE/ZIP : MA  01545
    MORTGAGE AMOUNT :   207,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    207,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,412.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031394810     MORTGAGORS: DURAND               DAVID
                               DURAND               PATRICIA
    REGION CODE    ADDRESS   : 5235 KARR RD
        01         CITY      :    CUMMING
                   STATE/ZIP : GA  30040
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.81100
    ----------------------------------------------------------------
0   0031394869     MORTGAGORS: BAKHOLDIN            OLEG
                               BAKHOLDIN            MARIYA
    REGION CODE    ADDRESS   : 31 PASSAIC VALLEY RD
        01         CITY      :    MONTVILLE
                   STATE/ZIP : NJ  07045
    MORTGAGE AMOUNT :   267,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.69000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,271,100.00
                                P & I AMT:      8,808.34
                                UPB AMT:   1,270,494.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          176
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031394950     MORTGAGORS: PELLER               STEPHAN
                               PELLER               BETH
    REGION CODE    ADDRESS   : 22 LEDGE ROAD
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,812.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031395049     MORTGAGORS: CARR                 THEODORE
                               CARR                 CHRISTINE
    REGION CODE    ADDRESS   : 14 COLONIAL DRIVE
        01         CITY      :    NORTON
                   STATE/ZIP : MA  02766
    MORTGAGE AMOUNT :    99,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       686.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
0   0031395296     MORTGAGORS: BOMBARD              ALLAN
                               VANCE                PAULA
    REGION CODE    ADDRESS   : 28 CLUB WAY
        01         CITY      :    HARTSDALE
                   STATE/ZIP : NY  10530
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,315.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031395429     MORTGAGORS: KNEPPER              JAMES
                               KNEPPER              PATRICIA
    REGION CODE    ADDRESS   : 422 S. LINCOLN
        01         CITY      :    HINSDALE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,181.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,845.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.71000
    ----------------------------------------------------------------
0   0031395692     MORTGAGORS: LOWE                 STEPHEN
                               LOWE                 JULIE
    REGION CODE    ADDRESS   : 4304 BASAL CREEK LANE
        01         CITY      :    FUQUAY-VARINA
                   STATE/ZIP : NC  27526
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,506.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.81900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,640,700.00
                                P & I AMT:     11,945.89
                                UPB AMT:   1,638,950.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          177
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031395866     MORTGAGORS: BRADY                RAY
                               BRADY                SHAILAJA
    REGION CODE    ADDRESS   : 3026 FRANKLIN CORNER LANE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22071
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,806.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031396286     MORTGAGORS: BOWEN                GARY
                               BOWEN                JUDITH
    REGION CODE    ADDRESS   : 2210 TOKALON STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,477.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,362.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.52830
    ----------------------------------------------------------------
0   0031396369     MORTGAGORS: HOWELL               JOHN
                               HOWELL               ALELI
    REGION CODE    ADDRESS   : 702 ARMOR SPRINGS
        01         CITY      :    GREEN VALLEY
                   STATE/ZIP : AZ  85614
    MORTGAGE AMOUNT :   266,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,352.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031396377     MORTGAGORS: OVINGTON             TIMOTHY
                               OVINGTON             LORI
    REGION CODE    ADDRESS   : 47 HIGHTREE COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,723.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031396385     MORTGAGORS: CASSEL               JOHN
                               CASSEL               MARY
    REGION CODE    ADDRESS   : 4636 OLD POND
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   266,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,381.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,507,450.00
                                P & I AMT:     10,434.98
                                UPB AMT:   1,505,740.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          178
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031396468     MORTGAGORS: SARGENT              SCOTT
                               SARGENT              JEANNE
    REGION CODE    ADDRESS   : 415 ESSEX ROAD
        01         CITY      :    KENILWORTH
                   STATE/ZIP : IL  60043
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,077.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 74.07400
    ----------------------------------------------------------------
0   0031396518     MORTGAGORS: SYLVESTER            PETER

    REGION CODE    ADDRESS   : 90 WEST SPRINGFIELD ST#1
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02118
    MORTGAGE AMOUNT :   196,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    196,521.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,409.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031396658     MORTGAGORS: HOPPIS               RICHARD
                               HOPPIS               ADRIENNE
    REGION CODE    ADDRESS   : 78 PARKGROVE DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,794.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.60200
    ----------------------------------------------------------------
0   0031396898     MORTGAGORS: WHITE                M
                               WHITE                SABRA
    REGION CODE    ADDRESS   : 1743 REDCLIFF STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90026
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,547.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.43600
    ----------------------------------------------------------------
0   0031396955     MORTGAGORS: KU                   CHOONG
                               KU                   JENNY
    REGION CODE    ADDRESS   : 2243 WEST 236TH PLACE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90501
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,663.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,414.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,951,800.00
                                P & I AMT:     13,596.66
                                UPB AMT:   1,950,526.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          179
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031397169     MORTGAGORS: RYNECKI              SCOTT
                               RYNECKI              VALERIE
    REGION CODE    ADDRESS   : 3 GLEN WOOD COURT
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.21100
    ----------------------------------------------------------------
0   0031397516     MORTGAGORS: PATIERNO             LOUIS
                               PATIERNO             CHRISTINA
    REGION CODE    ADDRESS   : 827 SOUTH GILPIN STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   293,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,326.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031397557     MORTGAGORS: LEE                  PETER

    REGION CODE    ADDRESS   : 938 CALLE SIMPATICO
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,512.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,378.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.13900
    ----------------------------------------------------------------
0   0031397615     MORTGAGORS: SOREM                RICHARD
                               SOREM                CHARMY ANN
    REGION CODE    ADDRESS   : 1762 LISBON LANE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,797.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,908.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0031397797     MORTGAGORS: WILCOX               MICHAEL
                               WILCOX               KATHRYN
    REGION CODE    ADDRESS   : 310 1ST AVE NW
        01         CITY      :    NEW PRAGUE
                   STATE/ZIP : MN  56071
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,958.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,357.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,448,050.00
                                P & I AMT:     10,399.21
                                UPB AMT:   1,446,403.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          180
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031397854     MORTGAGORS: BRUSBERG             TODD
                               BRUSBERG             SUSAN
    REGION CODE    ADDRESS   : 31 SCUDDERS RD
        01         CITY      :    SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,491.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.07600
    ----------------------------------------------------------------
0   0031398019     MORTGAGORS: FITZMAURICE          DENNIS
                               FITZMAURICE          SUSAN
    REGION CODE    ADDRESS   : 213 SPRINGFIELD RD
        01         CITY      :    LINDEN
                   STATE/ZIP : NJ  07036
    MORTGAGE AMOUNT :   147,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,027.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.47000
    ----------------------------------------------------------------
0   0031398027     MORTGAGORS: SAINT                CROSBIE
                               SAINT                VIRGINIA
    REGION CODE    ADDRESS   : 376 GREEN WINGED TEAL ROAD
        01         CITY      :    KIAWAH ISLAND
                   STATE/ZIP : SC  29455
    MORTGAGE AMOUNT :   242,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,324.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.32300
    ----------------------------------------------------------------
0   0031398076     MORTGAGORS: SMITH                ROGER

    REGION CODE    ADDRESS   : 7204 MONTICELLO PARKWAY
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,004.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031398142     MORTGAGORS: JOHNSON              ANDREW
                               JOHNSON              SANDRA
    REGION CODE    ADDRESS   : 4533 NORTH DOVER STREET
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60640
    MORTGAGE AMOUNT :   164,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,104.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.27900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,032,700.00
                                P & I AMT:      7,181.35
                                UPB AMT:   1,032,329.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          181
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031398456     MORTGAGORS: WADE                 DONALD
                               WADE                 LYNETTE
    REGION CODE    ADDRESS   : 5402 CHALLEN PLACE
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60515
    MORTGAGE AMOUNT :   399,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,438.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,727.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031398720     MORTGAGORS: COX                  ROBERT
                               COX                  JESSICA
    REGION CODE    ADDRESS   : 9400 E. MAPLEWOOD AVE #6-23
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031398837     MORTGAGORS: HUNTER               PETER
                               HUNTER               MARCIA
    REGION CODE    ADDRESS   : 7 ROBIN COURT
        01         CITY      :    MORRIS TWP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   320,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,559.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.77300
    ----------------------------------------------------------------
0   0031398860     MORTGAGORS: AIELLO               REGINA

    REGION CODE    ADDRESS   : 901 7TH AVENUE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   180,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,625.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,305.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.26000
    ----------------------------------------------------------------
0   0031398902     MORTGAGORS: BANG                 KIM
                               BANG                 NICOLE
    REGION CODE    ADDRESS   : 98 CHESTNUT STREET
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : NJ  07631
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,500,450.00
                                P & I AMT:     10,760.87
                                UPB AMT:   1,499,535.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          182
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031399173     MORTGAGORS: CRUTCHLOW            WILLIAM
                               CRUTCHLOW            CHRISTINE
    REGION CODE    ADDRESS   : 10 RALEIGH COURT
        01         CITY      :    MORRIS TOWNSHIP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031399561     MORTGAGORS: GLUSKIN              NEIL
                               GLUSKIN              MELANIE
    REGION CODE    ADDRESS   : 1101 GREEN  STREET #1601
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94109
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,801.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031399785     MORTGAGORS: POTEKIN              RICHARD
                               NOWOGRODZKI          DORA
    REGION CODE    ADDRESS   : 809 WOODLEIGH AVENUE
        01         CITY      :    HIGHLAND PARK
                   STATE/ZIP : IL  60035
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,751.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.57400
    ----------------------------------------------------------------
0   0031399819     MORTGAGORS: WOJTOWICZ            GUY
                               WOJTOWICZ            JODELL
    REGION CODE    ADDRESS   : 26515 ROUTT COUNTY ROAD 33A
        01         CITY      :    STEAMBOAT SPRINGS
                   STATE/ZIP : CO  80477
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,743.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 48.84000
    ----------------------------------------------------------------
0   0031399934     MORTGAGORS: FRANZEN              CRAIG
                               FRANZEN              ROBIN
    REGION CODE    ADDRESS   : 26 RUNNINGBROOK
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,463.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.67500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,596,000.00
                                P & I AMT:     10,962.10
                                UPB AMT:   1,593,759.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          183
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031400146     MORTGAGORS: MAXEY                CHARLES
                               MAXEY                SHIRLEY
    REGION CODE    ADDRESS   : 849 CALLE COMPO
        01         CITY      :    THOUSADND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,389.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.88700
    ----------------------------------------------------------------
0   0031400310     MORTGAGORS: WANG                 CHIEN
                               WANG                 WEN
    REGION CODE    ADDRESS   : 20 MAGNA DRIVE
        01         CITY      :    GILLETTE
                   STATE/ZIP : NJ  07933
    MORTGAGE AMOUNT :   310,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,163.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.60000
    ----------------------------------------------------------------
0   0031400815     MORTGAGORS: FASTAG-CARVAJAL      AIDA

    REGION CODE    ADDRESS   : 363 CONANT STREET
        01         CITY      :    TOWNSHIP OF HILLSIDE
                   STATE/ZIP : NJ  07205
    MORTGAGE AMOUNT :    96,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     96,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       658.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.55600
    ----------------------------------------------------------------
0   0031400880     MORTGAGORS: BOYD                 STEPHEN
                               BOYD                 LISA
    REGION CODE    ADDRESS   : 1 BARBARA ROAD
        01         CITY      :    DUMONT
                   STATE/ZIP : NJ  07628
    MORTGAGE AMOUNT :   164,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,104.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 84.10200
    ----------------------------------------------------------------
0   0031400930     MORTGAGORS: LEVINE               ARTHUR
                               DUNCAN               KAREN
    REGION CODE    ADDRESS   : 34 MOUNTAIN LAUREL
        01         CITY      :    DOVE CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,403.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,342,900.00
                                P & I AMT:      9,175.99
                                UPB AMT:   1,341,456.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          184
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031400963     MORTGAGORS: EUSKE                KENNETH
                               EUSKE                NANCY
    REGION CODE    ADDRESS   : 1206 PICO AVE
        01         CITY      :    PACIFIC GROVE
                   STATE/ZIP : CA  93950
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,714.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,359.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 79.03225
    ----------------------------------------------------------------
0   0031401003     MORTGAGORS: PATRICK              TRACY
                               PATRICK              CATHY
    REGION CODE    ADDRESS   : 5014 AVENIDA PLAYA CANCUN
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92124
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,462.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031401128     MORTGAGORS: PIMENTAL             DENNIE
                               LIGHT                PAMELA
    REGION CODE    ADDRESS   : 2749 NORTH FLOWER STREET
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92706
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,387.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 79.66101
    ----------------------------------------------------------------
0   0031401169     MORTGAGORS: D'ANDREA             GEORGE
                               MILLER               JOAN
    REGION CODE    ADDRESS   : 101 MAIN ST
        01         CITY      :    GLEN ROCK
                   STATE/ZIP : NJ  07452
    MORTGAGE AMOUNT :   125,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       922.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 56.81800
    ----------------------------------------------------------------
0   0031401284     MORTGAGORS: GREGORY              SCOTT
                               GREGORY              MARCI
    REGION CODE    ADDRESS   : 42 ELLEN DR
        01         CITY      :    ROACKAWAY
                   STATE/ZIP : NJ  07866
    MORTGAGE AMOUNT :   169,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,152.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,259,000.00
                                P & I AMT:      8,780.46
                                UPB AMT:   1,255,565.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          185
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031401417     MORTGAGORS: DIMARTINO            PAUL
                               DIMARTINO            PENELOPE
    REGION CODE    ADDRESS   : 2872 OAK POINT LANE
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23233
    MORTGAGE AMOUNT :   448,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,947.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,060.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031401466     MORTGAGORS: PALMERINI            BENITO
                               PALMERINI            JOAN
    REGION CODE    ADDRESS   : 6 MOCCI CT
        01         CITY      :    FORDS
                   STATE/ZIP : NJ  08863
    MORTGAGE AMOUNT :   157,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    157,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,084.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.14814
    ----------------------------------------------------------------
0   0031401482     MORTGAGORS: RILEY                JEFFREY
                               RILEY                LORI
    REGION CODE    ADDRESS   : 2 DAN-LY-WAY RD
        01         CITY      :    CALIFON
                   STATE/ZIP : NJ  07830
    MORTGAGE AMOUNT :   198,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,354.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 82.70800
    ----------------------------------------------------------------
0   0031401490     MORTGAGORS: STUECK               JOHN
                               FEINBERG             JILL
    REGION CODE    ADDRESS   : 1235 SUNNYFIELD LANE
        01         CITY      :    SCOTCH PLAINS
                   STATE/ZIP : NJ  07076
    MORTGAGE AMOUNT :   209,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.96183
    ----------------------------------------------------------------
0   0031401565     MORTGAGORS: GIOVANETTI           E
                               GIOVANETTI           JANE
    REGION CODE    ADDRESS   : 4436 CHICKASAW ROAD
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38117
    MORTGAGE AMOUNT :   645,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,565.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.53926
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,658,650.00
                                P & I AMT:     11,547.17
                                UPB AMT:   1,657,947.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          186
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031402621     MORTGAGORS: NEFF                 MARY

    REGION CODE    ADDRESS   : 2303 NORTH RIDGE DRIVE
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :    86,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,875.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       608.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031402688     MORTGAGORS: O'BRIEN              JOHN
                               O'BRIEN              BARBARA
    REGION CODE    ADDRESS   : 366 FLOWER LANE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,582.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.81189
    ----------------------------------------------------------------
0   0031402696     MORTGAGORS: PRESTON              WILLARD
                               PRESTON              ANNUEL
    REGION CODE    ADDRESS   : 536 GREEN LANE
        01         CITY      :    RIVER VALE
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,788.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 67.21300
    ----------------------------------------------------------------
0   0031402712     MORTGAGORS: VILLARREAL           JOHN
                               VILLARREAL           CARLA
    REGION CODE    ADDRESS   : 12193 BRECKNOCK STREET
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   492,443.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,029.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,235.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031402795     MORTGAGORS: MROZEK               STEPHEN
                               MROZEK               FAYE
    REGION CODE    ADDRESS   : 5055 TURNBURY DRIVE
        01         CITY      :    MADISON
                   STATE/ZIP : OH  44057
    MORTGAGE AMOUNT :   276,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,267.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.72900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,360,943.00
                                P & I AMT:      9,007.35
                                UPB AMT:   1,359,543.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          187
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031402811     MORTGAGORS: FILOU                ROSEMARY

    REGION CODE    ADDRESS   : 2630 N. QUANTICO STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   191,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,047.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,288.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031402845     MORTGAGORS: BIVIANO              MARK

    REGION CODE    ADDRESS   : 512 FOX GLENN
        01         CITY      :    SOUTHLAKE
                   STATE/ZIP : TX  76092
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,271.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031402852     MORTGAGORS: ROTHWEILER           GREGORY
                               ROTHWEILER           LISA
    REGION CODE    ADDRESS   : 303 RIDGEWOOD AVENUE
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55403
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031402894     MORTGAGORS: QUINONES             RALPH
                               QUINONES             LIA
    REGION CODE    ADDRESS   : 721 GILPIN  STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80218
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,553.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031402936     MORTGAGORS: SANDLER              STEVEN
                               SANDLER              LISA
    REGION CODE    ADDRESS   : 25 TIMBER LANE
        01         CITY      :    RANDOLPH
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,922.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.71400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,506,700.00
                                P & I AMT:     10,401.88
                                UPB AMT:   1,505,637.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          188
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031403173     MORTGAGORS: GARILIS              FRANK

    REGION CODE    ADDRESS   : 2665 KILLIAN PLACE
        01         CITY      :    UNION TOWNSHIP
                   STATE/ZIP : NJ  07083
    MORTGAGE AMOUNT :   104,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,866.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       781.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031403199     MORTGAGORS: VOGIN                EUGENE
                               VOGIN                FRANCINE
    REGION CODE    ADDRESS   : 106 S PITTSBURGH AVENUE
        01         CITY      :    VENTNOR
                   STATE/ZIP : NJ  08406
    MORTGAGE AMOUNT :   482,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    481,633.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,329.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.55500
    ----------------------------------------------------------------
0   0031403322     MORTGAGORS: LASSEK               MICHAEL
                               LASSEK               JULIE
    REGION CODE    ADDRESS   : 104350 S COLBY CANYON DR
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   254,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,961.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.83300
    ----------------------------------------------------------------
0   0031403504     MORTGAGORS: EVANS                NEAL
                               EVANS                KATHRYN
    REGION CODE    ADDRESS   : 448 EMERALD AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,768.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.94800
    ----------------------------------------------------------------
0   0031403744     MORTGAGORS: LOPERA               PASTOR
                               LOPERA               SANDRA
    REGION CODE    ADDRESS   : 332 LOOMIS ST
        01         CITY      :    ELIZABETH
                   STATE/ZIP : NJ  07206
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       934.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,276,150.00
                                P & I AMT:      8,921.38
                                UPB AMT:   1,275,230.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          189
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031404098     MORTGAGORS: O'HARA               BRENDA
                               O'HARA               BRIAN
    REGION CODE    ADDRESS   : 14388 SALEM DRIVE WEST
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,814.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031404148     MORTGAGORS: DIVER                JEFFREY
                               DIVER                MELONEE
    REGION CODE    ADDRESS   : 6461 W GARY DRIVE
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85226
    MORTGAGE AMOUNT :   246,921.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,742.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031404288     MORTGAGORS: JACOBSEN             ERIC
                               JACOBSEN             CHRISTINA
    REGION CODE    ADDRESS   : 17322 SUNBURST STREET
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   289,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,385.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031404296     MORTGAGORS: DIDONATO             PAUL
                               DIDONATO             JO ANN
    REGION CODE    ADDRESS   : 808 MIRANDA CREEK COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   511,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,601.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,485.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.97200
    ----------------------------------------------------------------
0   0031404445     MORTGAGORS: PAULEN               JEFFREY

    REGION CODE    ADDRESS   : 740 FAIR OAKS MANOR
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   590,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    589,562.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,125.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.13000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,893,521.00
                                P & I AMT:     13,195.88
                                UPB AMT:   1,892,105.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          190
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031404536     MORTGAGORS: HIGHAM               JOSEPH
                               HIGHAM               LINDA
    REGION CODE    ADDRESS   : 25 HAMPSHIRE CT
        01         CITY      :    PATTERSON
                   STATE/ZIP : NY  12563
    MORTGAGE AMOUNT :   275,025.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,635.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031404767     MORTGAGORS: KUTIKOV              BORIS

    REGION CODE    ADDRESS   : 51-53 WINTHROP ROAD
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 54.94500
    ----------------------------------------------------------------
0   0031404825     MORTGAGORS: SMITH                JOSEPH
                               SMITH                DONNA
    REGION CODE    ADDRESS   : 302 LAUREL OAK LANE
        01         CITY      :    LANCASTER
                   STATE/ZIP : PA  17602
    MORTGAGE AMOUNT :   108,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    108,323.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       776.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 69.98000
    ----------------------------------------------------------------
0   0031404957     MORTGAGORS: CROVELLA             MARK
                               CROVELLA             LINDA
    REGION CODE    ADDRESS   : 14 COLLIER ROAD
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,688.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.50000
    ----------------------------------------------------------------
0   0031405103     MORTGAGORS: DOWD                 LINDA
                               RIDGE                DAVID
    REGION CODE    ADDRESS   : 21 TIMBERLAND
        01         CITY      :    ALISO VIEJO AREA
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,790.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,180,425.00
                                P & I AMT:      8,537.83
                                UPB AMT:   1,179,438.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          191
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031405582     MORTGAGORS: ABEYTA               NORBERT
                               ABEYTA               FRANCES
    REGION CODE    ADDRESS   : 67 CAMINO DE ABAO DE LA LOMA W
        01         CITY      :    RANCHOS DE TAOS
                   STATE/ZIP : NM  87557
    MORTGAGE AMOUNT :   156,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    155,782.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,148.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 52.16600
    ----------------------------------------------------------------
0   0031405905     MORTGAGORS: THOMPSON             KEVIN
                               THOMPSON             KIM
    REGION CODE    ADDRESS   : 267 CLIFFWOOD DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,072.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 92.85700
    ----------------------------------------------------------------
0   0031406374     MORTGAGORS: FREDIANI             DALE
                               FREDIANI             THERESA
    REGION CODE    ADDRESS   : 208 MELODY LANE
        01         CITY      :    DOVER (TOWNSHIP OF)
                   STATE/ZIP : NJ  08753
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       867.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031407166     MORTGAGORS: FRAMBACH             BRUCE
                               NIETO                ANNA
    REGION CODE    ADDRESS   : 6580 LAFERN COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,398.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------
0   0031407505     MORTGAGORS: TALERICO             ANTHONY

    REGION CODE    ADDRESS   : 3595 FAIRFAX COURT EAST
        01         CITY      :    AURORA
                   STATE/ZIP : IL  60504
    MORTGAGE AMOUNT :   132,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       889.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,076,000.00
                                P & I AMT:      7,501.77
                                UPB AMT:   1,074,253.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          192
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031407737     MORTGAGORS: MORAN                JAMES
                               MORAN                SUZANNE
    REGION CODE    ADDRESS   : 21 VERNON ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,053.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031407844     MORTGAGORS: CITELLI              JACKIE

    REGION CODE    ADDRESS   : 310 TWIN CREEK DRIVE
        01         CITY      :    ALLEN
                   STATE/ZIP : TX  75013
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031407869     MORTGAGORS: COYNE                STEVEN
                               COYNE                KIMBERLY
    REGION CODE    ADDRESS   : 2422 MARGARET DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,785.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031408123     MORTGAGORS: LUPPI                JOSEPH
                               LUPPI                MELISSA
    REGION CODE    ADDRESS   : 87 HARBOR WATCH COURT
        01         CITY      :    SAG HARBOR
                   STATE/ZIP : NY  11963
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,504.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.18600
    ----------------------------------------------------------------
0   0031408206     MORTGAGORS: TRUBITSKY            DENIS

    REGION CODE    ADDRESS   : 171 PEMBROKE STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11235
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,771.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,420,500.00
                                P & I AMT:     10,247.69
                                UPB AMT:   1,418,938.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          193
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031408263     MORTGAGORS: TUFFIAS              ROBERT
                               TUFFIAS              JUDITH
    REGION CODE    ADDRESS   : 10132 HOLLOW GLEN CIR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90077
    MORTGAGE AMOUNT :   381,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,702.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,599.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.45900
    ----------------------------------------------------------------
0   0031408362     MORTGAGORS: ALLISTON             ROBERT
                               AUSTIN               MELANI
    REGION CODE    ADDRESS   : 25915 BELLIS DRIVE
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91355
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,791.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.90400
    ----------------------------------------------------------------
0   0031409154     MORTGAGORS: TRANK                BURGESS
                               TRANK                BRENDA
    REGION CODE    ADDRESS   : 6933 SYLVAN WOODS DRIVE
        01         CITY      :    SANFORD
                   STATE/ZIP : FL  32771
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,794.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.10204
    ----------------------------------------------------------------
0   0031409188     MORTGAGORS: BRACHFELD            BARRIE
                               SHAW-BRACHFELD       JENNIFER
    REGION CODE    ADDRESS   : 1 OAK HILL RD
        01         CITY      :    CHATHAM
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031409485     MORTGAGORS: VICK                 JAMES
                               VICK                 SUSAN
    REGION CODE    ADDRESS   : 75 RODGERS ROAD
        01         CITY      :    CARLISLE
                   STATE/ZIP : MA  01741
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,723.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,608.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 49.73300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,631,200.00
                                P & I AMT:     11,397.23
                                UPB AMT:   1,629,760.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          194
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031409857     MORTGAGORS: NG                   LILY
                               NG                   BETTY
    REGION CODE    ADDRESS   : 4350 WESTOVER PLACE
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   299,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,966.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031409873     MORTGAGORS: HACKEL               MICHARL

    REGION CODE    ADDRESS   : 60 EAST GLEN ROAD #P-4
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,915.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031409972     MORTGAGORS: VARGAS               ANTONIO
                               VARGAS               MARY
    REGION CODE    ADDRESS   : 2841 FAIRMOUNT AVENUE
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   199,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,532.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,311.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.00641
    ----------------------------------------------------------------
0   0031410210     MORTGAGORS: LEE                  KWANG
                               LEE                  JUNG
    REGION CODE    ADDRESS   : 1658 NORTH YUROK STREET
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,781.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,220.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.85500
    ----------------------------------------------------------------
0   0031410806     MORTGAGORS: OLIN                 MILES
                               OLIN                 ALTA
    REGION CODE    ADDRESS   : 34124 CASTLEHAVEN ROAD
        01         CITY      :    AGUA DULCE
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.34000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,351,000.00
                                P & I AMT:      9,369.34
                                UPB AMT:   1,349,978.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          195
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031410897     MORTGAGORS: MOLKENTIN            MICHAEL
                               O'YOUNG              KIMBERLY
    REGION CODE    ADDRESS   : 3958 BLACKSTONE COURT
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,316.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99277
    ----------------------------------------------------------------
0   0031411135     MORTGAGORS: NASELLA              LAWRENCE
                               NASELLA              JOYCE
    REGION CODE    ADDRESS   : 8470 CLIFFRIDGE LANE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   469,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,284.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,239.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.00000
    ----------------------------------------------------------------
0   0031411374     MORTGAGORS: MALONE               CHARLES
                               SPOONER              BEVERLY
    REGION CODE    ADDRESS   : 92 WINDWARD WAY
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94804
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,394.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.65100
    ----------------------------------------------------------------
0   0031411465     MORTGAGORS: WHEELER              DAVID
                               WHEELER              LINDA
    REGION CODE    ADDRESS   : 6881 TURF DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,501.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.75700
    ----------------------------------------------------------------
0   0031411499     MORTGAGORS: LUSBY                DONALD
                               LUSBY                WENDY
    REGION CODE    ADDRESS   : 2319 EARL STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,627.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.72800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,656,600.00
                                P & I AMT:     11,382.16
                                UPB AMT:   1,654,124.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          196
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031411515     MORTGAGORS: MEAGHER              DENNIS
                               MEAGHER              HELEN
    REGION CODE    ADDRESS   : 27250 PIERCE RANCH ROAD
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,615.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.63600
    ----------------------------------------------------------------
0   0031411549     MORTGAGORS: HOFF                 THOMAS
                               HOFF                 BONNIE
    REGION CODE    ADDRESS   : 6 MENTON
        01         CITY      :    NEWPORT COAST(AREA)
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   356,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,995.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.69700
    ----------------------------------------------------------------
0   0031411564     MORTGAGORS: SNODGRESS            JAY
                               SNODGRESS            JOANNA
    REGION CODE    ADDRESS   : 5309 LINDA DRIVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,573.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.23000
    ----------------------------------------------------------------
0   0031411572     MORTGAGORS: STEPHENSON           TIM
                               STEPHENSON           POLLY
    REGION CODE    ADDRESS   : 170 FIRESTONE DRRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,482.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031411630     MORTGAGORS: SIEMSEN              BRENT
                               SIEMSEN              GIGI
    REGION CODE    ADDRESS   : 5670 VAN GOGH WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,542.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.04300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,543,500.00
                                P & I AMT:     10,853.43
                                UPB AMT:   1,541,208.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          197
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031411713     MORTGAGORS: ALLEY                NANCY
                               ALLEY                PHIL
    REGION CODE    ADDRESS   : 7336 BERRY HILL DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,432.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,569.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.31500
    ----------------------------------------------------------------
0   0031412018     MORTGAGORS: WILHELM              RICHARD
                               WILHELM              SUSAN
    REGION CODE    ADDRESS   : 1536 BARCELONA DRIVE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,239.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.22700
    ----------------------------------------------------------------
0   0031412059     MORTGAGORS: DE DIEGO             DONALD
                               DE DIEGO             JULIA
    REGION CODE    ADDRESS   : 3119 PORTER GULCH ROAD
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,358.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.69600
    ----------------------------------------------------------------
0   0031412638     MORTGAGORS: WALSH-SMITH          WENDY
                               SMITH                JEREMY
    REGION CODE    ADDRESS   : 223 NORTH STREET
        01         CITY      :    SALEM
                   STATE/ZIP : MA  01970
    MORTGAGE AMOUNT :   147,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       979.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031412745     MORTGAGORS: DIM                  MARTIN
                               DIM                  JOAN
    REGION CODE    ADDRESS   : 1463 NORTHWOODS  TRAIL,
        01         CITY      :    DEERFIELD
                   STATE/ZIP : IL  60015
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,674.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,185.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,720,250.00
                                P & I AMT:     11,921.02
                                UPB AMT:   1,717,955.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          198
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031413008     MORTGAGORS: RASTI                MEHRZAD
                               WEBBER               CYNTHIA
    REGION CODE    ADDRESS   : 1038 ARMARILLO AVE.
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,293.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031413057     MORTGAGORS: DELLA BOVIE          ANTHONY
                               DELLA BOVIE          KAREN
    REGION CODE    ADDRESS   : 91 OXFORD PLACE
        01         CITY      :    BELLE MEAD
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   245,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,626.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ----------------------------------------------------------------
0   0031413081     MORTGAGORS: LIU                  DAVID
                               LIU                  MARGARET
    REGION CODE    ADDRESS   : 57 LAMBERT RIDGE
        01         CITY      :    CROSS RIVER
                   STATE/ZIP : NY  10518
    MORTGAGE AMOUNT :   439,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,897.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,184.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031413339     MORTGAGORS: FARBER               RICHARD

    REGION CODE    ADDRESS   : 8535 WEST KNOLL DRIVE NO. 106
        01         CITY      :    WEST HOLLYWOOD
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :    66,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     65,952.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       467.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031413354     MORTGAGORS: DUGGER               JOE

    REGION CODE    ADDRESS   : 405 FAIRLANDS CIRCLE
        01         CITY      :    COPPELL
                   STATE/ZIP : TX  75019
    MORTGAGE AMOUNT :   138,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    137,886.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       918.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,189,000.00
                                P & I AMT:      8,377.26
                                UPB AMT:   1,187,657.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          199
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031413537     MORTGAGORS: PARTON               WALTER

    REGION CODE    ADDRESS   : 4455 VIEW PLACE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   252,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,607.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031413610     MORTGAGORS: SHEA                 JOSEPH
                               SHEA                 LINDA
    REGION CODE    ADDRESS   : 1101 PROSPECT STREET
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,769.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.93600
    ----------------------------------------------------------------
0   0031413842     MORTGAGORS: GATLIN               JOHN

    REGION CODE    ADDRESS   : 802 MOUNTAIN SKY DRIVE
        01         CITY      :    BIG BEAR LAKE
                   STATE/ZIP : CA  92315
    MORTGAGE AMOUNT :   179,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    178,740.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,266.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.55500
    ----------------------------------------------------------------
0   0031413883     MORTGAGORS: KISTLER              BRYAN
                               KISTLER              NANCY
    REGION CODE    ADDRESS   : 2303 WILLOWBROOK STREET
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,590.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031414097     MORTGAGORS: FALCO                LAURIE

    REGION CODE    ADDRESS   : 1156 JANERO DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95407
    MORTGAGE AMOUNT :    89,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     88,873.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       637.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 57.79200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,084,800.00
                                P & I AMT:      7,520.85
                                UPB AMT:   1,083,581.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          200
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031414105     MORTGAGORS: EMMETT               ROBERT
                               EMMETT               ANDREA
    REGION CODE    ADDRESS   : 8 CALICO
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,823.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031414303     MORTGAGORS: MARLATTE             TRAVIS

    REGION CODE    ADDRESS   : 1122 MAPLE AVENUE
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60202
    MORTGAGE AMOUNT :   198,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,333.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031414576     MORTGAGORS: DARAKJIAN            MARAL

    REGION CODE    ADDRESS   : 1760 HILLFAIR DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.92200
    ----------------------------------------------------------------
0   0031414642     MORTGAGORS: DEANGELIS            ROBERT
                               DEANGELIS            MARY
    REGION CODE    ADDRESS   : MCKINLEY LANE
        01         CITY      :    RUTLAND TOWN
                   STATE/ZIP : VT  05701
    MORTGAGE AMOUNT :   340,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,147.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031414758     MORTGAGORS: MAHADY               JOSEPH
                               MAHADY               BARBARA
    REGION CODE    ADDRESS   : 458 HUSTON ROAD
        01         CITY      :    RADNOR
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,625.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 58.65100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,582,400.00
                                P & I AMT:     11,215.70
                                UPB AMT:   1,581,759.03

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          201
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031415011     MORTGAGORS: BRYAN                GEORGE
                               BRYAN                PATRICIA
    REGION CODE    ADDRESS   : 9180 SMOKETHORN TRAIL
        01         CITY      :    BELVIDERE
                   STATE/ZIP : IL  61008
    MORTGAGE AMOUNT :   503,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,626.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,517.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.37400
    ----------------------------------------------------------------
0   0031415490     MORTGAGORS: SMITH                SCOTT
                               SMITH                RANDI
    REGION CODE    ADDRESS   : 32 COACHLIGHT DRIVE
        01         CITY      :    POUGHKEEPSIE
                   STATE/ZIP : NY  12603
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031415888     MORTGAGORS: TABORA               RAFAEL
                               TABORA               CORAZON
    REGION CODE    ADDRESS   : 1138-1140 NORIEGA ST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   322,580.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,134.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,338.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.67800
    ----------------------------------------------------------------
0   0031415920     MORTGAGORS: GARBATO              WILLIAM
                               THOMAS               LAURIE
    REGION CODE    ADDRESS   : 4727 ABARGO STREET
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,833.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031416084     MORTGAGORS: OVERSTREET           JOHN
                               OVERSTREET           BARBARA
    REGION CODE    ADDRESS   : 3870 NORTH RIXEY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,775.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,111.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.40000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,667,580.00
                                P & I AMT:     11,706.46
                                UPB AMT:   1,666,370.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          202
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031416100     MORTGAGORS: HOCH                 BRADLEY
                               HOCH                 DEBORAH
    REGION CODE    ADDRESS   : 817 SAINT STEPHENS ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22304
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031416126     MORTGAGORS: MALOY                MARY

    REGION CODE    ADDRESS   : 7102 OAK SHORES DR
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78730
    MORTGAGE AMOUNT :   323,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,459.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.74000
    ----------------------------------------------------------------
0   0031416555     MORTGAGORS: RAHMAN               RIZWAN

    REGION CODE    ADDRESS   : 11109 DEVEREUX STATION LN
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   414,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,051.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,722.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.75300
    ----------------------------------------------------------------
0   0031416605     MORTGAGORS: FOWLER               ROBERT
                               TEA                  SAROCHANY
    REGION CODE    ADDRESS   : 586 GIANT WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,713.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.76500
    ----------------------------------------------------------------
0   0031416878     MORTGAGORS: UNGER                PAUL
                               SONNERUP             KERSTIN
    REGION CODE    ADDRESS   : 1165 BEAN ROAD
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : VT  05445
    MORTGAGE AMOUNT :   515,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    515,483.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,640.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.57800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,923,200.00
                                P & I AMT:     13,132.56
                                UPB AMT:   1,921,908.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          203
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031416902     MORTGAGORS: BINDRA               NARINDER

    REGION CODE    ADDRESS   : 10 BIRCH HILL COURT
        01         CITY      :    OLD WESTBURY
                   STATE/ZIP : NY  11568
    MORTGAGE AMOUNT :   498,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,630.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,482.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.88700
    ----------------------------------------------------------------
0   0031416910     MORTGAGORS: MEEKS                KIMBERLY
                               MCNAIR               WILLIAM
    REGION CODE    ADDRESS   : 597 MAPLE AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,730.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 86.66100
    ----------------------------------------------------------------
0   0031417025     MORTGAGORS: DUEMMEL              MONICA
                               DUEMMEL              MICHAEL
    REGION CODE    ADDRESS   : 2800 PINE TREE LANE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MO  65203
    MORTGAGE AMOUNT :   318,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,507.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,201.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031417413     MORTGAGORS: GUASTELLA            BENNY
                               GUASTELLA            LAURIE
    REGION CODE    ADDRESS   : 33 BROOKSIDE RD
        01         CITY      :    LEORNARDO
                   STATE/ZIP : NJ  07737
    MORTGAGE AMOUNT :   130,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    130,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       965.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 83.87000
    ----------------------------------------------------------------
0   0031417801     MORTGAGORS: MENKE                MARTIN
                               MENKE                ANGELA
    REGION CODE    ADDRESS   : 3 COBBLE HILL ROAD
        01         CITY      :    NASHUA
                   STATE/ZIP : NH  03062
    MORTGAGE AMOUNT :   125,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    125,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       856.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,306,250.00
                                P & I AMT:      9,161.22
                                UPB AMT:   1,305,468.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          204
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031417819     MORTGAGORS: ZIMMERMANN           RON
                               ZIMMERMANN           MARY
    REGION CODE    ADDRESS   : 10120 LONGVIEW DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   329,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,921.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,331.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------
0   0031418072     MORTGAGORS: BARKALA              JOHN
                               BARKALA              GEORGETTE
    REGION CODE    ADDRESS   : 1404 PIPPIN DRIVE
        01         CITY      :    MANASQUAN
                   STATE/ZIP : NJ  08736
    MORTGAGE AMOUNT :   115,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       804.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 35.38400
    ----------------------------------------------------------------
0   0031418668     MORTGAGORS: BARTH                LOUIS
                               BARTH                LESLIE
    REGION CODE    ADDRESS   : 5015 ARUNDEL DRIVE
        01         CITY      :    WOODLAND  HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   763,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    763,197.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,405.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031418783     MORTGAGORS: MARMOTTIN            GENE
                               MARMOTTIN            DARLENE
    REGION CODE    ADDRESS   : 5506 PEACE COURT
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77041
    MORTGAGE AMOUNT :   311,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,656.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031419179     MORTGAGORS: CARRILLO             JAIME
                               ARMENDARIZ           TERRI
    REGION CODE    ADDRESS   : 11920 WOODBINE STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,009.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.33300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,783,250.00
                                P & I AMT:     12,531.97
                                UPB AMT:   1,781,785.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          205
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031419237     MORTGAGORS: SLIPMAN              CURTIS

    REGION CODE    ADDRESS   : 529 PINE STREET
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19106
    MORTGAGE AMOUNT :   382,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,230.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,740.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031419344     MORTGAGORS: COOPER               JACKQUELYNN
                               COOPER               AMY
    REGION CODE    ADDRESS   : 6835 BAUDETTE LANE
        01         CITY      :    MEMPHIS
                   STATE/ZIP : TN  38135
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,425.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031419468     MORTGAGORS: ARVIDSON             WILLIAM
                               ARVIDSON             RHIAN
    REGION CODE    ADDRESS   : 22071 IRONBARK LANE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   236,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,320.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.97900
    ----------------------------------------------------------------
0   0031419518     MORTGAGORS: GIFFORD              JANIE

    REGION CODE    ADDRESS   : 803 WATERBURY COURT
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,005.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031420094     MORTGAGORS: FYHRIE               PETER
                               FYHRIE               PATRICIA
    REGION CODE    ADDRESS   : 4694 NW RAINIER TERRACE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,747.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,433,800.00
                                P & I AMT:      9,993.95
                                UPB AMT:   1,432,728.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          206
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031420599     MORTGAGORS: DETTMANN             FREDERICK
                               DETTMANN             BRENDA
    REGION CODE    ADDRESS   : 9886 E CORTEZ DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,764.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,307.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031421100     MORTGAGORS: PONZIO               PHILIP
                               PONZIO               LESLEY
    REGION CODE    ADDRESS   : 227 TURF VIEW DRIVE
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   236,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,065.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031421134     MORTGAGORS: MCNAMARA             PAUL
                               MCNAMARA             ALEXANDRA
    REGION CODE    ADDRESS   : 3191 ABERDEEN WAY
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,264.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031421167     MORTGAGORS: SEGMULLER            HERMANN
                               SEGMULLER            KATHLEEN
    REGION CODE    ADDRESS   : 43380 BURKE DALE ST
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   273,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,706.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98600
    ----------------------------------------------------------------
0   0031421225     MORTGAGORS: HARRIS               EDWARD
                               HARRIS               LORETTA
    REGION CODE    ADDRESS   : 200 DOUGLANE AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,814.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.12100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,375,800.00
                                P & I AMT:      9,643.60
                                UPB AMT:   1,374,615.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          207
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031421902     MORTGAGORS: SILL                 IGOR
                               SILL                 CYNTHIA
    REGION CODE    ADDRESS   : 2 BARTEL COURT
        01         CITY      :    TIBURON
                   STATE/ZIP : CA  94920
    MORTGAGE AMOUNT :   735,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    734,412.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,951.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 61.25000
    ----------------------------------------------------------------
0   0031421936     MORTGAGORS: BOLGARD              SPENCER
                               BOLGARD              NANCY
    REGION CODE    ADDRESS   : 1744 TOWNE DRIVE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19380
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,762.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031422009     MORTGAGORS: THOMAS               BRADLEY
                               ISRAEL               LONNY
    REGION CODE    ADDRESS   : 4774 19TH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,738.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031422413     MORTGAGORS: SCHLEICHER           WILLIAM

    REGION CODE    ADDRESS   : 1 JOHN GLENN ROAD
        01         CITY      :    TOWN OF MORRISTOWN
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,564.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.11764
    ----------------------------------------------------------------
0   0031422652     MORTGAGORS: SCARAMELLI           ALFRED
                               SCARAMELLI           MARCIA
    REGION CODE    ADDRESS   : 7 ALDER WAY UNIT 159
        01         CITY      :    BEDFORD
                   STATE/ZIP : MA  01730
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,811.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.89200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,927,000.00
                                P & I AMT:     13,209.37
                                UPB AMT:   1,925,290.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          208
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031422686     MORTGAGORS: OTT                  RONALD
                               OTT                  CARLENE
    REGION CODE    ADDRESS   : 1855 OAK TERRACE ROAD
        01         CITY      :    NEWCASTLE
                   STATE/ZIP : CA  95658
    MORTGAGE AMOUNT :   277,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,172.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031422728     MORTGAGORS: KRAJENKA             STEVEN
                               KRAJENKA             KATHERINE
    REGION CODE    ADDRESS   : 203 BRITAIN COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   592,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    591,514.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,938.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031422769     MORTGAGORS: BAUMANN              EUGENE
                               BAUMANN              VICKI
    REGION CODE    ADDRESS   : 567 NORTH DYER CIRCLE
        01         CITY      :    INCLINE VILLAGE
                   STATE/ZIP : NV  89450
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,802.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031422975     MORTGAGORS: ROOT                 BRADLEY
                               ROOT                 MICHELLE
    REGION CODE    ADDRESS   : 763 COUNTRY PLACE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : UT  84765
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,209.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------
0   0031422983     MORTGAGORS: OLIVER               LINDA

    REGION CODE    ADDRESS   : 2552 EL CEDRO COURT
        01         CITY      :    RANCHO CORDOVA
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,877.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       552.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.88800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,485,800.00
                                P & I AMT:     10,135.43
                                UPB AMT:   1,484,577.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          209
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031423007     MORTGAGORS: PETTIT               ROBERT
                               PETTIT               MELINDA
    REGION CODE    ADDRESS   : 18812 FLAGSTAFF LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,808.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.49526
    ----------------------------------------------------------------
0   0031423171     MORTGAGORS: SIDHU                BALWINDER
                               SIDHU                JAGDISH
    REGION CODE    ADDRESS   : 102 ABERSON CT
        01         CITY      :    MORRISVILLE
                   STATE/ZIP : NC  27560
    MORTGAGE AMOUNT :   317,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,246.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031423452     MORTGAGORS: BEAVEN               WILLIAM

    REGION CODE    ADDRESS   : 9703 U.S. HIGHWAY 42
        01         CITY      :    PROSPECT
                   STATE/ZIP : KY  40059
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,505.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.03300
    ----------------------------------------------------------------
0   0031423890     MORTGAGORS: SCHMIDT              ANTHONY
                               SCHMIDT              JOAN
    REGION CODE    ADDRESS   : 26843 DIAMONDHEAD LANE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,741.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,433.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031424039     MORTGAGORS: WARDLE               CLARK
                               WARDLE               KATHLEEN
    REGION CODE    ADDRESS   : 65 LEGACY WAY
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92602
    MORTGAGE AMOUNT :   281,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,640.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.78400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,849,350.00
                                P & I AMT:     12,772.96
                                UPB AMT:   1,847,942.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          210
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031425424     MORTGAGORS: RICHARDSON           HEIDI

    REGION CODE    ADDRESS   : 26 RIDGEVIEW AVENUE
        01         CITY      :    NEW PROVIDENCE BORO OF
                   STATE/ZIP : NJ  07974
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    204,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,408.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031425507     MORTGAGORS: YANG                 YOUNG

    REGION CODE    ADDRESS   : 22920 ESTORIL DRIVE #6
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   157,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    157,483.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,101.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031425531     MORTGAGORS: KEELER               ROBERT
                               KEELER               ELIZABETH
    REGION CODE    ADDRESS   : 5124 ROYAL CREST DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75229
    MORTGAGE AMOUNT :   361,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,492.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,498.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.33333
    ----------------------------------------------------------------
0   0031425713     MORTGAGORS: PERL                 JOSEPH
                               RATTRAY              TRACEY
    REGION CODE    ADDRESS   : 5232 GOLDEN GATE AVENUE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,728.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,290.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.50600
    ----------------------------------------------------------------
0   0031425762     MORTGAGORS: FERRARI              ROGER
                               FERRARI              CHRISTINA
    REGION CODE    ADDRESS   : 811 KAINS AVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   289,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,550.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,100.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,353,150.00
                                P & I AMT:      9,401.34
                                UPB AMT:   1,314,254.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          211
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031425812     MORTGAGORS: CARY                 NANCY

    REGION CODE    ADDRESS   : 2970 RIDGERUN ROAD
        01         CITY      :    QUINCY
                   STATE/ZIP : CA  95971
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,327.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031426216     MORTGAGORS: BEASLEY              MARIA
                               BEASLEY              ERIC
    REGION CODE    ADDRESS   : 6957 DELROSE DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75214
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,795.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031426448     MORTGAGORS: LUCIDO               KEVIN
                               LUCIDO               LINDA
    REGION CODE    ADDRESS   : 920 HARVARD ROAD
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   483,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,141.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,380.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.96100
    ----------------------------------------------------------------
0   0031426638     MORTGAGORS: THIGPEN              SCOTT
                               THIGPEN              LAURA
    REGION CODE    ADDRESS   : 8159 WOODLAND COURT
        01         CITY      :    DUNN LORING
                   STATE/ZIP : VA  22027
    MORTGAGE AMOUNT :   246,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031427248     MORTGAGORS: BARBER               TIMOTHY
                               BARBER               LYNN
    REGION CODE    ADDRESS   : 12324 AVENIDA CONSENTIDO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,735.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,403.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,610,800.00
                                P & I AMT:     11,238.18
                                UPB AMT:   1,609,799.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          212
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031427438     MORTGAGORS: SIN                  IN

    REGION CODE    ADDRESS   : 1975 CHARRWOOD COURT
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,541.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.81342
    ----------------------------------------------------------------
0   0031427461     MORTGAGORS: RUBINO               MARK
                               RUBINO               MARY
    REGION CODE    ADDRESS   : 9 NORWOOD COURT
        01         CITY      :    MORRIS TWP
                   STATE/ZIP : NJ  07960
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.18100
    ----------------------------------------------------------------
0   0031427974     MORTGAGORS: BALDINI              KEVIN

    REGION CODE    ADDRESS   : 30 EVERETT STREET
        01         CITY      :    CHICOPEE
                   STATE/ZIP : MA  01020
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       678.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.73400
    ----------------------------------------------------------------
0   0031428006     MORTGAGORS: CINAR                KAPRIEL
                               CINAR                ANURUPA
    REGION CODE    ADDRESS   : 91 AMHERST AVENUE
        01         CITY      :    WALTHAM
                   STATE/ZIP : MA  02154
    MORTGAGE AMOUNT :   143,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       939.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.07300
    ----------------------------------------------------------------
0   0031428105     MORTGAGORS: WARREN               JOSEPH
                               WARREN               PATRICIA
    REGION CODE    ADDRESS   : 114 HECKER AVENUE
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,761.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,168.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.02700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,150,000.00
                                P & I AMT:      8,037.64
                                UPB AMT:   1,149,302.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          213
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031428212     MORTGAGORS: SPATA                SCOTT

    REGION CODE    ADDRESS   : 701 FANNING MILL ROAD
        01         CITY      :    GREENWICH TWP
                   STATE/ZIP : NJ  08886
    MORTGAGE AMOUNT :   242,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,829.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.00248
    ----------------------------------------------------------------
0   0031428238     MORTGAGORS: MARNOCHA             THOMAS
                               MARNOCHA             HEIDI
    REGION CODE    ADDRESS   : 9381 SOUTHSHORE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,117.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,606.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.93500
    ----------------------------------------------------------------
0   0031428949     MORTGAGORS: FELSEN               SIDNEY
                               WEYL                 JONI
    REGION CODE    ADDRESS   : 200 PLYMOUTH BOULEVARD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90004
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,517.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------
0   0031429111     MORTGAGORS: GROSSBARD            ALAN
                               FRYMAN-GROSSBARD     PAMELA
    REGION CODE    ADDRESS   : 533 SOUTH BURLINGAME AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT : 1,039,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,038,728.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,268.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031429459     MORTGAGORS: MCKIM                GERALD
                               MCKIM                JULIE
    REGION CODE    ADDRESS   : 811 NORTH COLLEGE AVENUE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93728
    MORTGAGE AMOUNT :    67,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :     67,114.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       546.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   250
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,237,150.00
                                P & I AMT:     15,700.13
                                UPB AMT:   2,235,307.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          214
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031429608     MORTGAGORS: GREGERSON            SCOTT
                               GREGERSON            STACY
    REGION CODE    ADDRESS   : 100 SILVERFOX
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,784.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.09900
    ----------------------------------------------------------------
0   0031430101     MORTGAGORS: WIGUNA               SHARIF
                               WIGUNA               SWANNY
    REGION CODE    ADDRESS   : 12552 CORELLIAN COURT
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,804.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.41102
    ----------------------------------------------------------------
0   0031430242     MORTGAGORS: WAITE                JOHN
                               KIM                  SHARLEEN
    REGION CODE    ADDRESS   : 40 LEXINGTON WAY
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   237,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,019.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,638.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031430283     MORTGAGORS: MASUHARA             TAKAKAZU
                               FLEETWOOD            HAIDAI
    REGION CODE    ADDRESS   : 2744 ORANGE AVENUE
        01         CITY      :    LA CRESCENTA AREA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,041.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031430424     MORTGAGORS: KORMI                TOURAJ
                               KORMI                ELLIE
    REGION CODE    ADDRESS   : 5372 CARRIAGE DR
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94803
    MORTGAGE AMOUNT :   239,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,017.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,652.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,284,650.00
                                P & I AMT:      8,851.02
                                UPB AMT:   1,283,667.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          215
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031430499     MORTGAGORS: TELES                ANTONIO
                               TELES                MARIA
    REGION CODE    ADDRESS   : 1080 CATALINA BOULEVARD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,596.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 73.71400
    ----------------------------------------------------------------
0   0031430549     MORTGAGORS: TENDLER              GORDON

    REGION CODE    ADDRESS   : 3803 PINETOP ROAD
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27410
    MORTGAGE AMOUNT :   246,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,562.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.99500
    ----------------------------------------------------------------
0   0031430648     MORTGAGORS: CHEN                 ERIC

    REGION CODE    ADDRESS   : 2164 CHAMPLAIN WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   326,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,814.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99156
    ----------------------------------------------------------------
0   0031430739     MORTGAGORS: GIESER               THOMAS
                               GIESER               COLETTE
    REGION CODE    ADDRESS   : 4947 EAST BROOKSIDE AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,548.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.80800
    ----------------------------------------------------------------
0   0031430747     MORTGAGORS: HOODYE               SAMUEL
                               FIGUEROA             MARY
    REGION CODE    ADDRESS   : 23727 POSEY LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   365,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,938.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,586.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,466,550.00
                                P & I AMT:     10,129.11
                                UPB AMT:   1,464,459.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          216
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031430762     MORTGAGORS: HOPPE                THOMAS
                               HOPPE                ANNA
    REGION CODE    ADDRESS   : 5625 SOUTHVIEW DRIVE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,631.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.15300
    ----------------------------------------------------------------
0   0031430861     MORTGAGORS: MOORE                WILLIAM
                               COOK                 CARIN
    REGION CODE    ADDRESS   : 20262 TERRA BELLA AVENUE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,795.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031431000     MORTGAGORS: LEE                  KAI
                               ALAFRIZ-LEE          AMELIA
    REGION CODE    ADDRESS   : 98 CHICORY LANE
        01         CITY      :    TRENTON
                   STATE/ZIP : NJ  08638
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,821.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 73.65439
    ----------------------------------------------------------------
0   0031431026     MORTGAGORS: SCHMIDT              JOHANNES
                               JIANG                JIANG
    REGION CODE    ADDRESS   : 24799 NICOLE LANE
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   857,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    855,031.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,919.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 56.75496
    ----------------------------------------------------------------
0   0031431042     MORTGAGORS: CORPUZ               ZAYLOR
                               CORPUZ               CERISE
    REGION CODE    ADDRESS   : 88 S MILTON AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   316,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,107.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,242.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,931,950.00
                                P & I AMT:     13,572.46
                                UPB AMT:   1,928,387.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          217
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031431257     MORTGAGORS: FIGHERA              MARK

    REGION CODE    ADDRESS   : 568 ARGUELLO BOULEVARD
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,530.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031431307     MORTGAGORS: MC DONALD            HAROLD
                               MC DONALD            MEGAN
    REGION CODE    ADDRESS   : 3456 CORNING DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,788.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031431463     MORTGAGORS: WEISS                CRAIG
                               BRUSCHETTI           JANET
    REGION CODE    ADDRESS   : 780 EMERALD HARBOR DRIVE
        01         CITY      :    LONGBOAT KEY
                   STATE/ZIP : FL  34228
    MORTGAGE AMOUNT :   283,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,199.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.97500
    ----------------------------------------------------------------
0   0031431661     MORTGAGORS: PARRISH              THOMAS
                               PARRISH              LISA
    REGION CODE    ADDRESS   : 31 COTTONWOOD DR
        01         CITY      :    JACKSON
                   STATE/ZIP : NJ  08527
    MORTGAGE AMOUNT :   138,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    138,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       953.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.02800
    ----------------------------------------------------------------
0   0031432016     MORTGAGORS: WILLIS               GARY
                               WILLIS               KATHRYN
    REGION CODE    ADDRESS   : 2763 TUMWATER DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,284,600.00
                                P & I AMT:      8,974.72
                                UPB AMT:   1,283,306.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          218
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031432156     MORTGAGORS: CASSELS              RICHARD
                               CASSELS              MARYBETH
    REGION CODE    ADDRESS   : 3754 MILL RUN DRIVE
        01         CITY      :    TERRELL
                   STATE/ZIP : NC  28682
    MORTGAGE AMOUNT :   284,885.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,230.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.76700
    ----------------------------------------------------------------
0   0031432297     MORTGAGORS: HELMAN               PABLO
                               HELMAN               DONNA
    REGION CODE    ADDRESS   : 3 RIVER OAKS ROAD
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,705.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,578.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031432396     MORTGAGORS: RICHLAND             LADD
                               RICHLAND             JULIE
    REGION CODE    ADDRESS   : 2121 CHELSEA ROAD
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   575,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    574,551.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,922.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.67500
    ----------------------------------------------------------------
0   0031432438     MORTGAGORS: BARTLEY              WILLIAM
                               BARTLEY              ROSE
    REGION CODE    ADDRESS   : 76 MONROE BLVD
        01         CITY      :    ENGLISHTOWN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   155,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    155,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,083.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.10000
    ----------------------------------------------------------------
0   0031432446     MORTGAGORS: O'BRIEN              ROBERT

    REGION CODE    ADDRESS   : 938 EDWARDS DRIVE
        01         CITY      :    SPRINGFIELD TOWNSHIP
                   STATE/ZIP : PA  19064
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,885.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,036.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,542,885.00
                                P & I AMT:     10,588.58
                                UPB AMT:   1,541,373.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          219
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031432560     MORTGAGORS: SANTAMOUR            GRETCHEN
                               ORTELERE             BRIAN
    REGION CODE    ADDRESS   : 545 BROOKFIELD LANE
        01         CITY      :    WHITPAIN TOWNSHIP
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,763.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031432750     MORTGAGORS: LASATER              LOREN
                               LASATER              NANCY
    REGION CODE    ADDRESS   : 11178 E. MARK LANE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85262
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,783.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.53000
    ----------------------------------------------------------------
0   0031433303     MORTGAGORS: CAPPIELLO            DONNA
                               BRIEHLER             GEORGE
    REGION CODE    ADDRESS   : 6 RARITAN POINTE
        01         CITY      :    LAMBERTVILLE
                   STATE/ZIP : NJ  08530
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     50,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       328.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 31.05500
    ----------------------------------------------------------------
0   0031433675     MORTGAGORS: THOMPSON             RAYMOND
                               STAHL                CURTIS
    REGION CODE    ADDRESS   : 9127 CRESTA DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,363.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,776.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.40300
    ----------------------------------------------------------------
0   0031434145     MORTGAGORS: RATH                 KENNETH
                               BURNS-RATH           LYNN
    REGION CODE    ADDRESS   : 3243 DANAHA STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,311.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,270,500.00
                                P & I AMT:      8,626.89
                                UPB AMT:   1,269,221.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          220
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031434152     MORTGAGORS: NEAL                 VANESSA
                               WEBSTER              JEFFREY
    REGION CODE    ADDRESS   : 8152 CENTERSTONE DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,795.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031434186     MORTGAGORS: FLATEBO              MICHAEL
                               FLATEBO              JAMIE
    REGION CODE    ADDRESS   : 224 RUBY LANE
        01         CITY      :    NIPOMO
                   STATE/ZIP : CA  93444
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,783.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031434236     MORTGAGORS: NANCE                MARGARET
                               EGGENBERGER          PAUL
    REGION CODE    ADDRESS   : 1151 HIGH SCHOOL ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,767.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.76500
    ----------------------------------------------------------------
0   0031435928     MORTGAGORS: OWEN                 J
                               OWEN                 SUZETTE
    REGION CODE    ADDRESS   : 221 SOUTH COUNTRY MANOR LANE
        01         CITY      :    ALPINE
                   STATE/ZIP : UT  84004
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,627.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 53.99500
    ----------------------------------------------------------------
0   0031436140     MORTGAGORS: AMRUTHKUMAR          HAROLD
                               AMRUTHKUMAR          IRENE
    REGION CODE    ADDRESS   : 4950 ARIANO DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,530.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.78000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,406,000.00
                                P & I AMT:      9,705.08
                                UPB AMT:   1,404,504.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          221
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031437080     MORTGAGORS: RICHARDS             FRANCIS

    REGION CODE    ADDRESS   : 455 RETAHEIM WAY
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,329.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031437106     MORTGAGORS: TASLAKIAN            GABRIEL
                               TASLAKIAN            NINA
    REGION CODE    ADDRESS   : 6224 BAIRD AVE
        01         CITY      :    LOS ANGELES (TARZANA AREA
                   STATE/ZIP : CA  91335
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,549.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.50000
    ----------------------------------------------------------------
0   0031437155     MORTGAGORS: LAWRENCE             PAUL
                               LAWRENCE             RACHELLE
    REGION CODE    ADDRESS   : 2986 HADDINGTON DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   624,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    623,093.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,416.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031437189     MORTGAGORS: GLASS                SHANE
                               WOOD                 LYNNETTE
    REGION CODE    ADDRESS   : 24171 PASEO DEL CAMPO
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   351,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,436.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031437346     MORTGAGORS: COCKAYNE             DEBRA
                               SMITH                LEONARD
    REGION CODE    ADDRESS   : 196 MANLEY COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95139
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,528.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.81800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,922,000.00
                                P & I AMT:     13,378.26
                                UPB AMT:   1,918,939.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          222
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031437361     MORTGAGORS: CASTER               PHILIP
                               CASTER               LORI
    REGION CODE    ADDRESS   : 7422 LONEWOLF COURT
        01         CITY      :    FAIRVIEW HEIGHTS
                   STATE/ZIP : IL  62208
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,361.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.94290
    ----------------------------------------------------------------
0   0031437429     MORTGAGORS: BOSSE                FRANK
                               BOSSE                LISA
    REGION CODE    ADDRESS   : 2012 EAGLE COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,725.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,444.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.12900
    ----------------------------------------------------------------
0   0031437726     MORTGAGORS: PARK                 KWANG

    REGION CODE    ADDRESS   : 1876 CAMINITO DE LA NARCISSA
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,830.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 87.27200
    ----------------------------------------------------------------
0   0031437734     MORTGAGORS: KRAFT                RONALD
                               KRAFT                NATALIE
    REGION CODE    ADDRESS   : 5408 W 97TH CIRCLE
        01         CITY      :    OVERLAND PARK
                   STATE/ZIP : KS  66207
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,569.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031437866     MORTGAGORS: ZHANG                JIANZHONG
                               DING                 CUIPING
    REGION CODE    ADDRESS   : 6-8 MARION ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   270,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,399,200.00
                                P & I AMT:      9,842.63
                                UPB AMT:   1,397,936.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          223
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031437957     MORTGAGORS: VO                   THY
                               VO                   KHANH
    REGION CODE    ADDRESS   : 607 ST. FRANCIS BOULEVARD
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,811.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031438286     MORTGAGORS: KOPP                 EUGENE
                               KOPP                 JAMIE
    REGION CODE    ADDRESS   : 12785 MONTICELLO  DRIVE
        01         CITY      :    SOLOMONS
                   STATE/ZIP : MD  20688
    MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,327.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,625.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031438401     MORTGAGORS: WEISS                MARK
                               WEISS                SHANNON
    REGION CODE    ADDRESS   : 8544 EAST DEERSHIRE COURT
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   247,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,321.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,710.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 93.19400
    ----------------------------------------------------------------
0   0031438526     MORTGAGORS: NGUYEN               STEPHEN
                               DO                   CINDY
    REGION CODE    ADDRESS   : 7 VERMONT
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   248,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,775.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,714.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
0   0031438583     MORTGAGORS: HOLMS                JANICE

    REGION CODE    ADDRESS   : 78 YORK STREET
        01         CITY      :    LAMBERTVILLE
                   STATE/ZIP : NJ  08530
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     80,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       505.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 61.53800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,088,750.00
                                P & I AMT:      7,468.89
                                UPB AMT:   1,087,235.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          224
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031438864     MORTGAGORS: ZENTMAYER            MICHAEL
                               ZENTMAYER            REBECCA
    REGION CODE    ADDRESS   : 78 WOOSAMONSA ROAD
        01         CITY      :    PENNINGTON
                   STATE/ZIP : NJ  08534
    MORTGAGE AMOUNT :   115,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       736.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.19300
    ----------------------------------------------------------------
0   0031439219     MORTGAGORS: CHAN                 ALEXANDER
                               WONG                 SHELLY
    REGION CODE    ADDRESS   : 22 EL CAMINO MORAGA
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,445.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.84500
    ----------------------------------------------------------------
0   0031439284     MORTGAGORS: OCANO                QUATA
                               OCANO                ROBERT
    REGION CODE    ADDRESS   : 468 POMO COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,441.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.09300
    ----------------------------------------------------------------
0   0031439334     MORTGAGORS: HAVOURD              DUANE
                               O'BRIEN-HAVOURD      KAREN
    REGION CODE    ADDRESS   : 5 TUMBLEWEED STREET
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   240,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,923.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98399
    ----------------------------------------------------------------
0   0031439367     MORTGAGORS: RHEINHARDT           KURT
                               RHEINHARDT           KIMBERLY
    REGION CODE    ADDRESS   : 6576 BLUEBONNET DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,615.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.30090
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,358,300.00
                                P & I AMT:      9,380.50
                                UPB AMT:   1,356,426.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          225
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031439391     MORTGAGORS: FILIPAW              THEODORE

    REGION CODE    ADDRESS   : 2 ROWE COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   286,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,212.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,979.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97756
    ----------------------------------------------------------------
0   0031439417     MORTGAGORS: SLOAN                BENJAMIN
                               SLOAN                ELIZABETH
    REGION CODE    ADDRESS   : 5545 RIVERTON COURT
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   536,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    536,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,796.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.70700
    ----------------------------------------------------------------
0   0031439425     MORTGAGORS: CASSALIA             GREGORY
                               CASSALIA             PATRICIA
    REGION CODE    ADDRESS   : 6390 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   308,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,839.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99989
    ----------------------------------------------------------------
0   0031439433     MORTGAGORS: SOLIMAN              JOSE
                               SOLIMAN              EVELYN
    REGION CODE    ADDRESS   : 32760 ARTISTRY LOOP
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,611.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,570.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.97993
    ----------------------------------------------------------------
0   0031439441     MORTGAGORS: GREENE               DEBRA
                               MARR                 STACY
    REGION CODE    ADDRESS   : 6361 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   284,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,504.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,943.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98650
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,652,450.00
                                P & I AMT:     11,342.56
                                UPB AMT:   1,650,568.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          226
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031439490     MORTGAGORS: SAYO                 DEMETRIO
                               SAYO                 MARILYN
    REGION CODE    ADDRESS   : 2184 CHAMPLAIN WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   332,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,653.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.97823
    ----------------------------------------------------------------
0   0031439516     MORTGAGORS: GAVIN                COLM
                               GAVIN                PUNTHIP
    REGION CODE    ADDRESS   : 101 ESTRADA DRIVE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   332,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,892.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97998
    ----------------------------------------------------------------
0   0031439649     MORTGAGORS: ROSENBLOOM           PHILIP
                               ROSENBLOOM           TAMMIE
    REGION CODE    ADDRESS   : 2511 WASHBURN AVE SOUTH
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55416
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,761.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.48000
    ----------------------------------------------------------------
0   0031439656     MORTGAGORS: STOCKHAUS            JIM
                               STOCKHAUS            CHERYL
    REGION CODE    ADDRESS   : 886 RUSSET DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,542.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.81800
    ----------------------------------------------------------------
0   0031439680     MORTGAGORS: HEFFNER              GLENN
                               LYONS-HEFFNER        DOROTHY
    REGION CODE    ADDRESS   : 7200 BRIDLEWOOD DRIVE
        01         CITY      :    CONCORD
                   STATE/ZIP : OH  44077
    MORTGAGE AMOUNT :   427,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.12963
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,682,900.00
                                P & I AMT:     11,464.77
                                UPB AMT:   1,681,150.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          227
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031439755     MORTGAGORS: RUST                 EMMY

    REGION CODE    ADDRESS   : 27046 SHILOH LANE
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.83300
    ----------------------------------------------------------------
0   0031439870     MORTGAGORS: MITCHELL             CLARENCE

    REGION CODE    ADDRESS   : 11124 N 138TH WAY
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   323,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,328.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99584
    ----------------------------------------------------------------
0   0031440100     MORTGAGORS: VARDEL               RIC
                               MEADORS-VARDEL       MARTHA
    REGION CODE    ADDRESS   : 30 FEATHER RIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   305,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,578.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,164.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0031440142     MORTGAGORS: PRICE                JENNIEVE

    REGION CODE    ADDRESS   : 1013 ASPEN DRIVE
        01         CITY      :    AZLE
                   STATE/ZIP : TX  76020
    MORTGAGE AMOUNT :    77,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     77,348.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       567.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031440225     MORTGAGORS: BACON                CHARLES
                               BACON                DELORES
    REGION CODE    ADDRESS   : 6208 FOX TRAIL
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75248
    MORTGAGE AMOUNT :   116,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,111.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       802.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,078,000.00
                                P & I AMT:      7,443.77
                                UPB AMT:   1,077,177.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          228
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031440340     MORTGAGORS: GROPPEL              DONNA

    REGION CODE    ADDRESS   : 4122 TRAVIS STREET #18
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75204
    MORTGAGE AMOUNT :   147,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,498.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,070.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031441215     MORTGAGORS: MACK                 JAMES
                               MACK                 PATRICIA
    REGION CODE    ADDRESS   : 236 W. PINEHURST TRAIL
        01         CITY      :    DAKOTA DUNES
                   STATE/ZIP : SD  57049
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,756.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.04800
    ----------------------------------------------------------------
0   0031441272     MORTGAGORS: POTEMPA              WILTOLD

    REGION CODE    ADDRESS   : 581 FRANKLIN STREET UNIT #581
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02139
    MORTGAGE AMOUNT :   192,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    192,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,358.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 55.65200
    ----------------------------------------------------------------
0   0031442064     MORTGAGORS: BERKOWITZ            DAVID

    REGION CODE    ADDRESS   : 43 WILLOWBROOK  DRIVE
        01         CITY      :    NORTH CALDWELL
                   STATE/ZIP : NJ  07006
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.26829
    ----------------------------------------------------------------
0   0031442098     MORTGAGORS: BRACAMONTES          DON
                               BRACAMONTES          HEIDI
    REGION CODE    ADDRESS   : 8526 EAST DEERSHIRE COURT
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,629.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.85900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,227,600.00
                                P & I AMT:      8,646.03
                                UPB AMT:   1,226,883.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          229
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031442155     MORTGAGORS: CHAO                 CELILIA

    REGION CODE    ADDRESS   : 6569 BLUEBONNET DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   341,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,898.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,329.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031442205     MORTGAGORS: SEYMOUR              S.
                               SEYMOUR              RENE
    REGION CODE    ADDRESS   : 3014 ALKI AVENUE SW
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98116
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,173.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,779.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031442338     MORTGAGORS: GUIRGUIS             MAGDY
                               GUIRGUIS             RENEE
    REGION CODE    ADDRESS   : 11327 ALBATA STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   397,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    396,393.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,741.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.18100
    ----------------------------------------------------------------
0   0031442478     MORTGAGORS: MILLER               KENNETH
                               MILLER               LISA
    REGION CODE    ADDRESS   : 4312 RENO ROAD NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,796.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031442684     MORTGAGORS: LUCIBELLO            LANCE

    REGION CODE    ADDRESS   : 663 N. SANGAMON, UNIT 5 SOUTH
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60622
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,478.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 86.54100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,632,350.00
                                P & I AMT:     11,449.76
                                UPB AMT:   1,629,740.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          230
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031442759     MORTGAGORS: SHULTZ               JONATHAN
                               SHULTZ               DARYL
    REGION CODE    ADDRESS   : 3872 HIDDEN TRAIL DRIVE
        01         CITY      :    JAMUL AREA
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,584.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,024.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.50000
    ----------------------------------------------------------------
0   0031442791     MORTGAGORS: ECKERT               KENNETH
                               PARKER               MICHELLE
    REGION CODE    ADDRESS   : 1814 43RD AVENUE
        01         CITY      :    CAPITOLA
                   STATE/ZIP : CA  95010
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,528.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.18100
    ----------------------------------------------------------------
0   0031442817     MORTGAGORS: JONES                RONALD
                               JONES                GWENDOLYN
    REGION CODE    ADDRESS   : 3021 E OCOTILLO ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85016
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,619.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 52.63100
    ----------------------------------------------------------------
0   0031443153     MORTGAGORS: NICHOLSON            TIMOTHY
                               NICHOLSON            MELISSA
    REGION CODE    ADDRESS   : 1924 SILVER CLOUD CIRCLE
        01         CITY      :    LEWISVILLE
                   STATE/ZIP : TX  75067
    MORTGAGE AMOUNT :   175,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,766.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,214.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031443260     MORTGAGORS: CHANG                SOK
                               CHANG                HYUN
    REGION CODE    ADDRESS   : 27103 CANDINGTON COURT
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,217.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,509,300.00
                                P & I AMT:     10,468.78
                                UPB AMT:   1,507,716.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          231
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031443641     MORTGAGORS: MCMORRIS             CLINT
                               MCMORRIS             ANITA
    REGION CODE    ADDRESS   : 3909 VIA CAMPESINA
        01         CITY      :    PALOS VERDE ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,334.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,011.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.07600
    ----------------------------------------------------------------
0   0031443674     MORTGAGORS: BUTASH               SUSANNAH

    REGION CODE    ADDRESS   : 435 SEAVIEW ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93108
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,636.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 42.43478
    ----------------------------------------------------------------
0   0031443856     MORTGAGORS: MARTORANO            ROBERT
                               MARTORANO            SUSAN
    REGION CODE    ADDRESS   : 2 POLHEMUS DRIVE
        01         CITY      :    BELLE MEAD
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   213,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,574.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.34400
    ----------------------------------------------------------------
0   0031444151     MORTGAGORS: JEE                  STEPHANIE

    REGION CODE    ADDRESS   : 130 PACHECO ST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   320,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,729.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.87400
    ----------------------------------------------------------------
0   0031444326     MORTGAGORS: GEORGE               CHRISTOPHER
                               GEORGE               TERESA
    REGION CODE    ADDRESS   : 3132 JOANNE CIRCLE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,748.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,528,950.00
                                P & I AMT:     10,740.83
                                UPB AMT:   1,527,448.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          232
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031444433     MORTGAGORS: BATEMAN              DEREK
                               BATEMAN              CARYN
    REGION CODE    ADDRESS   : 1110 TOURMALINE STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,625.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031444623     MORTGAGORS: PERSON               JERRY
                               PERSON               LORI
    REGION CODE    ADDRESS   : 3838 SAN MIGUEL DRIVE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92835
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031444631     MORTGAGORS: MERK                 RICHARD
                               MERK                 NANCY
    REGION CODE    ADDRESS   : 13 COSTA BRAVA
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,385.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031444854     MORTGAGORS: DUMAS                ALVIN
                               DUMAS                KATHLEEN
    REGION CODE    ADDRESS   : 3444 AUTUMN LANE
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48105
    MORTGAGE AMOUNT :   346,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,909.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,481.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031444862     MORTGAGORS: HURBANIS             SHERI

    REGION CODE    ADDRESS   : 1628 DOLCETTO LANE
        01         CITY      :    GURNEE
                   STATE/ZIP : IL  60031
    MORTGAGE AMOUNT :   156,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    156,674.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,056.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 91.69500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,261,000.00
                                P & I AMT:      8,728.41
                                UPB AMT:   1,259,402.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          233
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031444946     MORTGAGORS: RANDOLPH             MARJORIE

    REGION CODE    ADDRESS   : 628 SAN MIGUEL AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,235.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,093.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.26530
    ----------------------------------------------------------------
0   0031445000     MORTGAGORS: BEGLIN               WILLIAM
                               BEGLIN               DIANE
    REGION CODE    ADDRESS   : 4906 WINDRIFT WAY
        01         CITY      :    CARMEL
                   STATE/ZIP : TN  46033
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.52600
    ----------------------------------------------------------------
0   0031445109     MORTGAGORS: HORTON               DONALD
                               ROSE                 KAREN
    REGION CODE    ADDRESS   : 2191 CYPRESS STREET
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 91.89600
    ----------------------------------------------------------------
0   0031445182     MORTGAGORS: MACKO                MELISSA
                               MACKO                STEVEN
    REGION CODE    ADDRESS   : 2201 CLOVERFIELD BLVD
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,624.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 74.28571
    ----------------------------------------------------------------
0   0031445190     MORTGAGORS: DEAN                 JOHN

    REGION CODE    ADDRESS   : 58 RAMSGATE COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,374.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.63700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,610,000.00
                                P & I AMT:     11,100.84
                                UPB AMT:   1,608,005.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          234
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031445224     MORTGAGORS: INLANDER             RICHARD

    REGION CODE    ADDRESS   : 860 NOE STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.25200
    ----------------------------------------------------------------
0   0031445232     MORTGAGORS: CONSTANTINO          NICHOLAS
                               CONSTANTINO          CLAIRE
    REGION CODE    ADDRESS   : 30 CORAL REEF
        01         CITY      :    NEWPORT COAST
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,734.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.40000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.40000  PRODUCT CODE      :   002
    LTV :                 54.48200
    ----------------------------------------------------------------
0   0031445240     MORTGAGORS: PETRIE               GORDON
                               PETRIE               KAREN
    REGION CODE    ADDRESS   : 2692 COMSTOCK CIRCLE
        01         CITY      :    BELMONT
                   STATE/ZIP : CA  94002
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,267.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,315.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.60500
    ----------------------------------------------------------------
0   0031445257     MORTGAGORS: ROZSNYOI             FERENC
                               ROZSNYOI             ZSUZSANNA
    REGION CODE    ADDRESS   : 1391 RENNET DRIVE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60565
    MORTGAGE AMOUNT :   126,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,698.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       854.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.98120
    ----------------------------------------------------------------
0   0031445273     MORTGAGORS: KAWAKAMI             DAVID

    REGION CODE    ADDRESS   : 112 CONCORD CIRCLE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,488.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,491.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,653,800.00
                                P & I AMT:     11,391.78
                                UPB AMT:   1,651,361.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          235
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031445315     MORTGAGORS: SERRANO              KATHLEEN

    REGION CODE    ADDRESS   : 19417 WATER CANYON ROAD
        01         CITY      :    TEHACHAPI
                   STATE/ZIP : CA  93561
    MORTGAGE AMOUNT :    83,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     82,873.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       573.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.08100
    ----------------------------------------------------------------
0   0031445323     MORTGAGORS: LARSON               MATTHEW
                               LARSON               WENDY
    REGION CODE    ADDRESS   : 1 TAPPAN COURT
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,750.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,727.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.22900
    ----------------------------------------------------------------
0   0031445349     MORTGAGORS: BOES                 CHARLES
                               BECK                 TERRI
    REGION CODE    ADDRESS   : 4111 FOX CREEK COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   451,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,562.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,119.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.26600
    ----------------------------------------------------------------
0   0031445380     MORTGAGORS: HARDY                LESLIE
                               GANAHL               MICHAEL
    REGION CODE    ADDRESS   : 3267 FERNSIDE BOULEVARD
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,985.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031445406     MORTGAGORS: CALDWELL             WALTER
                               CALDWELL             SHARLENE
    REGION CODE    ADDRESS   : 1738 STODDARD AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,380.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,554,700.00
                                P & I AMT:     10,694.52
                                UPB AMT:   1,551,552.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          236
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031445455     MORTGAGORS: VOILLEQUE            JEAN-PAUL
                               VOILLEQUE            CARMEN
    REGION CODE    ADDRESS   : 890 DOLORES STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   348,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,256.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,498.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031445463     MORTGAGORS: VAN LOON             LARRY
                               VAN LOON             SHARON
    REGION CODE    ADDRESS   : 36048 VIA FAMERO DRIVE
        01         CITY      :    ACTON
                   STATE/ZIP : CA  93510
    MORTGAGE AMOUNT :    85,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     84,866.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       579.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 44.73600
    ----------------------------------------------------------------
0   0031445471     MORTGAGORS: SWEENEY              JOHN
                               SWEENEY              JUDY
    REGION CODE    ADDRESS   : 7 GOLDEN EAGLE COURT
        01         CITY      :    ALISO VIEJO AREA
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   166,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    166,451.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,165.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.53300
    ----------------------------------------------------------------
0   0031445497     MORTGAGORS: SMITH                PAUL
                               SMITH                SHIRLEY
    REGION CODE    ADDRESS   : 687 LOS PINOS AVENUE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,577.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.09000
    ----------------------------------------------------------------
0   0031445547     MORTGAGORS: GARBE                CARL
                               GARBE                SUZIE
    REGION CODE    ADDRESS   : 810 OLD ORCHARD ROAD
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,759.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,194,450.00
                                P & I AMT:      8,351.27
                                UPB AMT:   1,192,911.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          237
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031445810     MORTGAGORS: OLIVO                THOMAS
                               OLIVO                KATHERINE
    REGION CODE    ADDRESS   : 8012 LOOK FAR WAY
        01         CITY      :    BOZEMAN
                   STATE/ZIP : MT  59715
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.62600
    ----------------------------------------------------------------
0   0031446099     MORTGAGORS: LITTLES              LOREEN
                               LITTLES              STEPHEN
    REGION CODE    ADDRESS   : 220 MILANO DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30331
    MORTGAGE AMOUNT :   278,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,437.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,924.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.40200
    ----------------------------------------------------------------
0   0031446313     MORTGAGORS: NEIMAN               JACK
                               NEIMAN               AURORA
    REGION CODE    ADDRESS   : 301 WINCH STREET
        01         CITY      :    FRAMINGHAM
                   STATE/ZIP : MA  01701
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 79.48700
    ----------------------------------------------------------------
0   0031446388     MORTGAGORS: HALPERIN             MARK
                               HALPERIN             EVELYN
    REGION CODE    ADDRESS   : 23309 WEST SUMMERGLEN PLACE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,581.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031446495     MORTGAGORS: KELLY                KERRY

    REGION CODE    ADDRESS   : 3916 COLONEL ELLIS AVENUE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22304
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,722.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,520.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.49400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,591,650.00
                                P & I AMT:     11,119.32
                                UPB AMT:   1,590,742.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          238
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031446636     MORTGAGORS: MOSCOS               FREDERICK
                               MOSCOS               JOSINA
    REGION CODE    ADDRESS   : 18552 VALLEY DRIVE
        01         CITY      :    VILLA PARK
                   STATE/ZIP : CA  92861
    MORTGAGE AMOUNT :   516,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    515,287.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,741.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031446727     MORTGAGORS: BLANTON              JEFF
                               BLANTON              LAURA
    REGION CODE    ADDRESS   : 8373 CARMENCITA AVENUE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95829
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,198.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031447113     MORTGAGORS: BARON                ROBERT
                               BARON                IRMA
    REGION CODE    ADDRESS   : 545 REINANTE AVENUE
        01         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT : 1,500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,498,967.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    10,876.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 45.45400
    ----------------------------------------------------------------
0   0031447238     MORTGAGORS: FRIEDMAN             BRENT
                               FRIEDMAN             PATRICIA
    REGION CODE    ADDRESS   : 2205 MORENO DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,723.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031447493     MORTGAGORS: GOLDBERG             HOWARD
                               DURGIN-GOLDBERG      KAREN
    REGION CODE    ADDRESS   : 40 TORREY LANE
        01         CITY      :    DUXBURY
                   STATE/ZIP : MA  02332
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,753.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.91300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   3,028,000.00
                                P & I AMT:     21,524.84
                                UPB AMT:   3,024,930.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          239
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031447618     MORTGAGORS: MORRIS               ROBERT
                               MORRIS               NANCY
    REGION CODE    ADDRESS   : 11636 FUERTE DRIVE
        01         CITY      :    EL CAJON AREA,COUNTY OF S
                   STATE/ZIP : CA  92020
    MORTGAGE AMOUNT :   266,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,813.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.98591
    ----------------------------------------------------------------
0   0031447634     MORTGAGORS: RUDDOCK              BILL
                               RUDDOCK              SANDRA
    REGION CODE    ADDRESS   : 28627 MOUNT LASSEN LANE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   278,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,875.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.74200
    ----------------------------------------------------------------
0   0031447675     MORTGAGORS: WALSH                MICHAEL
                               WALSH                PATRICIA
    REGION CODE    ADDRESS   : 925 VIA BLAIRO
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91719
    MORTGAGE AMOUNT :   241,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,831.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,665.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.44800
    ----------------------------------------------------------------
0   0031447741     MORTGAGORS: HURST                DOUGLAS
                               HURST                FRANCILLE
    REGION CODE    ADDRESS   : 12 TERRAZA DEL MAR
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   338,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,515.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,225.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.50000
    ----------------------------------------------------------------
0   0031447956     MORTGAGORS: WONG                 WARREN
                               MURAKAWA             TRISHA
    REGION CODE    ADDRESS   : 1529 GOODMAN AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   296,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,598.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,420,550.00
                                P & I AMT:      9,742.63
                                UPB AMT:   1,418,633.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          240
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448152     MORTGAGORS: HAGINS               HAROLD
                               HAGINS               CHRISTY
    REGION CODE    ADDRESS   : 228 MARSH LAKES DRIVE
        01         CITY      :    FERNANDINA
                   STATE/ZIP : FL  32034
    MORTGAGE AMOUNT :   234,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,566.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,601.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031448269     MORTGAGORS: BOCZON               JEFFREY
                               BOCZON               HOPE
    REGION CODE    ADDRESS   : 89 MARSHALL RD
        01         CITY      :    HILLSBORO
                   STATE/ZIP : NJ  08853
    MORTGAGE AMOUNT :   188,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,250.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031448293     MORTGAGORS: BRANDON              RICHARD
                               BRANDON              BARBARA
    REGION CODE    ADDRESS   : 38 LAURIE CT.
        01         CITY      :    MATAWAN
                   STATE/ZIP : NJ  07747
    MORTGAGE AMOUNT :   101,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    101,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       701.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.01600
    ----------------------------------------------------------------
0   0031448319     MORTGAGORS: WALLACE              GEORGE
                               WALLACE              JANE
    REGION CODE    ADDRESS   : 10 BRENTANO DRIVE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   487,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,155.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,492.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031448350     MORTGAGORS: CARLOCK              GIL
                               CARLOCK              KIMBERLY
    REGION CODE    ADDRESS   : 43 MILLBROOK DRIVE
        01         CITY      :    MIDDLETOWN
                   STATE/ZIP : NJ  07748
    MORTGAGE AMOUNT :   124,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       856.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.88800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,135,750.00
                                P & I AMT:      7,902.17
                                UPB AMT:   1,135,222.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          241
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448442     MORTGAGORS: FERRARI              AMDREW
                               FERRARI              MARY
    REGION CODE    ADDRESS   : 12 LOCKSLEY LN
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,023.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.18000
    ----------------------------------------------------------------
0   0031448541     MORTGAGORS: GRBELJA              NANCY

    REGION CODE    ADDRESS   : 103 AGRESS ROAD
        01         CITY      :    MILLSTONE
                   STATE/ZIP : NJ  08510
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,010.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 53.57100
    ----------------------------------------------------------------
0   0031448640     MORTGAGORS: JAEKEL               LEE

    REGION CODE    ADDRESS   : 124 SENECA LAKE RD.
        01         CITY      :    SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       690.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.07400
    ----------------------------------------------------------------
0   0031448699     MORTGAGORS: JOSHI                SANDEEP
                               JAIN                 KOKILA
    REGION CODE    ADDRESS   : 677 HOWARD RD
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.69230
    ----------------------------------------------------------------
0   0031448731     MORTGAGORS: MARCIANI             ALAN
                               MARCIANI             THERESA
    REGION CODE    ADDRESS   : 734 TALL OAKS DR
        01         CITY      :    BRICK
                   STATE/ZIP : NJ  08724
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    170,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,060.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 73.91300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     790,000.00
                                P & I AMT:      5,267.30
                                UPB AMT:     790,000.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          242
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448806     MORTGAGORS: CONSTANTIAN          RAY
                               CONSTANTIAN          LYNNE
    REGION CODE    ADDRESS   : 1751 WINDSOR LANE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,794.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031448830     MORTGAGORS: BRAND                AL
                               BRAND                LITA
    REGION CODE    ADDRESS   : 20 SUMMIT DRIVE
        01         CITY      :    DENVILLE
                   STATE/ZIP : NJ  07834
    MORTGAGE AMOUNT :   143,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,143.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.59113
    ----------------------------------------------------------------
0   0031448871     MORTGAGORS: MCELREATH            C.
                               MCELREATH            LINDA
    REGION CODE    ADDRESS   : 4021 MILANO DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,812.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031448889     MORTGAGORS: RAYNOR               KEVIN
                               RAYNOR               ANNETTE
    REGION CODE    ADDRESS   : 5 VICTORIAN WAY
        01         CITY      :    COLTS NECK
                   STATE/ZIP : NJ  07722
    MORTGAGE AMOUNT :   536,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    536,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,749.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031448921     MORTGAGORS: SCHADT               CRAIG
                               SCHADT               HEIDI
    REGION CODE    ADDRESS   : 352 BROOKVALE ROAD
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,414.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 56.75600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,393,550.00
                                P & I AMT:      9,746.01
                                UPB AMT:   1,393,156.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          243
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031448988     MORTGAGORS: SCHANZER             BARRY
                               SCHANZER             FELICE
    REGION CODE    ADDRESS   : 25 PERRY ROAD
        01         CITY      :    EDISON
                   STATE/ZIP : NJ  08820
    MORTGAGE AMOUNT :   192,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    192,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,293.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449044     MORTGAGORS: SCHIFF               JORDEN
                               SCHIFF               DEBRA
    REGION CODE    ADDRESS   : 13 DORSETT LN
        01         CITY      :    WHITEHOUSE STATION
                   STATE/ZIP : NJ  08889
    MORTGAGE AMOUNT :   165,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    165,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,130.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.28000
    ----------------------------------------------------------------
0   0031449093     MORTGAGORS: SHAHI                SURINDER

    REGION CODE    ADDRESS   : 5006 STONEHEDGE RD
        01         CITY      :    EDISON
                   STATE/ZIP : NJ  08820
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       932.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.23500
    ----------------------------------------------------------------
0   0031449127     MORTGAGORS: SIMON                MARK
                               HARVEY               RENEE
    REGION CODE    ADDRESS   : 807 RTE 202-206
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       920.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.50000
    ----------------------------------------------------------------
0   0031449168     MORTGAGORS: TANNENBAUM           NEIL
                               TANNENBAUM           ROBBIN
    REGION CODE    ADDRESS   : 4 HARVEST COURT
        01         CITY      :    MARLBORO
                   STATE/ZIP : NJ  07746
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    200,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,347.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.49200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     827,700.00
                                P & I AMT:      5,624.71
                                UPB AMT:     827,700.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          244
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031449317     MORTGAGORS: BAKER                ROBERT

    REGION CODE    ADDRESS   : 70 SPINNAKER RUN POINTE
        01         CITY      :    LITTLE ELM
                   STATE/ZIP : TX  75068
    MORTGAGE AMOUNT :   391,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,702.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,700.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031449333     MORTGAGORS: XU                   KEYAO
                               CHEN                 YU
    REGION CODE    ADDRESS   : 27 ARNOLD DRIVE
        01         CITY      :    RANDOLPH
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,432.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.16455
    ----------------------------------------------------------------
0   0031449580     MORTGAGORS: MEYERS               ANDREW

    REGION CODE    ADDRESS   : 8763 WONDERLAND PARK AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   364,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,315.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,487.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449606     MORTGAGORS: MOORE                CHARLES
                               MOORE                SUZANNE
    REGION CODE    ADDRESS   : 5402 HURLOCK DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78731
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,669.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,610.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449689     MORTGAGORS: THOMPSON             ROBERT

    REGION CODE    ADDRESS   : 4127 MASSACHUSETTS STREET
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   248,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,715.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,706,500.00
                                P & I AMT:     11,970.82
                                UPB AMT:   1,705,403.20

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          245
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031449697     MORTGAGORS: EDWARDS              MARTIN
                               EDWARDS              LISA
    REGION CODE    ADDRESS   : 1510 OXBOW DR
        01         CITY      :    BLACKLICK
                   STATE/ZIP : OH  43004
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,768.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031449747     MORTGAGORS: ANDREU               CINDY
                               MARTIN               KIRK
    REGION CODE    ADDRESS   : 3735 RIVER HOLLOW RUN
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30096
    MORTGAGE AMOUNT :   261,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,485.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 88.79700
    ----------------------------------------------------------------
0   0031449911     MORTGAGORS: ANTOSH               LOUIS
                               ANTOSH               LYNNETTE
    REGION CODE    ADDRESS   : 26 VERSAILLES
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,793.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 61.95652
    ----------------------------------------------------------------
0   0031450745     MORTGAGORS: GRACIA               RICHARD
                               GRACIA               CYNTHIA
    REGION CODE    ADDRESS   : 2168 VIA AGUILA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,799.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.52500
    ----------------------------------------------------------------
0   0031450984     MORTGAGORS: CLARK                H. JAMES
                               CLARK                JANNE
    REGION CODE    ADDRESS   : 5861 WEST 700 NORTH
        01         CITY      :    MCCORDSVILLE
                   STATE/ZIP : IN  46055
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,755.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.13000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,416,700.00
                                P & I AMT:      9,705.08
                                UPB AMT:   1,415,602.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          246
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031450992     MORTGAGORS: NUZZO                ANTHONY
                               NUZZO                TERESA
    REGION CODE    ADDRESS   : 8 CARDINAL COURT
        01         CITY      :    TOWNSHIP OF BERKELEY HEIG
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    190,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,280.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.55100
    ----------------------------------------------------------------
0   0031451016     MORTGAGORS: REAUX                WILLIAM
                               REAUX                BETTY JEAN
    REGION CODE    ADDRESS   : 12510 LAKE SHERWOOD SOUTH
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70816
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,795.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.19000
    ----------------------------------------------------------------
0   0031451032     MORTGAGORS: MILLER               GEORGE
                               MILLER               LINDA
    REGION CODE    ADDRESS   : 2 JUNIPER STREET
        01         CITY      :    BURLINGTON
                   STATE/ZIP : MA  01803
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,786.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031451396     MORTGAGORS: TRAXLER              KEITH
                               HOLMAN               CHAD
    REGION CODE    ADDRESS   : 1470 MOORES MILL ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   318,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,151.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,172.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031451487     MORTGAGORS: GREENE               JAMES
                               GREENE               JEANNE
    REGION CODE    ADDRESS   : 600 NORTH CENTRAL AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,610.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,299,400.00
                                P & I AMT:      8,871.96
                                UPB AMT:   1,298,344.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          247
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031451776     MORTGAGORS: DEEDY                JUSTIN
                               DEEDY                LINDA
    REGION CODE    ADDRESS   : 928 ST. LYONN COURTS,
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30068
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,531.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,093.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031452436     MORTGAGORS: FOLEY                JERRY
                               FOLEY                JENNIE
    REGION CODE    ADDRESS   : 6542 FAIRLYNN BOULEVARD
        01         CITY      :    YORBA LINDA AREA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,783.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031452972     MORTGAGORS: REINER               VICTOR
                               TROSTEL              KRISTI
    REGION CODE    ADDRESS   : 4813 LAKEVIEW DRIVE
        01         CITY      :    EDINA
                   STATE/ZIP : MN  55424
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,318.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,580.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 74.20599
    ----------------------------------------------------------------
0   0031453004     MORTGAGORS: WINTERS              HARRY
                               WINTERS              KAREN
    REGION CODE    ADDRESS   : 2017 LE MANS DRIVE
        01         CITY      :    CARROLLTON
                   STATE/ZIP : TX  75006
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,785.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.27200
    ----------------------------------------------------------------
0   0031453053     MORTGAGORS: ELHAI                ROBERT
                               HOYT                 LAURA
    REGION CODE    ADDRESS   : 2114 GIRARD AVE S
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55405
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,546.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,580.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,647,000.00
                                P & I AMT:     10,970.28
                                UPB AMT:   1,644,966.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          248
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031453129     MORTGAGORS: HEGGER               GERALD
                               HEGGER               TAMI
    REGION CODE    ADDRESS   : 2501 BLACKTHORN STREET
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,189.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,894.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.27200
    ----------------------------------------------------------------
0   0031453285     MORTGAGORS: PRATT                STEVEN
                               PRATT                KATHERINE
    REGION CODE    ADDRESS   : 2026 VIA VINA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   267,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,406.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.88000
    ----------------------------------------------------------------
0   0031453574     MORTGAGORS: SCHOCKLIN            PHILLIP
                               SCHOCKLIN            SARA
    REGION CODE    ADDRESS   : 16 NORTHWEST AVENUE
        01         CITY      :    WENONAH
                   STATE/ZIP : NJ  08090
    MORTGAGE AMOUNT :    80,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :     80,491.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       570.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031453616     MORTGAGORS: GODDARD              ALICE

    REGION CODE    ADDRESS   : 62 MT VERNON ST
        01         CITY      :    NORTH READING
                   STATE/ZIP : MA  01864
    MORTGAGE AMOUNT :   316,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,971.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,238.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.26600
    ----------------------------------------------------------------
0   0031453889     MORTGAGORS: MARCHETTA            ALFRED
                               BAIER                JENNIFER
    REGION CODE    ADDRESS   : 6 TUMBLEWEED STREET
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   275,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,018.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,879.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98603
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,353,800.00
                                P & I AMT:      9,476.05
                                UPB AMT:   1,352,077.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          249
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031453921     MORTGAGORS: YABES                ELIPIDIO
                               YABES                RUVIDAELSA
    REGION CODE    ADDRESS   : 6367 TIOGA PASS COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   252,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,364.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98380
    ----------------------------------------------------------------
0   0031454770     MORTGAGORS: HORNSBY              CHARLES
                               HORNSBY              TERRI LYNN
    REGION CODE    ADDRESS   : 17815 EAST AUGUSTA DRIVE
        01         CITY      :    BATON ROUGE
                   STATE/ZIP : LA  70810
    MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,161.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,744.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031454861     MORTGAGORS: WAGONER              DAVID
                               WAGONER              JEAN
    REGION CODE    ADDRESS   : #2 RIBAULT LANE
        01         CITY      :    SEA ISLAND
                   STATE/ZIP : GA  31561
    MORTGAGE AMOUNT :   441,099.13  OPTION TO CONVERT :
    UNPAID BALANCE :    440,425.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,046.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 42.00900
    ----------------------------------------------------------------
0   0031455041     MORTGAGORS: STOMPANATO           STEVE
                               BOBIN                BRIDGETTE
    REGION CODE    ADDRESS   : 2254 W. ERIE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60622
    MORTGAGE AMOUNT :   254,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,061.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031455108     MORTGAGORS: REICHMUTH            JAMES
                               REICHMUTH            KRISTIN
    REGION CODE    ADDRESS   : 105 MANOR PLACE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,575.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.89000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,645,599.13
                                P & I AMT:     11,372.21
                                UPB AMT:   1,643,589.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          250
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031455298     MORTGAGORS: LYLES                IRVIN
                               LYLES                DOROTHY
    REGION CODE    ADDRESS   : 151 MAYNARD ROAD
        01         CITY      :    FRAMINGHAM
                   STATE/ZIP : MA  01701
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,193.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.62700
    ----------------------------------------------------------------
0   0031455371     MORTGAGORS: HERBOLD              GARY

    REGION CODE    ADDRESS   : 1469 WEST GREGORY AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60640
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,325.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.83600
    ----------------------------------------------------------------
0   0031455488     MORTGAGORS: HAMILTON             JOHN
                               HAMILTON             LINDA
    REGION CODE    ADDRESS   : 19317 229TH AVENUE NORTHEAST
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   280,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,281.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031455504     MORTGAGORS: GAMBOA               PATRICIA

    REGION CODE    ADDRESS   : 6 HENLY LANE
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78257
    MORTGAGE AMOUNT :   408,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,296.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,856.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.97200
    ----------------------------------------------------------------
0   0031455520     MORTGAGORS: EMERSON              MARK
                               EMERSON              RENEE
    REGION CODE    ADDRESS   : 3309 BETTY LANE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,509.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.09600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,348,600.00
                                P & I AMT:      9,314.20
                                UPB AMT:   1,347,413.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          251
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031455587     MORTGAGORS: ADLARD               MARK
                               ADLARD               KATHLEEN
    REGION CODE    ADDRESS   : 46 WAKONDA
        01         CITY      :    DOVE CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   238,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,909.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,604.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.99200
    ----------------------------------------------------------------
0   0031455645     MORTGAGORS: BAT                  THOMAS

    REGION CODE    ADDRESS   : 4150 FAA ROAD
        01         CITY      :    CUMMING
                   STATE/ZIP : GA  30041
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031455785     MORTGAGORS: BUZZELL              STEPHEN
                               BUZZELL              JODY
    REGION CODE    ADDRESS   : 3 UNDERWOOD CIRCLE
        01         CITY      :    LINCOLN
                   STATE/ZIP : MA  01773
    MORTGAGE AMOUNT :   198,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,399.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 40.82400
    ----------------------------------------------------------------
0   0031455801     MORTGAGORS: PASTER               WERNER
                               PASTER-PUSCH         RENATE
    REGION CODE    ADDRESS   : 29 WATERMAN ROAD
        01         CITY      :    GLOUCESTER
                   STATE/ZIP : MA  01930
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031456171     MORTGAGORS: LIMPACH              SCOTT
                               LIMPACH              DAYNA
    REGION CODE    ADDRESS   : 9000 LAGUNA PLACE WAY
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   136,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,885.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       893.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,132,100.00
                                P & I AMT:      7,742.66
                                UPB AMT:   1,131,567.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          252
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031456429     MORTGAGORS: BILLITER             DONNA
                               DEMING               MICHAEL
    REGION CODE    ADDRESS   : 2442 RAM CROSSING WAY
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89014
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,374.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.85700
    ----------------------------------------------------------------
0   0031456643     MORTGAGORS: FRAME                SUSAN
                               FRAME                ROBERT
    REGION CODE    ADDRESS   : 6920 SOUTH GARY AVENUE
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74136
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,311.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,709.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031456726     MORTGAGORS: FARIS                DAVID
                               FARIS                KATHLEEN
    REGION CODE    ADDRESS   : 4032 BLACK OAK DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95401
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,734.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031457062     MORTGAGORS: STARRETT             WILLIAM

    REGION CODE    ADDRESS   : 25 BRADDOCK POINT
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29209
    MORTGAGE AMOUNT :   281,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,490.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031457252     MORTGAGORS: LEWIS                BARBARA

    REGION CODE    ADDRESS   : 2 JULIANNA DRIVE
        01         CITY      :    COPAKE
                   STATE/ZIP : NY  12516
    MORTGAGE AMOUNT :   136,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    136,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       904.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.74300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,405,200.00
                                P & I AMT:      9,632.05
                                UPB AMT:   1,403,911.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          253
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031457385     MORTGAGORS: BELL                 JAMES
                               FIBISH               MARLA
    REGION CODE    ADDRESS   : 4271 24TH ST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,455.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.32000
    ----------------------------------------------------------------
0   0031457427     MORTGAGORS: BIRON                ASHER
                               BIRON                CHANI
    REGION CODE    ADDRESS   : 320 NORTH FORMOSA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90036
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,042.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031457476     MORTGAGORS: DEUTCHMAN            RONALD
                               DEUTCHMAN            SANDRA
    REGION CODE    ADDRESS   : 33240 JAMIE CIRCLE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,655.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.38700
    ----------------------------------------------------------------
0   0031457484     MORTGAGORS: WILHELM              EDWARD

    REGION CODE    ADDRESS   : 22851 CALVERT STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,691.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,561.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 64.11700
    ----------------------------------------------------------------
0   0031457518     MORTGAGORS: DIMUZIO              THOMAS
                               DIMUZIO              CAROLYN
    REGION CODE    ADDRESS   : 29 INGLESIDE AVENUE
        01         CITY      :    PENNINGTON
                   STATE/ZIP : NJ  08534
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,564.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.95900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,410,500.00
                                P & I AMT:      9,887.13
                                UPB AMT:   1,408,408.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          254
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031457633     MORTGAGORS: BLAZA                DAVID
                               SOROTA               GAYL
    REGION CODE    ADDRESS   : 20 SONORA COURT
        01         CITY      :    TIBURON
                   STATE/ZIP : CA  94920
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,814.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.19700
    ----------------------------------------------------------------
0   0031457682     MORTGAGORS: CHITNIS              DEVRAJ
                               CHITNIS              SWATI
    REGION CODE    ADDRESS   : 4912 MOORPARK AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,513.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031457716     MORTGAGORS: LANGLAIS             PHILIP
                               LANGLAIS             LYNNE
    REGION CODE    ADDRESS   : 3530 RIDGECREST DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,472.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,056.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.04300
    ----------------------------------------------------------------
0   0031457732     MORTGAGORS: AYTER                SEVIG
                               AYTER                GUNER
    REGION CODE    ADDRESS   : 10219 PALO VISTA ROAD
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,153.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,178.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031457765     MORTGAGORS: GALVIN               WILLIAM
                               GALVIN               SHERI
    REGION CODE    ADDRESS   : 1411 OAKHURST AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,467.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 48.99200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,885,000.00
                                P & I AMT:     12,606.17
                                UPB AMT:   1,881,421.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          255
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031457823     MORTGAGORS: CULLINS              DOUGLAS
                               CULLINS              PAMELA
    REGION CODE    ADDRESS   : 4 SEPULVEDA
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,572.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.47000
    ----------------------------------------------------------------
0   0031457856     MORTGAGORS: JIMENEZ              C
                               THURIN               MICHELLE
    REGION CODE    ADDRESS   : 659 SPINDRIFT WAY
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   269,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,117.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031457914     MORTGAGORS: BOYCE                ROBERT
                               BOYCE                ANITA
    REGION CODE    ADDRESS   : 2820-2822 TOWNBLUFF DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75075
    MORTGAGE AMOUNT :   144,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,887.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       982.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031457922     MORTGAGORS: GIUSTI               STEVE
                               GIUSTI               CHRISTINA
    REGION CODE    ADDRESS   : 280 MONTEREY STREET
        01         CITY      :    BRISBANE
                   STATE/ZIP : CA  94005
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,611.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031457955     MORTGAGORS: SALIM                MAJID

    REGION CODE    ADDRESS   : 1027 PENSACOLA STREET
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,496.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.73913
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,264,550.00
                                P & I AMT:      8,632.32
                                UPB AMT:   1,262,685.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          256
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031458011     MORTGAGORS: NASSIRI              MASSOUD
                               NOURINI              AZAR
    REGION CODE    ADDRESS   : 1301 DARRYL DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95130
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,624.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0031458045     MORTGAGORS: WILLARDSON           DOUGLAS
                               WILLARDSON           ELLEN
    REGION CODE    ADDRESS   : 400 NORTH DAROCA AVENUE
        01         CITY      :    SAN GABRIEL
                   STATE/ZIP : CA  91775
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.98800
    ----------------------------------------------------------------
0   0031458060     MORTGAGORS: SAFAPAY              MANSOOR
                               SAFAPAY              TAHEREH
    REGION CODE    ADDRESS   : 29 FERNWOOD WAY
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,785.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.48780
    ----------------------------------------------------------------
0   0031458102     MORTGAGORS: WU                   WELDON
                               XU                   ELAINE
    REGION CODE    ADDRESS   : 2013 HORIZON COURT
        01         CITY      :    SAN LEANDRO
                   STATE/ZIP : CA  94579
    MORTGAGE AMOUNT :   290,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,745.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,979.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98897
    ----------------------------------------------------------------
0   0031458169     MORTGAGORS: SCHRECKENGOST        MARY
                               SCHRECKENGOST        KIM
    REGION CODE    ADDRESS   : 290 LONDON DRIVE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,668.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,297,200.00
                                P & I AMT:      8,999.44
                                UPB AMT:   1,295,639.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          257
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031458201     MORTGAGORS: KAWAKAMI             KENNETH
                               KAWAKANI             LANA
    REGION CODE    ADDRESS   : 829 DARTSHIRE WAY
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,451.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,304.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.52830
    ----------------------------------------------------------------
0   0031458326     MORTGAGORS: RITSEMA              GEORGE

    REGION CODE    ADDRESS   : 22344 WHIRLAWAY COURT
        01         CITY      :    CANYON LAKE
                   STATE/ZIP : CA  92587
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,744.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031458359     MORTGAGORS: KERHULAS             IKE
                               KERHULAS             NICKI
    REGION CODE    ADDRESS   : 2966 CALLE FRONTERA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,788.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 87.69230
    ----------------------------------------------------------------
0   0031458482     MORTGAGORS: AMOUKHTEH            PEIMAN
                               AMOUKHTEH            KATHERINE
    REGION CODE    ADDRESS   : 408 AVENIDA OSSA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,747.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.47000
    ----------------------------------------------------------------
0   0031458854     MORTGAGORS: EHRLICH              SCOTT

    REGION CODE    ADDRESS   : 1554 11TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,320.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 59.16666
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,519,500.00
                                P & I AMT:     10,425.56
                                UPB AMT:   1,518,051.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          258
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031459019     MORTGAGORS: WALLACE              STEVEN
                               CENDEJAS             LISA
    REGION CODE    ADDRESS   : 3793 MEADOWLANDS LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.85737
    ----------------------------------------------------------------
0   0031459134     MORTGAGORS: HOLLANDER            DAVID
                               HOLLANDER            ALEXIS
    REGION CODE    ADDRESS   : 249 GLENMOOR ROAD
        01         CITY      :    GLADWYNE
                   STATE/ZIP : PA  19035
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    650,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.47000
    ----------------------------------------------------------------
0   0031459340     MORTGAGORS: BENLEVI              JASON
                               MAZNIO               KASHA
    REGION CODE    ADDRESS   : 325-327 MISSISSIPPI STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,630.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,890.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031459365     MORTGAGORS: POZZUTO              LAURA

    REGION CODE    ADDRESS   : 30 BIRCH STREET
        01         CITY      :    WEST ORANGE
                   STATE/ZIP : NJ  07052
    MORTGAGE AMOUNT :   140,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    140,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       958.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 85.15100
    ----------------------------------------------------------------
0   0031459712     MORTGAGORS: JOHNSON              WILLIAM
                               JOHNSON              MARY
    REGION CODE    ADDRESS   : 1130 DUKE STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,779.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,870,500.00
                                P & I AMT:     12,754.82
                                UPB AMT:   1,869,629.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          259
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031459779     MORTGAGORS: WELCH                PATRICK
                               WELCH                KARIN
    REGION CODE    ADDRESS   : 22 DEVONSHIRE DRIVE
        01         CITY      :    DANBURY
                   STATE/ZIP : CT  06811
    MORTGAGE AMOUNT :   249,375.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,203.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031459944     MORTGAGORS: TIMMEL               CAROLE
                               SPINALI              JOSEPH
    REGION CODE    ADDRESS   : 20 SOUTH TEMELEC CIRCLE
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,901.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,002.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460108     MORTGAGORS: MALDONADO            MARK
                               MALDONADO            VALERIE
    REGION CODE    ADDRESS   : 16414 ENGLEWOOD AVENUE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   688,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    687,049.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,988.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 69.84700
    ----------------------------------------------------------------
0   0031460116     MORTGAGORS: SALING               DAVID
                               HONIGBLUM            CARRIE
    REGION CODE    ADDRESS   : 1023 CEDAR STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,574.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.50000
    ----------------------------------------------------------------
0   0031460124     MORTGAGORS: TOGUT                ALBERT
                               TOGUT                VERA
    REGION CODE    ADDRESS   : 21690 ABINGTON COURT
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33428
    MORTGAGE AMOUNT :   292,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,175.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,071.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,655,975.00
                                P & I AMT:     11,870.38
                                UPB AMT:   1,653,903.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          260
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460132     MORTGAGORS: GARCIA               HENRY
                               GARCIA               RENEE
    REGION CODE    ADDRESS   : 31471 PASEO DURAN
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,511.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460140     MORTGAGORS: KIRCHNER             JAMES

    REGION CODE    ADDRESS   : 1088 CLEMATIS DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,563.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.51500
    ----------------------------------------------------------------
0   0031460157     MORTGAGORS: BARAKAT              BASEL
                               BARAKAT              NAJWA
    REGION CODE    ADDRESS   : 12228 GLADEHOLLOW COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   354,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,065.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,479.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.99000
    ----------------------------------------------------------------
0   0031460173     MORTGAGORS: BRONSWICK            ROBERT
                               BRONSWICK            BECKY
    REGION CODE    ADDRESS   : 4138 MEADOW WOOD DRIVE
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   268,598.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,217.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,924.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------
0   0031460181     MORTGAGORS: MEHTA                NISHITH
                               MEHTA                SMITA
    REGION CODE    ADDRESS   : 24 LAS FIERAS
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   271,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,255.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.98500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,515,848.00
                                P & I AMT:     10,668.55
                                UPB AMT:   1,512,614.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          261
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460199     MORTGAGORS: SPRING               DANIEL
                               SPRING               ROXANNE
    REGION CODE    ADDRESS   : 410 OLD WASHOE CIRCLE
        01         CITY      :    CARSON CITY
                   STATE/ZIP : NV  89704
    MORTGAGE AMOUNT :   243,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,017.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,723.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.58800
    ----------------------------------------------------------------
0   0031460207     MORTGAGORS: HELMER               GREGORY
                               HELMER               LESLIE
    REGION CODE    ADDRESS   : 3218 PATRICIA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,568.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------
0   0031460215     MORTGAGORS: MCPHERSON            J.
                               KRUSE                NANCY
    REGION CODE    ADDRESS   : 215 SOUTH VALLEY DRIVE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,383.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,116.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.92300
    ----------------------------------------------------------------
0   0031460223     MORTGAGORS: TABOR                LARRY
                               TABOR                LINDA
    REGION CODE    ADDRESS   : 4051 PIER POINT
        01         CITY      :    BYRON
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   296,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,801.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,173.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------
0   0031460231     MORTGAGORS: ENGLAND              DENNIS
                               ENGLAND              LINDA
    REGION CODE    ADDRESS   : 12 BELVEDERE LANE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,273.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,764,750.00
                                P & I AMT:     12,580.36
                                UPB AMT:   1,762,045.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          262
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460256     MORTGAGORS: UMINSKI              MARCIA

    REGION CODE    ADDRESS   : 392 CORSAIR WAY
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,162.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460264     MORTGAGORS: FRIARY               ANN

    REGION CODE    ADDRESS   : 9141 GOLDEN EAGLE DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,508.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,307.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 44.00000
    ----------------------------------------------------------------
0   0031460298     MORTGAGORS: CLARK                BILLY
                               CLARK                CRISTINE
    REGION CODE    ADDRESS   : 2386 EDGEHILL ROAD
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   626,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    625,020.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,270.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.54200
    ----------------------------------------------------------------
0   0031460306     MORTGAGORS: AGAJANIAN            LAURA

    REGION CODE    ADDRESS   : 4121 LORRAINE ROAD
        01         CITY      :    RANCHO PALOS VERDE
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,405.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,008.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031460330     MORTGAGORS: LEE                  RAYMOND
                               LEE                  EUNICE
    REGION CODE    ADDRESS   : 1724 PORT ABBEY PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   393,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,178.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,786.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.47800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,071,350.00
                                P & I AMT:     14,508.41
                                UPB AMT:   2,068,274.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          263
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460348     MORTGAGORS: HUNT                 DONALD
                               HUNT                 MARIAN
    REGION CODE    ADDRESS   : 41692 PARK AVENUE
        01         CITY      :    BIG BEAR LAKE
                   STATE/ZIP : CA  92315
    MORTGAGE AMOUNT :    70,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     69,887.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       471.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 38.88800
    ----------------------------------------------------------------
0   0031460355     MORTGAGORS: MERRON               KEITH
                               BENSON               TINA
    REGION CODE    ADDRESS   : 208 SPRING GROVE AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,438.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.47300
    ----------------------------------------------------------------
0   0031460363     MORTGAGORS: KIM                  WOHN
                               KIM                  HELEN
    REGION CODE    ADDRESS   : 3805 ROCK HAMPTON DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,278.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,031.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031460371     MORTGAGORS: FEATHERSTONE         JOHN
                               FEATHERSTONE         MARY
    REGION CODE    ADDRESS   : 41 LA VISTA WAY
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   203,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,682.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,384.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 57.18300
    ----------------------------------------------------------------
0   0031460389     MORTGAGORS: GOLDREICH            ZEEV
                               GOLDREICH            REVITAL
    REGION CODE    ADDRESS   : 4957 CANOGA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   154,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,764.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,063.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 49.67700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,245,000.00
                                P & I AMT:      8,493.47
                                UPB AMT:   1,243,051.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          264
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460397     MORTGAGORS: ABERCROMBIE          ERIC

    REGION CODE    ADDRESS   : 875 VERONICA SPRINGS ROAD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,542.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031460405     MORTGAGORS: COHEN                BRIAN
                               COHEN                DEBORAH
    REGION CODE    ADDRESS   : 803 FUTURA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92672
    MORTGAGE AMOUNT :   254,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,911.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
0   0031460421     MORTGAGORS: FULGHAM              STEVEN
                               HERMES               ANGEL
    REGION CODE    ADDRESS   : 24755 SAN VINCENT LANE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,642.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031460439     MORTGAGORS: FOSTER               WILLIAM
                               FOSTER               TERRI
    REGION CODE    ADDRESS   : 18588 KAMANA ROAD
        01         CITY      :    APPLE VALLEY
                   STATE/ZIP : CA  92307
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,811.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.89000
    ----------------------------------------------------------------
0   0031460447     MORTGAGORS: COATES               MIKE

    REGION CODE    ADDRESS   : 6641 WALTON DRIVE
        01         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,577.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.78700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,308,300.00
                                P & I AMT:      9,058.53
                                UPB AMT:   1,306,486.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          265
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460454     MORTGAGORS: HILLARD              JOHN
                               HILLARD              DEBRA
    REGION CODE    ADDRESS   : 2466 NEW YORK DRIVE
        01         CITY      :    ALTADENA (AREA)
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,532.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.48000
    ----------------------------------------------------------------
0   0031460488     MORTGAGORS: SALITURE             JOHN
                               SALITURE             HAZEL
    REGION CODE    ADDRESS   : 9571 MONACO DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,762.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,407.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460496     MORTGAGORS: SAMANIEGO            CAROLINE
                               CAVE                 EVANGELINE
    REGION CODE    ADDRESS   : 32728 ARTISTRY LOOP
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,864.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99506
    ----------------------------------------------------------------
0   0031460504     MORTGAGORS: OBERST               DUANE
                               OBERST               LISA
    REGION CODE    ADDRESS   : 411 28TH STREET
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   552,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    551,891.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,677.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460512     MORTGAGORS: DENHAM               BRIAN
                               DENHAM               LISA
    REGION CODE    ADDRESS   : 3085 WINDMILL CANYON DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   327,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,774.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,316.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.99550
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,807,350.00
                                P & I AMT:     12,485.18
                                UPB AMT:   1,804,826.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          266
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460538     MORTGAGORS: DURAN                RAY
                               SALAZAR              MARIANNE
    REGION CODE    ADDRESS   : 6380 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   296,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,780.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.98811
    ----------------------------------------------------------------
0   0031460546     MORTGAGORS: WEISS                IRWIN
                               ALTHAUSEN            FAY
    REGION CODE    ADDRESS   : 1714 SOUTH CANFIELD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   353,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,487.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,498.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.47700
    ----------------------------------------------------------------
0   0031460553     MORTGAGORS: NASI                 MICHAEL
                               NASI                 THRESA
    REGION CODE    ADDRESS   : 1901 MEADOWBROOK DRIVE
        01         CITY      :    AUSTIN
                   STATE/ZIP : TX  78703
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,587.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.73300
    ----------------------------------------------------------------
0   0031460637     MORTGAGORS: BURKE                ANDREW
                               BURKE                JENNIFER
    REGION CODE    ADDRESS   : 93 HOLLOW TREE RIDGE ROAD
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,704.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,312.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460884     MORTGAGORS: CARL                 MICHAEL
                               CARL                 SUSAN
    REGION CODE    ADDRESS   : 2836 EMERALD BAY DRIVE
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   259,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,093.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.21739
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,544,700.00
                                P & I AMT:     10,713.32
                                UPB AMT:   1,542,653.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          267
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031460926     MORTGAGORS: NAKASHIMA            DAVID
                               HOLCK                JADE
    REGION CODE    ADDRESS   : 3118 HUELANI DRIVE
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96822
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    411,416.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031460942     MORTGAGORS: MARTINEZ             MICHAEL
                               MARTINEZ             NANCY
    REGION CODE    ADDRESS   : 13812 229TH DRIVE SE
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98027
    MORTGAGE AMOUNT :   313,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,997.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.41935
    ----------------------------------------------------------------
0   0031460967     MORTGAGORS: LEE                  MEI
                               GIACOMETTI           JOEL
    REGION CODE    ADDRESS   : 1318 STRAWBERRY COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   283,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,017.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.01200
    ----------------------------------------------------------------
0   0031460983     MORTGAGORS: GERACI               MICHAEL
                               GERACI               DANIELLE
    REGION CODE    ADDRESS   : 8715 136TH STREET COURT N
        01         CITY      :    HUGO
                   STATE/ZIP : MN  55038
    MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,961.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031461049     MORTGAGORS: MOODY                KURK

    REGION CODE    ADDRESS   : 3662 EAST REDFIELD COURT
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85234
    MORTGAGE AMOUNT :   319,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,974.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,680,900.00
                                P & I AMT:     11,689.74
                                UPB AMT:   1,678,367.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          268
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031461221     MORTGAGORS: DENEKA               WILLIAM
                               DENEKA               KAREN
    REGION CODE    ADDRESS   : 126 E 7TH STREET
        01         CITY      :    BEACH HAVEN
                   STATE/ZIP : NJ  08008
    MORTGAGE AMOUNT :   300,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,598.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031461346     MORTGAGORS: BELKNAP              RODNEY
                               BELKNAP              EILEEN
    REGION CODE    ADDRESS   : 1130 LOMITAS AVENUE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   296,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,786.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031461403     MORTGAGORS: NOTKIN               DAVID
                               NOTKIN               BETH
    REGION CODE    ADDRESS   : 2 EDGEWOOD COURT
        01         CITY      :    NORTH CALDWELL
                   STATE/ZIP : NJ  07006
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,737.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,569.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.85000
    ----------------------------------------------------------------
0   0031461445     MORTGAGORS: FROMNICK             STEPHEN
                               FROMNICK             NANCY
    REGION CODE    ADDRESS   : 1016 LAMBOURNE ROAD
        01         CITY      :    BIRMINGHAM TWP., PA 19382
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   489,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    488,678.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,172.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.25600
    ----------------------------------------------------------------
0   0031461643     MORTGAGORS: BETTENCOURT          BRENT
                               BETTENCOURT          DENISE
    REGION CODE    ADDRESS   : 2078 STRATTON ROAD
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,711.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.56900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,819,150.00
                                P & I AMT:     12,493.78
                                UPB AMT:   1,817,512.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          269
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031461684     MORTGAGORS: NAJA                 HUSNI
                               FREIJ                RUBA
    REGION CODE    ADDRESS   : 11902 PROFITT ESTATES COURT
        01         CITY      :    OAK HILL
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,721.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031462146     MORTGAGORS: GILMOUR              MARK
                               GILMOUR              LISA
    REGION CODE    ADDRESS   : 11118 WAGNER STREET
        01         CITY      :    CULVER CITY
                   STATE/ZIP : CA  90230
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,817.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031462179     MORTGAGORS: MORRIS               RICHARD
                               MORRIS               JACQUELINE
    REGION CODE    ADDRESS   : 4925 TARZANA WOODS DRIVE
        01         CITY      :    TARZANA
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,703.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.28500
    ----------------------------------------------------------------
0   0031462377     MORTGAGORS: BAKER                DWIGHT
                               BAKER                ELVA
    REGION CODE    ADDRESS   : 2100 FOX RIDGE DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,785.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031462419     MORTGAGORS: GARCIA               JULIAN
                               GARCIA               LIGIA
    REGION CODE    ADDRESS   : 2398 GILLINGHAM CIRCLE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,805.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,527,000.00
                                P & I AMT:     10,565.88
                                UPB AMT:   1,524,834.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          270
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031462435     MORTGAGORS: WALTERS              WILLIAM
                               WALTERS              GRETCHEN
    REGION CODE    ADDRESS   : 22285 BENNETT ROAD
        01         CITY      :    SONORA
                   STATE/ZIP : CA  95370
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,575.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.52300
    ----------------------------------------------------------------
0   0031462443     MORTGAGORS: LEE                  JAMES
                               LEE                  SHARON
    REGION CODE    ADDRESS   : 23419 RIDGEWAY
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,422.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.97795
    ----------------------------------------------------------------
0   0031462534     MORTGAGORS: DUBINKA              STEVE

    REGION CODE    ADDRESS   : 2626 E. ARIZONA BILTMORE CIRCLE #1
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85016
    MORTGAGE AMOUNT :   301,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,467.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,081.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 86.85800
    ----------------------------------------------------------------
0   0031462542     MORTGAGORS: FANNING              MARK
                               FANNING              VICTORIA
    REGION CODE    ADDRESS   : 8614 NE 121ST PLACE
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98034
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,529.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.60000
    ----------------------------------------------------------------
0   0031462559     MORTGAGORS: LANGLOTZ             BENNET

    REGION CODE    ADDRESS   : 2850 S.W. FAIRMOUNT BLVD
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97201
    MORTGAGE AMOUNT :   354,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,968.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,447.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,615,800.00
                                P & I AMT:     11,148.89
                                UPB AMT:   1,611,963.68

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          271
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031462567     MORTGAGORS: BRUMLEY              WALLACE
                               BRUMLEY              MARGARET
    REGION CODE    ADDRESS   : 3135 HIDDEN HAVEN
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78261
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,446.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031462609     MORTGAGORS: WAHL                 MICHAEL
                               PIETRZAK-WAHL        JENNIFER
    REGION CODE    ADDRESS   : 9784 NW CAXTON LANE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   307,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,869.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,096.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031462625     MORTGAGORS: FAUSS                NORRIS
                               FAUSS                PAULINE
    REGION CODE    ADDRESS   : 6230 E. HORSESHOE ROAD
        01         CITY      :    PARADISE VALLEY
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    508,582.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,697.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 61.44500
    ----------------------------------------------------------------
0   0031462641     MORTGAGORS: JOHNSON              MARSHALL
                               THAYER-JOHNSON       JANICE
    REGION CODE    ADDRESS   : 17737 15TH AVENUE NW
        01         CITY      :    SHORELINE
                   STATE/ZIP : WA  98177
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,595.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031462666     MORTGAGORS: YUEN                 JASON
                               YUEN                 JULIE
    REGION CODE    ADDRESS   : 706-708 9TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   511,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,780.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,401.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,827,550.00
                                P & I AMT:     12,620.40
                                UPB AMT:   1,824,274.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          272
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031462682     MORTGAGORS: SAYRE                CASEY
                               SAYRE                CAROL
    REGION CODE    ADDRESS   : 18395 SW HORSE TALE DRIVE
        01         CITY      :    BEAVERTON
                   STATE/ZIP : OR  97007
    MORTGAGE AMOUNT :   487,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    486,218.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,281.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.43500
    ----------------------------------------------------------------
0   0031462708     MORTGAGORS: STEWART              JOHN

    REGION CODE    ADDRESS   : 2813 PEVERELL LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28270
    MORTGAGE AMOUNT :   238,446.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,749.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 86.70700
    ----------------------------------------------------------------
0   0031462716     MORTGAGORS: KIRKBRIDE            ROBERT
                               KOBUKE               JO ANN
    REGION CODE    ADDRESS   : 1605 218TH COURT SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,584.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031462765     MORTGAGORS: YOUNG                ALDIN
                               YOUNG                MARCIA
    REGION CODE    ADDRESS   : 3312 CORINNA
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,395.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,735.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031462773     MORTGAGORS: MORETTI              LARRY
                               MORETTI              SUSAN
    REGION CODE    ADDRESS   : 2224 AMIRANTE DRIVE
        01         CITY      :    SAN PEDRO AREA, LOS ANGEL
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,230.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.04200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,720,446.00
                                P & I AMT:     11,813.15
                                UPB AMT:   1,717,178.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          273
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031462815     MORTGAGORS: GORKANI              MOJGAN

    REGION CODE    ADDRESS   : 108 GOLDMINE DRIVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,425.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031463086     MORTGAGORS: GROSSI               MARK
                               GROSSI               MARIE
    REGION CODE    ADDRESS   : 23742 FITZGERALD STREET
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031463391     MORTGAGORS: BROWN                MAX
                               BROWN                PEGGY
    REGION CODE    ADDRESS   : 2572 BAY POINTE DRIVE
        01         CITY      :    WESTON
                   STATE/ZIP : FL  33327
    MORTGAGE AMOUNT :   234,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,630.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031463557     MORTGAGORS: SMITH                GLENN
                               MAINLAND             NATHALIE
    REGION CODE    ADDRESS   : 7 MARK PLACE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CA  94904
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,764.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,300.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.32653
    ----------------------------------------------------------------
0   0031463797     MORTGAGORS: PERELI               MARTHA
                               PERELI               JULIUS
    REGION CODE    ADDRESS   : 224-226 PLEASANT STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,674.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,185.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.26087
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,533,800.00
                                P & I AMT:     10,769.62
                                UPB AMT:   1,532,286.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          274
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031463888     MORTGAGORS: LEACH                CHARLES
                               LEACH                MAUREEN
    REGION CODE    ADDRESS   : 380 CHICOPEE ROW
        01         CITY      :    GROTON
                   STATE/ZIP : MA  01450
    MORTGAGE AMOUNT :   268,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,664.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031463912     MORTGAGORS: SHORT                NANCY

    REGION CODE    ADDRESS   : 1555 KEITH DRIVE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,522.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,161.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.34100
    ----------------------------------------------------------------
0   0031463987     MORTGAGORS: KRAJACK              TRACY

    REGION CODE    ADDRESS   : 5322 MCCOMMAS BLVD
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75206
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,890.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,034.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031464142     MORTGAGORS: MICHELMAN            GRACE

    REGION CODE    ADDRESS   : 1929 NORTH ROSE STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91505
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,232.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031464332     MORTGAGORS: DIAZ                 CARLOS
                               DIAZ                 LUZ
    REGION CODE    ADDRESS   : 634 TILGHMAN STREET
        01         CITY      :    ALLENTOWN
                   STATE/ZIP : PA  18102
    MORTGAGE AMOUNT :    25,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     25,184.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       193.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   250
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     989,050.00
                                P & I AMT:      6,916.28
                                UPB AMT:     987,494.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          275
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031464571     MORTGAGORS: PASCOE               KEVIN
                               PASCOE               SARA
    REGION CODE    ADDRESS   : 560 CLARK HILL ROAD
        01         CITY      :    NEW BOSTON
                   STATE/ZIP : NH  03070
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,692.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.75800
    ----------------------------------------------------------------
0   0031464670     MORTGAGORS: DOWDLE               KATTY
                               DOWDLE               ROBERT
    REGION CODE    ADDRESS   : 3015 E SILVER HAWK DRIVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,724.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,559.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   250
    LTV :                 62.68600
    ----------------------------------------------------------------
0   0031464720     MORTGAGORS: ELY                  MELINDA

    REGION CODE    ADDRESS   : 174 FLEMING COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,610.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.04700
    ----------------------------------------------------------------
0   0031464779     MORTGAGORS: CRICHTON             H
                               LOMBARDI             JUDITH
    REGION CODE    ADDRESS   : 1057 BEL MARIN KEYS BOULEVARD
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,593.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031464829     MORTGAGORS: BARKLEY              CHARLES
                               BARKLEY              CATHERINE
    REGION CODE    ADDRESS   : 1015 WOODWARD BLVD
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74114
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,167.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,538.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,503,000.00
                                P & I AMT:     10,669.98
                                UPB AMT:   1,499,787.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          276
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031464936     MORTGAGORS: AGUILAR              JOHN
                               AGUILAR              TERESA
    REGION CODE    ADDRESS   : 326 PROSPECT AVENUE
        01         CITY      :    MONROVIA
                   STATE/ZIP : CA  91016
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,739.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,223.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 54.68700
    ----------------------------------------------------------------
0   0031464951     MORTGAGORS: CLINE                PENELOPE

    REGION CODE    ADDRESS   : 400 SOUTH FLOWER STREET# 14
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92868
    MORTGAGE AMOUNT :    90,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,866.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       629.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 69.23000
    ----------------------------------------------------------------
0   0031464985     MORTGAGORS: AGADJANIAN           ARMINE

    REGION CODE    ADDRESS   : 111 NORTH EVERETT STREET, UNIT #208
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :    71,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,146.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       504.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031464993     MORTGAGORS: LIBERMAN             JAMES
                               GOODMAN              JANET
    REGION CODE    ADDRESS   : 7620 MARYLAND AVENUE
        01         CITY      :    CLAYTON
                   STATE/ZIP : MO  63105
    MORTGAGE AMOUNT :   236,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,347.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.62800
    ----------------------------------------------------------------
0   0031465008     MORTGAGORS: ASKARI               ABDOLHOSSEIN
                               DOCTORSAFAIE         SHAHLA
    REGION CODE    ADDRESS   : 13880 STONEY GATE PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   186,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    185,716.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,284.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 74.40000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     758,950.00
                                P & I AMT:      5,296.92
                                UPB AMT:     757,815.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          277
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031465032     MORTGAGORS: HARRIS               LEE

    REGION CODE    ADDRESS   : 38679 GLENMOOR DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   303,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,524.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031465339     MORTGAGORS: KOLEV                JAVOR
                               KOLEV                HELENA
    REGION CODE    ADDRESS   : 111 MURDOCK CREEK COURT
        01         CITY      :    APEX
                   STATE/ZIP : NC  27502
    MORTGAGE AMOUNT :   232,035.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,853.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,582.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031465370     MORTGAGORS: MORGAN               MICHAEL
                               MORGAN               RUTH
    REGION CODE    ADDRESS   : 2504 HORSEMAN DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75025
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    119,913.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       849.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031465396     MORTGAGORS: GIES                 SCOTT

    REGION CODE    ADDRESS   : 4206 HOLLAND AVENUE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75219
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,056.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031465719     MORTGAGORS: GINGRAS              MICHELE
                               SIMON                JONATHAN
    REGION CODE    ADDRESS   : 870 VIA DEL CASTILLE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,543.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,187,785.00
                                P & I AMT:      8,252.82
                                UPB AMT:   1,186,891.80

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          278
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031465792     MORTGAGORS: SOBEN                ARTHUR
                               SOBEN                PHYLLIS
    REGION CODE    ADDRESS   : 222 SOUTH CARSON ROAD
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90211
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,707.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,973.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 48.99600
    ----------------------------------------------------------------
0   0031465867     MORTGAGORS: SHARMA               ASHISH
                               SHARMA               MONISH
    REGION CODE    ADDRESS   : 6526 MARQUETTE DRIVE
        01         CITY      :    BUENA PARK
                   STATE/ZIP : CA  90620
    MORTGAGE AMOUNT :   267,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,191.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97559
    ----------------------------------------------------------------
0   0031466204     MORTGAGORS: BATES                PHILLIP
                               BATES                NICOLE
    REGION CODE    ADDRESS   : 5316 TRUMPINGTON COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031466469     MORTGAGORS: FINE                 GARY
                               FINE                 KATHLEEN
    REGION CODE    ADDRESS   : 5600 WHITNEY MILL WAY
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20852
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,585.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 92.30700
    ----------------------------------------------------------------
0   0031466477     MORTGAGORS: SHIPP                DOUGLAS
                               SHIPP                RACHELLE
    REGION CODE    ADDRESS   : 135 LOCKWOOD LANE
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   248,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,225.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,500,100.00
                                P & I AMT:     10,638.52
                                UPB AMT:   1,498,509.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          279
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031466485     MORTGAGORS: BLAKE                KENNETH
                               BLAKE                VENITA
    REGION CODE    ADDRESS   : 1508 OAK DRIVE
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,565.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,370.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.49300
    ----------------------------------------------------------------
0   0031466626     MORTGAGORS: TUCHSCHERER          TODD
                               REID                 KATHLEEN
    REGION CODE    ADDRESS   : 1423 SANTIAGO DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,726.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.69200
    ----------------------------------------------------------------
0   0031466667     MORTGAGORS: SMALL                ARTHUR
                               SMALL                SHARON
    REGION CODE    ADDRESS   : 1515 CASTILLEJA AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,288.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,468.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 49.00000
    ----------------------------------------------------------------
0   0031466915     MORTGAGORS: LOPEZ                MARIA

    REGION CODE    ADDRESS   : 18266 SW 139 COURT
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33177
    MORTGAGE AMOUNT :    83,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,042.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       602.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98000
    ----------------------------------------------------------------
0   0031467269     MORTGAGORS: HALL                 PAUL
                               HALL                 KAREN
    REGION CODE    ADDRESS   : 30 WOLFE GLEN WAY
        01         CITY      :    KENTFIELD
                   STATE/ZIP : CA  94904
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,932.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,433.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.28000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,906,050.00
                                P & I AMT:     13,361.04
                                UPB AMT:   1,903,555.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          280
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031467277     MORTGAGORS: VACCA                NICOLA
                               VACCA                LAURA
    REGION CODE    ADDRESS   : 4 SHIREWOOD ROAD
        01         CITY      :    SCOTCH PLAINS
                   STATE/ZIP : NJ  07076
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.08200
    ----------------------------------------------------------------
0   0031467293     MORTGAGORS: JONES                LESLIE
                               COOPER               STEVEN
    REGION CODE    ADDRESS   : 94 MUNSON ROAD
        01         CITY      :    PLEASANTVILLE
                   STATE/ZIP : NY  10570
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,732.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,431.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031467301     MORTGAGORS: JUDGE                JAMES
                               JUDGE                LACY
    REGION CODE    ADDRESS   : 8894 GLASSFORD COURT NORTH
        01         CITY      :    DUBLIN
                   STATE/ZIP : OH  43017
    MORTGAGE AMOUNT :   233,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,317.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,592.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.83300
    ----------------------------------------------------------------
0   0031467418     MORTGAGORS: VIGNOLA              PHILIP
                               VIGNOLA              BAMBI
    REGION CODE    ADDRESS   : 3 STRAWBERRY KNOLL COURT
        01         CITY      :    FORT SALONGA
                   STATE/ZIP : NY  11768
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,081.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.00000
    ----------------------------------------------------------------
0   0031467707     MORTGAGORS: SAXBY                ROBERT
                               SAXBY                LOIS
    REGION CODE    ADDRESS   : 2816 WAKE ISLAND DR
        01         CITY      :    JOLIET
                   STATE/ZIP : IL  60435
    MORTGAGE AMOUNT :   124,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       830.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 86.13793
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,352,400.00
                                P & I AMT:      9,350.29
                                UPB AMT:   1,350,814.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          281
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031467780     MORTGAGORS: SMITH                MARC
                               MAITLAND             SUZANNE
    REGION CODE    ADDRESS   : 2004 CHARRWOOD WAY
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   282,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,523.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,904.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031467905     MORTGAGORS: DORAN                PETER

    REGION CODE    ADDRESS   : 92 GORDON STREET UNIT#301
        01         CITY      :    BRIGHTON
                   STATE/ZIP : MA  02135
    MORTGAGE AMOUNT :   118,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    118,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       800.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031468572     MORTGAGORS: PECK                 RONALD
                               PECK                 JANE
    REGION CODE    ADDRESS   : 14504 OUTLOOK
        01         CITY      :    OVERLAND PARK
                   STATE/ZIP : KS  66223
    MORTGAGE AMOUNT :   270,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,543.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031468820     MORTGAGORS: GILBERT              STAN
                               GILBERT              RITA
    REGION CODE    ADDRESS   : 9510 FALCON RIDGE
        01         CITY      :    LENEXA
                   STATE/ZIP : KS  66220
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,000.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031469331     MORTGAGORS: SANDERS              HOWARD
                               LIEBERMAN-SANDERS    ZOE
    REGION CODE    ADDRESS   : 9624 HEATHER ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   522,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    518,603.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,652.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.30000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,437,850.00
                                P & I AMT:      9,845.72
                                UPB AMT:   1,433,421.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          282
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031469539     MORTGAGORS: SYLVESTER            GLENN
                               SYLVESTER            NIDA
    REGION CODE    ADDRESS   : 659 WYANDOTTE AVENUE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94014
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,600.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.93700
    ----------------------------------------------------------------
0   0031469588     MORTGAGORS: STILLMAN             SCOTT
                               STILLMAN             CATHERINE
    REGION CODE    ADDRESS   : 110 WEST 30TH AVENUE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,567.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,109.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.60500
    ----------------------------------------------------------------
0   0031469596     MORTGAGORS: JARNAGIN             PATRICK
                               JARNAGIN             CARMEN
    REGION CODE    ADDRESS   : 447 ADAMS WAY
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,981.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 38.23100
    ----------------------------------------------------------------
0   0031469679     MORTGAGORS: MU                   JIANXIONG
                               BEI                  YUQING
    REGION CODE    ADDRESS   : 15 REVERE DRIVE
        01         CITY      :    BEDMINISTER
                   STATE/ZIP : NJ  07921
    MORTGAGE AMOUNT :   359,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,051.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,483.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031469703     MORTGAGORS: SILHAVY              JAN
                               SILHAVY              JOSEPH
    REGION CODE    ADDRESS   : 321 HEDGEPOCKET WAY
        01         CITY      :    REISTERSTOWN
                   STATE/ZIP : MD  21136
    MORTGAGE AMOUNT :   278,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,077.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,874.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,471,900.00
                                P & I AMT:     10,124.33
                                UPB AMT:   1,468,277.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          283
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031469711     MORTGAGORS: YAMOUT               KHALED
                               MARTINEZ-YAMOUT      MARIA
    REGION CODE    ADDRESS   : 7916 CORTE CARDO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   346,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,558.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,361.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.89600
    ----------------------------------------------------------------
0   0031469737     MORTGAGORS: MCDONALD             JACK
                               MCDONALD             KAREN
    REGION CODE    ADDRESS   : 8116 EAST BAILEY WAY
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,572.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031469745     MORTGAGORS: GILIBERTO            JOSEPH

    REGION CODE    ADDRESS   : 828 SOUTH COTTONTAIL LANE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,792.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031469760     MORTGAGORS: SCHUMAN              MICHAEL
                               MEMBRENO             LINDA
    REGION CODE    ADDRESS   : 23715 CAMINO HERMOSO
        01         CITY      :    LOS ALTOS HILLS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,032.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 38.23500
    ----------------------------------------------------------------
0   0031469786     MORTGAGORS: LIANG                WARREN
                               LIANG                CATHY
    REGION CODE    ADDRESS   : 3 TWIN BRANCH
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   402,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    401,488.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,675.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99323
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,938,250.00
                                P & I AMT:     13,266.99
                                UPB AMT:   1,935,444.02

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          284
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031469810     MORTGAGORS: REEDER               STEVEN
                               CROSS                KENNETH
    REGION CODE    ADDRESS   : 185 BONVIEW STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,559.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.93600
    ----------------------------------------------------------------
0   0031469893     MORTGAGORS: LISTON               JAMES
                               LISTON               LISA
    REGION CODE    ADDRESS   : 19 MAURIELLO DRIVE
        01         CITY      :    STONEHAM
                   STATE/ZIP : MA  02180
    MORTGAGE AMOUNT :   310,410.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,155.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031469984     MORTGAGORS: LEW                  VIRGINIA

    REGION CODE    ADDRESS   : 1758 LEIMERT BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94602
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,608.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.13900
    ----------------------------------------------------------------
0   0031470073     MORTGAGORS: MICHAEL              MARK

    REGION CODE    ADDRESS   : 648 W. BELDEN UNIT C & P-1
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   233,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------
0   0031470081     MORTGAGORS: NOBLE                CARMAN
                               NOBLE                THERESA
    REGION CODE    ADDRESS   : 28 WHIPPOORWILL ROAD
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   256,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,346,510.00
                                P & I AMT:      9,243.55
                                UPB AMT:   1,345,223.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          285
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031470131     MORTGAGORS: OHANIAN              JACK
                               OHANIAN              MICHELE
    REGION CODE    ADDRESS   : 4208 EAST FITZGERALD AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   454,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,387.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,296.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.77100
    ----------------------------------------------------------------
0   0031470156     MORTGAGORS: TIETZ                GERALD
                               TIETZ                PAMELA
    REGION CODE    ADDRESS   : 1320 CONAN DOYLE ROAD
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   133,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       884.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 45.54794
    ----------------------------------------------------------------
0   0031470537     MORTGAGORS: SABEAN               DAVID
                               SABEAN               RUTH
    REGION CODE    ADDRESS   : 2181 BASIL LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90077
    MORTGAGE AMOUNT :   384,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,192.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 85.44444
    ----------------------------------------------------------------
0   0031470552     MORTGAGORS: ALLEN                LORI
                               ALLEN                TRACY
    REGION CODE    ADDRESS   : 17210 WUNDER HILL
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77379
    MORTGAGE AMOUNT :   195,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,758.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,386.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031470644     MORTGAGORS: KERN                 KARL
                               KERN                 STEFFI
    REGION CODE    ADDRESS   : 3016 E DESERT BROOM WAY
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85048
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,780.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.89400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,464,100.00
                                P & I AMT:     10,228.46
                                UPB AMT:   1,463,118.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          286
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031470834     MORTGAGORS: NICKASON             JAMES
                               NICKASON             KATHRYN
    REGION CODE    ADDRESS   : 21 FOREST DRIVE
        01         CITY      :    MANSFIELD
                   STATE/ZIP : TX  76063
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,753.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0031470925     MORTGAGORS: JOHNSON              FRANKLIN
                               JOHNSON              SUSAN
    REGION CODE    ADDRESS   : 4702 NORTH WASHINGTON ROAD
        01         CITY      :    FORT WAYNE
                   STATE/ZIP : IN  46804
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,830.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031470974     MORTGAGORS: MALIN                STEVE
                               MALIN                REBECCA
    REGION CODE    ADDRESS   : 25111 SOUTHWIND COURT
        01         CITY      :    NEWHALL
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.28571
    ----------------------------------------------------------------
0   0031470990     MORTGAGORS: AZIZIAN              HAMLET

    REGION CODE    ADDRESS   : 11144 COLLETT AVENUE
        01         CITY      :    GRANADA HILLS
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,794.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       862.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031471022     MORTGAGORS: KLEIN                MARK
                               KLEIN                RENEE
    REGION CODE    ADDRESS   : 18707 NORDHOFF STREET
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91324
    MORTGAGE AMOUNT :   175,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    175,211.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,167.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.77272
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,153,500.00
                                P & I AMT:      7,965.28
                                UPB AMT:   1,152,373.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          287
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471162     MORTGAGORS: LOMBARDI             ANDREA

    REGION CODE    ADDRESS   : 3601 SAUSALITO DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,668.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,899.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.12500
    ----------------------------------------------------------------
0   0031471303     MORTGAGORS: ELIAS                JON
                               ELIAS                HOLLY
    REGION CODE    ADDRESS   : 28072 NORTH LIANA LANE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,188.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031471469     MORTGAGORS: BERAL                SHARA
                               WITKIN               DAVID
    REGION CODE    ADDRESS   : 24 SANTA CATALINA AISLE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,804.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.18400
    ----------------------------------------------------------------
0   0031471501     MORTGAGORS: ROSSITER             WILLIAM
                               ROSSITER             AMY
    REGION CODE    ADDRESS   : 4 HILLSIDE COURT
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031471618     MORTGAGORS: CHAMPAS              MILTON
                               CHAMPAS              BETTY
    REGION CODE    ADDRESS   : 3199 WEST LAKE BOULEVARD
        01         CITY      :    TAHOE CITY
                   STATE/ZIP : CA  96145
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,569.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,177.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,559,800.00
                                P & I AMT:     10,794.02
                                UPB AMT:   1,558,631.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          288
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471717     MORTGAGORS: ARMSTRONG            BRENT
                               ARMSTRONG            SUSAN
    REGION CODE    ADDRESS   : 400 WOOD DUCK LANE
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :   337,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,849.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,357.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031471790     MORTGAGORS: TOBIN                PAUL
                               TOBIN                LYNNE
    REGION CODE    ADDRESS   : 114 RIVERTON PLACE
        01         CITY      :    EDGEWATER
                   STATE/ZIP : MD  21037
    MORTGAGE AMOUNT :   263,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,149.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.98600
    ----------------------------------------------------------------
0   0031471816     MORTGAGORS: MCKAY                WENDELL
                               MCKAY                KIMBERLY
    REGION CODE    ADDRESS   : 3001 CLUSTER PINES COURT
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   283,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,884.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,955.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031471824     MORTGAGORS: SOMERVILLE           SCOTT
                               SOMERVILLE           MARCIA
    REGION CODE    ADDRESS   : 17923 TERI DRIVE
        01         CITY      :    DERWOOD
                   STATE/ZIP : MD  20855
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,789.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.99500
    ----------------------------------------------------------------
0   0031471899     MORTGAGORS: YORK                 THOMAS
                               YORK                 NANCY
    REGION CODE    ADDRESS   : 24653 NORTH 116TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   238,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,568.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 81.82400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,405,300.00
                                P & I AMT:      9,759.01
                                UPB AMT:   1,404,242.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          289
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031471956     MORTGAGORS: MIYAMURA             MELVIN

    REGION CODE    ADDRESS   : 3398 A KALIHI STREET
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96819
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031472350     MORTGAGORS: GREEN                MICHAEL
                               GREEN                LINDA
    REGION CODE    ADDRESS   : 129 BLACKSTONE DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   339,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,335.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,316.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031472624     MORTGAGORS: BRANNIS              THOMAS

    REGION CODE    ADDRESS   : 526 JOHN STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,758.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 22.41300
    ----------------------------------------------------------------
0   0031472723     MORTGAGORS: BAUMANN              JOSEPH
                               BAUMANN              KATHLEEN
    REGION CODE    ADDRESS   : 4 ESTELLE PLACE
        01         CITY      :    CRANFORD
                   STATE/ZIP : NJ  07016
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,797.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031473036     MORTGAGORS: BENSINGER            TYLER
                               BENSINGER            SARAH
    REGION CODE    ADDRESS   : 4864 AMBROSE AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   352,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,588.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,467.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.89800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,585,450.00
                                P & I AMT:     11,076.58
                                UPB AMT:   1,584,479.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          290
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031473127     MORTGAGORS: SQUITIER             JUDD
                               HUX                  JACQUELIN
    REGION CODE    ADDRESS   : 8313 KINGS RIDGE COURT
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22153
    MORTGAGE AMOUNT :   308,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,532.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,211.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031473325     MORTGAGORS: SCHUCH               MARTIN
                               SCHUCH               CAROL
    REGION CODE    ADDRESS   : 311 OVERLOOK DRIVE
        01         CITY      :    LUTHERVILLE-TIMONIUM
                   STATE/ZIP : MD  21093
    MORTGAGE AMOUNT :   320,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,956.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,211.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.10256
    ----------------------------------------------------------------
0   0031473432     MORTGAGORS: KELLNER              CHRIS
                               KELLNER              JUDITH
    REGION CODE    ADDRESS   : 409 MEADOWCREEK ROAD
        01         CITY      :    COPPELL
                   STATE/ZIP : TX  75019
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,798.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.10100
    ----------------------------------------------------------------
0   0031473531     MORTGAGORS: TOBEY                THOMAS
                               TOBEY                KAREN
    REGION CODE    ADDRESS   : 59 WEST PORTOLA AVENUE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,723.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,414.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.03400
    ----------------------------------------------------------------
0   0031473598     MORTGAGORS: TOUSERKANI           SAEED
                               TOUSERKANI           INNESSA
    REGION CODE    ADDRESS   : 5635 RAMARA (WOODLAND HILLS AREA)
        01         CITY      :    LOS ANGLEES
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,760.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 87.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,543,950.00
                                P & I AMT:     10,650.66
                                UPB AMT:   1,542,770.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          291
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031473838     MORTGAGORS: POWERS               JOSEPH
                               KELLY-POWERS         SUSAN
    REGION CODE    ADDRESS   : 15375 STANBURRY CURVE
        01         CITY      :    EDEN PRAIRIE
                   STATE/ZIP : MN  55347
    MORTGAGE AMOUNT :   323,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,147.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.36800
    ----------------------------------------------------------------
0   0031473911     MORTGAGORS: ANDERSON             MICHAEL
                               DOWN                 ANITA
    REGION CODE    ADDRESS   : 10985 NORTH 60TH STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68152
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,397.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.15700
    ----------------------------------------------------------------
0   0031473994     MORTGAGORS: MCGRANN              WILLIAM
                               MCGRANN              JUDITH
    REGION CODE    ADDRESS   : 33 SUMMIT PLACE
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55403
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,285.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,356.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031474042     MORTGAGORS: WORICK               RICHARD
                               WORICK               CARMEN
    REGION CODE    ADDRESS   : 9730 FIELDCREST DRIVE
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68114
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031474091     MORTGAGORS: MAIDEN               MICHAEL
                               MAIDEN               VICKY
    REGION CODE    ADDRESS   : 4186 SE BETHESDA COURT
        01         CITY      :    GRESHAM
                   STATE/ZIP : OR  97080
    MORTGAGE AMOUNT :   340,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,355.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,412.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.43200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,839,250.00
                                P & I AMT:     12,749.61
                                UPB AMT:   1,836,951.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          292
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031474133     MORTGAGORS: PROCTOR              MARK
                               PROCTOR              LINDA
    REGION CODE    ADDRESS   : 346 N MERAMEC AVENUE
        01         CITY      :    ST LOUIS
                   STATE/ZIP : MO  63105
    MORTGAGE AMOUNT :   492,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,535.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,484.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.82700
    ----------------------------------------------------------------
0   0031474141     MORTGAGORS: SILVERS              ARTHUR
                               SILVERS              GWENNE
    REGION CODE    ADDRESS   : 134 LARCHMONT WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : VA  24541
    MORTGAGE AMOUNT :   330,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,169.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.51300
    ----------------------------------------------------------------
0   0031474190     MORTGAGORS: ARONSON              DONALD
                               ARONSON              TERRIE
    REGION CODE    ADDRESS   : 1809 WESTWIND DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89102
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,552.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,879.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031474547     MORTGAGORS: OSMAN                LESLIE
                               OSMAN                LAURA
    REGION CODE    ADDRESS   : 4439 LYNFIELD LANE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,414.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,745.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031474588     MORTGAGORS: KLEIN                ELLIOT

    REGION CODE    ADDRESS   : 2063 DAVIES WAY
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,820.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.57100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,605,550.00
                                P & I AMT:     11,156.70
                                UPB AMT:   1,603,492.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          293
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031474620     MORTGAGORS: SEYMOUR              MICHAEL

    REGION CODE    ADDRESS   : 4250 FLINTLOCK LANE
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   208,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,652.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,495.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031474646     MORTGAGORS: TAKESHIGE            CRAIG

    REGION CODE    ADDRESS   : 671 LONE EAGLE ROAD
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   179,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    178,867.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,251.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.17000
    ----------------------------------------------------------------
0   0031474695     MORTGAGORS: ARQUILLA             JAMES
                               ARQUILLA             MARGARET
    REGION CODE    ADDRESS   : 32 SAN RAPHAEL
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,815.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,388.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 59.03400
    ----------------------------------------------------------------
0   0031474729     MORTGAGORS: DURAN                CURTIS
                               WALLACE              CHERYL
    REGION CODE    ADDRESS   : 7772 BARN HOLLOW COURT
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,616.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,941.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.77900
    ----------------------------------------------------------------
0   0031474844     MORTGAGORS: OWEN                 MATTHEW
                               OWEN                 MARIANNE
    REGION CODE    ADDRESS   : 3033 TRUDI LANE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,821.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.78300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,107,800.00
                                P & I AMT:      7,700.03
                                UPB AMT:   1,106,772.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          294
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031475692     MORTGAGORS: VAN DEWEEL           CHARLES
                               VAN DEWEEL           NANCIE
    REGION CODE    ADDRESS   : 8414 PORTSMOUTH DRIVE
        01         CITY      :    ROWLETT
                   STATE/ZIP : TX  75088
    MORTGAGE AMOUNT :   111,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    111,814.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       772.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031475999     MORTGAGORS: MANN                 HENRIK
                               MANN                 CHARLOTTE
    REGION CODE    ADDRESS   : 216 BERKSHIRE COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,565.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,825.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.55072
    ----------------------------------------------------------------
0   0031476096     MORTGAGORS: SCORZA               ALDO
                               SCORZA               JANE
    REGION CODE    ADDRESS   : 52 BRITTANIA DR #52
        01         CITY      :    DANBURY
                   STATE/ZIP : CT  06810
    MORTGAGE AMOUNT :    78,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     78,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       565.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 35.77900
    ----------------------------------------------------------------
0   0031476351     MORTGAGORS: NYBERG               GREGG
                               NYBERG               GINA
    REGION CODE    ADDRESS   : 6 THORNDIKE ROAD
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,458.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031476856     MORTGAGORS: GREENBURG            RONALD
                               GREENBURG            HELEN
    REGION CODE    ADDRESS   : 808 & 810 NORTH KILKEA DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,381.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 88.40500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     979,650.00
                                P & I AMT:      6,860.34
                                UPB AMT:     978,512.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          295
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031476922     MORTGAGORS: WHITE                MICHAEL
                               FAIRBANKS-WHITE      MOLLY
    REGION CODE    ADDRESS   : 1018 23RD STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,294.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.68900
    ----------------------------------------------------------------
0   0031476955     MORTGAGORS: BOUNDY               WILLIAM
                               BOUNDY               JEAN
    REGION CODE    ADDRESS   : 26 RIDERS RUN
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   275,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,200.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,949.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.76700
    ----------------------------------------------------------------
0   0031477169     MORTGAGORS: BOUCHER              GREGG
                               BOUCHER              DENISE
    REGION CODE    ADDRESS   : 1882 EAST OAK CREEK CIRCLE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93720
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,392.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031477193     MORTGAGORS: HECK                 JEFFREY
                               HECK                 ROBERTA
    REGION CODE    ADDRESS   : 248 EDGEHILL DRIVE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,155.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,618.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.03300
    ----------------------------------------------------------------
0   0031477904     MORTGAGORS: DIEHL                THOMAS
                               DIEHL                STACY
    REGION CODE    ADDRESS   : 6 WARBLER COURT
        01         CITY      :    NEWARK
                   STATE/ZIP : DE  19711
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,571.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.92900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,623,400.00
                                P & I AMT:     11,295.56
                                UPB AMT:   1,620,613.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          296
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031477912     MORTGAGORS: BROCK                SUSAN
                               FAHS                 MICHAEL
    REGION CODE    ADDRESS   : 43314 BANDA TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   273,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,050.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99110
    ----------------------------------------------------------------
0   0031478134     MORTGAGORS: SMITH                SCOTT
                               SMITH                SHELLI
    REGION CODE    ADDRESS   : 545 VISTA FLORA
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,186.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.20000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.20000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031478613     MORTGAGORS: BELEW                MARK
                               BELEW                JUDY
    REGION CODE    ADDRESS   : 1390 REGENCY ESTATES COURT
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63141
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,374.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.33632
    ----------------------------------------------------------------
0   0031478621     MORTGAGORS: KRACKE               COREY
                               KRACKE               KIMBERLY
    REGION CODE    ADDRESS   : 147 WENTWORTH DRIVE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89014
    MORTGAGE AMOUNT :   305,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,610.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031478654     MORTGAGORS: KOEHN                EVERETT

    REGION CODE    ADDRESS   : 13412 NE 120TH ST.
        01         CITY      :    KEARNEY
                   STATE/ZIP : MO  64060
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,486.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.01234
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,589,000.00
                                P & I AMT:     10,803.17
                                UPB AMT:   1,586,709.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          297
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031478720     MORTGAGORS: HARLAN               JOHN
                               HARLAN               KATHLEEN
    REGION CODE    ADDRESS   : 12800 TOPPING ACRES STREET
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63131
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,525.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,278.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.00000
    ----------------------------------------------------------------
0   0031478860     MORTGAGORS: STROMBERG            RICHARD
                               HOWETT STROMBERG     PAMELA
    REGION CODE    ADDRESS   : 609 IRVIN AVENUE
        01         CITY      :    DEALE
                   STATE/ZIP : MD  20751
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,556.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.41100
    ----------------------------------------------------------------
0   0031478886     MORTGAGORS: KOENTOPP             JULI

    REGION CODE    ADDRESS   : 9534 MARINA VALLEY AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89117
    MORTGAGE AMOUNT :   318,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,801.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.98922
    ----------------------------------------------------------------
0   0031478951     MORTGAGORS: DOVE                 GEORGE
                               DOVE                 BARBARA
    REGION CODE    ADDRESS   : 1467 CARRIAGE CROSSING LANE
        01         CITY      :    CHESTERFIELD
                   STATE/ZIP : MO  63005
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,633.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031478969     MORTGAGORS: SUTTER               PAUL
                               SUTTER               HEIDI
    REGION CODE    ADDRESS   : 2038 KILMONACK LANE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28270
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,008.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,485,700.00
                                P & I AMT:     10,612.25
                                UPB AMT:   1,482,525.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          298
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031479009     MORTGAGORS: TUCKER               R
                               TUCKER               ELAINE
    REGION CODE    ADDRESS   : 7755 MOHAWK PLACE
        01         CITY      :    ST LOUIS
                   STATE/ZIP : MO  63105
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,183.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.40700
    ----------------------------------------------------------------
0   0031479017     MORTGAGORS: SMALLWOOD            BRADLEY
                               SMALLWOOD            KIMBERLY
    REGION CODE    ADDRESS   : 15565 SE 67TH PLACE
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98006
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,553.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.93200
    ----------------------------------------------------------------
0   0031479025     MORTGAGORS: ROGERS               MICHAEL
                               MC BRIDE             LINDA
    REGION CODE    ADDRESS   : 6395 BOLT COURT
        01         CITY      :    NEWCASTLE
                   STATE/ZIP : CA  95658
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,230.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.52600
    ----------------------------------------------------------------
0   0031479058     MORTGAGORS: RIFLEMAN             GREGORY
                               RIFLEMAN             NANCY
    REGION CODE    ADDRESS   : N6611 1313TH ST
        01         CITY      :    PRESCOTT
                   STATE/ZIP : WI  54021
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,535.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.55555
    ----------------------------------------------------------------
0   0031479108     MORTGAGORS: PAXTON               ROGERS
                               PAXTON               RITA
    REGION CODE    ADDRESS   : 1030 NORTH BONNEVILLE DRIVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84103
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,459.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,444.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.52600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,630,000.00
                                P & I AMT:     11,283.63
                                UPB AMT:   1,626,963.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          299
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031479116     MORTGAGORS: GUTIERREZ            JON
                               GUTIERREZ            KELLY
    REGION CODE    ADDRESS   : 2627 OVERLOOK AVE NO
        01         CITY      :    STILLWATER
                   STATE/ZIP : MN  55082
    MORTGAGE AMOUNT :   348,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,241.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.36800
    ----------------------------------------------------------------
0   0031479124     MORTGAGORS: PRESTON              WALTER
                               SOMMER-PRESTON       CARMEN
    REGION CODE    ADDRESS   : 2227 OCASO CAMIN0
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,418.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 50.66600
    ----------------------------------------------------------------
0   0031479181     MORTGAGORS: LUCAS                DENNIS
                               LUCAS                SUSAN
    REGION CODE    ADDRESS   : 950 PARKHILL DRIVE
        01         CITY      :    BOISE
                   STATE/ZIP : ID  83702
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,033.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031479249     MORTGAGORS: SMITH                SAMUEL
                               SMITH                NANCY
    REGION CODE    ADDRESS   : 4501 RIDGEFIELD LANE
        01         CITY      :    LITTLE ROCK
                   STATE/ZIP : AR  72211
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,681.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,783.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.26100
    ----------------------------------------------------------------
0   0031479322     MORTGAGORS: WILLIAMS             JAMES
                               MULLIGAN             SHEILA
    REGION CODE    ADDRESS   : 14027 235TH STREET SOUTHEAST
        01         CITY      :    SNOHOMISH
                   STATE/ZIP : WA  98296
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,477.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,705,500.00
                                P & I AMT:     11,839.99
                                UPB AMT:   1,702,853.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          300
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031479355     MORTGAGORS: VALLETTA             ROBERT
                               WAGGONER             KAY
    REGION CODE    ADDRESS   : 9342 PURDY LANE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   333,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,253.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031479397     MORTGAGORS: DUFFEY               TIMOTHY
                               DUFFEY               KAREN
    REGION CODE    ADDRESS   : 9791 WEDDINGTON CIRCLE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,493.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.96700
    ----------------------------------------------------------------
0   0031479405     MORTGAGORS: WOOD                 JOHN
                               WOOD                 TONYA
    REGION CODE    ADDRESS   : 1015 BORRETTE LANE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   619,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    618,007.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,170.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   250
    LTV :                 77.37500
    ----------------------------------------------------------------
0   0031479439     MORTGAGORS: EHLER                DALE
                               EHLER                GAYLE
    REGION CODE    ADDRESS   : 810 COBBLESTONE PLACE
        01         CITY      :    YAKIMA
                   STATE/ZIP : WA  98908
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,128.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,880.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031479454     MORTGAGORS: VALDEZ               ANTONIO
                               VALDEZ               CRISTINA
    REGION CODE    ADDRESS   : 441 TROWBRIDGE LANE
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,564.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,847,250.00
                                P & I AMT:     12,800.95
                                UPB AMT:   1,844,445.94

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          301
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031479462     MORTGAGORS: HAIRSTON             RICHARD
                               HOUCK                SANDRA
    REGION CODE    ADDRESS   : 1112 LA GRANDE AVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    489,135.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,384.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.77700
    ----------------------------------------------------------------
0   0031479678     MORTGAGORS: JUNDANIAN            GREGORY
                               NERSESSIAN           SETA
    REGION CODE    ADDRESS   : 439 GAY STREET
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   624,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    624,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,309.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.72700
    ----------------------------------------------------------------
0   0031480981     MORTGAGORS: BRADLEY              DAVID
                               BRADLEY              ROSEMARY
    REGION CODE    ADDRESS   : 902 RED COAT FARM DRIVE
        01         CITY      :    WARRINGTON TOWNSHIP
                   STATE/ZIP : PA  18914
    MORTGAGE AMOUNT :   251,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,622.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,803.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99400
    ----------------------------------------------------------------
0   0031481476     MORTGAGORS: MCCLAIN              THOMAS
                               MCCLAIN              TERRI
    REGION CODE    ADDRESS   : 5065 E U.S. HIGHWAY 36
        01         CITY      :    URBANA
                   STATE/ZIP : OH  43078
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,627.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,659.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031481757     MORTGAGORS: RAVAS                ALLEN
                               RAVAS                TERRY
    REGION CODE    ADDRESS   : 327 WYNGATE DRIVE
        01         CITY      :    ROCHESTER HILLS
                   STATE/ZIP : MI  48307
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,203.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.15700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,939,000.00
                                P & I AMT:     13,380.38
                                UPB AMT:   1,936,588.89

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          302
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031481781     MORTGAGORS: WIMMER               JEFFREY

    REGION CODE    ADDRESS   : 434 WATERBURY HILL ROAD
        01         CITY      :    LAGRANGEVILLE
                   STATE/ZIP : NY  12540
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,603.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,603.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.20800
    ----------------------------------------------------------------
0   0031481823     MORTGAGORS: BARR                 STEVEN
                               SCHOOLER             HEATHER
    REGION CODE    ADDRESS   : 247 LEAR STREET
        01         CITY      :    COLUMBUS
                   STATE/ZIP : OH  43206
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,456.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,031.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.58800
    ----------------------------------------------------------------
0   0031481872     MORTGAGORS: GIMMARRO             THOMAS
                               GIMMARRO             MARCIA
    REGION CODE    ADDRESS   : 7280 VINTAGE DRIVE
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48105
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,797.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.65300
    ----------------------------------------------------------------
0   0031481922     MORTGAGORS: CASTAGNO             AMEDEO
                               STANFIELD            JOAN
    REGION CODE    ADDRESS   : 1615 ARROWHEAD DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,775.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031482201     MORTGAGORS: WALTER               GREGORY
                               WALTER               TARA
    REGION CODE    ADDRESS   : 387 JELLIFF MILL ROAD
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,732.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.45700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,420,500.00
                                P & I AMT:      9,942.76
                                UPB AMT:   1,417,365.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          303
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031482334     MORTGAGORS: GAITHER              TODD
                               GAITHER              ELIZABETH
    REGION CODE    ADDRESS   : 1963 CRONWELL DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,786.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031482433     MORTGAGORS: MAYNARD              DONOTHA
                               MAYNARD              GARLAND
    REGION CODE    ADDRESS   : 618 CENTRAL AVENUE
        01         CITY      :    FILLMORE
                   STATE/ZIP : CA  93015
    MORTGAGE AMOUNT :   102,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    102,331.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       681.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.76600
    ----------------------------------------------------------------
0   0031482474     MORTGAGORS: MULBARGER            WILLIAM
                               MULBARGER            LINDA
    REGION CODE    ADDRESS   : 801 KATHERINES RIDGE LANE
        01         CITY      :    COLUMBUS
                   STATE/ZIP : OH  43235
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,539.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 81.66600
    ----------------------------------------------------------------
0   0031482532     MORTGAGORS: BAYER                GREGORY
                               BAYER                CRYSTAL
    REGION CODE    ADDRESS   : 6 TACONIC VIEW CT.
        01         CITY      :    LAGRANGEVILLE
                   STATE/ZIP : NY  12540
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,310.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,121.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031482714     MORTGAGORS: SEMAN                RONALD
                               SEMAN                JILL
    REGION CODE    ADDRESS   : 1140 EAST COMSTOCK AVENUE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,694.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,381.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,336,500.00
                                P & I AMT:      9,204.48
                                UPB AMT:   1,334,662.37

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          304
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031483332     MORTGAGORS: MICKAEL              PETER
                               MICKAEL              EMILY
    REGION CODE    ADDRESS   : 519 FERNLEAF AVENUE UNIT A
        01         CITY      :    CORONA DEL MAR AREA
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.32800
    ----------------------------------------------------------------
0   0031483589     MORTGAGORS: MORGAN               PHILIP
                               MORGAN               CONNIE
    REGION CODE    ADDRESS   : 845 MIRANDA CREEK COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,599.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,775.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031483811     MORTGAGORS: HOULIHAN             THOMAS
                               HOULIHAN             NORA
    REGION CODE    ADDRESS   : 32822 LARKGROVE CIRCLE
        01         CITY      :    TRABUCO CANYON (AREA)
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,756.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.81100
    ----------------------------------------------------------------
0   0031483852     MORTGAGORS: GONG                 BRIAN
                               LEW                  KRISTIN
    REGION CODE    ADDRESS   : 25 BAYCREST WAY
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   275,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,085.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.99900
    ----------------------------------------------------------------
0   0031483878     MORTGAGORS: HASSELMAN            JAMES
                               LEE HASSELMAN        CORIE
    REGION CODE    ADDRESS   : 2036 LANIHULI DRIVE
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96822
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,658.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,216.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,012,300.00
                                P & I AMT:     13,885.12
                                UPB AMT:   2,010,764.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          305
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031483910     MORTGAGORS: BEDOYA               LUIS
                               BEDOYA               ADRIANA
    REGION CODE    ADDRESS   : 501 ABETO DRIVE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031483985     MORTGAGORS: EDWARDS              LIONEL
                               EDWARDS              PHYLLIS
    REGION CODE    ADDRESS   : 9675 LA GRANADA AVENUE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,369.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031484082     MORTGAGORS: SMITH                DANIEL
                               SMITH                LORI
    REGION CODE    ADDRESS   : 3030 SAN MIGUEL COURT
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94518
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,510.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,609.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.73384
    ----------------------------------------------------------------
0   0031484108     MORTGAGORS: WHITE                CARL
                               WHITE                GLORIA
    REGION CODE    ADDRESS   : 111 MAVERICK DRIVE
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,474.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031484116     MORTGAGORS: SHEFFIELD            ROBERT
                               RAYNOR               PHYLIS
    REGION CODE    ADDRESS   : 25124 LOS RANCHERIAS ROAD
        01         CITY      :    HEMET
                   STATE/ZIP : CA  92545
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,356.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,505,350.00
                                P & I AMT:     10,289.78
                                UPB AMT:   1,500,412.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          306
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031484132     MORTGAGORS: ORNELAS              ARMANDO
                               ORNELAS              SANDRA
    REGION CODE    ADDRESS   : 4471 AVENIDA DE LAS ESTRELLAS
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,987.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,701.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------
0   0031484223     MORTGAGORS: GOLDSTEIN            GREGORY

    REGION CODE    ADDRESS   : 8 TOWPATH LANE
        01         CITY      :    WATERFORD
                   STATE/ZIP : NY  12188
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,748.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.18900
    ----------------------------------------------------------------
0   0031484231     MORTGAGORS: FEENEY               WILLIAM
                               CASTRONUOVO          SUSAN
    REGION CODE    ADDRESS   : 350 ORCHARD STREET
        01         CITY      :    DELMAR
                   STATE/ZIP : NY  12054
    MORTGAGE AMOUNT :   291,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,272.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.73300
    ----------------------------------------------------------------
0   0031484298     MORTGAGORS: FRUITERMAN           MARK

    REGION CODE    ADDRESS   : 723 WALDENS POND ROAD
        01         CITY      :    ALBANY
                   STATE/ZIP : NY  12203
    MORTGAGE AMOUNT :   342,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,077.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,366.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.67441
    ----------------------------------------------------------------
0   0031484520     MORTGAGORS: DENISTON             DAVID
                               DENISTON             NANCY
    REGION CODE    ADDRESS   : 3162 HERITAGE SPRINGS COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,616.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,015.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.98700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,479,600.00
                                P & I AMT:     10,351.19
                                UPB AMT:   1,477,702.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          307
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031484595     MORTGAGORS: KOGUT                JOY

    REGION CODE    ADDRESS   : 110 EAST DELWARE #1002
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60611
    MORTGAGE AMOUNT :   121,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       881.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031484728     MORTGAGORS: PRICE                ROSS
                               PRICE                NORMA
    REGION CODE    ADDRESS   : 3526 SPRINGHILL ROAD
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,577.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 53.02400
    ----------------------------------------------------------------
0   0031484769     MORTGAGORS: HARPER               KATHERINE
                               HARPER               CONSTANCE
    REGION CODE    ADDRESS   : 272 SANTA FE DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,796.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.10200
    ----------------------------------------------------------------
0   0031484785     MORTGAGORS: NICOLAO              MARCY

    REGION CODE    ADDRESS   : 1129 CORVALLIS DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,554.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.43400
    ----------------------------------------------------------------
0   0031484801     MORTGAGORS: CHENG                CHEUK
                               CHENG                MARY
    REGION CODE    ADDRESS   : 23 WESTHAVEN DRIVE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,809.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.64600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,256,600.00
                                P & I AMT:      8,894.27
                                UPB AMT:   1,255,337.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          308
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031484827     MORTGAGORS: STRAUSS              STEVEN
                               WILSON               LISE
    REGION CODE    ADDRESS   : 5490 RUTGERS ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   995,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    994,315.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,214.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   015
    LTV :                 61.04294
    ----------------------------------------------------------------
0   0031484884     MORTGAGORS: HANLON               WILLIAM
                               SCHLOTTHAUER-HANLON  SHELLY
    REGION CODE    ADDRESS   : 1402 TORRINGTON COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,669.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 64.76900
    ----------------------------------------------------------------
0   0031484900     MORTGAGORS: PEDERSEN             JUDITH
                               PEDERSEN             TERRILL
    REGION CODE    ADDRESS   : 4910 BRIGGS AVENUE
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    411,459.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,059.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 69.47700
    ----------------------------------------------------------------
0   0031484926     MORTGAGORS: DIOHEP               ROBERT
                               STARK                ROBERT
    REGION CODE    ADDRESS   : 90 HAZELWOOD AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94112
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,654.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.70200
    ----------------------------------------------------------------
0   0031485055     MORTGAGORS: GIDDINGS             JOHN
                               GIDDINGS             SHERRY
    REGION CODE    ADDRESS   : 212 ST. ANDREWS ROAD
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,763.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,222,000.00
                                P & I AMT:     16,122.87
                                UPB AMT:   2,219,862.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          309
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031485139     MORTGAGORS: TIBBETTS             CLARK

    REGION CODE    ADDRESS   : 52 MANAHOAC LANE
        01         CITY      :    SPERRYVILLE
                   STATE/ZIP : VA  22740
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,819.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031485162     MORTGAGORS: GREENE               ANTHONY
                               GREENE               TIFFANI
    REGION CODE    ADDRESS   : 29 PEPPERTREE COURT
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30068
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,035.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031485246     MORTGAGORS: HORAN                STEPHEN
                               HORAN                CANDACE
    REGION CODE    ADDRESS   : 7261 RYAN RANCH ROAD
        01         CITY      :    SHINGLE SPRINGS
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   402,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    401,678.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.78500
    ----------------------------------------------------------------
0   0031485279     MORTGAGORS: JOHNSON              THOMAS
                               JOHNSON              KATHLEEN
    REGION CODE    ADDRESS   : 5895 PASEO DE LA RAMBLA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,692.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------
0   0031485303     MORTGAGORS: YEKENIAN             DANIEL
                               YEKENIAN             AIDA
    REGION CODE    ADDRESS   : 10031 STILBITE AVENUE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,792.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,814.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 87.78800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,580,250.00
                                P & I AMT:     10,794.38
                                UPB AMT:   1,579,018.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          310
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031485329     MORTGAGORS: WISEMAN              STEVEN
                               ORTZOW-WISEMAN       LESLIE
    REGION CODE    ADDRESS   : 20075 BERKELEY WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,999.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.75700
    ----------------------------------------------------------------
0   0031485378     MORTGAGORS: TADJBAKHSH           GHOLAMREZA
                               TADJBAKHSH           FATEMEH
    REGION CODE    ADDRESS   : 19191 EDGEHILL DRIVE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   445,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    445,161.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031485451     MORTGAGORS: KRAVICH              SALLY

    REGION CODE    ADDRESS   : 4415 PARK ARROYO
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,833.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,573.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 57.69200
    ----------------------------------------------------------------
0   0031485477     MORTGAGORS: BROOKS               DENNIS
                               BROOKS               DENA
    REGION CODE    ADDRESS   : 8 VERMONT
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   311,933.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,444.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99979
    ----------------------------------------------------------------
0   0031485527     MORTGAGORS: CHAUDHRY             ATIF
                               CHAUDHRY             SAIMA
    REGION CODE    ADDRESS   : 7832 KENTWOOD WAY
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,566.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,529,633.00
                                P & I AMT:     10,557.51
                                UPB AMT:   1,528,005.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          311
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031485543     MORTGAGORS: SUMNER               THOMAS
                               SUMNER               JADEE
    REGION CODE    ADDRESS   : 63 SPRINGFIELD
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,956.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,094.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031485568     MORTGAGORS: JOHNSON              DEBRA

    REGION CODE    ADDRESS   : 5030 RIVER ROAD
        01         CITY      :    OAKDALE
                   STATE/ZIP : CA  95361
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,913.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.78700
    ----------------------------------------------------------------
0   0031485576     MORTGAGORS: TRANG                TAI
                               LUONG                LIEN
    REGION CODE    ADDRESS   : 6371 ROYAL GROVE DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   364,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,196.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,644.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031485600     MORTGAGORS: BRODRICK             JAMES
                               BRODRICK             HELENE
    REGION CODE    ADDRESS   : 6748 LANGLEY CANYON ROAD
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93907
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,014.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031485758     MORTGAGORS: ANDERSON             M

    REGION CODE    ADDRESS   : 7898 E VAWTER PARK ROAD
        01         CITY      :    SYRACUSE
                   STATE/ZIP : IN  46567
    MORTGAGE AMOUNT :   543,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    543,481.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,849.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.69600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,749,175.00
                                P & I AMT:     12,568.86
                                UPB AMT:   1,744,562.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          312
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031485774     MORTGAGORS: MILLER               LOUIS

    REGION CODE    ADDRESS   : 4161 BANDINI STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   309,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,564.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.32700
    ----------------------------------------------------------------
0   0031485808     MORTGAGORS: ALPERT               ALLAN
                               ALPERT               BETTE
    REGION CODE    ADDRESS   : 73 HAMLET DRIVE
        01         CITY      :    COMMACK
                   STATE/ZIP : NY  11725
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,699.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,626.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.79200
    ----------------------------------------------------------------
0   0031485816     MORTGAGORS: ESPARZA              JOSEPH
                               ESPARZA              BARBARA
    REGION CODE    ADDRESS   : 13041 SANDHURST PLACE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,993.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031486236     MORTGAGORS: SOUTHERLAND          VERNON
                               SOUTHERLAND          ALI
    REGION CODE    ADDRESS   : 6032 GOLDEN EAGLE WAY
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   270,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,232.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99012
    ----------------------------------------------------------------
0   0031486251     MORTGAGORS: HUGHES               KATHLEEN
                               MCGIRR               KATHARINE
    REGION CODE    ADDRESS   : 109 NAVIGATOR DR.
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,646.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99072
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,487,900.00
                                P & I AMT:     10,331.89
                                UPB AMT:   1,486,135.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          313
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031486350     MORTGAGORS: MASON                WILLIAM

    REGION CODE    ADDRESS   : 6281 WEST POST ROAD
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85226
    MORTGAGE AMOUNT :   275,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,690.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0031487002     MORTGAGORS: CAMPBELL             VICKE

    REGION CODE    ADDRESS   : 837 MCCLAY ROAD
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,782.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031487010     MORTGAGORS: GLOZMAN              VITALY
                               GLOZMAN              ELIZABETH
    REGION CODE    ADDRESS   : 1652 6TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   355,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,242.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,516.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.63800
    ----------------------------------------------------------------
0   0031487036     MORTGAGORS: BAREN                MARTIN
                               BAREN                SONDRA
    REGION CODE    ADDRESS   : 3 LILAC LANE
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,787.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.18900
    ----------------------------------------------------------------
0   0031487044     MORTGAGORS: KIDD                 BRUCE
                               KIDD                 JANA
    REGION CODE    ADDRESS   : 24575 PASEO DE TORONTO
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,760.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.16092
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,572,400.00
                                P & I AMT:     11,137.98
                                UPB AMT:   1,571,263.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          314
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031487051     MORTGAGORS: MCVEIGH              TOM
                               MCVEIGH              ANGELA
    REGION CODE    ADDRESS   : 1719 HAYNES LANE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,787.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.93700
    ----------------------------------------------------------------
0   0031487069     MORTGAGORS: LEON                 DAVID
                               LEON                 HEATHER
    REGION CODE    ADDRESS   : 8962 CRESCENT DRIVE
        01         CITY      :    WEST HOLLYWOOD AREA
                   STATE/ZIP : GA  90046
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,784.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.46100
    ----------------------------------------------------------------
0   0031487077     MORTGAGORS: SOROKO               MARK
                               SOROKO               BELLA
    REGION CODE    ADDRESS   : 30040 SAN FRANCISQUITO CANYON ROAD
        01         CITY      :    SAUGUS AREA
                   STATE/ZIP : CA  91350
    MORTGAGE AMOUNT :   378,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,833.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.60700
    ----------------------------------------------------------------
0   0031487200     MORTGAGORS: REYNOSO              JOHN
                               REYNOSO              KRISTY
    REGION CODE    ADDRESS   : 32 HARVARD LANE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   181,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,855.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,219.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 92.82051
    ----------------------------------------------------------------
0   0031487234     MORTGAGORS: BURKLE               PATRICK
                               BURKLE               JEANETTE
    REGION CODE    ADDRESS   : 508 BRINDLEY PLACE S.W.
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,163.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,396,600.00
                                P & I AMT:      9,722.96
                                UPB AMT:   1,392,423.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          315
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031487267     MORTGAGORS: YEOMAN               DOUGLAS
                               YEOMAN               LINDA
    REGION CODE    ADDRESS   : 10881 PEMBROKE DRIVE
        01         CITY      :    SANTA ANA AREA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,672.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031487283     MORTGAGORS: STEWART              HAROLD
                               STEWART              SHEREE
    REGION CODE    ADDRESS   : 13632 MESA SOL DRIVE
        01         CITY      :    YUCAIPA
                   STATE/ZIP : CA  92399
    MORTGAGE AMOUNT :   364,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,215.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031487291     MORTGAGORS: STEFFAN              W
                               STEFFAN              VIOLA
    REGION CODE    ADDRESS   : 178 OAKWOOD COURT
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  34110
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,302.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031487333     MORTGAGORS: TATEISHI             KENJI
                               MITCHELL             MASUMI
    REGION CODE    ADDRESS   : 21309 ANZA AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   266,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,113.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.55223
    ----------------------------------------------------------------
0   0031487341     MORTGAGORS: REJAE                HAMID
                               REJAE                VONNIE
    REGION CODE    ADDRESS   : 928 BAUER DRIVE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,392.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,748.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.60000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,694,500.00
                                P & I AMT:     11,639.32
                                UPB AMT:   1,692,696.19

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          316
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031487374     MORTGAGORS: RANIERI              NIK
                               RANIERI              JENIFER
    REGION CODE    ADDRESS   : 1550 KENSINGTON ROAD
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,079.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,656.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 66.66666
    ----------------------------------------------------------------
0   0031487507     MORTGAGORS: KIRSTIEN             BERTILDE
                               KIRSTIEN             MICHAEL
    REGION CODE    ADDRESS   : 1215 ADAMS STREET
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,928.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       671.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031487887     MORTGAGORS: CAMPBELL             GLENN
                               CAMPBELL             DALE
    REGION CODE    ADDRESS   : 120 EDIE ROAD
        01         CITY      :    WILTON
                   STATE/ZIP : NY  12866
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,809.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031487960     MORTGAGORS: KILGORE              MICHELLE
                               KILGORE              KENNETH
    REGION CODE    ADDRESS   : 4730 WILDFLOWER COURT
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48108
    MORTGAGE AMOUNT :   231,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,332.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,638.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.15100
    ----------------------------------------------------------------
0   0031487978     MORTGAGORS: BORENSTEIN           NATHANIEL
                               BORENSTEIN           TRINA
    REGION CODE    ADDRESS   : 1724 SHADFORD ROAD
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48104
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,513,750.00
                                P & I AMT:     10,668.09
                                UPB AMT:   1,511,961.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          317
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031487986     MORTGAGORS: KUROODI              VIJENDRA
                               VIJENDRA             SANDHYA
    REGION CODE    ADDRESS   : 3412 NORWOOD AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   239,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,771.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99660
    ----------------------------------------------------------------
0   0031488000     MORTGAGORS: ENGLEHART            JEANNIE
                               NOVICK               JACK
    REGION CODE    ADDRESS   : 1675 MONT RUE DRIVE SE
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49546
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,633.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.84600
    ----------------------------------------------------------------
0   0031488026     MORTGAGORS: RINZLER              RICHARD
                               RINZLER              LIANA
    REGION CODE    ADDRESS   : 7250 CUESTA WAY NE
        01         CITY      :    ROCKFORD
                   STATE/ZIP : MI  49341
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,699.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,533.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.15700
    ----------------------------------------------------------------
0   0031488042     MORTGAGORS: DAVIS                FRANKLIN
                               DAVIS                JENNICE
    REGION CODE    ADDRESS   : 6118 PINE CREEK COURT
        01         CITY      :    GRAND BLANC
                   STATE/ZIP : MI  48439
    MORTGAGE AMOUNT :   234,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,550.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031488067     MORTGAGORS: BERTOLA              DIDIER
                               BERTOLA              LISA
    REGION CODE    ADDRESS   : 52 ELM ST.
        01         CITY      :    SCITUATE
                   STATE/ZIP : MA  02066
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    170,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,174.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.92900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,260,850.00
                                P & I AMT:      8,685.17
                                UPB AMT:   1,259,655.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          318
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031488687     MORTGAGORS: ELLIS                GARY

    REGION CODE    ADDRESS   : 356 CORBETT CANYON ROAD
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   393,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,307.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,752.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489073     MORTGAGORS: OLIVER               DEAN

    REGION CODE    ADDRESS   : 14 LINDEN AVENUE
        01         CITY      :    SALEM
                   STATE/ZIP : MA  01970
    MORTGAGE AMOUNT :    77,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     77,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       512.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 50.65700
    ----------------------------------------------------------------
0   0031489099     MORTGAGORS: YOON                 SEOK

    REGION CODE    ADDRESS   : 1700 REDCLIFF STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90026
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,799.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489115     MORTGAGORS: MCARTHUR             CHARLES

    REGION CODE    ADDRESS   : 4135 MIDROSE TRAIL
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   103,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,820.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       717.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98400
    ----------------------------------------------------------------
0   0031489347     MORTGAGORS: GERMANO              EMILIO
                               GERMANO              KATHRYN
    REGION CODE    ADDRESS   : 2717  CRYSTAL BEACH DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,977.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,568.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.84000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,065,650.00
                                P & I AMT:      7,374.28
                                UPB AMT:   1,064,905.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          319
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031489388     MORTGAGORS: VANDEHEY             STEVE
                               VANDEHEY             LAURA
    REGION CODE    ADDRESS   : 7713 HEATHER RIDGE
        01         CITY      :    IRVING
                   STATE/ZIP : TX  75063
    MORTGAGE AMOUNT :   166,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    166,626.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,165.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------
0   0031489701     MORTGAGORS: SMITH                JEFF

    REGION CODE    ADDRESS   : 57 PARK TERRACE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   234,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,557.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,561.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031489727     MORTGAGORS: NELSON               JERRY
                               NELSON               LYNDA
    REGION CODE    ADDRESS   : 1950 EAST VINTAGE WOODS COURT
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84117
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,278.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.32600
    ----------------------------------------------------------------
0   0031489750     MORTGAGORS: MC CANN              THOMAS
                               MC CANN              CYNTHIA
    REGION CODE    ADDRESS   : 4333 ATLAS AVENUE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94619
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,812.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031489818     MORTGAGORS: COMPTON              RICHARD
                               HUR                  KATERINA
    REGION CODE    ADDRESS   : 781 SHERATON DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,464.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,273,000.00
                                P & I AMT:      8,692.38
                                UPB AMT:   1,271,739.69

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          320
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031489909     MORTGAGORS: HEES                 BERTA

    REGION CODE    ADDRESS   : 7311 VIEW POINT DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,703.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.80000
    ----------------------------------------------------------------
0   0031489941     MORTGAGORS: BOTKO                GERALD
                               BOTKO                SHARON
    REGION CODE    ADDRESS   : 21374 FALLS RIDGE WAY
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33428
    MORTGAGE AMOUNT :   261,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,891.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,759.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------
0   0031489966     MORTGAGORS: CHEW                 ROBERT
                               CHEW                 BERNADETTE
    REGION CODE    ADDRESS   : 165 PACIFIC AVE
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    189,855.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,312.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.51700
    ----------------------------------------------------------------
0   0031490113     MORTGAGORS: ABBOTT               STEVEN
                               ABBOTT               JOYCE
    REGION CODE    ADDRESS   : 828 RICHARD LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,760.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031490154     MORTGAGORS: STRIZAK              NEDELJKO
                               STRIZAK              DRAGICA
    REGION CODE    ADDRESS   : 19271 NORTHFLEET WAY
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,517.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.09000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,796,100.00
                                P & I AMT:     12,384.15
                                UPB AMT:   1,794,728.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          321
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031490188     MORTGAGORS: PARKER               PATRICIA
                               HOGARTH              LARRY
    REGION CODE    ADDRESS   : 2701 PACIFIC AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,738.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,461.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.68900
    ----------------------------------------------------------------
0   0031490238     MORTGAGORS: FEYDER               ROBERT
                               FEYDER               LESLIE
    REGION CODE    ADDRESS   : 4946 RUBIO AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,553.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031490311     MORTGAGORS: KOHLBRENNER          ANDREAS
                               TEEL-KOHLBRENNER     JANE
    REGION CODE    ADDRESS   : 308 MORNING SUN AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,694.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,391.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031490345     MORTGAGORS: WINOKUR              RUSSELL
                               WINOKUR              MONA
    REGION CODE    ADDRESS   : 1712 VIA VIOLETA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,642.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.41930
    ----------------------------------------------------------------
0   0031490394     MORTGAGORS: CHO                  MICHAEL
                               CHO                  CHASOON
    REGION CODE    ADDRESS   : 271 BEAUMONT DRIVE
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   184,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,762.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,292.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.89900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,440,900.00
                                P & I AMT:      9,921.06
                                UPB AMT:   1,439,391.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          322
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031490626     MORTGAGORS: DECKER               DENISE

    REGION CODE    ADDRESS   : 9616 NORTH 43RD LANE
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85302
    MORTGAGE AMOUNT :    92,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,844.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       604.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031490634     MORTGAGORS: MAYELI               REZA
                               MIRYAZDI             FERESHTEH
    REGION CODE    ADDRESS   : 4648 ALONZO AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,564.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.82900
    ----------------------------------------------------------------
0   0031490725     MORTGAGORS: LANE                 RANDALL
                               LANE                 MARIAN
    REGION CODE    ADDRESS   : 827 14TH AVENUE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,844.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031490808     MORTGAGORS: KARAN                DEO
                               KARAN                KRISHNA
    REGION CODE    ADDRESS   : 132 OVERACKER TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,660.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.41900
    ----------------------------------------------------------------
0   0031490840     MORTGAGORS: WALSH                GEOFFREY
                               ST SURE-WALSH        SUSAN
    REGION CODE    ADDRESS   : 6943 GRASSWOOD AVENUE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   692,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    691,973.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,782.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 64.41800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,575,700.00
                                P & I AMT:     11,029.70
                                UPB AMT:   1,573,886.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          323
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031490881     MORTGAGORS: MATSUDA              GORDON
                               MATSUDA              DONNA
    REGION CODE    ADDRESS   : 450 COAL CREEK ROAD
        01         CITY      :    REDSTONE
                   STATE/ZIP : CO  81623
    MORTGAGE AMOUNT :   367,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,453.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,566.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 71.96000
    ----------------------------------------------------------------
0   0031490915     MORTGAGORS: PAGANI               GEORGE

    REGION CODE    ADDRESS   : 126, 128, 130 SCOTT STREET
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95401
    MORTGAGE AMOUNT :   143,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,516.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,079.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   250
    LTV :                 71.85000
    ----------------------------------------------------------------
0   0031490931     MORTGAGORS: EIGER                BRANDEL
                               KEHOE                ROBIN
    REGION CODE    ADDRESS   : 4136 21ST STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------
0   0031491046     MORTGAGORS: BYRD                 PATRICIA
                               BYRD                 PHOEBE
    REGION CODE    ADDRESS   : 3565 KIRKRIDGE STREET
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   305,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,405.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,164.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031491061     MORTGAGORS: WILLS                GARY
                               WILLS                ANITA
    REGION CODE    ADDRESS   : 2463 VIA DE LOS MILAGROS
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,769.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.26923
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,469,550.00
                                P & I AMT:     10,261.25
                                UPB AMT:   1,467,865.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          324
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031491095     MORTGAGORS: BAILEY               KENT
                               FISKE                JESSICA
    REGION CODE    ADDRESS   : 4115 GILBERT STREET
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   210,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,239.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,453.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031491137     MORTGAGORS: TRINDADE             KAREN

    REGION CODE    ADDRESS   : 4423 CRESTWOOD CIRCLE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94521
    MORTGAGE AMOUNT :   156,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    155,761.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,077.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 72.55800
    ----------------------------------------------------------------
0   0031491202     MORTGAGORS: COBB                 MARIANNE
                               YNIGUEZ              DOLORES
    REGION CODE    ADDRESS   : 9022 GENERATIONS DRIVE
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :    90,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :     90,228.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       662.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 66.19000
    ----------------------------------------------------------------
0   0031491251     MORTGAGORS: WANG                 CHIE-NING
                               WANG                 ROBERTA
    REGION CODE    ADDRESS   : 12 SPRING GROVE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   412,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,278.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,814.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031491277     MORTGAGORS: DUNSTAN              CHRISTINE

    REGION CODE    ADDRESS   : 20 EAST JUNIPERO STREET
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   214,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,673.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,478.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 37.21700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,083,350.00
                                P & I AMT:      7,486.29
                                UPB AMT:   1,082,181.58

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          325
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031491285     MORTGAGORS: MOES                 JOHN
                               MOES                 MICHELLE
    REGION CODE    ADDRESS   : 3306 CALLE SAN BLAS
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   359,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,952.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,604.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031491293     MORTGAGORS: SABOVICH             BARBARA

    REGION CODE    ADDRESS   : 19140 WIMBLEDON WAY
        01         CITY      :    BAKERSFIELD
                   STATE/ZIP : CA  93306
    MORTGAGE AMOUNT :    71,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     70,896.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       502.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 74.73600
    ----------------------------------------------------------------
0   0031491319     MORTGAGORS: PAVON                SHEILA

    REGION CODE    ADDRESS   : 810 ACAPULCO STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   355,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,222.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031491343     MORTGAGORS: SELDEN               FRED
                               SELDEN               DR. CATHERINE
    REGION CODE    ADDRESS   : 1855 SUNSET PLAZA DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,436.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,851.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 46.82300
    ----------------------------------------------------------------
0   0031491368     MORTGAGORS: COLVIN               ALLAN
                               COLVIN               DIANE
    REGION CODE    ADDRESS   : 3808 SANDUNE LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   585,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    584,106.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,040.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,768,700.00
                                P & I AMT:     12,423.89
                                UPB AMT:   1,766,615.74

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          326
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031491384     MORTGAGORS: OSTROM               DONALD
                               OSTROM               MARY
    REGION CODE    ADDRESS   : 4118 COYOTE FORK
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   101,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,841.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       689.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 63.92400
    ----------------------------------------------------------------
0   0031491392     MORTGAGORS: BROD                 CRAIG
                               WEIL                 JANET
    REGION CODE    ADDRESS   : 4180 MILL CREEK ROAD
        01         CITY      :    HEALDSBURG
                   STATE/ZIP : CA  95448
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,236.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0031491434     MORTGAGORS: FRANCE               ROGER
                               FRANCE               LINDA
    REGION CODE    ADDRESS   : 28102 CAMINO LA RONDA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,600.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.44444
    ----------------------------------------------------------------
0   0031491491     MORTGAGORS: MERA                 VICTOR
                               MERA                 JOANNE
    REGION CODE    ADDRESS   : 2545 ARNOTT STREET
        01         CITY      :    SAN DEIGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   268,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,740.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.99200
    ----------------------------------------------------------------
0   0031491517     MORTGAGORS: SIEGAL               BERNARD
                               SIEGAL               BARBARA
    REGION CODE    ADDRESS   : 1780 HOLLY AVENUE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,305.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,142.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 48.92400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,592,150.00
                                P & I AMT:     11,010.89
                                UPB AMT:   1,589,725.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          327
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031491558     MORTGAGORS: CRAMER               ARON
                               ASHLA                WENDY
    REGION CODE    ADDRESS   : 2475 PRINCE STREET
        01         CITY      :    BERKELY
                   STATE/ZIP : CA  94705
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,614.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.84000
    ----------------------------------------------------------------
0   0031491582     MORTGAGORS: GREEN                DAVID
                               GREEN                SANDY
    REGION CODE    ADDRESS   : 3971 SANTA NELLA PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,820.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031491616     MORTGAGORS: O'HERN               PETER
                               O'HERN               VICTORIA
    REGION CODE    ADDRESS   : 6301 STAR CREEK DRIVE
        01         CITY      :    FRISCO
                   STATE/ZIP : TX  75034
    MORTGAGE AMOUNT :   337,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,336.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,303.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031492432     MORTGAGORS: BIXLER               TIMOTHY
                               BIXLER               MARY
    REGION CODE    ADDRESS   : 254 CHURCHILL PLACE
        01         CITY      :    CLARENDON HILLS
                   STATE/ZIP : IL  60514
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,486.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,412.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.52800
    ----------------------------------------------------------------
0   0031492440     MORTGAGORS: TAYLOR               CLARENCE
                               TAYLOR               SUSAN
    REGION CODE    ADDRESS   : 15018 EAST SANTIAGO PLACE
        01         CITY      :    FOUNTAIN HILLS
                   STATE/ZIP : AZ  85268
    MORTGAGE AMOUNT :   255,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,499.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,745.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,491,750.00
                                P & I AMT:     10,352.17
                                UPB AMT:   1,489,758.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          328
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031492606     MORTGAGORS: HOLDRIDGE            BRUCE
                               HOLDRIDGE            MARTHA
    REGION CODE    ADDRESS   : 168 SOUTH STREET
        01         CITY      :    ROCKPORT
                   STATE/ZIP : ME  01966
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,569.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.62700
    ----------------------------------------------------------------
0   0031492614     MORTGAGORS: SEGERS               JEFFREY
                               SEGERS               DEBRA
    REGION CODE    ADDRESS   : 2441 BLANCHARD ROAD
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.58823
    ----------------------------------------------------------------
0   0031492796     MORTGAGORS: DIEHL                GARY
                               DIEHL                SUSAN
    REGION CODE    ADDRESS   : 7678 QUAIL RIDGE
        01         CITY      :    DEXTER
                   STATE/ZIP : MI  48130
    MORTGAGE AMOUNT :   263,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,067.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.40700
    ----------------------------------------------------------------
0   0031493281     MORTGAGORS: VALEU                DONALD
                               VALEU                FAYE
    REGION CODE    ADDRESS   : 1962 EUCLID AVENUE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,896.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       978.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031493299     MORTGAGORS: VALENCIA             MARTIN

    REGION CODE    ADDRESS   : 2880 NORTH MOUNT CURVE
        01         CITY      :    ALTANDENA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,820.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,219,450.00
                                P & I AMT:      8,479.51
                                UPB AMT:   1,218,125.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          329
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031493414     MORTGAGORS: COOK                 DONALD
                               COOK                 ANITA
    REGION CODE    ADDRESS   : 540 GUM TREE ROAD
        01         CITY      :    COCHRANVILLE
                   STATE/ZIP : PA  19330
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,753.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.44400
    ----------------------------------------------------------------
0   0031493737     MORTGAGORS: GUTIERREZ            DAVID
                               CENDEJAS             YOLANDA
    REGION CODE    ADDRESS   : 4557 PHEASANT COURT
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   289,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,335.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 87.81800
    ----------------------------------------------------------------
0   0031493786     MORTGAGORS: HARBIN               JOHN
                               HARBIN               SHARA
    REGION CODE    ADDRESS   : 1106 LULLWATER ROAD
        01         CITY      :    ATLANTAA
                   STATE/ZIP : GA  30307
    MORTGAGE AMOUNT :   486,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    485,657.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,359.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031493810     MORTGAGORS: TRAN                 UT
                               TRAN                 VINH
    REGION CODE    ADDRESS   : 12052 OAKVIEW WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   300,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,279.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
0   0031493828     MORTGAGORS: LIBMAN               STEPHEN
                               LIBMAN               ABBIE
    REGION CODE    ADDRESS   : 4135 BLAKE LANE
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   528,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    527,942.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,651.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,891,700.00
                                P & I AMT:     12,870.48
                                UPB AMT:   1,888,968.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          330
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031493844     MORTGAGORS: HOLINGER             THOMAS

    REGION CODE    ADDRESS   : 6732 WHITESAIL STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,615.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.41900
    ----------------------------------------------------------------
0   0031493851     MORTGAGORS: REDDY                P.
                               GUPTA                ANITA
    REGION CODE    ADDRESS   : 13293 LARKSFIELD COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   302,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,076.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,063.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
0   0031493885     MORTGAGORS: WALLS                DAVID

    REGION CODE    ADDRESS   : 9 LILAC DR
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,025.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------
0   0031493901     MORTGAGORS: SCHAFHAUSEN          ROBERT
                               SCHAFHAUSEN          JANET
    REGION CODE    ADDRESS   : 25651 ROLLING HILLS ROAD
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   363,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,937.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,570.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.64000
    ----------------------------------------------------------------
0   0031493919     MORTGAGORS: JORCYK               VICTOR
                               JORCYK-HOUSE         KRISTI
    REGION CODE    ADDRESS   : 528 LAGUNA PLACE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,574.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,473,250.00
                                P & I AMT:     10,097.93
                                UPB AMT:   1,471,228.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          331
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031493943     MORTGAGORS: SIDHOM               NABIL

    REGION CODE    ADDRESS   : 6449 LA PETITE PLACE
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20121
    MORTGAGE AMOUNT :   229,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,723.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,524.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031493984     MORTGAGORS: RAMIREZ              ANTHONY
                               RAMIREZ              DELORES
    REGION CODE    ADDRESS   : 4114 112TH STREET SOUTHEAST
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98208
    MORTGAGE AMOUNT :   237,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,778.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,617.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.15400
    ----------------------------------------------------------------
0   0031494008     MORTGAGORS: RAHN                 WILLIAM
                               RAHN                 RHODA
    REGION CODE    ADDRESS   : 8151 CANCUN COURT
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : VA  20155
    MORTGAGE AMOUNT :   249,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,339.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.96100
    ----------------------------------------------------------------
0   0031494024     MORTGAGORS: FISHER               JEFFREY
                               FISHER               MICHELLE
    REGION CODE    ADDRESS   : 1438 HARLE PLACE, S.W.
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   257,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,076.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,713.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.96800
    ----------------------------------------------------------------
0   0031494057     MORTGAGORS: VINCIGUERRA          FRED
                               VINCIGUERRA          CHRISTINA
    REGION CODE    ADDRESS   : 18405 CENTER STREET
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,801.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,241,500.00
                                P & I AMT:      8,390.66
                                UPB AMT:   1,239,719.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          332
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031494065     MORTGAGORS: JAMISON              ALAN
                               JAMISON              DIANA
    REGION CODE    ADDRESS   : 701 ROWLAND BOULEVARD
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,387.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031494081     MORTGAGORS: JUDT                 PATRICK
                               BRUCHIS              WENDY
    REGION CODE    ADDRESS   : 15050 PEARTREE COURT
        01         CITY      :    SAN MARTIN
                   STATE/ZIP : CA  95046
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,243.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,060.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031494099     MORTGAGORS: PONCE                ROBERT
                               PONCE                VERDA
    REGION CODE    ADDRESS   : 31297 MACHADO STREET
        01         CITY      :    LAKE ELSINORE
                   STATE/ZIP : CA  92530
    MORTGAGE AMOUNT :   124,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    124,110.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       858.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 71.02800
    ----------------------------------------------------------------
0   0031494156     MORTGAGORS: SAMANI               DAN
                               SAMANI               SHERRY
    REGION CODE    ADDRESS   : 4711 HAMPTON ROAD
        01         CITY      :    LA CANADA-FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,591.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031494180     MORTGAGORS: BANNOW               PAUL
                               FRISCIA              STEVEN
    REGION CODE    ADDRESS   : 10 LUPINE DR
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   536,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    535,581.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,656.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,625,050.00
                                P & I AMT:     11,060.18
                                UPB AMT:   1,622,914.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          333
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031494198     MORTGAGORS: LUSTIG               MICHAEL
                               LUSTIG               SHERYL
    REGION CODE    ADDRESS   : 9321 LOUISE AVENUE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91325
    MORTGAGE AMOUNT :   238,447.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,265.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98000
    ----------------------------------------------------------------
0   0031494248     MORTGAGORS: HARDY                JEFFREY
                               HARDY                MARY
    REGION CODE    ADDRESS   : 560 WILSON AVENUE
        01         CITY      :    NOVATA
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,526.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031494297     MORTGAGORS: DAANE                GERALD

    REGION CODE    ADDRESS   : 10 NORTH VALLEY VIEW DRIVE # 5
        01         CITY      :    ST GEORGE
                   STATE/ZIP : UT  84770
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,925.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       699.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 73.58300
    ----------------------------------------------------------------
0   0031494305     MORTGAGORS: HOYER                ROBERT
                               HOYER                KATHERINE
    REGION CODE    ADDRESS   : 5445 ARROWHEAD COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,641.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.50700
    ----------------------------------------------------------------
0   0031494354     MORTGAGORS: INGERTO              CAROL

    REGION CODE    ADDRESS   : 2612 CARMELITA WAY
        01         CITY      :    PINOLE
                   STATE/ZIP : CA  94564
    MORTGAGE AMOUNT :    89,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,356.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       602.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 45.89700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,011,947.00
                                P & I AMT:      7,121.19
                                UPB AMT:   1,010,715.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          334
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495013     MORTGAGORS: OCCHIPINTI           JOSEPH
                               OCCHIPINTI           LORRAINE
    REGION CODE    ADDRESS   : 13161 OLD BUTTERFIELD ROAD
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,667.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,255.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031495021     MORTGAGORS: ALEJANDRE            OSCAR
                               ALEJANDRE            BLANCA
    REGION CODE    ADDRESS   : 47 SYDNEY AVENUE
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,896.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       978.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031495161     MORTGAGORS: RALPH                DAN
                               RALPH                ERNEST
    REGION CODE    ADDRESS   : 215 QUAIL RIDGE ROAD
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031495179     MORTGAGORS: GIANCHANDANI         ASHOK
                               LINDSAY              SHAUNA
    REGION CODE    ADDRESS   : 10807 FIGTREE COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   277,841.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,613.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.14500
    ----------------------------------------------------------------
0   0031495237     MORTGAGORS: MCKENNA              JAMES
                               MCKENNA              CHRITINE
    REGION CODE    ADDRESS   : 3605 REINOSO COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,793.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,469,841.00
                                P & I AMT:     10,199.36
                                UPB AMT:   1,468,731.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          335
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495260     MORTGAGORS: HIGGINBOTHAM         SAMUEL
                               HIGGINBOTHAM         JACQUELINE
    REGION CODE    ADDRESS   : 970 FIFTH AVENUE
        01         CITY      :    PINOLE
                   STATE/ZIP : CA  94564
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,884.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,049.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.16666
    ----------------------------------------------------------------
0   0031495328     MORTGAGORS: ZENOR                ROBERT
                               ZENOR                GEORGIA
    REGION CODE    ADDRESS   : 1223 WEST MORELOS STREET
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85224
    MORTGAGE AMOUNT :    93,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,592.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       615.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.12500
    ----------------------------------------------------------------
0   0031495369     MORTGAGORS: HICKS                MICHAEL
                               HICKS                SANDRA
    REGION CODE    ADDRESS   : 11674 MELORES WAY
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :   291,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,187.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031495377     MORTGAGORS: MAKOVOZ              LEONID
                               MAKOVOZ              GALINA
    REGION CODE    ADDRESS   : 11538 DONA TERESA DRIVE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,647.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.92190
    ----------------------------------------------------------------
0   0031495393     MORTGAGORS: TJANDRAWINATA        RAYMOND
                               SUHARDIMAN           JUNI
    REGION CODE    ADDRESS   : 17 JOSEPH DRIVE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,231.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,389,850.00
                                P & I AMT:      9,771.46
                                UPB AMT:   1,388,542.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          336
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495401     MORTGAGORS: WEST                 GARI
                               WEST                 ANGELA
    REGION CODE    ADDRESS   : 36007 CAXTON PLACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,828.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 86.75950
    ----------------------------------------------------------------
0   0031495419     MORTGAGORS: SCHLEHOFER           THOMAS
                               SCHLEHOFER           SARA
    REGION CODE    ADDRESS   : 8225 WINTERHAWK LANE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   462,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    461,294.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,190.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031495435     MORTGAGORS: LIKENS               DOUGLAS
                               LIKENS               MARY KAY
    REGION CODE    ADDRESS   : 244 CHESHAM AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   477,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,646.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,335.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.32000
    ----------------------------------------------------------------
0   0031495450     MORTGAGORS: KUNG                 ADA

    REGION CODE    ADDRESS   : 358 MULLEN AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   331,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,681.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031495468     MORTGAGORS: BLECKA               JOHN
                               SHAFFER              JUDITH
    REGION CODE    ADDRESS   : 108 MAYWOOD WAY
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   317,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,026.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,220.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.15900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,836,700.00
                                P & I AMT:     12,810.97
                                UPB AMT:   1,834,477.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          337
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031495542     MORTGAGORS: FREEMAN              MICHAEL
                               FREEMAN              LESLIE
    REGION CODE    ADDRESS   : 211 SAN JUAN BOULEVARD
        01         CITY      :    ANACORTES
                   STATE/ZIP : WA  98221
    MORTGAGE AMOUNT :   555,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    554,152.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,833.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031495914     MORTGAGORS: MARKS                FREDRIC
                               MARKS                VICKI
    REGION CODE    ADDRESS   : 103 HINKLE COURT
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   301,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,851.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.89400
    ----------------------------------------------------------------
0   0031496052     MORTGAGORS: KELLY                MICHAEL
                               KELLY                CATHERINE
    REGION CODE    ADDRESS   : 10338 LINSCOTT COURT
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95624
    MORTGAGE AMOUNT :   362,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,660.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,532.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.60400
    ----------------------------------------------------------------
0   0031496201     MORTGAGORS: BAGOT                DREW

    REGION CODE    ADDRESS   : 3310 FAIRMONT #11A
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75201
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497076     MORTGAGORS: KEYTANJIAN           FRANK
                               KEYTANJIAN           ALICE
    REGION CODE    ADDRESS   : 705 KOHN STREET
        01         CITY      :    NORRISTOWN
                   STATE/ZIP : PA  19401
    MORTGAGE AMOUNT :    68,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     68,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       481.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,530,500.00
                                P & I AMT:     10,701.90
                                UPB AMT:   1,528,664.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          338
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497415     MORTGAGORS: BRUNO                VINCENT
                               BRUNO                JILL
    REGION CODE    ADDRESS   : 10504 ROTHENBURG ROAD
        01         CITY      :    WOODRIDGE
                   STATE/ZIP : IL  60517
    MORTGAGE AMOUNT :   280,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,871.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.78500
    ----------------------------------------------------------------
0   0031497480     MORTGAGORS: KHOBIAN              JOSEPH

    REGION CODE    ADDRESS   : 1936 ARMACOST AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,790.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.34200
    ----------------------------------------------------------------
0   0031497506     MORTGAGORS: HISSAMI              ANNETTE

    REGION CODE    ADDRESS   : 10870 BOULDER CANYON ROAD
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91737
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,798.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.81100
    ----------------------------------------------------------------
0   0031497514     MORTGAGORS: IRVINE               RICHARD
                               JUSTICE              AMY
    REGION CODE    ADDRESS   : 35 PARK LANE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30309
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,759.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497530     MORTGAGORS: RUSSO                JOSEPH
                               RUSSO                LAURIE
    REGION CODE    ADDRESS   : 3276 DELUNA DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,297.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,573.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.87600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,496,500.00
                                P & I AMT:     10,365.17
                                UPB AMT:   1,494,517.70

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          339
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497563     MORTGAGORS: PHILIPSON            LELAND

    REGION CODE    ADDRESS   : 131 REDWOOD DRIVE
        01         CITY      :    WOODACRE
                   STATE/ZIP : CA  94973
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,857.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497597     MORTGAGORS: ANDROPHY             JAY
                               ANDROPHY             ROBIN
    REGION CODE    ADDRESS   : 901 S MERAMEC AVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : MO  63105
    MORTGAGE AMOUNT :   379,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,034.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,654.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497605     MORTGAGORS: DEPPISCH             RALPH
                               DEPPISCH             MARY
    REGION CODE    ADDRESS   : 611 KINGS PLACE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,675.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,295.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.31000
    ----------------------------------------------------------------
0   0031497647     MORTGAGORS: PALMER               ROBERT

    REGION CODE    ADDRESS   : 14338 AUBURN COURT
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91705
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,768.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,876.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497654     MORTGAGORS: MORGAN               ROBERT
                               MORGAN               KAREN
    REGION CODE    ADDRESS   : 6068 MARLA COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,738.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,677,600.00
                                P & I AMT:     11,757.40
                                UPB AMT:   1,676,074.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          340
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497662     MORTGAGORS: FICHTENHOLZ          ZINOVY
                               KANTOR-FICHTENHOLZ   SOPHIA
    REGION CODE    ADDRESS   : 780 SUTTER AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   428,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    426,433.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,995.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 50.40000
    ----------------------------------------------------------------
0   0031497696     MORTGAGORS: MILLER               CURT
                               MILLER               LINDA
    REGION CODE    ADDRESS   : 32195 FALL RIVER ROAD
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,823.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.19800
    ----------------------------------------------------------------
0   0031497704     MORTGAGORS: FITZPATRICK          PAUL
                               FITZPATRICK          ELIZABETH
    REGION CODE    ADDRESS   : 400 N BRANCH ROAD
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   339,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,575.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497712     MORTGAGORS: ZANDEE               PHILIP
                               ZANDEE               LOIS
    REGION CODE    ADDRESS   : 2714 BONNIE DRIVE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497720     MORTGAGORS: GOREN                YEHUDA
                               GOREN                SARA
    REGION CODE    ADDRESS   : 1891 CHANNING AVE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   325,276.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,495.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,274.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.21200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,600,876.00
                                P & I AMT:     11,303.10
                                UPB AMT:   1,597,151.07

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          341
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497738     MORTGAGORS: PADILLA              ARMANDO
                               PADILLA              DARLENE
    REGION CODE    ADDRESS   : 1947 WEST 185TH STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90504
    MORTGAGE AMOUNT :   242,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,220.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.73600
    ----------------------------------------------------------------
0   0031497746     MORTGAGORS: KESSLER              ROBERT
                               KESSLER              PATTI
    REGION CODE    ADDRESS   : 15549 LA MAIDA STREET
        01         CITY      :    ENCINO AREA
                   STATE/ZIP : CA  91436
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,435.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.92300
    ----------------------------------------------------------------
0   0031497753     MORTGAGORS: YOUNG                DOUGLAS

    REGION CODE    ADDRESS   : 2837 CIMMARON AVENUE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   267,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,551.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031497779     MORTGAGORS: KAUFMAN              JONATHAN
                               KAUFMAN              LISA
    REGION CODE    ADDRESS   : 12600 WATERSPOUT COURT
        01         CITY      :    OWINGS MILLS
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,481.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,433.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.09000
    ----------------------------------------------------------------
0   0031497803     MORTGAGORS: WENDT                DOUGLAS
                               WENDT                KATHLEEN
    REGION CODE    ADDRESS   : 2071 TRENTON ROAD
        01         CITY      :    LIBERTYVILLE
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,508,350.00
                                P & I AMT:     10,546.62
                                UPB AMT:   1,506,392.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          342
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497811     MORTGAGORS: SHINDLER             MARK
                               OKUMOTO              ELAINE
    REGION CODE    ADDRESS   : 1 BAY LANDING
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94401
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,655.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.38709
    ----------------------------------------------------------------
0   0031497837     MORTGAGORS: SCHMISSRAUTER        KURT
                               SCHMISSRAUTER        JULIE
    REGION CODE    ADDRESS   : 1614 CARROLL LANE
        01         CITY      :    CHATTANOOGA
                   STATE/ZIP : TN  37405
    MORTGAGE AMOUNT :   368,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,350.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.00000
    ----------------------------------------------------------------
0   0031497852     MORTGAGORS: RICHARDSON           MICHAEL
                               RICHARDSON           KELLI
    REGION CODE    ADDRESS   : 6106 PROVIDENCE GLEN ROAD
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28270
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    478,848.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,356.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497894     MORTGAGORS: MOORE                MICHAEL
                               MOORE                MARY ANN
    REGION CODE    ADDRESS   : 4371 CAMELOT CIRCLE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   279,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,574.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497902     MORTGAGORS: FOSTER               DONALD
                               FOSTER               FLORENCE
    REGION CODE    ADDRESS   : 101 FOREST HILL DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   382,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,101.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,753,800.00
                                P & I AMT:     12,239.42
                                UPB AMT:   1,750,530.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          343
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031497910     MORTGAGORS: WILSON               RONNY
                               WILSON               SYLVIA
    REGION CODE    ADDRESS   : 4501 EAST HARVEY WAY
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   255,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,990.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.85800
    ----------------------------------------------------------------
0   0031497928     MORTGAGORS: MARTIN               AUDREY

    REGION CODE    ADDRESS   : 931 ANATRA COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   293,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,040.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031497969     MORTGAGORS: TOBEY                STEVEN
                               TOBEY                SHERI
    REGION CODE    ADDRESS   : 4902 DOLPHIN WAY
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93035
    MORTGAGE AMOUNT :   106,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    105,842.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       741.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 48.18100
    ----------------------------------------------------------------
0   0031497985     MORTGAGORS: THOMPSON             JOHN
                               THOMPSON             LISA
    REGION CODE    ADDRESS   : 149 LAKESIDE DRIVE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,786.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031497993     MORTGAGORS: CHWALEK              ARTHUR
                               CHWALEK              ERICA
    REGION CODE    ADDRESS   : 1117 CHADWICK COURT
        01         CITY      :    AURORA
                   STATE/ZIP : IL  60504
    MORTGAGE AMOUNT :   276,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,098.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.76300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,211,400.00
                                P & I AMT:      8,354.98
                                UPB AMT:   1,209,758.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          344
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498009     MORTGAGORS: SAHEBI               ARDESHIR

    REGION CODE    ADDRESS   : 717 ORCHARD WAY
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,839.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031498041     MORTGAGORS: FRIEDLANDER          LEONARD

    REGION CODE    ADDRESS   : 10534 PENFIELD AVENUE
        01         CITY      :    LOS ANGELES CHATSWORTH AR
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------
0   0031498058     MORTGAGORS: FORD                 DAVID
                               FORD                 REBECCA
    REGION CODE    ADDRESS   : 24322 TIMOTHY DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,802.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.41100
    ----------------------------------------------------------------
0   0031498074     MORTGAGORS: NICHOLS              THOMAS
                               NICHOLS              DEBRA
    REGION CODE    ADDRESS   : 16 SALERMO
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,477.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.38000
    ----------------------------------------------------------------
0   0031498116     MORTGAGORS: SANEI                BAHMAN
                               SANEI                MAHVASH
    REGION CODE    ADDRESS   : 2102 AND 2102B SOUTH BENTLEY AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,778.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 67.72700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,472,250.00
                                P & I AMT:     10,349.51
                                UPB AMT:   1,470,675.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          345
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498124     MORTGAGORS: WILSON               GARLAND
                               WILSON               LINDA
    REGION CODE    ADDRESS   : 5821 JOHNS WOOD DRIVE
        01         CITY      :    PLANO
                   STATE/ZIP : TX  75093
    MORTGAGE AMOUNT :   327,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,311.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.04700
    ----------------------------------------------------------------
0   0031498132     MORTGAGORS: SHILLANDER           RICHARD
                               SHILLANDER           LESLEE
    REGION CODE    ADDRESS   : 22115 CAIRNLOCH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    469,651.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,286.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.68500
    ----------------------------------------------------------------
0   0031498165     MORTGAGORS: WILLETT              LLOYD
                               WILLETT              RUTH
    REGION CODE    ADDRESS   : 633 RANCHITO DRIVE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,575.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.00000
    ----------------------------------------------------------------
0   0031498181     MORTGAGORS: HAAS                 JOHN

    REGION CODE    ADDRESS   : 4942 SOUTHCREST AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,821.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.67700
    ----------------------------------------------------------------
0   0031498199     MORTGAGORS: JANKE                LAURA

    REGION CODE    ADDRESS   : 20 BERLIN AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,589.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,626,800.00
                                P & I AMT:     11,470.95
                                UPB AMT:   1,624,949.62

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          346
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498207     MORTGAGORS: WHITE                TERRYL
                               WHITE                MARIALICE
    REGION CODE    ADDRESS   : 20601 MARSH CT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,491.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 84.10256
    ----------------------------------------------------------------
0   0031498223     MORTGAGORS: CIARLANTI            RALPH
                               CIARLANTI            SUSAN
    REGION CODE    ADDRESS   : 1670 MARILYN LANE
        01         CITY      :    SAN MARCOS
                   STATE/ZIP : CA  92069
    MORTGAGE AMOUNT :   386,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,813.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,699.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031498264     MORTGAGORS: TRUESDALE            J.
                               TRUESDALE            MARTY
    REGION CODE    ADDRESS   : 19055 BAYHILL LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   489,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    488,289.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,461.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.04900
    ----------------------------------------------------------------
0   0031498272     MORTGAGORS: WING                 SCOTT
                               WING                 SUSAN
    REGION CODE    ADDRESS   : 2249 VIA VERDE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,713.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.33300
    ----------------------------------------------------------------
0   0031498306     MORTGAGORS: ROSS                 RICHARD
                               ROSS                 MARY
    REGION CODE    ADDRESS   : 1644 VALLEY OAKS DRIVE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   297,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,461.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99355
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,876,800.00
                                P & I AMT:     13,084.95
                                UPB AMT:   1,869,771.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          347
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498322     MORTGAGORS: RAO                  DILIP
                               RAO                  SHEELA
    REGION CODE    ADDRESS   : 6691 ELWOOD ROAD
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,621.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.14200
    ----------------------------------------------------------------
0   0031498330     MORTGAGORS: LAM                  JUDY
                               LAM                  YUN
    REGION CODE    ADDRESS   : 318 WINGAD TERRACE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,781.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.84200
    ----------------------------------------------------------------
0   0031498348     MORTGAGORS: MANETTA              JOHN
                               MANETTA              SUSAN
    REGION CODE    ADDRESS   : 1919 WESTOVER ROAD
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,616.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498355     MORTGAGORS: BYRENS               KIM
                               BYRENS               ERIC
    REGION CODE    ADDRESS   : 5595 MOUNTAIN VIEW AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   287,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,386.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498363     MORTGAGORS: KULKARNI             KRISHNA
                               KULKARNI             RAMA
    REGION CODE    ADDRESS   : 1467 PETAL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,485.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,505.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.24400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,439,600.00
                                P & I AMT:     10,071.70
                                UPB AMT:   1,437,891.83

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          348
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498371     MORTGAGORS: FOX                  ANDREW
                               FOX                  SUSAN
    REGION CODE    ADDRESS   : 1324 WEST 21 STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,963.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,068.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498397     MORTGAGORS: HEALD                RIEN
                               HEALD                JENNIFER
    REGION CODE    ADDRESS   : 2307 HOLSTEIN COURT
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   233,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,761.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 88.29500
    ----------------------------------------------------------------
0   0031498405     MORTGAGORS: PARRA                JORGE
                               TRUJILLO             DEBBIE
    REGION CODE    ADDRESS   : 1633 KIMBERLY WOODS DRIVE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92020
    MORTGAGE AMOUNT :   276,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,995.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,931.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.25800
    ----------------------------------------------------------------
0   0031498413     MORTGAGORS: HIATT                STEVE
                               HIATT                TINA
    REGION CODE    ADDRESS   : 8129 HESS
        01         CITY      :    WILLOW SPRINGS
                   STATE/ZIP : IL  60480
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,397.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------
0   0031498439     MORTGAGORS: HINSON               DALE
                               HINSON               CAROLYN
    REGION CODE    ADDRESS   : 6955 E PEREGRINE WAY
        01         CITY      :    HIGHLANDS RANCH
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,353.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 88.88900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,484,500.00
                                P & I AMT:     10,405.84
                                UPB AMT:   1,481,470.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          349
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498470     MORTGAGORS: HIRSHON              JON
                               HIRSHON              A
    REGION CODE    ADDRESS   : 1062 RIVER BAY RD
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,265.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,456.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 82.61900
    ----------------------------------------------------------------
0   0031498512     MORTGAGORS: GORMAN               HUGH
                               GORMAN               MARY ELLEN
    REGION CODE    ADDRESS   : 16 PIONEER ROAD
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   232,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,162.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031498546     MORTGAGORS: FRITSCHEN            DANIEL
                               FRITSCHEN            BARBARA
    REGION CODE    ADDRESS   : 1604 VIREO AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   253,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,846.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.40000
    ----------------------------------------------------------------
0   0031498595     MORTGAGORS: GENGARO              STEPHEN
                               GENGARO              CARIANNE
    REGION CODE    ADDRESS   : 14 TWIN HILLS DRIVE
        01         CITY      :    BOONTON TWNSHP
                   STATE/ZIP : NJ  07005
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,125.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498637     MORTGAGORS: TIERNEY              PETER
                               TIERNEY              ELIZABETH
    REGION CODE    ADDRESS   : 22 MILTIADES AVENUE
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06878
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,557.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.60900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,501,900.00
                                P & I AMT:     10,516.08
                                UPB AMT:   1,498,957.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          350
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498694     MORTGAGORS: SMAGALA              STANLEY
                               SMAGALA              BRIDGET
    REGION CODE    ADDRESS   : 1293 DRAWBRIDGE LANE
        01         CITY      :    LEMONT
                   STATE/ZIP : IL  60439
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,526.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.47400
    ----------------------------------------------------------------
0   0031498710     MORTGAGORS: BARROWCLIFF          STUART
                               BARROWCLIFF          REGINA
    REGION CODE    ADDRESS   : 25 MIDDLESEX ROAD
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,424.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.70700
    ----------------------------------------------------------------
0   0031498751     MORTGAGORS: BLOSSOM              RODNEY
                               BLOSSOM              TRUDY
    REGION CODE    ADDRESS   : 275 EASTRIDGE LANE
        01         CITY      :    LOGAN
                   STATE/ZIP : UT  84331
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,805.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031498785     MORTGAGORS: MCERLEAN             DONALD
                               MCERLEAN             SALLY
    REGION CODE    ADDRESS   : 20829 CHESTNUT RIDGE DRIVE
        01         CITY      :    LEONARDTOWN
                   STATE/ZIP : MD  20650
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,596.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031498827     MORTGAGORS: MAURER               KENNETH
                               MAURER               CHERYL
    REGION CODE    ADDRESS   : 307 WHITE HERON COURT
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : MD  21842
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,519.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.57600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,466,000.00
                                P & I AMT:      9,942.27
                                UPB AMT:   1,463,872.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          351
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498850     MORTGAGORS: CREGER               PHILIP
                               CREGER               KATHLEEN
    REGION CODE    ADDRESS   : 3451 WOODSTOCK LANE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,305.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,142.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.66600
    ----------------------------------------------------------------
0   0031498868     MORTGAGORS: MCLELLAN             ROBERT
                               MCLELLAN             JANET
    REGION CODE    ADDRESS   : 19656 BRAEMAR DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   586,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    585,565.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,097.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.89600
    ----------------------------------------------------------------
0   0031498884     MORTGAGORS: WELLS                THOMAS

    REGION CODE    ADDRESS   : 22013 CARTER MILL WAY
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,389.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.56500
    ----------------------------------------------------------------
0   0031498892     MORTGAGORS: ALLMAN               PAUL

    REGION CODE    ADDRESS   : 2204 NORTH ARDMORE AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,804.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 60.40200
    ----------------------------------------------------------------
0   0031498934     MORTGAGORS: SHORTSLEEVE          JOSEPH
                               SHORTSLEEVE          SUSAN
    REGION CODE    ADDRESS   : 683 BOSTON POST ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,150.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,555.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.88100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,081,000.00
                                P & I AMT:     14,469.23
                                UPB AMT:   2,078,214.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          352
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031498983     MORTGAGORS: GENTILCORE           JAMES
                               BYNUM                JAMES
    REGION CODE    ADDRESS   : 4242 MCFARLANE AVENUE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91505
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,026.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,928.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499023     MORTGAGORS: BHATIA               A
                               BHATIA               NEERA
    REGION CODE    ADDRESS   : 623 COLE RANCH ROAD
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,120.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,645.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 61.28000
    ----------------------------------------------------------------
0   0031499072     MORTGAGORS: LIPSON               STEVEN
                               WEATHERBEE           JANA
    REGION CODE    ADDRESS   : 131 WITCH LANE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06853
    MORTGAGE AMOUNT :   277,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,876.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,915.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.84400
    ----------------------------------------------------------------
0   0031499114     MORTGAGORS: LEONE                BARRY
                               LEONE                SUSAN
    REGION CODE    ADDRESS   : 3272 ST ALBANS DRIVE
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,368.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.98900
    ----------------------------------------------------------------
0   0031499189     MORTGAGORS: HARRIS               JOHN
                               FULLER HARRIS        MARY
    REGION CODE    ADDRESS   : 4047 VAILWOOD DRIVE
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37215
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,590.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,627,300.00
                                P & I AMT:     11,239.38
                                UPB AMT:   1,623,982.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          353
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499288     MORTGAGORS: HUGHES               EDWARD

    REGION CODE    ADDRESS   : 1685 BRIGHTWAY PLACE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   355,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,833.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031499320     MORTGAGORS: KATZ                 JEROLD
                               KATZ                 BETH
    REGION CODE    ADDRESS   : 3 BEECHAM CT
        01         CITY      :    OWINGS MILLS
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,610.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031499379     MORTGAGORS: LAMBELL              DENNIS
                               LAMBELL              BARBARA
    REGION CODE    ADDRESS   : 1666 ANDORRE GLEN
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   308,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,190.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,133.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.34100
    ----------------------------------------------------------------
0   0031499452     MORTGAGORS: GRUNDLEHNER          PHILIP
                               WINAY                NORA
    REGION CODE    ADDRESS   : 599 REYNARD COURT
        01         CITY      :    BLOOMFIELD HILLS
                   STATE/ZIP : MI  48304
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,483.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.73900
    ----------------------------------------------------------------
0   0031499528     MORTGAGORS: PERRY                MATTHEW
                               PERRY                MERRIE
    REGION CODE    ADDRESS   : 826 S BRUNER STREET
        01         CITY      :    HINSDALE
                   STATE/ZIP : IL  60521
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,405.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,629,400.00
                                P & I AMT:     11,193.55
                                UPB AMT:   1,626,523.90

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          354
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499544     MORTGAGORS: ANDERSON             BRETT
                               ANDERSON             JENNIFER
    REGION CODE    ADDRESS   : 7 PADDOCK COURT
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,603.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499577     MORTGAGORS: CYPRIEN              DAVID
                               CYPRIEN              PAMELA
    REGION CODE    ADDRESS   : 27140 BIG HORN MOUNTAIN WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,484.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.18100
    ----------------------------------------------------------------
0   0031499601     MORTGAGORS: CONRAD               ALAN
                               CAPAROSA             SUSAN
    REGION CODE    ADDRESS   : 10525 QUAIL SPRINGS COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,756.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.30860
    ----------------------------------------------------------------
0   0031499635     MORTGAGORS: BORRELLI             GLENN
                               BORRELLI             LOUISE
    REGION CODE    ADDRESS   : 3508 SARATOGA AVENUE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21403
    MORTGAGE AMOUNT :   419,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    417,841.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,858.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.50800
    ----------------------------------------------------------------
0   0031499650     MORTGAGORS: RIDER                ROGER
                               RIDER                JULIANNE
    REGION CODE    ADDRESS   : 720 NICHOLSON AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,822.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.38461
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,498,800.00
                                P & I AMT:     10,306.54
                                UPB AMT:   1,496,508.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          355
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499700     MORTGAGORS: YOUNG                JAMES
                               YOUNG                CAROLINE
    REGION CODE    ADDRESS   : 3842 MT ARIANE DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92111
    MORTGAGE AMOUNT :   269,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,599.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031499742     MORTGAGORS: SAUER                ROBERT
                               SAUER                GINA
    REGION CODE    ADDRESS   : 40498 BROWNS LANE
        01         CITY      :    WATERFORD
                   STATE/ZIP : VA  20197
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,719.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------
0   0031499775     MORTGAGORS: PETERSON             PHILIP
                               PETERSON             BRENDA
    REGION CODE    ADDRESS   : 407 21ST STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,504.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031499825     MORTGAGORS: RADICE               LUIS
                               RADICE               SUSANA
    REGION CODE    ADDRESS   : 1450 MCLEAN MEWS COURT
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,599.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,746.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.11200
    ----------------------------------------------------------------
0   0031499833     MORTGAGORS: RABBANI              SOHRAB
                               RABBANI              SHAHAB
    REGION CODE    ADDRESS   : 14880 VALLEY VISTA BLVD
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,772.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,511,000.00
                                P & I AMT:     10,495.22
                                UPB AMT:   1,509,196.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          356
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499866     MORTGAGORS: MATHES               KAREN

    REGION CODE    ADDRESS   : 8807 MOONEY ROAD
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95624
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,795.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.51613
    ----------------------------------------------------------------
0   0031499882     MORTGAGORS: UPSHAW               MONTAGUE
                               UPSHAW               CAROL
    REGION CODE    ADDRESS   : 1145 MARTINO ROAD
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,657.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031499916     MORTGAGORS: SUGARMAN             JEFFERY
                               SUGARMAN             FREDERIQUE
    REGION CODE    ADDRESS   : 888 SHAWDOW CREEK PLACE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,291.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,582.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 57.47100
    ----------------------------------------------------------------
0   0031499924     MORTGAGORS: HARRIS               MATTHEW
                               HARRIS               DEBRA
    REGION CODE    ADDRESS   : 108 HESKETH COURT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,804.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.12500
    ----------------------------------------------------------------
0   0031499973     MORTGAGORS: PANTALEO             MICHAEL

    REGION CODE    ADDRESS   : 4572 SANTA CRUZ AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,751.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 76.04900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,770,000.00
                                P & I AMT:     12,389.40
                                UPB AMT:   1,767,301.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          357
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031499999     MORTGAGORS: MICAL                GARY
                               REARDON              ALICE
    REGION CODE    ADDRESS   : 8 LIGHTHOUSE LANE
        01         CITY      :    GRAYSLAKE
                   STATE/ZIP : IL  60030
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,258.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031500010     MORTGAGORS: BURKHOLDER           ALAN
                               BURKHOLDER           PATRICIA
    REGION CODE    ADDRESS   : 24 BIRKDALE WAY
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,147.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.33000
    ----------------------------------------------------------------
0   0031500069     MORTGAGORS: HABASH               NADER
                               HABASH               CAROLE
    REGION CODE    ADDRESS   : 6963 BRET HARTE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,276.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.73600
    ----------------------------------------------------------------
0   0031500176     MORTGAGORS: MARSHALL             BRAD
                               MARSHALL             ROBIN
    REGION CODE    ADDRESS   : 8343 ARGENT CIRCLE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,397.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.61100
    ----------------------------------------------------------------
0   0031500234     MORTGAGORS: RICCI                ANTHONY

    REGION CODE    ADDRESS   : 415 RED BIRCH ROAD
        01         CITY      :    MILLERSVILLE
                   STATE/ZIP : MD  21108
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,634.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.96500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,433,000.00
                                P & I AMT:     10,266.21
                                UPB AMT:   1,429,715.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          358
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031500283     MORTGAGORS: WARHURST             CRAIG
                               WARHURST             GLENNA
    REGION CODE    ADDRESS   : 17570 LUNA DE MIEL
        01         CITY      :    RANCHO SANTA FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   359,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,001.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,603.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 49.86100
    ----------------------------------------------------------------
0   0031500317     MORTGAGORS: LENNON               ANNE

    REGION CODE    ADDRESS   : 80 CARESWELL STREET
        01         CITY      :    MARSHFIELD
                   STATE/ZIP : MA  02050
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------
0   0031500333     MORTGAGORS: HUTCHINGS            BRIAN
                               HUTCHINGS            BARBARA
    REGION CODE    ADDRESS   : 227 SOUTH BALDWIN AVENUE
        01         CITY      :    SIERRA MADRE
                   STATE/ZIP : CA  91024
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,629.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.63630
    ----------------------------------------------------------------
0   0031500382     MORTGAGORS: LEONARD              JAMES

    REGION CODE    ADDRESS   : 269 ROCKHURST ROAD
        01         CITY      :    BOLLINGBROOK
                   STATE/ZIP : IL  60440
    MORTGAGE AMOUNT :    81,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     81,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       549.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.61900
    ----------------------------------------------------------------
0   0031500408     MORTGAGORS: PESCAR               DANIEL
                               PESCAR               CYNTHIA
    REGION CODE    ADDRESS   : 1847 ENCINO DRIVE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,544.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.73900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,283,500.00
                                P & I AMT:      9,111.03
                                UPB AMT:   1,281,675.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          359
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031500432     MORTGAGORS: GOLDSTEIN            MATTHEW
                               GOLDSTEIN            BETH
    REGION CODE    ADDRESS   : 611 LATHAM DR
        01         CITY      :    WYNNEWOOD
                   STATE/ZIP : PA  19096
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,313.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.67700
    ----------------------------------------------------------------
0   0031500846     MORTGAGORS: GALLOWAY             MICHAEL
                               GALLOWAY             MARY
    REGION CODE    ADDRESS   : 2056 EAST NORCROFT STREET
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,790.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,289.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0031501083     MORTGAGORS: MILLER               DONALD
                               MILLER               MARGARET
    REGION CODE    ADDRESS   : 5380 VIA ASTURIAS
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,317.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.38000
    ----------------------------------------------------------------
0   0031501109     MORTGAGORS: GOMEZ                PAUL
                               SCHAFFER             DIANE
    REGION CODE    ADDRESS   : 16 GLENWOOD AVENUE
        01         CITY      :    NEWTON CENTRE
                   STATE/ZIP : MA  02159
    MORTGAGE AMOUNT :   335,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,712.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,258.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031501117     MORTGAGORS: MCMICHAEL            PATRICK
                               MCMICHAEL            ELIZABETH
    REGION CODE    ADDRESS   : 5114 BRANDYWINE DR.
        01         CITY      :    EAGLEVILLE
                   STATE/ZIP : PA  19403
    MORTGAGE AMOUNT :   241,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,476.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,589.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.03200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,419,150.00
                                P & I AMT:      9,834.66
                                UPB AMT:   1,416,609.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          360
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031501125     MORTGAGORS: DHINGRA              VIJAK
                               DHINGRA              UMA
    REGION CODE    ADDRESS   : 11303 GARDEN POINT VIEW
        01         CITY      :    MIDLOTHIAN
                   STATE/ZIP : VA  23113
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,214.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/23
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.42700
    ----------------------------------------------------------------
0   0031501133     MORTGAGORS: SULLIVAN             DOLAN
                               SULLIVAN             DELIA
    REGION CODE    ADDRESS   : 7212 VALON COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22307
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,416.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 52.38000
    ----------------------------------------------------------------
0   0031501141     MORTGAGORS: SORIA                CESAR
                               SORIA                REBECCA
    REGION CODE    ADDRESS   : 19820 SIERRA MEADOWS LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,664.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031501299     MORTGAGORS: DOMAN                JEFFREY
                               DOMAN                SUE
    REGION CODE    ADDRESS   : 3575 DAVIS STREET
        01         CITY      :    EVANSTON
                   STATE/ZIP : IL  60203
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,783.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.02500
    ----------------------------------------------------------------
0   0031501430     MORTGAGORS: BOILEAU              STEVEN
                               BOILEAU              GINA
    REGION CODE    ADDRESS   : 1439 HARLE PLACE, S.W.,
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20175
    MORTGAGE AMOUNT :   280,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,265.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,449,750.00
                                P & I AMT:      9,836.76
                                UPB AMT:   1,447,343.64

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          361
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031501455     MORTGAGORS: WENZEL               BRETT
                               WENZEL               JULIE
    REGION CODE    ADDRESS   : 11526 VILLAGE RIDGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   244,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,257.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.97700
    ----------------------------------------------------------------
0   0031501489     MORTGAGORS: RAI                  BHUPINDER
                               RAI                  MANPREET
    REGION CODE    ADDRESS   : 4303 REDLANDS STREET
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   264,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,704.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 91.24300
    ----------------------------------------------------------------
0   0031501497     MORTGAGORS: DIEHL                ROBERT
                               DIEHL                LEE ANN
    REGION CODE    ADDRESS   : 2669 HALLE PARKWAY
        01         CITY      :    COLLERVILLE
                   STATE/ZIP : TN  38017
    MORTGAGE AMOUNT :   394,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,782.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,690.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031501505     MORTGAGORS: WICKES               AERON
                               WICKES               MARY
    REGION CODE    ADDRESS   : 12216 GLADEHOLLOW COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   377,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,193.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,545.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
0   0031501612     MORTGAGORS: RUBINO               NICHOLAS
                               RUBINO               MELORI
    REGION CODE    ADDRESS   : 35 CHEYENNE DRIVE
        01         CITY      :    MONTVILLE
                   STATE/ZIP : NJ  07045
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,680.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,801,000.00
                                P & I AMT:     12,299.89
                                UPB AMT:   1,798,939.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          362
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031501919     MORTGAGORS: ROSE                 DON

    REGION CODE    ADDRESS   : 4214 MEADOW WOOD COURT
        01         CITY      :    EL DORADO HILLS
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   270,238.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,815.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------
0   0031501976     MORTGAGORS: HERENDEEN            DENNIS
                               HERENDEEN            PATRICIA
    REGION CODE    ADDRESS   : 5134 EAST SHOSHONE AVENUE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,985.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031501992     MORTGAGORS: WONG                 MARILYN
                               SANO                 EDEN
    REGION CODE    ADDRESS   : 143 KESTREL COURT,UNIT #143
        01         CITY      :    BRISBANE
                   STATE/ZIP : CA  94005
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,940.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.88800
    ----------------------------------------------------------------
0   0031502164     MORTGAGORS: MARTIN               MARK
                               MARTIN               MAUREEN
    REGION CODE    ADDRESS   : 379 RIESLING COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,436.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.66700
    ----------------------------------------------------------------
0   0031502206     MORTGAGORS: PACILLIO             MICHAEL
                               PACILLIO             LORRIE
    REGION CODE    ADDRESS   : 5316 STONE FALLS LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,438.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 46.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,525,038.00
                                P & I AMT:     10,327.78
                                UPB AMT:   1,522,616.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          363
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031502248     MORTGAGORS: PATTON               WALTER
                               PATTON               MAY
    REGION CODE    ADDRESS   : 22751 BURLWOOD
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,383.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.61600
    ----------------------------------------------------------------
0   0031502263     MORTGAGORS: FRIEDLANDER          LEONARD
                               FRIEDLANDER          CHRISTA
    REGION CODE    ADDRESS   : 9306 BRAYMORE CIRCLE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,546.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.04700
    ----------------------------------------------------------------
0   0031502347     MORTGAGORS: GENTRY               NEWTON
                               GENTRY               PAMELA
    REGION CODE    ADDRESS   : 314 BROAD CREEK DRIVE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,031.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0031502529     MORTGAGORS: MICHEL               STEVEN
                               MICHEL               JEAN
    REGION CODE    ADDRESS   : 1863 VIA ACORDE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,737.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.40909
    ----------------------------------------------------------------
0   0031502560     MORTGAGORS: BARBER               JAMES
                               BARBER               LOUELLA
    REGION CODE    ADDRESS   : 1601 QUAIL RUN
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,804.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.08100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,618,600.00
                                P & I AMT:     10,994.26
                                UPB AMT:   1,616,503.66

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          364
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031502719     MORTGAGORS: STECKEL              PETER
                               STECKEL              VERNA
    REGION CODE    ADDRESS   : 32 BELLGROVE DRIVE
        01         CITY      :    TOWNSHIP OF MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,830.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.84800
    ----------------------------------------------------------------
0   0031502800     MORTGAGORS: SCANLON              E

    REGION CODE    ADDRESS   : 1546 CHERRY LAKE WAY
        01         CITY      :    HEATHROW
                   STATE/ZIP : FL  32746
    MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,117.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.96500
    ----------------------------------------------------------------
0   0031503139     MORTGAGORS: BARTELLI             KENNETH
                               BARTELLI             DONNA
    REGION CODE    ADDRESS   : 5515 VIA SEPULVEDA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,797.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.88880
    ----------------------------------------------------------------
0   0031503295     MORTGAGORS: KAMIAN               ALICIA
                               RUANE                MARK
    REGION CODE    ADDRESS   : 2565 SAN CARLOS AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,761.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,007.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031503329     MORTGAGORS: SHELLEY              CURTIS
                               SHELLEY              LYNNE
    REGION CODE    ADDRESS   : 33911 CALLE DE BONANZA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,042.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,349,800.00
                                P & I AMT:      9,353.36
                                UPB AMT:   1,348,548.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          365
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031503378     MORTGAGORS: HALLER               L
                               HALLER               YASUE
    REGION CODE    ADDRESS   : 5924 COLONY DR
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,720.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,442.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031503386     MORTGAGORS: COTTER               JOHN
                               COTTER               BARBARA
    REGION CODE    ADDRESS   : 7839 PROSPECT PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 56.25000
    ----------------------------------------------------------------
0   0031503402     MORTGAGORS: HANSON               LINDA

    REGION CODE    ADDRESS   : 1816 WOOD STREET
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,966.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       366.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 26.17800
    ----------------------------------------------------------------
0   0031503428     MORTGAGORS: DOYLE                DEAN
                               DOYLE                ROBERTA
    REGION CODE    ADDRESS   : 876 BARBER WAY
        01         CITY      :    GARDNERVILLE
                   STATE/ZIP : NV  89410
    MORTGAGE AMOUNT :   133,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,403.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       944.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031503436     MORTGAGORS: STALLWORTH           WILLIAM
                               STALLWORTH           SUSANNE
    REGION CODE    ADDRESS   : 415 MAGELLAN AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 59.52300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,241,500.00
                                P & I AMT:      8,627.14
                                UPB AMT:   1,240,566.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          366
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031503444     MORTGAGORS: GONZALES             THEODORE
                               GONZALES             LEAH ANN
    REGION CODE    ADDRESS   : 2242 SALISBURY WAY
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,806.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.75100
    ----------------------------------------------------------------
0   0031503477     MORTGAGORS: SPIELMAN             SUSAN

    REGION CODE    ADDRESS   : 28 ACACIA AVENUE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CA  94939
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,604.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,901.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 51.25000
    ----------------------------------------------------------------
0   0031503493     MORTGAGORS: ELLENBURG            DANIEL
                               BELL-ELLENBURG       JUDITH
    REGION CODE    ADDRESS   : 142 TOYAN DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : CA  94930
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,647.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.91800
    ----------------------------------------------------------------
0   0031503568     MORTGAGORS: FISHER               MARK
                               FISHER               MANDY
    REGION CODE    ADDRESS   : 16 PLEASANT HILL DRIVE
        01         CITY      :    ROLLING HILLS
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   595,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    594,569.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,211.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.38700
    ----------------------------------------------------------------
0   0031503584     MORTGAGORS: MUNOZ                RICHARD
                               MUNOZ                VICTORIA
    REGION CODE    ADDRESS   : 2197 SAN GABRIEL AVENUE
        01         CITY      :    CLOVIS
                   STATE/ZIP : CA  93611
    MORTGAGE AMOUNT :   231,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,136.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,745,300.00
                                P & I AMT:     12,373.62
                                UPB AMT:   1,743,765.30

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          367
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031503618     MORTGAGORS: NICKERSON            VALERIE

    REGION CODE    ADDRESS   : 12612 BUBBLING WELL ROAD
        01         CITY      :    SANTA ANA AREA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   209,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,379.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,519.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.84700
    ----------------------------------------------------------------
0   0031503659     MORTGAGORS: ELA                  STEPHEN

    REGION CODE    ADDRESS   : 1475 BARLEY GRAIN LANE
        01         CITY      :    PASO ROBLES
                   STATE/ZIP : CA  93446
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,041.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031503758     MORTGAGORS: DUFFY                JOAN

    REGION CODE    ADDRESS   : 1345 CERRITOS DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   377,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,212.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.29700
    ----------------------------------------------------------------
0   0031503766     MORTGAGORS: DIRKSEN              PHILIP
                               DIRKSEN              ZANA
    REGION CODE    ADDRESS   : 3831 HILLGROVE WAY
        01         CITY      :    CARMICHAEL
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   253,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,473.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 74.99200
    ----------------------------------------------------------------
0   0031503949     MORTGAGORS: SNOWDON              KENNETH
                               SNOWDON              BEVERLY
    REGION CODE    ADDRESS   : 19441 CATFISH CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   153,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    152,880.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,043.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 72.85700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,275,200.00
                                P & I AMT:      8,977.91
                                UPB AMT:   1,273,987.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          368
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031503964     MORTGAGORS: STEVENS              LUCILLE

    REGION CODE    ADDRESS   : 613 NORTH MOUNTAIN VIEW PLACE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92831
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,931.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       725.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 42.37200
    ----------------------------------------------------------------
0   0031504004     MORTGAGORS: BROWN                KIMBALL

    REGION CODE    ADDRESS   : 15675 CHERRY BLOSSOM LANE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   431,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,358.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,013.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.95600
    ----------------------------------------------------------------
0   0031504194     MORTGAGORS: SHINGLEDECKER        DAVID
                               SHINGLEDECKER        REGINA
    REGION CODE    ADDRESS   : 641 18TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   608,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    607,547.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,151.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.91091
    ----------------------------------------------------------------
0   0031504236     MORTGAGORS: DEE                  GARY
                               DEE                  DIANE
    REGION CODE    ADDRESS   : 5288 SOUTHHAMPTON COVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   381,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,922.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,538.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------
0   0031504251     MORTGAGORS: JOBSZ                BERTRAM
                               JOBSZ                NANCY
    REGION CODE    ADDRESS   : 6492 EAST TAMARIND STREET
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,657.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,670.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,757,050.00
                                P & I AMT:     12,098.60
                                UPB AMT:   1,754,417.14

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          369
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031504269     MORTGAGORS: ATWOOD               BERT
                               ATWOOD               ANN
    REGION CODE    ADDRESS   : 9343 KONOCTI BAY ROAD
        01         CITY      :    KELSEYVILLE
                   STATE/ZIP : CA  95451
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031504293     MORTGAGORS: OLIVO                LARRY
                               OLIVO                LISA
    REGION CODE    ADDRESS   : 1125 EL SOLYO HEIGHTS DRIVE
        01         CITY      :    FELTON
                   STATE/ZIP : CA  95018
    MORTGAGE AMOUNT :   266,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,052.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,861.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031504327     MORTGAGORS: PAGGI                MARILYN

    REGION CODE    ADDRESS   : 2746 MAYFIELD AVENUE
        01         CITY      :    LA CRESCENTA
                   STATE/ZIP : CA  91214
    MORTGAGE AMOUNT :   120,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    119,913.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       849.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031504343     MORTGAGORS: POWELL               SOPHIE

    REGION CODE    ADDRESS   : 14 OAK VIEW DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 58.25200
    ----------------------------------------------------------------
0   0031504483     MORTGAGORS: SMITH                DAVID
                               SMITH                RITA
    REGION CODE    ADDRESS   : 941 PRESCOTT STREET
        01         CITY      :    FORT MEYERS BEACH
                   STATE/ZIP : FL  33931
    MORTGAGE AMOUNT :   242,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,064.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.81500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,228,750.00
                                P & I AMT:      8,623.18
                                UPB AMT:   1,227,584.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          370
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031504582     MORTGAGORS: SHAW                 THOMAS
                               SHAW                 CLAUDIA
    REGION CODE    ADDRESS   : 4672 FIR AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,010.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031504590     MORTGAGORS: PETRERA              JOHN

    REGION CODE    ADDRESS   : 1307 CERRO VERDE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   371,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,738.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,657.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.46500
    ----------------------------------------------------------------
0   0031504756     MORTGAGORS: KATZ                 JOSEPH
                               KATZ                 CINDY
    REGION CODE    ADDRESS   : 1171 EGRET CIRCLE SOUTH
        01         CITY      :    JUPITER
                   STATE/ZIP : FL  33458
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,259.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.98000
    ----------------------------------------------------------------
0   0031504772     MORTGAGORS: MILLER               STEPHEN
                               MILLER               GEMMA
    REGION CODE    ADDRESS   : 1729 CATTAIL WOODS
        01         CITY      :    WOODBINE
                   STATE/ZIP : MD  21797
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,301.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031504798     MORTGAGORS: KOENIG               WALTER
                               KOENIG               URSULA
    REGION CODE    ADDRESS   : 9 ALMOND COURT
        01         CITY      :    LAFAYETTE HILL
                   STATE/ZIP : PA  19444
    MORTGAGE AMOUNT :   238,089.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,888.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,564.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,380,789.00
                                P & I AMT:      9,617.54
                                UPB AMT:   1,379,199.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          371
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031504814     MORTGAGORS: NISEN                STEVE
                               NISEN                PEGGY
    REGION CODE    ADDRESS   : 504 3RD STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   349,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,178.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,380.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.12000
    ----------------------------------------------------------------
0   0031504871     MORTGAGORS: DALY                 M

    REGION CODE    ADDRESS   : 11 TALMAGE ROAD
        01         CITY      :    BOROUGH OF MENDHAM
                   STATE/ZIP : NJ  07945
    MORTGAGE AMOUNT :   379,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,711.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,617.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.98300
    ----------------------------------------------------------------
0   0031504897     MORTGAGORS: KEUNG                PHILIP
                               KEUNG                GLORIA
    REGION CODE    ADDRESS   : 2420 TERREBONNE AVENUE
        01         CITY      :    SAN DIAMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,781.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031505027     MORTGAGORS: GRAY                 JOHN
                               JIANOS               JEAN
    REGION CODE    ADDRESS   : 10746 RIVERSCAPE RUN
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   556,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    554,722.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,840.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.15700
    ----------------------------------------------------------------
0   0031505043     MORTGAGORS: GORSKI               CARL
                               GORSKI               JULIA
    REGION CODE    ADDRESS   : 8317 ARMETALE LANE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,124.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.37300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,816,500.00
                                P & I AMT:     12,514.24
                                UPB AMT:   1,813,518.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          372
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031505100     MORTGAGORS: CROASDALE            HUDNALL
                               CROASDALE            NANCY
    REGION CODE    ADDRESS   : 8359 JUSTIN ROAD
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22309
    MORTGAGE AMOUNT :   324,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,003.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------
0   0031505118     MORTGAGORS: EHRLICH              KAREN

    REGION CODE    ADDRESS   : 6101 GRANBY ROAD
        01         CITY      :    DERWOOD
                   STATE/ZIP : MD  20855
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,494.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.74600
    ----------------------------------------------------------------
0   0031505134     MORTGAGORS: HERMAN               PAUL
                               HERMAN               MALKA
    REGION CODE    ADDRESS   : 276 MAPLE STREET
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : NJ  07631
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,007.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.31900
    ----------------------------------------------------------------
0   0031505142     MORTGAGORS: SIEGEL               MICHAEL
                               BROUN                AMANDA
    REGION CODE    ADDRESS   : 3614 ALBEMARLE STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,534.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.04700
    ----------------------------------------------------------------
0   0031505159     MORTGAGORS: SIMONICH             MICAHEL
                               SIMONICH             DEBORAH
    REGION CODE    ADDRESS   : 15475 EAGLE TAVERN LANE
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  22020
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,568.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 83.38300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,855,550.00
                                P & I AMT:     12,580.26
                                UPB AMT:   1,852,608.46

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          373
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031505167     MORTGAGORS: HOSCHEIT             DONALD
                               HOSCHEIT             DONNA
    REGION CODE    ADDRESS   : 2705 ROYAL ST. JAMES COURT
        01         CITY      :    ST. CHARLES
                   STATE/ZIP : IL  60174
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,262.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,099.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.58500
    ----------------------------------------------------------------
0   0031505183     MORTGAGORS: GARVIN               JENNIFER

    REGION CODE    ADDRESS   : 2909 CENTER AVENUE
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,366.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,582.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 77.46000
    ----------------------------------------------------------------
0   0031505241     MORTGAGORS: RODGERS              JOHN

    REGION CODE    ADDRESS   : 4830 NE 28 AVENUE
        01         CITY      :    LIGHTHOUSE POINT
                   STATE/ZIP : FL  33064
    MORTGAGE AMOUNT :   416,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,895.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,947.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0031505266     MORTGAGORS: DELLER               STEVEN
                               DELLER               DENISE
    REGION CODE    ADDRESS   : 21488 COLONIAL VILLAGE WAY
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   296,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,151.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------
0   0031505282     MORTGAGORS: LANDIS               ALAN
                               LANDIS               LISA
    REGION CODE    ADDRESS   : 5322 TRUMPINGTON COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   277,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,682.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,694,500.00
                                P & I AMT:     11,475.38
                                UPB AMT:   1,691,357.54

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          374
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031505480     MORTGAGORS: STRAHAN              DOUGLAS
                               STRAHAN              DIANE
    REGION CODE    ADDRESS   : 2058 MADRILLON ROAD
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,580.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.36800
    ----------------------------------------------------------------
0   0031505506     MORTGAGORS: JASO                 MARK
                               JASO                 JANET
    REGION CODE    ADDRESS   : 6323 COLCHESTER ROAD
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,390.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,560.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031505530     MORTGAGORS: ANDERSON             CRAIG
                               ANDERSON             E
    REGION CODE    ADDRESS   : 12481 MANDERLEY WAY
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,404.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.67500
    ----------------------------------------------------------------
0   0031505647     MORTGAGORS: CHAN                 STEPHEN
                               CHAN                 VIVIAN
    REGION CODE    ADDRESS   : 2555 SYCAMORE DRIVE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,724.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.37030
    ----------------------------------------------------------------
0   0031505951     MORTGAGORS: ESTABILLO            RANILO
                               ESTABILLO            BERNADETTE
    REGION CODE    ADDRESS   : 39369 LOGAN DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94538
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,867.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,159.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.23318
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,550,000.00
                                P & I AMT:     10,546.47
                                UPB AMT:   1,547,967.25

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          375
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031506249     MORTGAGORS: FOGGIATO             MARK

    REGION CODE    ADDRESS   : 4809 RUE LYON COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,399.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031506355     MORTGAGORS: HERNANDEZ            DAVID
                               HERNANDEZ            ANGELA
    REGION CODE    ADDRESS   : 702 WALNUT STREET
        01         CITY      :    PACIFIC GROVE
                   STATE/ZIP : CA  93950
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,794.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.40000
    ----------------------------------------------------------------
0   0031506363     MORTGAGORS: MILLER               R.

    REGION CODE    ADDRESS   : 5 JOYCE LANE
        01         CITY      :    SIMSBURY
                   STATE/ZIP : CT  06070
    MORTGAGE AMOUNT :   342,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,132.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031506538     MORTGAGORS: KING                 G
                               KING                 CATHLEEN
    REGION CODE    ADDRESS   : 45 CHIPPINGSTONE ROAD
        01         CITY      :    NORTH ATTLEBOROUGH
                   STATE/ZIP : MA  02760
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,484.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.39400
    ----------------------------------------------------------------
0   0031506553     MORTGAGORS: HAZARD               JON
                               HAZARD               SHELLYN
    REGION CODE    ADDRESS   : 2231 WILCOX DR
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,762.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,321.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,419,000.00
                                P & I AMT:      9,828.33
                                UPB AMT:   1,418,089.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          376
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031506637     MORTGAGORS: ANDERSON             SANDRA

    REGION CODE    ADDRESS   : 6113 BRAHMA DRIVE NW
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87120
    MORTGAGE AMOUNT :    80,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     80,732.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       530.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031506645     MORTGAGORS: CHOPRA               VINOD
                               CHOPRA               MANOJ
    REGION CODE    ADDRESS   : 2130 GREER RD
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,619.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,453.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.12600
    ----------------------------------------------------------------
0   0031506710     MORTGAGORS: PRICE                ROBERT

    REGION CODE    ADDRESS   : 13506 SAINT MARYS LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77079
    MORTGAGE AMOUNT :   258,875.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,678.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031507023     MORTGAGORS: MICHAELS             JEFFREY
                               MICHAELS             CATHY
    REGION CODE    ADDRESS   : 40 SOUTH MICHILLINDA AVENUE
        01         CITY      :    SIERRA MADRE
                   STATE/ZIP : CA  91024
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,703.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.49700
    ----------------------------------------------------------------
0   0031507072     MORTGAGORS: LOPEZ                MARIO
                               LOPEZ                MARICELA
    REGION CODE    ADDRESS   : 9680 BLUE MOUND DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,786.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,499,675.00
                                P & I AMT:     10,298.33
                                UPB AMT:   1,498,520.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          377
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031507155     MORTGAGORS: JEWELL               HERB
                               JEWELL               JUDITH
    REGION CODE    ADDRESS   : 217 ADA AVENUE #56
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,817.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.59500
    ----------------------------------------------------------------
0   0031507197     MORTGAGORS: LARSON               JENNIFER

    REGION CODE    ADDRESS   : 3279 HARRISON STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,837.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,585.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 75.93200
    ----------------------------------------------------------------
0   0031507486     MORTGAGORS: WILNAI               GUY
                               WILNAI               ILANIT
    REGION CODE    ADDRESS   : 10420 WUNDERLICH DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   516,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    516,197.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,524.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 74.99000
    ----------------------------------------------------------------
0   0031507494     MORTGAGORS: HODGE                WILLIAM
                               HODGE                CHERYLE
    REGION CODE    ADDRESS   : 9 FAIRE WINDS
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.19000
    ----------------------------------------------------------------
0   0031507544     MORTGAGORS: ILAS                 CEDRIX
                               ILAS                 BELINA
    REGION CODE    ADDRESS   : 3349 CAVENDISH DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,640,600.00
                                P & I AMT:     11,334.80
                                UPB AMT:   1,639,351.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          378
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031507569     MORTGAGORS: SIMPSON              RICHARD
                               SIMPSON              RUBY
    REGION CODE    ADDRESS   : 506 GRANT STREET
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   307,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,116.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.80700
    ----------------------------------------------------------------
0   0031507601     MORTGAGORS: TIET                 HOA

    REGION CODE    ADDRESS   : 6838 VISTA AVENUE SOUTH
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98108
    MORTGAGE AMOUNT :    80,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     79,944.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       580.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------
0   0031507692     MORTGAGORS: C0LVIN               RICHARD
                               PAYTON               MELISSA
    REGION CODE    ADDRESS   : 650 EAST CALAVERAS STREET
        01         CITY      :    ALTADENA AREA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,839.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 79.35400
    ----------------------------------------------------------------
0   0031507775     MORTGAGORS: KAO                  DAH-BIN
                               KAO                  TA-WEI
    REGION CODE    ADDRESS   : 3624 LUPINE AVENUE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   383,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,922.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,712.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.88100
    ----------------------------------------------------------------
0   0031507809     MORTGAGORS: GILLILAND            RICHARD
                               GILLILAND            JEAN
    REGION CODE    ADDRESS   : 3332 STONER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,764.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,350,550.00
                                P & I AMT:      9,634.49
                                UPB AMT:   1,349,587.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          379
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031507858     MORTGAGORS: SAYAS                JOSEF
                               SAYAS                MICHAL
    REGION CODE    ADDRESS   : 22404 PINEWOOD COURT
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 72.81000
    ----------------------------------------------------------------
0   0031507874     MORTGAGORS: WHITAKER             RICHARD
                               WHITAKER             CHRISTINE
    REGION CODE    ADDRESS   : 17462 PLEASANT VIEW AVE
        01         CITY      :    MONTE SERENO
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,718.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.16600
    ----------------------------------------------------------------
0   0031507882     MORTGAGORS: CHANG                HAN
                               CHANG                YONG
    REGION CODE    ADDRESS   : 3831 188TH STREET SW
        01         CITY      :    LYNNWOOD
                   STATE/ZIP : WA  98037
    MORTGAGE AMOUNT :   157,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    156,886.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,111.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.36400
    ----------------------------------------------------------------
0   0031507916     MORTGAGORS: KETTEL               L
                               KETTEL               FAITH
    REGION CODE    ADDRESS   : 409 LOMA LARGA DRIVE
        01         CITY      :    SOLANA BEACH
                   STATE/ZIP : CA  92075
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,603.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,341.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.36000
    ----------------------------------------------------------------
0   0031507932     MORTGAGORS: KUMLER               MARK
                               THORNTON             ERIC
    REGION CODE    ADDRESS   : 4514 18TH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   350,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,377.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.83100
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,666,700.00
                                P & I AMT:     11,364.77
                                UPB AMT:   1,665,348.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          380
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031507957     MORTGAGORS: SIMMONDS             M
                               SIMMONDS             SARAH
    REGION CODE    ADDRESS   : 31391 VIA SANTA MARIA
        01         CITY      :    SAN JUAN
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   581,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    580,796.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,965.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031507973     MORTGAGORS: JERVIS               JACQUELYNE

    REGION CODE    ADDRESS   : 5 RIVA DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,729.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,367.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.43400
    ----------------------------------------------------------------
0   0031508054     MORTGAGORS: SMITH                JEFFREY
                               SMITH                NANCY
    REGION CODE    ADDRESS   : 32822 BROOKSEED DRIVE
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,774.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031508096     MORTGAGORS: CLARIN               ERNESTO
                               CLARIN               TERESITA
    REGION CODE    ADDRESS   : 2464 CLAY COURT
        01         CITY      :    ROWLAND HEIGHTS
                   STATE/ZIP : CA  91748
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,314.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------
0   0031508112     MORTGAGORS: CARTWRIGHT           V
                               CARTWRIGHT           JUNKO
    REGION CODE    ADDRESS   : 5669 BRAMBLEWOOD ROAD
        01         CITY      :    LA CANADA FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   496,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,603.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,341.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,957,750.00
                                P & I AMT:     13,338.53
                                UPB AMT:   1,956,218.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          381
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031508146     MORTGAGORS: GORSH                STANLEY
                               GORSH                VICKY
    REGION CODE    ADDRESS   : 14071 MIRA MONTANA DRIVE
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,587.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,350.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031508237     MORTGAGORS: ORSINO               DONLAD
                               ORSINO               MARY JANE
    REGION CODE    ADDRESS   : 110 THUNDERBIRD COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------
0   0031508245     MORTGAGORS: EDWARDS              WILLIAM
                               KNIGGE               SUSAN
    REGION CODE    ADDRESS   : 7 CREST VIEW COURT
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   446,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,051.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,045.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42400
    ----------------------------------------------------------------
0   0031508286     MORTGAGORS: HARLINE              BRAD
                               HARLINE              CHERYL
    REGION CODE    ADDRESS   : 10 FREEDOM PLACE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92602
    MORTGAGE AMOUNT :   256,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,808.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031508351     MORTGAGORS: PITTMAN              CHARLES
                               PITTMAN              JUDITH
    REGION CODE    ADDRESS   : 3 FREEDOM PLACE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92602
    MORTGAGE AMOUNT :   248,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,911.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,950,900.00
                                P & I AMT:     13,587.73
                                UPB AMT:   1,949,047.13

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          382
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031508393     MORTGAGORS: ABRAHAM              EUSEBIO
                               ABRAHAM              RUTH  JUDITH
    REGION CODE    ADDRESS   : 1448 CHAVEZ WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95131
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,627.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.46300
    ----------------------------------------------------------------
0   0031508492     MORTGAGORS: MERRILL              MARK
                               MERRILL              JANA
    REGION CODE    ADDRESS   : 555 GOLD AVENUE
        01         CITY      :    FELTON
                   STATE/ZIP : CA  95018
    MORTGAGE AMOUNT :   133,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,398.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       922.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.17000
    ----------------------------------------------------------------
0   0031508930     MORTGAGORS: CHU                  JOHN
                               CHEW                 JO ELLEN
    REGION CODE    ADDRESS   : 149 THATCHER LANE
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,694.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.22600
    ----------------------------------------------------------------
0   0031508955     MORTGAGORS: COUTURE              DAMIEN
                               COUTURE              LYNN
    REGION CODE    ADDRESS   : 3200 STONE VALLEY ROAD
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   366,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,527.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,564.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031508971     MORTGAGORS: HIGAKI               CLYDE
                               HIGAKI               SHERRY
    REGION CODE    ADDRESS   : 361 SUNSET AVENUE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,807.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.86600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,389,300.00
                                P & I AMT:      9,593.92
                                UPB AMT:   1,388,055.47

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          383
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031508997     MORTGAGORS: COLE                 ADAM
                               COLE                 D
    REGION CODE    ADDRESS   : 385 EAST 100 SOUTH
        01         CITY      :    SPANISH FORK
                   STATE/ZIP : UT  84660
    MORTGAGE AMOUNT :   142,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    142,396.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,008.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.85700
    ----------------------------------------------------------------
0   0031509003     MORTGAGORS: MALNICK              WARREN

    REGION CODE    ADDRESS   : 45 INVERLEITH TERRACE
        01         CITY      :    PIEDMONT
                   STATE/ZIP : CA  94620
    MORTGAGE AMOUNT :   431,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,937.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,052.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.34100
    ----------------------------------------------------------------
0   0031509425     MORTGAGORS: DE MICHELI           WILLIAM

    REGION CODE    ADDRESS   : 10449 PINE FLAT WAY
        01         CITY      :    NEVADA CITY
                   STATE/ZIP : CA  95959
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,741.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,719.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031509466     MORTGAGORS: GRUBER               LEWIS

    REGION CODE    ADDRESS   : 12662 BYRON AVENUE
        01         CITY      :    LOS ANGELES (GRANADA HILL
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    211,854.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,537.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031509490     MORTGAGORS: OTTONE               LOUIS
                               OTTONE               JOSEPHINE
    REGION CODE    ADDRESS   : 77 SIERRA DRIVE
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93901
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,566.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,444,750.00
                                P & I AMT:     10,278.65
                                UPB AMT:   1,443,497.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          384
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031509532     MORTGAGORS: OPPENLANDER          WILLIAM
                               OPPENLANDER          KIRSTEN
    REGION CODE    ADDRESS   : 51 FESTIVO
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,769.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.70100
    ----------------------------------------------------------------
0   0031509540     MORTGAGORS: GALLUZZO             JOHN
                               GALLUZZO             LINDA
    REGION CODE    ADDRESS   : 8519 129TH PLACE SE
        01         CITY      :    NEWCASTLE
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.31300
    ----------------------------------------------------------------
0   0031509557     MORTGAGORS: TORRES               HUGO
                               TORRES               MARIA
    REGION CODE    ADDRESS   : 325 OAK STREET
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,779.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------
0   0031509581     MORTGAGORS: SEXTON               CLYDE
                               SEXTON               MARYANN
    REGION CODE    ADDRESS   : 4247 SOARING HAWK LANE
        01         CITY      :    PILOT HILL
                   STATE/ZIP : CA  95664
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,693.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,580.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.26400
    ----------------------------------------------------------------
0   0031509615     MORTGAGORS: WONG                 DAVID
                               WONG                 MERCY
    REGION CODE    ADDRESS   : 121 SERRA COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   562,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    561,575.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,742.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,812,500.00
                                P & I AMT:     12,362.87
                                UPB AMT:   1,810,421.39

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          385
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031509631     MORTGAGORS: BEARCHELL            ROBERT
                               BEARCHELL            SHARON
    REGION CODE    ADDRESS   : 2828 PALOS VERDES DRIVE WEST
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   264,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,374.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 50.90300
    ----------------------------------------------------------------
0   0031509649     MORTGAGORS: DUCKWITZ             ARTHUR
                               DUCKWITZ             ELIZABETH
    REGION CODE    ADDRESS   : 7 BLACKWOOD
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,329.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031509680     MORTGAGORS: LINSTEADT            KENNETH
                               LINSTEADT            JEAN
    REGION CODE    ADDRESS   : 28 NELSON AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,035.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,942.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031509805     MORTGAGORS: HERBERT              CLAIRE

    REGION CODE    ADDRESS   : 10077 SIERRA VISTA
        01         CITY      :    LA MESA
                   STATE/ZIP : CA  91941
    MORTGAGE AMOUNT :   255,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,365.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031509813     MORTGAGORS: HILB                 DOUGLAS

    REGION CODE    ADDRESS   : 1373 VIA SAVONA DRIVE
        01         CITY      :    HENDERSON
                   STATE/ZIP : NV  89012
    MORTGAGE AMOUNT :   243,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,269.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,292,450.00
                                P & I AMT:      9,121.61
                                UPB AMT:   1,290,374.81

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          386
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031509839     MORTGAGORS: ROMANO               CAROLYN
                               GRIFFIN              GEORGE
    REGION CODE    ADDRESS   : 171 WILSON ROAD
        01         CITY      :    NAHANT
                   STATE/ZIP : MA  01908
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,603.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 91.22800
    ----------------------------------------------------------------
0   0031509847     MORTGAGORS: THOMPSON             LINDA

    REGION CODE    ADDRESS   : 3910 BONITA VIEW DRIVE
        01         CITY      :    BONITA
                   STATE/ZIP : CA  91902
    MORTGAGE AMOUNT :   241,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,120.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031509854     MORTGAGORS: WALZ                 MARY
                               WALZ                 LOUIS
    REGION CODE    ADDRESS   : 1015 MANDALAY BEACH ROAD
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93035
    MORTGAGE AMOUNT :   482,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    481,614.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,247.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.50600
    ----------------------------------------------------------------
0   0031509870     MORTGAGORS: PIERCE               JAMES
                               PIERCE               ALICE
    REGION CODE    ADDRESS   : 9036 WINDING WAY
        01         CITY      :    OREGON HOUSE
                   STATE/ZIP : CA  95962
    MORTGAGE AMOUNT :   141,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    141,497.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,002.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031509888     MORTGAGORS: TAFOYA               ROBERT
                               TAFOYA               AMY
    REGION CODE    ADDRESS   : 1314 ESTELLE LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,674.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,185.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,574,900.00
                                P & I AMT:     10,917.60
                                UPB AMT:   1,573,510.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          387
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031509904     MORTGAGORS: CREDEUR              DALE
                               MICHOT               CECILE
    REGION CODE    ADDRESS   : 3515 MANHATTAN AVENUE
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   383,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,550.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,618.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.79000
    ----------------------------------------------------------------
0   0031509961     MORTGAGORS: STIMPFL              PAUL
                               STIMPFL              MARY
    REGION CODE    ADDRESS   : 23217 ROBERT ROAD
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,773.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.78200
    ----------------------------------------------------------------
0   0031509987     MORTGAGORS: CAPORASO             FREDRIC
                               CAPORASO             KAREN
    REGION CODE    ADDRESS   : 6221 SIERRA SIENA ROAD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,736.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.56100
    ----------------------------------------------------------------
0   0031510076     MORTGAGORS: MALDE                SANJAY
                               MALDE                ILA
    REGION CODE    ADDRESS   : 390 GENOA DRIVE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,541.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031510118     MORTGAGORS: VAN HARTEN           KENTON
                               VAN HARTEN           KATIE
    REGION CODE    ADDRESS   : 6 MALAGA PLACE EAST
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,681.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,114.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,716,600.00
                                P & I AMT:     11,817.66
                                UPB AMT:   1,715,283.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          388
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031510241     MORTGAGORS: WALKER               GARY
                               WALKER               MARGARET
    REGION CODE    ADDRESS   : 5451 CRANE AVE E.
        01         CITY      :    PORT ORCHARD
                   STATE/ZIP : WA  98366
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,825.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031510621     MORTGAGORS: FRIEDEN              DAVID
                               FRIEDEN              LINDA
    REGION CODE    ADDRESS   : 2403 MARSHALLFIELD LANE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,564.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.55200
    ----------------------------------------------------------------
0   0031511108     MORTGAGORS: CHRIST               JAMES
                               CHRIST               LYNN
    REGION CODE    ADDRESS   : 6 BROOK RIDGE DRIVE
        01         CITY      :    BERNARDS TOWNSHIP
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 56.52100
    ----------------------------------------------------------------
0   0031511223     MORTGAGORS: CLOUGH               ELAINE

    REGION CODE    ADDRESS   : 6 SILKLEAF
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   133,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,901.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       929.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 51.15300
    ----------------------------------------------------------------
0   0031511348     MORTGAGORS: TARBELL              STANLEY
                               TARBELL              JUDITH
    REGION CODE    ADDRESS   : 6081 RIDGE WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,716.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,774.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,332,000.00
                                P & I AMT:      9,305.45
                                UPB AMT:   1,331,007.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          389
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031511389     MORTGAGORS: SPECIALE             PAUL
                               SPECIALE             JENNIE
    REGION CODE    ADDRESS   : 4120 MIRALESTE DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,705.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,578.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031511447     MORTGAGORS: JONES                SIDNEY
                               JONES                DENA
    REGION CODE    ADDRESS   : 266 STRANAHAN CIRCLE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   186,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    186,115.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,287.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.31914
    ----------------------------------------------------------------
0   0031511538     MORTGAGORS: PHAM                 CAROL

    REGION CODE    ADDRESS   : 14 FESTIVO
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,755.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.11100
    ----------------------------------------------------------------
0   0031511629     MORTGAGORS: CROWE                ERIC
                               ALDEN-CROWE          LESLIE
    REGION CODE    ADDRESS   : 19431 SIERRA SANTO ROAD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92715
    MORTGAGE AMOUNT :   371,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,731.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,625.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.93600
    ----------------------------------------------------------------
0   0031511769     MORTGAGORS: LINK-FLAIR           CHANTAL
                               FLAIR                MICHAEL
    REGION CODE    ADDRESS   : 811 BREEZE PLACE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,786.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.01200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,576,400.00
                                P & I AMT:     11,055.04
                                UPB AMT:   1,575,093.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          390
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031511868     MORTGAGORS: ALDEMIR              MUSTAFA
                               ALDEMIR              STEPHANIE
    REGION CODE    ADDRESS   : 26 IRONWOOD
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   240,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,332.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.85074
    ----------------------------------------------------------------
0   0031511942     MORTGAGORS: KING                 BILLY
                               KING                 MARY
    REGION CODE    ADDRESS   : 5213 W MISTY WILLOW LANE
        01         CITY      :    GLENDALE
                   STATE/ZIP : AZ  85310
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,746.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031511967     MORTGAGORS: YOUNG                LYNNETTE
                               YOUNG                ROBERT
    REGION CODE    ADDRESS   : 7491 KENNEDY ROAD
        01         CITY      :    SEBASTAPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   324,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,253.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.71390
    ----------------------------------------------------------------
0   0031512106     MORTGAGORS: KHANIYAN             RAHMATOLLAH
                               POURSALIMI           LABIBEH
    REGION CODE    ADDRESS   : 4727 BREWSTER DRIVE
        01         CITY      :    TARZANA
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,703.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,693.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.40000
    ----------------------------------------------------------------
0   0031512122     MORTGAGORS: LOUIE                DAVID
                               SOE                  DORENE
    REGION CODE    ADDRESS   : 2939 CEDRO LANE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,795.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.47300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,571,200.00
                                P & I AMT:     10,900.35
                                UPB AMT:   1,569,830.65

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          391
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031512148     MORTGAGORS: BOYER                GREGG

    REGION CODE    ADDRESS   : 210 21ST ST
        01         CITY      :    HUNTINGTON BCH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,452.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,165.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031512221     MORTGAGORS: CORMAN               KENNETH
                               CORMAN               SUSAN
    REGION CODE    ADDRESS   : 7450 EAST MILLSTREAM CIRCLE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 42.55300
    ----------------------------------------------------------------
0   0031512239     MORTGAGORS: SCHACHTER            PAUL

    REGION CODE    ADDRESS   : 431 WEST RUSTIC ROAD
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,743.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,512.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 44.37500
    ----------------------------------------------------------------
0   0031512254     MORTGAGORS: MUHLENBRUCH          BRYAN
                               JACKSON              LAURA
    REGION CODE    ADDRESS   : 12022 REAGAN STREET
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.80400
    ----------------------------------------------------------------
0   0031512262     MORTGAGORS: UMAMAHESHWARAN       EASWARAN
                               NARAYAN              KUMUDA
    REGION CODE    ADDRESS   : 739 STENDAHL LANE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   346,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,136.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,552,400.00
                                P & I AMT:     10,768.17
                                UPB AMT:   1,550,901.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          392
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031512296     MORTGAGORS: JONES                STEVEN

    REGION CODE    ADDRESS   : 1417 BLUEBIRD  CANYON DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   241,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,320.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.00000
    ----------------------------------------------------------------
0   0031512312     MORTGAGORS: FERNANDEZ            GABRIELLA

    REGION CODE    ADDRESS   : 1501 ANITA LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   456,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,661.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,188.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512338     MORTGAGORS: MULLIN               PATRICK
                               MULLIN               TERESA
    REGION CODE    ADDRESS   : 2307 PULLMAN LANE #B
        01         CITY      :    REDONDO BCH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,810.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512346     MORTGAGORS: VAKKALANKA           SARMA
                               VAKKALANKA           LALITHA
    REGION CODE    ADDRESS   : 4750 BLUE RIDGE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,772.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 67.34600
    ----------------------------------------------------------------
0   0031512361     MORTGAGORS: STANE                SCOTT
                               STANE                BETSY
    REGION CODE    ADDRESS   : 32023 KINGSPARK COURT
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   292,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,577.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,588,300.00
                                P & I AMT:     11,212.05
                                UPB AMT:   1,587,143.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          393
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031512395     MORTGAGORS: KAUFFMANN            KENNETH
                               KAUFFMANN            MERRELL
    REGION CODE    ADDRESS   : 20121 ADELE DRIVE
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,736.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.40000
    ----------------------------------------------------------------
0   0031512478     MORTGAGORS: AUDISS               SUZANNE

    REGION CODE    ADDRESS   : 505 SEAWARD ROAD
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,703.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512486     MORTGAGORS: ADAMS                TERESA

    REGION CODE    ADDRESS   : 525 HALSEY AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,849.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,224.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031512502     MORTGAGORS: GOODWIN              CHARLES
                               GOODWIN              MARJORIE
    REGION CODE    ADDRESS   : 1088 NORTH KENTER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   363,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    362,731.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,478.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.73600
    ----------------------------------------------------------------
0   0031512536     MORTGAGORS: LEEKA                MARC
                               LEEKA                PEARL
    REGION CODE    ADDRESS   : 2678 GLENDOWER AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   418,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    417,345.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,851.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.07800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,667,300.00
                                P & I AMT:     11,288.56
                                UPB AMT:   1,665,366.12

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          394
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031512551     MORTGAGORS: WILBUR               RONALD
                               WILBUR               FAYE
    REGION CODE    ADDRESS   : 21 LAS FIERAS
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   238,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,426.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ----------------------------------------------------------------
0   0031512593     MORTGAGORS: YARKEY               RAYMOND
                               YARKEY               LINDA
    REGION CODE    ADDRESS   : 429 WESTON ROAD
        01         CITY      :    YORKTOWN
                   STATE/ZIP : VA  23692
    MORTGAGE AMOUNT :   275,460.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,778.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.90100
    ----------------------------------------------------------------
0   0031512635     MORTGAGORS: PACIOLLA             ANTHONY
                               PACIOLLA             JAMIE
    REGION CODE    ADDRESS   : 730 EAST MARIPOSA AVENUE
        01         CITY      :    EL SEGUNDO
                   STATE/ZIP : CA  90245
    MORTGAGE AMOUNT :   399,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,603.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.05500
    ----------------------------------------------------------------
0   0031512718     MORTGAGORS: VIROSTEK             STEVE
                               VIROSTEK             JANET
    REGION CODE    ADDRESS   : 3308 STAGE COACH DRIVE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    458,969.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,216.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.60000
    ----------------------------------------------------------------
0   0031512734     MORTGAGORS: RAPPAPORT            JANET

    REGION CODE    ADDRESS   : 400 1/2 IRIS AVENUE
        01         CITY      :    CORONA DEL MAR
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,338.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,648,160.00
                                P & I AMT:     11,320.23
                                UPB AMT:   1,645,116.34

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          395
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031512742     MORTGAGORS: ORTWEIN              RICHARD
                               ORTWEIN              SHEILIA
    REGION CODE    ADDRESS   : 1435 GALAXY DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   520,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    519,755.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,595.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 52.05500
    ----------------------------------------------------------------
0   0031512759     MORTGAGORS: SAFADI               MAZEN
                               SAFADI               BARBARA
    REGION CODE    ADDRESS   : 922 BIMMERLE PLACE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,538.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.80900
    ----------------------------------------------------------------
0   0031512783     MORTGAGORS: DAWSON               STEPHEN
                               ZYETZ                CATHERINE
    REGION CODE    ADDRESS   : 3321 DELUNA DRIVE
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,249.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,452.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031513138     MORTGAGORS: MCGREGOR             WILLIAM
                               MCGREGOR             CHERYL
    REGION CODE    ADDRESS   : 130 BLACKLAND ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30342
    MORTGAGE AMOUNT :   892,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    891,803.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,088.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031513542     MORTGAGORS: PLUMSER              ALLAN
                               PLUMSER              DIANE
    REGION CODE    ADDRESS   : 27 INDEPENDENCE DRIVE
        01         CITY      :    EAST BRUNSWICK
                   STATE/ZIP : NJ  08816
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,303.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   250
    LTV :                 81.20000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,475,550.00
                                P & I AMT:     17,607.17
                                UPB AMT:   2,473,346.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          396
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031513823     MORTGAGORS: LANDGREN             BRIAN
                               MELRATH              SUSAN
    REGION CODE    ADDRESS   : 28506 NORTHEAST 63RD WAY
        01         CITY      :    CARNATION
                   STATE/ZIP : WA  98014
    MORTGAGE AMOUNT :   282,704.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,483.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.63400
    ----------------------------------------------------------------
0   0031514144     MORTGAGORS: STEVENS              PAUL
                               STEVENS              BARBARA
    REGION CODE    ADDRESS   : 136 TRACY LANE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   536,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    535,852.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,749.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031514169     MORTGAGORS: KOSKI                MICHAEL
                               KOSKI                VALARIE
    REGION CODE    ADDRESS   : 4493 EDGEWOOD WAY
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,646.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,328.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031514177     MORTGAGORS: BRANNON              STUART
                               BRANNON              SUSIE
    REGION CODE    ADDRESS   : 931 REDWOOD DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,732.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.61600
    ----------------------------------------------------------------
0   0031514185     MORTGAGORS: RODRIGUEZ            ERNEST
                               RODRIGUEZ            ALICE
    REGION CODE    ADDRESS   : 27100 S. LILLEGARD CT
        01         CITY      :    TRACEY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.66600
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,894,954.00
                                P & I AMT:     13,071.07
                                UPB AMT:   1,893,507.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          397
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031514284     MORTGAGORS: CHELINI              VINCENT

    REGION CODE    ADDRESS   : 438 PORTOFINO DRIVE #104
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,790.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 72.50000
    ----------------------------------------------------------------
0   0031514334     MORTGAGORS: GRINDELAND           ROBERT
                               DEDONATO             JANET
    REGION CODE    ADDRESS   : 3420 WEST BLAINE STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,236.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,302.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031514367     MORTGAGORS: MACDONALD            VIVIAN
                               MACDONALD            MALCOLM
    REGION CODE    ADDRESS   : 20 FAIRWAY DRIVE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,758.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.80900
    ----------------------------------------------------------------
0   0031514391     MORTGAGORS: VASELENKO            RONALD
                               VASELENKO            ANNA
    REGION CODE    ADDRESS   : 21921 UTE WAY
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   250,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,613.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031514417     MORTGAGORS: WALAS                CHRISTOPHER
                               RICHARDSON           GILLIAN
    REGION CODE    ADDRESS   : 720 MISSION CANYON RD
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,656.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,362.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 35.58000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,663,300.00
                                P & I AMT:     11,585.34
                                UPB AMT:   1,662,055.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          398
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031514433     MORTGAGORS: BAUNACH              STEPHEN
                               BAUNACH              MOLLY
    REGION CODE    ADDRESS   : 16488 BONNIE LANE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,666.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,919.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.87100
    ----------------------------------------------------------------
0   0031514466     MORTGAGORS: MUELLER              DAVID
                               MUELLER              LYNNE
    REGION CODE    ADDRESS   : 1221 18TH STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,715.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.65300
    ----------------------------------------------------------------
0   0031514490     MORTGAGORS: JACKSON              EVELYN

    REGION CODE    ADDRESS   : 181 SAN MARINO DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,665.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,714.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031514557     MORTGAGORS: HANSEN               TIMOTHY

    REGION CODE    ADDRESS   : 728 SOUTH 1000 EAST
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84103
    MORTGAGE AMOUNT :   120,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    120,312.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       852.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031514706     MORTGAGORS: GOBLIRSCH            RICHARD
                               GOBLIRSCH            MARY
    REGION CODE    ADDRESS   : 237 BENTLEY STREET
        01         CITY      :    PACIFIC GROVE
                   STATE/ZIP : CA  93950
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,807.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,572,400.00
                                P & I AMT:     10,702.74
                                UPB AMT:   1,571,166.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          399
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031514755     MORTGAGORS: MUNGER               SCOTT
                               MUNGER               CATHERINE
    REGION CODE    ADDRESS   : 6949 SILVERGATE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,768.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031514789     MORTGAGORS: JEPSEN               ANDREW
                               SHEAFFER-JEPSEN      JULIE
    REGION CODE    ADDRESS   : 6025 EAST CORRINE DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   147,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    146,888.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,015.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 70.67300
    ----------------------------------------------------------------
0   0031514797     MORTGAGORS: BOBENRIETH           SUSANA

    REGION CODE    ADDRESS   : 6325 SE 17TH AVENUE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97202
    MORTGAGE AMOUNT :   121,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,509.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       850.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031514805     MORTGAGORS: ARTHUR               JERROLD
                               ARTHUR               NAIDA
    REGION CODE    ADDRESS   : 20442 PRESTINA WAY
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,758.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.50000
    ----------------------------------------------------------------
0   0031514813     MORTGAGORS: PFUND                ALEXANDER
                               PFUND                DONNA
    REGION CODE    ADDRESS   : 505 CLOVERBROOK DR
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   409,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,296.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,863.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,300,200.00
                                P & I AMT:      9,025.81
                                UPB AMT:   1,299,220.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          400
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031514847     MORTGAGORS: DUDDLESTON           JAMES

    REGION CODE    ADDRESS   : 25076 PERCH DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,724.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031514870     MORTGAGORS: JOHNSON              DENNIS
                               JOHNSON              BERTHA
    REGION CODE    ADDRESS   : 15925 LEMOLO SHORE DRIVE NE
        01         CITY      :    POULSBO
                   STATE/ZIP : WA  98370
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,734.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.32600
    ----------------------------------------------------------------
0   0031514896     MORTGAGORS: KARCHER              JOSEPH
                               KARCHER              CATHLEEN
    REGION CODE    ADDRESS   : 2294 LAKEVIEW DRIVE
        01         CITY      :    EUGENE
                   STATE/ZIP : OR  97408
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,697.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,852.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.34400
    ----------------------------------------------------------------
0   0031514904     MORTGAGORS: DASKAROLIS           DEAN
                               DASKAROLIS           VEATRIKI
    REGION CODE    ADDRESS   : 75 CASTLE PARK WAY
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,770.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 67.28700
    ----------------------------------------------------------------
0   0031514946     MORTGAGORS: ROGERS               GEORGE
                               ROGERS               PATRICIA
    REGION CODE    ADDRESS   : 5816 LAKE VISTA DRIVE
        01         CITY      :    BONSALL
                   STATE/ZIP : CA  92003
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    559,573.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,867.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,969,000.00
                                P & I AMT:     13,603.74
                                UPB AMT:   1,967,501.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          401
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031514979     MORTGAGORS: MEDINA               ROSANNA

    REGION CODE    ADDRESS   : 1833 ATRISCO ROAD SW
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87105
    MORTGAGE AMOUNT :    67,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :     67,692.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       445.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.82353
    ----------------------------------------------------------------
0   0031515018     MORTGAGORS: HIRSHFIELD           ROBIN
                               HIRSHFIELD           JAMES
    REGION CODE    ADDRESS   : 152 SOUTH STREET
        01         CITY      :    WASHINGTON
                   STATE/ZIP : CT  06793
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,424.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,325.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031515091     MORTGAGORS: ATKINSON             BRUCE
                               ATKINSON             CHRISTINE
    REGION CODE    ADDRESS   : 28202 TAMBORA DRIVE
        01         CITY      :    CANYON COUNTRY
                   STATE/ZIP : CA  91351
    MORTGAGE AMOUNT :   153,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,776.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,036.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 86.94900
    ----------------------------------------------------------------
0   0031515109     MORTGAGORS: STAHL                WAYNE
                               STAHL                ELLEN
    REGION CODE    ADDRESS   : 5832 FAIRWAY DRIVE
        01         CITY      :    MASON
                   STATE/ZIP : OH  45040
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031515174     MORTGAGORS: WARK                 ROBERT
                               KACY                 HELEN
    REGION CODE    ADDRESS   : 1832 WEST DRIVE
        01         CITY      :    SAN MARINO
                   STATE/ZIP : CA  91108
    MORTGAGE AMOUNT :   405,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,899.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,833.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.83200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,178,950.00
                                P & I AMT:      8,425.35
                                UPB AMT:   1,177,792.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          402
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031515182     MORTGAGORS: LOHMANN              EDWARD
                               LOHMANN              LISA
    REGION CODE    ADDRESS   : 338 SQUIRREL RIDGE WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,775.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.28300
    ----------------------------------------------------------------
0   0031515208     MORTGAGORS: LA DOW               JEFFREY
                               LA DOW               ANDREA
    REGION CODE    ADDRESS   : 2565 LAUGHLIN ROAD
        01         CITY      :    WINDSOR
                   STATE/ZIP : CA  95492
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,814.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.36800
    ----------------------------------------------------------------
0   0031515240     MORTGAGORS: SCHMARAK             BRADLEY
                               PROPP-SCHMARAK       GINA
    REGION CODE    ADDRESS   : 701 GREENWOOD AVENUE
        01         CITY      :    GLENCOE
                   STATE/ZIP : IL  60022
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.56700
    ----------------------------------------------------------------
0   0031515554     MORTGAGORS: ANDERSON             ROBERT

    REGION CODE    ADDRESS   : 2781 QUAIL STREET
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   160,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    160,483.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,136.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.69700
    ----------------------------------------------------------------
0   0031515653     MORTGAGORS: SICKMEIER            ROBERT
                               SICKMEIER            DIANA
    REGION CODE    ADDRESS   : 24202 LA HERMOSA AVENUE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   202,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,846.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,395.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.69200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,368,600.00
                                P & I AMT:      9,576.96
                                UPB AMT:   1,367,585.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          403
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031516644     MORTGAGORS: RAPPOPORT            LOUIS
                               RAPPOPORT            MARY
    REGION CODE    ADDRESS   : 12110 E. IRONWOOD DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   442,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,173.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,058.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------
0   0031516651     MORTGAGORS: DAMATO               MARK

    REGION CODE    ADDRESS   : 7 REDWOOD ROAD
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,100.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   250
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031516792     MORTGAGORS: WHITING              DWIGHT
                               WHITING              MARY
    REGION CODE    ADDRESS   : 17351 SE 187TH STREET
        01         CITY      :    RENTON
                   STATE/ZIP : WA  98058
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,561.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.32000
    ----------------------------------------------------------------
0   0031516909     MORTGAGORS: DE SILVA             VARINI

    REGION CODE    ADDRESS   : 9542 DUMBRECK DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   155,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,890.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,110.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 46.26800
    ----------------------------------------------------------------
0   0031516958     MORTGAGORS: MEYERING             DALE
                               MEYERING             PAMELA
    REGION CODE    ADDRESS   : 2455 WILLOW DRIVE
        01         CITY      :    SAN BERNADINO
                   STATE/ZIP : CA  92404
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,784.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,333,850.00
                                P & I AMT:      9,372.07
                                UPB AMT:   1,332,410.41

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          404
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031516990     MORTGAGORS: HESTER               JOHN

    REGION CODE    ADDRESS   : 13115 QUEEN PALM COURT
        01         CITY      :    BAKERSFIELD
                   STATE/ZIP : CA  93312
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,051.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031517014     MORTGAGORS: TANAKA               MICHAEL
                               TOKUBO               JODI
    REGION CODE    ADDRESS   : 400 EAST MACKENA PLACE
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92870
    MORTGAGE AMOUNT :   259,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,402.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,792.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.97461
    ----------------------------------------------------------------
0   0031517220     MORTGAGORS: SLAY                 MILBERN
                               SLAY                 JANET
    REGION CODE    ADDRESS   : 1074 BUENA VISTA DRIVE
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,784.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031517303     MORTGAGORS: STRAUSS              PAUL
                               GERSHBERG            FELICIA
    REGION CODE    ADDRESS   : 1033 RUBIS DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,648.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031517345     MORTGAGORS: BROWN                DARRELL
                               BROWN                ANNE
    REGION CODE    ADDRESS   : 6351 BERRYBUSH COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   253,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,852.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99380
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,489,900.00
                                P & I AMT:     10,170.81
                                UPB AMT:   1,488,739.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          405
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031517386     MORTGAGORS: MCSWEENY             SEAN`
                               MCSWEENY             ADRIANA
    REGION CODE    ADDRESS   : 11680 CANDY ROSE WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   262,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,644.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,793.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99233
    ----------------------------------------------------------------
0   0031517519     MORTGAGORS: LAURENCE             RONALD
                               LAURENCE             SANDRA
    REGION CODE    ADDRESS   : 463 COUNTRY HILL ROAD
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,807.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,563.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 33.57100
    ----------------------------------------------------------------
0   0031517675     MORTGAGORS: HEACOCK              PATRICK
                               HEACOCK              LIZABETH
    REGION CODE    ADDRESS   : 12257 DEEP VALLEY TRAIL
        01         CITY      :    MORENO VALLEY
                   STATE/ZIP : CA  92555
    MORTGAGE AMOUNT :   167,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,172.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,155.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.05263
    ----------------------------------------------------------------
0   0031518020     MORTGAGORS: MIKKELSEN            STEVEN
                               MEYER                STEPHANIE
    REGION CODE    ADDRESS   : 331 NORTH 93RD STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68114
    MORTGAGE AMOUNT :   331,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,247.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,289.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------
0   0031518046     MORTGAGORS: DILLA                BENJAMIN
                               DILLA                SHARON
    REGION CODE    ADDRESS   : 2208 DUNDEE DRIVE
        01         CITY      :    FORT SMITH
                   STATE/ZIP : AR  72903
    MORTGAGE AMOUNT :   234,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,817.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,596.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.97338
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,230,650.00
                                P & I AMT:      8,397.96
                                UPB AMT:   1,229,690.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          406
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518053     MORTGAGORS: FRY                  DANIEL
                               FRY                  CONSTANCE
    REGION CODE    ADDRESS   : 6205 SOUTH 102ND STREET
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68127
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,785.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 82.08900
    ----------------------------------------------------------------
0   0031518061     MORTGAGORS: CRAVEN               STEVEN
                               CRAVEN               KATHLEEN
    REGION CODE    ADDRESS   : 1018 WILDBRIAR DRIVE
        01         CITY      :    LIBERTY
                   STATE/ZIP : MO  64068
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,189.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.25700
    ----------------------------------------------------------------
0   0031518079     MORTGAGORS: MURRAY               ELIZABETH
                               MURRAY               JOHN
    REGION CODE    ADDRESS   : 5 REVERE COURT
        01         CITY      :    LITTLE ROCK
                   STATE/ZIP : AR  72227
    MORTGAGE AMOUNT :   237,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,314.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.39600
    ----------------------------------------------------------------
0   0031518095     MORTGAGORS: PRICE                RICHARD
                               COMPTON PRICE        JOYCE
    REGION CODE    ADDRESS   : 36 BRADFORD COURT
        01         CITY      :    MARTINSVILLE
                   STATE/ZIP : VA  24112
    MORTGAGE AMOUNT :   472,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,412.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,145.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518103     MORTGAGORS: BANKS                HALMON
                               BANKS                KIMBERLY
    REGION CODE    ADDRESS   : 44 HILLCREST AVENUE
        01         CITY      :    PHILADELPHIA
                   STATE/ZIP : PA  19118
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,171.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,113.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,735,700.00
                                P & I AMT:     11,599.58
                                UPB AMT:   1,733,872.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          407
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518111     MORTGAGORS: BARRY                RICHARD
                               BARRY                PEGGY
    REGION CODE    ADDRESS   : 1247 HAMPTON PARK DRIVE
        01         CITY      :    RICHMOND HEIGHTS
                   STATE/ZIP : MO  63117
    MORTGAGE AMOUNT :   393,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,700.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,714.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.14200
    ----------------------------------------------------------------
0   0031518129     MORTGAGORS: FELBEIN              MARSHALL
                               FELBEIN              PAULA
    REGION CODE    ADDRESS   : 2429 RIVER WOODS DRIVE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60565
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031518137     MORTGAGORS: GORAN                DAVID
                               GORAN                DEENA
    REGION CODE    ADDRESS   : 87 LAKE FOREST DR
        01         CITY      :    ST LOUIS
                   STATE/ZIP : MO  63117
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,542.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031518145     MORTGAGORS: RECTOR               JAMES
                               RECTOR               ROBIN
    REGION CODE    ADDRESS   : 1012 SKYLINE DRIVE
        01         CITY      :    ELKHORN
                   STATE/ZIP : NE  68022
    MORTGAGE AMOUNT :   427,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,174.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,952.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.08100
    ----------------------------------------------------------------
0   0031518152     MORTGAGORS: HOLLOWELL            MARVIN
                               HOLLOWELL            CAROLE
    REGION CODE    ADDRESS   : 113 ARLEN PARK DR
        01         CITY      :    CHAPEL HILL
                   STATE/ZIP : NC  27516
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,448.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.58500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,660,500.00
                                P & I AMT:     11,468.68
                                UPB AMT:   1,658,638.18

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          408
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518194     MORTGAGORS: O'LEARY              TERENCE
                               O'LEARY              MELINDA
    REGION CODE    ADDRESS   : 8520 BRIAR LN
        01         CITY      :    PRAIRIE VILLAGE
                   STATE/ZIP : KS  66207
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------
0   0031518202     MORTGAGORS: MEYERS               ALLAN
                               MEYERS               NANCY
    REGION CODE    ADDRESS   : 771 CASTLE PINES DRIVE
        01         CITY      :    ST. LOUIS
                   STATE/ZIP : MO  63021
    MORTGAGE AMOUNT :   238,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,045.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518210     MORTGAGORS: BOTTS                LARRY
                               BOTTS                CATHLEEN
    REGION CODE    ADDRESS   : 3200 W 68TH ST
        01         CITY      :    MISSION HILLS
                   STATE/ZIP : KS  66208
    MORTGAGE AMOUNT :   465,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,663.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,291.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.88300
    ----------------------------------------------------------------
0   0031518228     MORTGAGORS: NAXERA               GEORGE
                               NAXERA               ELIZABETH
    REGION CODE    ADDRESS   : 12 REGAL COURT
        01         CITY      :    GREENSBORO
                   STATE/ZIP : NC  27410
    MORTGAGE AMOUNT :   257,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,258.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.47706
    ----------------------------------------------------------------
0   0031518236     MORTGAGORS: KOVATCHIS            ANTHONY
                               KOVATCHIS            MICHELE
    REGION CODE    ADDRESS   : 15W346 CONCORD ST
        01         CITY      :    ELMHURST
                   STATE/ZIP : IL  60126
    MORTGAGE AMOUNT :   352,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,775.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,463.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,763,150.00
                                P & I AMT:     12,368.11
                                UPB AMT:   1,761,408.88

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          409
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518244     MORTGAGORS: CLARK                BARBARA
                               CLARK                JEFFERY
    REGION CODE    ADDRESS   : 6 N. 461 FERSONWOODS DR.
        01         CITY      :    ST. CHARLES
                   STATE/ZIP : IL  60175
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,505.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 84.36300
    ----------------------------------------------------------------
0   0031518269     MORTGAGORS: MCCORMICK            JERRY
                               MCCORMICK            MAUREEN
    REGION CODE    ADDRESS   : 1404 ARNOLD PALMER BLVD.
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40245
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,809.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.29100
    ----------------------------------------------------------------
0   0031518277     MORTGAGORS: GROPPER              MITCHELL
                               GROPPER              DENISE
    REGION CODE    ADDRESS   : 5119 QUAIL LAKE DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75287
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,825.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 63.25000
    ----------------------------------------------------------------
0   0031518319     MORTGAGORS: ARMSTRONG            TROY
                               ARMSTRONG            BARBARA
    REGION CODE    ADDRESS   : 2011 SANDY POND LN
        01         CITY      :    WAXHAW
                   STATE/ZIP : NC  28173
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 58.82300
    ----------------------------------------------------------------
0   0031518384     MORTGAGORS: SHORTLIDGE           NEIL
                               SHORTLIDGE           RENEE
    REGION CODE    ADDRESS   : 26221 W. CEDAR NILES CIRCLE
        01         CITY      :    OLATHE
                   STATE/ZIP : KS  66061
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,783.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,328,000.00
                                P & I AMT:      9,292.97
                                UPB AMT:   1,326,683.85

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          410
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518418     MORTGAGORS: BLANTON              ANTHONY
                               BLANTON              JERRI
    REGION CODE    ADDRESS   : 4020 HAWTHORNE RD
        01         CITY      :    ROCKY MOUNT
                   STATE/ZIP : NC  27804
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,841.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031518434     MORTGAGORS: MUELLER              BRUCE
                               MUELLER              IRA
    REGION CODE    ADDRESS   : 3922 WESTCHESTER RD
        01         CITY      :    DURHAM
                   STATE/ZIP : NC  27707
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,725.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.04700
    ----------------------------------------------------------------
0   0031518459     MORTGAGORS: WILLIAMS             GREGORY

    REGION CODE    ADDRESS   : 230 HICKORY KNOLL RD
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28409
    MORTGAGE AMOUNT :   440,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,488.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,042.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.04800
    ----------------------------------------------------------------
0   0031518467     MORTGAGORS: SHUMATE              MARK
                               SHUMATE              DONNA
    REGION CODE    ADDRESS   : 1117 ROCKROSE ROAD NE
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87122
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.42200
    ----------------------------------------------------------------
0   0031518475     MORTGAGORS: QUINN                ANDREW
                               QUINN                CYNTHIA
    REGION CODE    ADDRESS   : 427 WHITON ROAD
        01         CITY      :    BRANCHBURG
                   STATE/ZIP : NJ  08853
    MORTGAGE AMOUNT :   241,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,093.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,586.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,545,250.00
                                P & I AMT:     10,539.04
                                UPB AMT:   1,542,957.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          411
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518483     MORTGAGORS: ROBINSON             KENNETH

    REGION CODE    ADDRESS   : 1313 BAY RIDGE DR
        01         CITY      :    BENTON
                   STATE/ZIP : LA  71006
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,477.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518491     MORTGAGORS: BROWNFIELD           STEVEN
                               BROWNFIELD           JUDY
    REGION CODE    ADDRESS   : 16480 RIDGEMONT DRIVE
        01         CITY      :    OMAHA
                   STATE/ZIP : NE  68136
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,201.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,735.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518509     MORTGAGORS: CHEEK                JOHN
                               CHEEK                ROBIN
    REGION CODE    ADDRESS   : 710-A MADAM MOORES LN
        01         CITY      :    NEW BERN
                   STATE/ZIP : NC  28560
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,214.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,362.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031518525     MORTGAGORS: ROHR                 SCOTT
                               ROHR                 RENEE
    REGION CODE    ADDRESS   : 14223 THREE OAKS LANE
        01         CITY      :    MONTPELIER
                   STATE/ZIP : VA  23192
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,550.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.72200
    ----------------------------------------------------------------
0   0031518533     MORTGAGORS: SCHEAR               LAWRENCE
                               SCHEAR               ANDREA
    REGION CODE    ADDRESS   : 67 ROCK HILL ROAD
        01         CITY      :    ROSLYN HEIGHTS
                   STATE/ZIP : NY  11577
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,987.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,867.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,471,800.00
                                P & I AMT:     10,038.69
                                UPB AMT:   1,469,431.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          412
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518541     MORTGAGORS: SHARABI              ALON
                               WAJSMAN              RENATA
    REGION CODE    ADDRESS   : 5333 NW 67TH STREET
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : FL  32653
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,511.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.81700
    ----------------------------------------------------------------
0   0031518822     MORTGAGORS: CLINE                DALE
                               CLINE                BONNIE
    REGION CODE    ADDRESS   : 9 MURRAY ROAD
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   270,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,648.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------
0   0031518830     MORTGAGORS: HOVSEPIAN            RONALD
                               HOVSEPIAN            MEGAN
    REGION CODE    ADDRESS   : 61 JERICHO WAY
        01         CITY      :    DENNIS
                   STATE/ZIP : MA  02671
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,838.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 68.57142
    ----------------------------------------------------------------
0   0031518871     MORTGAGORS: KOSAMIA              MOHAN

    REGION CODE    ADDRESS   : 2701 ANNAKAY CROSSING
        01         CITY      :    MIDLOTHIAN
                   STATE/ZIP : VA  23113
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,507.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.79200
    ----------------------------------------------------------------
0   0031518889     MORTGAGORS: GOKHIN               YURI
                               GOKHIN               LIYA
    REGION CODE    ADDRESS   : 20 RED BUD LANE
        01         CITY      :    GREEN BROOK
                   STATE/ZIP : NJ  08812
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,335.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,377,500.00
                                P & I AMT:      9,386.14
                                UPB AMT:   1,374,842.45

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          413
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031518897     MORTGAGORS: SCHMIT               JOEL
                               SCHMIT               MARY
    REGION CODE    ADDRESS   : 57712 TAN OAK LANE
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,772.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031518913     MORTGAGORS: LEE                  STEVEN
                               LEE                  JENNIFER
    REGION CODE    ADDRESS   : 16 MAPLE STREET
        01         CITY      :    CHATHAM
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,652.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031518939     MORTGAGORS: TURNER               JAMES
                               TURNER               SUSAN
    REGION CODE    ADDRESS   : 3229 HOMEWOOD ROAD
        01         CITY      :    DAVIDSONVILLE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   253,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,773.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------
0   0031518970     MORTGAGORS: DEGUZMAN             PEDRO
                               DEGUZMAN             RHONDA
    REGION CODE    ADDRESS   : 39 EL DORADO DRIVE
        01         CITY      :    LITTLE ROCK
                   STATE/ZIP : AR  72212
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,279.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031518988     MORTGAGORS: PAULUS               JOHN
                               PAULUS               WENDY
    REGION CODE    ADDRESS   : 1228 ROYAL BUFFALO
        01         CITY      :    SILVERTHORNE
                   STATE/ZIP : CO  80498
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,765.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,487,300.00
                                P & I AMT:     10,138.77
                                UPB AMT:   1,485,591.31

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          414
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031519150     MORTGAGORS: VESPASIANO           MICHAEL
                               HAZEL                DANA
    REGION CODE    ADDRESS   : 1805 KNOX AVENUE SOUTH
        01         CITY      :    MINNEAPOLIS
                   STATE/ZIP : MN  55403
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,628.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.23900
    ----------------------------------------------------------------
0   0031519358     MORTGAGORS: MARIN MORRIS         DESIREE
                               MORRIS               RUSSELL
    REGION CODE    ADDRESS   : 1759 PARKSIDE DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,877.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       997.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.94730
    ----------------------------------------------------------------
0   0031519424     MORTGAGORS: HEIRING              PAUL
                               HEIRING              JESSICA
    REGION CODE    ADDRESS   : 2046 ACORN CIR
        01         CITY      :    MINNETONKA
                   STATE/ZIP : MN  55391
    MORTGAGE AMOUNT :   318,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,263.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,227.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.68200
    ----------------------------------------------------------------
0   0031519655     MORTGAGORS: SWEENEY              JOHN
                               EUFEMIA              JOANN
    REGION CODE    ADDRESS   : 16 HARVEST LANE
        01         CITY      :    MEDFORD
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   295,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,711.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031520141     MORTGAGORS: HUSTON               KENNETH
                               HUSTON               CAROL
    REGION CODE    ADDRESS   : 18001 92 ST E
        01         CITY      :    SUMNER
                   STATE/ZIP : WA  98390
    MORTGAGE AMOUNT :   241,705.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,521.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.03900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,506,125.00
                                P & I AMT:     10,510.44
                                UPB AMT:   1,505,001.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          415
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031520190     MORTGAGORS: BURKE                THOMAS
                               BURKE                CHRISTINE
    REGION CODE    ADDRESS   : 2126 PARK AVENUE
        01         CITY      :    WHITE BEAR LAKE
                   STATE/ZIP : MN  55110
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,314.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,815.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031520257     MORTGAGORS: SIPES                RICHARD
                               SIPES                CHERYL
    REGION CODE    ADDRESS   : 242 HUNTERS POINTE PLACE
        01         CITY      :    SIMPSONVILLE
                   STATE/ZIP : KY  40067
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,797.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,908.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------
0   0031520265     MORTGAGORS: HAYES                PHIL
                               HAYES                JOAN
    REGION CODE    ADDRESS   : 6668 CHARING CROSS ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,336.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031520299     MORTGAGORS: SHARP                THOMAS
                               SHARP                RAELYNN
    REGION CODE    ADDRESS   : 5457 BRYANT ROAD
        01         CITY      :    SHINGLE SPRINGS
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   477,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,654.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,376.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.50000
    ----------------------------------------------------------------
0   0031520331     MORTGAGORS: VANDELUYSTER         THOMAS
                               VANDELUYSTER         BRENDA
    REGION CODE    ADDRESS   : 6127 BUTANO COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   275,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,395.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,595,700.00
                                P & I AMT:     11,087.71
                                UPB AMT:   1,594,498.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          416
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031520364     MORTGAGORS: IMELLI               SAMUEL
                               IMELLI               CYNTHIA
    REGION CODE    ADDRESS   : 1745 LORENZEN DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   309,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,264.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,137.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.69040
    ----------------------------------------------------------------
0   0031520398     MORTGAGORS: SUTO                 MICHAEL
                               SUTO                 ANTONETTE
    REGION CODE    ADDRESS   : 1282 ROSALIA AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,806.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031520406     MORTGAGORS: BROWN                WILFRED
                               SENNING-BROWN        JUDY
    REGION CODE    ADDRESS   : 1247 ORCHID DRIVE
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93111
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,580.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,537.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031520620     MORTGAGORS: WOOD                 CLIFFORD
                               WOOD                 NANETTE
    REGION CODE    ADDRESS   : 14911 239TH DR SE
        01         CITY      :    MONROE
                   STATE/ZIP : WA  98272
    MORTGAGE AMOUNT :   145,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    144,889.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,001.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.31500
    ----------------------------------------------------------------
0   0031520893     MORTGAGORS: JOHNSON              STEPHEN

    REGION CODE    ADDRESS   : 17 PETERS STREET, UNIT #2
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02139
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,010.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,397,500.00
                                P & I AMT:      9,583.61
                                UPB AMT:   1,396,540.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          417
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031520927     MORTGAGORS: DECARO               PASQUALE
                               SOLOMON              MARION
    REGION CODE    ADDRESS   : 16 ROSE AVENUE
        01         CITY      :    MADISON
                   STATE/ZIP : NJ  07940
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,056.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.92300
    ----------------------------------------------------------------
0   0031521107     MORTGAGORS: HEER                 JOSEPH
                               LACHOWICZ            JEAN
    REGION CODE    ADDRESS   : 260 LORRAINE DRIVE
        01         CITY      :    BERKELEY HEIGHTS
                   STATE/ZIP : NJ  07922
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,283.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521115     MORTGAGORS: CASSIDY              PATRICK
                               CASSIDY              DIANE
    REGION CODE    ADDRESS   : 10 SMITH COURT
        01         CITY      :    BELLE MEAD
                   STATE/ZIP : NJ  08502
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,368.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,899.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.78100
    ----------------------------------------------------------------
0   0031521180     MORTGAGORS: JOHNSON              DAVID
                               JOHNSON              JULIE
    REGION CODE    ADDRESS   : 3985 GREYSTONE NE
        01         CITY      :    CEDAR RAPIDS
                   STATE/ZIP : IA  52411
    MORTGAGE AMOUNT :   441,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,405.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,013.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.84100
    ----------------------------------------------------------------
0   0031521214     MORTGAGORS: JARNAGIN             WARNER
                               JARNAGIN             SUSAN
    REGION CODE    ADDRESS   : 250 NICHOLSON DRIVE
        01         CITY      :    MOORESTOWN
                   STATE/ZIP : NJ  08057
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,396.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,623.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,407,750.00
                                P & I AMT:      9,747.94
                                UPB AMT:   1,405,453.60

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          418
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521354     MORTGAGORS: MARCINOWSKI          FRANK
                               MARCINOWSKI          JOAN
    REGION CODE    ADDRESS   : 3225 HOMEWOOD ROAD
        01         CITY      :    DAVIDSONVILLE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   263,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,645.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031521396     MORTGAGORS: FRIEDMAN             ANDREW
                               FRIEDMAN             ROBYN
    REGION CODE    ADDRESS   : 9668 E. PRESIDIO ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   260,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,102.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.03225
    ----------------------------------------------------------------
0   0031521404     MORTGAGORS: KEANE                CHRISTOPHER

    REGION CODE    ADDRESS   : 17 BLOOMINGDALE COURT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20852
    MORTGAGE AMOUNT :   277,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,226.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,890.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521412     MORTGAGORS: GREENSLADE           JOHNNY
                               GREENSLADE           KRISTI
    REGION CODE    ADDRESS   : 1050 WINTERGREEN TERRACE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,404.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 87.24100
    ----------------------------------------------------------------
0   0031521479     MORTGAGORS: DRAY                 MONTE

    REGION CODE    ADDRESS   : 470 GABILAN STREET #1
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,655.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,244.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,517,950.00
                                P & I AMT:     10,478.67
                                UPB AMT:   1,515,034.10

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          419
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521503     MORTGAGORS: SUCHER               RICHARD
                               SUCHER               PAMELA
    REGION CODE    ADDRESS   : 1642 BUSHGROVE COURT
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,697.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,546.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031521545     MORTGAGORS: SAMOLY               THOMAS
                               SAMOLY               ELIZABETH
    REGION CODE    ADDRESS   : 414 HURLINGHAM AVENUE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   647,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    646,719.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,525.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 53.93300
    ----------------------------------------------------------------
0   0031521560     MORTGAGORS: IVES                 H
                               IVES                 JANE
    REGION CODE    ADDRESS   : 3900 COLUMBINE CR
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28211
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,171.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521610     MORTGAGORS: ZILKOW               JONATHAN
                               ZILKOW               CHRISTINA
    REGION CODE    ADDRESS   : 142 SOUTH AMBERWOOD STREET
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,812.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,583.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.66100
    ----------------------------------------------------------------
0   0031521636     MORTGAGORS: BERNER               BRET
                               BERNER               NANCY
    REGION CODE    ADDRESS   : 239 E1 GRANADA BLVD
        01         CITY      :    EL GRANADA
                   STATE/ZIP : CA  94018
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,750.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.78700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,861,800.00
                                P & I AMT:     12,787.07
                                UPB AMT:   1,860,151.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          420
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521644     MORTGAGORS: KLEIN                STEVEN

    REGION CODE    ADDRESS   : 3500 WOODCLIFF ROAD
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91403
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,737.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521685     MORTGAGORS: BRALY                BRANDON
                               BRALY                VICTORIA
    REGION CODE    ADDRESS   : 6012 HIGHLAND AVE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,725.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521701     MORTGAGORS: BOYD                 J
                               BOYD                 CAROL
    REGION CODE    ADDRESS   : 902 RAINBOW CREST ROAD
        01         CITY      :    FALLBROOK
                   STATE/ZIP : CA  92028
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,648.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,069.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.64600
    ----------------------------------------------------------------
0   0031521727     MORTGAGORS: HIGH                 CHARLES
                               HIGH                 LOUISE
    REGION CODE    ADDRESS   : 340 BARRETT CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,784.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.50000
    ----------------------------------------------------------------
0   0031521743     MORTGAGORS: MACLAREN             WISTAR
                               NIDORF               JEAN
    REGION CODE    ADDRESS   : 6858 AVENIDA ANDORRA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,611.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,522.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.68400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,918,000.00
                                P & I AMT:     13,104.69
                                UPB AMT:   1,916,508.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          421
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521776     MORTGAGORS: LILIENSTEIN          DANIEL
                               LILIENSTEIN          CHERYL
    REGION CODE    ADDRESS   : 4050 MANZANA LANE
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94306
    MORTGAGE AMOUNT :   633,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    633,029.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,429.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.61500
    ----------------------------------------------------------------
0   0031521800     MORTGAGORS: LEHRER               MICHAEL
                               LEHRER               CHRISTINA
    REGION CODE    ADDRESS   : 5560 SOUTHWIND LANE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   273,230.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,000.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.00000
    ----------------------------------------------------------------
0   0031521826     MORTGAGORS: PROCHNOW             KENNETH
                               BROWN                JACQUELYN
    REGION CODE    ADDRESS   : 2707 ST. GILES LANE
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,758.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.91300
    ----------------------------------------------------------------
0   0031521834     MORTGAGORS: BLUEMER              TERRY
                               BLUEMER              JANICE
    REGION CODE    ADDRESS   : 4590 SADDLE MOUNTAIN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031521883     MORTGAGORS: BYR0N                ELLEN
                               REMILLONG            JEROME
    REGION CODE    ADDRESS   : 3147 DONA MARIA
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    411,694.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,880.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,928,730.00
                                P & I AMT:     13,266.51
                                UPB AMT:   1,927,248.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          422
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031521917     MORTGAGORS: SISTOSO              GEORGE
                               SISTOSO              MARINA
    REGION CODE    ADDRESS   : 3860 SPRINGFIELD COMMON
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,783.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97800
    ----------------------------------------------------------------
0   0031521966     MORTGAGORS: KEATHLEY             SUSAN

    REGION CODE    ADDRESS   : 33181 PASEO MOLINOS
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   236,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,374.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,654.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031522055     MORTGAGORS: COMSTOCK             JAMES
                               COMSTOCK             PAMELA
    REGION CODE    ADDRESS   : 11137 PALOS VERDES DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.17500
    ----------------------------------------------------------------
0   0031522097     MORTGAGORS: MADICK               PAUL
                               MADICK               MICHELLE
    REGION CODE    ADDRESS   : 3889 BLUFF STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   294,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,651.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,031.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.38900
    ----------------------------------------------------------------
0   0031522113     MORTGAGORS: RYAN                 DANIEL
                               RYAN                 PAMELA
    REGION CODE    ADDRESS   : 14870 LA RINCONADA DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,647.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,321.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.96900
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,682,650.00
                                P & I AMT:     11,693.04
                                UPB AMT:   1,681,160.01

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          423
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031522154     MORTGAGORS: SARRIS               CHRISTOPHER
                               SARRIS               MARY
    REGION CODE    ADDRESS   : 2011 BALTRA PLACE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,613.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------
0   0031522188     MORTGAGORS: HEPPY                GARY
                               HEPPY                GEORGINA
    REGION CODE    ADDRESS   : 18 HILLRISE
        01         CITY      :    DOVE CANYON
                   STATE/ZIP : CA  92752
    MORTGAGE AMOUNT :   335,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,431.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031522220     MORTGAGORS: EMERSON              JOHN
                               EMERSON              PATRICIA
    REGION CODE    ADDRESS   : 17204 LA BRISA
        01         CITY      :    RANCHO SANTA FE
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,754.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.92000
    ----------------------------------------------------------------
0   0031522782     MORTGAGORS: HACKETT              GARY

    REGION CODE    ADDRESS   : 25 REGENT ROAD
        01         CITY      :    MALDEN
                   STATE/ZIP : MA  02148
    MORTGAGE AMOUNT :    89,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       657.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 83.96200
    ----------------------------------------------------------------
0   0031522857     MORTGAGORS: JARENSKI             RICHARD

    REGION CODE    ADDRESS   : 109 STORM HAVEN COURT
        01         CITY      :    STEVENSVILLE
                   STATE/ZIP : MD  21666
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,762.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.37735
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,290,700.00
                                P & I AMT:      8,831.12
                                UPB AMT:   1,289,562.42

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          424
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031522915     MORTGAGORS: ZANDMAN              MICHAEL
                               ZANDMAN              DIANE
    REGION CODE    ADDRESS   : 6 MAGNOLIA LANE
        01         CITY      :    COLTS NECK
                   STATE/ZIP : NJ  07722
    MORTGAGE AMOUNT :   589,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    588,144.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,168.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.17900
    ----------------------------------------------------------------
0   0031522980     MORTGAGORS: CHANG                JAE
                               PARK                 TRACY
    REGION CODE    ADDRESS   : 2413 VAN LAYDEN WAY
        01         CITY      :    MODESTO
                   STATE/ZIP : CA  95356
    MORTGAGE AMOUNT :   276,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,100.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,955.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031523020     MORTGAGORS: EIDAM                SANDRA
                               EIDAM                CARL
    REGION CODE    ADDRESS   : 6 KIMBALL HILL DRIVE
        01         CITY      :    HAVERHILL
                   STATE/ZIP : MA  01830
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,759.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.47169
    ----------------------------------------------------------------
0   0031523038     MORTGAGORS: RAO                  PRASHANT
                               RAO                  MONISHA
    REGION CODE    ADDRESS   : 7820 S. DORCHESTER LANE
        01         CITY      :    DARIEN
                   STATE/ZIP : IL  60561
    MORTGAGE AMOUNT :   273,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,897.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0031523079     MORTGAGORS: CRESBAUGH            JAMES
                               CRESBAUGH            LORI
    REGION CODE    ADDRESS   : 6 BRIARWOOD COURT
        01         CITY      :    SPARTA TOWNSHIP
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,696.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,666,300.00
                                P & I AMT:     11,713.59
                                UPB AMT:   1,664,598.11

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          425
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031523228     MORTGAGORS: WELSH                DAVID
                               WELSH                BETTY
    REGION CODE    ADDRESS   : 24205 PARK GRANADA
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    459,622.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,060.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.84600
    ----------------------------------------------------------------
0   0031523293     MORTGAGORS: RETTINO              JOHN
                               RETTINO              PAT
    REGION CODE    ADDRESS   : 5043 BELLAIRE AVENUE
        01         CITY      :    VALLEY VILLAGE
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,749.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.19040
    ----------------------------------------------------------------
0   0031523301     MORTGAGORS: LUTHER               DOUGLAS
                               LUTHER               HEIDI
    REGION CODE    ADDRESS   : 5317 VIA RAMON
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,701.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031523343     MORTGAGORS: LEON                 LUIS
                               LEON                 LOYDA
    REGION CODE    ADDRESS   : 2421 LASSALETTE COURT
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92503
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,816.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.13500
    ----------------------------------------------------------------
0   0031523442     MORTGAGORS: SAXENA               RAM
                               SAXENA               UMA
    REGION CODE    ADDRESS   : 880 SPRUCE STREET
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   368,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,512.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,515.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,667,900.00
                                P & I AMT:     11,405.99
                                UPB AMT:   1,666,403.57

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          426
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031523491     MORTGAGORS: DALY                 AUSTIN
                               DALY                 JOSIE
    REGION CODE    ADDRESS   : 248 MOUNTAIN VIEW ROAD
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95065
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,807.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.53500
    ----------------------------------------------------------------
0   0031523616     MORTGAGORS: FRIEDMAN             MELISSA
                               FRIEDMAN             LAWRENCE
    REGION CODE    ADDRESS   : 1420 EASTCREST COURT
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   204,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    204,648.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,431.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031523699     MORTGAGORS: KLAHN                NORMA
                               DELGADO              GUILLERMO
    REGION CODE    ADDRESS   : 207 VILLAGE CIRCLE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.33300
    ----------------------------------------------------------------
0   0031526296     MORTGAGORS: SKUNDA               THOMAS
                               SHEA                 PATRICIA
    REGION CODE    ADDRESS   : 141 SANTA ROSA AVE.
        01         CITY      :    SAUSALITO
                   STATE/ZIP : CA  94965
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,666.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,919.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.16300
    ----------------------------------------------------------------
0   0031526312     MORTGAGORS: MANCINI              MARTIN
                               MANCINI              SHELLEY
    REGION CODE    ADDRESS   : 3013 VINA VIAL
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,774.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.04800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,449,800.00
                                P & I AMT:     10,055.90
                                UPB AMT:   1,448,705.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          427
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031526429     MORTGAGORS: BRITTS               LARRY
                               BRITTS               JUDY
    REGION CODE    ADDRESS   : 4725 NEWANGA AVENUE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95405
    MORTGAGE AMOUNT :   289,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,974.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031527427     MORTGAGORS: SMITH                MATTHEW
                               SMITH                KATHERINE
    REGION CODE    ADDRESS   : 3160 SAINT CHARLES PLACE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   242,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,306.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,633.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.96544
    ----------------------------------------------------------------
0   0031527435     MORTGAGORS: WAITE                PHILLIP
                               WAITE                SUSAN
    REGION CODE    ADDRESS   : 1106 FOUNTAINGROVE COURT
        01         CITY      :    BEL AIR
                   STATE/ZIP : MD  21014
    MORTGAGE AMOUNT :   258,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,958.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------
0   0031527666     MORTGAGORS: SABO                 MICHAEL
                               SABO                 CINDY
    REGION CODE    ADDRESS   : 4002 BLUFF STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,659.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,761.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.04700
    ----------------------------------------------------------------
0   0031528037     MORTGAGORS: JARVIS               ANTHONY
                               JARVIS               CAROLINE
    REGION CODE    ADDRESS   : 89 KING STREET
        01         CITY      :    WATERTOWN
                   STATE/ZIP : MA  02172
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,297.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,452,350.00
                                P & I AMT:      9,819.29
                                UPB AMT:   1,451,195.82

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          428
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031528243     MORTGAGORS: FINEMAN              STANLEY

    REGION CODE    ADDRESS   : 4042 RIVER RIDGE CHASE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30067
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,768.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031528268     MORTGAGORS: SMOOT-WOOD           DANIEL
                               SMOOT-WOOD           PATRICIA
    REGION CODE    ADDRESS   : 207 RACCOON RUN COURT
        01         CITY      :    HANOVER
                   STATE/ZIP : MD  21076
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,867.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.99568
    ----------------------------------------------------------------
0   0031529324     MORTGAGORS: GOLBA                SCOTT
                               GOLBA                AMY
    REGION CODE    ADDRESS   : 1160 EAST HARRISON STREET
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85225
    MORTGAGE AMOUNT :    94,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,328.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       652.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031529456     MORTGAGORS: OCHOA                DAVID
                               OCHOA                MELISSA
    REGION CODE    ADDRESS   : 2259 SUNLIT ANN DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,872.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,077.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031529480     MORTGAGORS: COUGHLIN             MICHAEL
                               COUGHLIN             KEELY
    REGION CODE    ADDRESS   : 11830 SE 266TH PL
        01         CITY      :    KENT
                   STATE/ZIP : WA  98031
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,865.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,051.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     990,800.00
                                P & I AMT:      6,905.06
                                UPB AMT:     989,701.35

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          429
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031529530     MORTGAGORS: BHADARE              AJAIB
                               BHADARE              SUKHNINDER
    REGION CODE    ADDRESS   : 7501 MITCHELL DRIVE
        01         CITY      :    ROHNERT PARK
                   STATE/ZIP : CA  94928
    MORTGAGE AMOUNT :   169,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    169,071.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,168.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031529944     MORTGAGORS: AYERS                LARRY
                               AYERS                ROBERTA
    REGION CODE    ADDRESS   : 4200 OAK VALLEY ROAD
        01         CITY      :    AUBURN
                   STATE/ZIP : CA  95602
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,730.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 49.28570
    ----------------------------------------------------------------
0   0031529977     MORTGAGORS: HUST                 E
                               CASELLA              JEANNE
    REGION CODE    ADDRESS   : 123 WILD HORSE VALLEY DRIVE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 51.28200
    ----------------------------------------------------------------
0   0031530025     MORTGAGORS: PAEK                 JONG-MAN
                               PAEK                 CHI
    REGION CODE    ADDRESS   : 582 22ND AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,817.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.36300
    ----------------------------------------------------------------
0   0031530041     MORTGAGORS: TANDIONO             BENJAMIN
                               TANDIONO             KAREN
    REGION CODE    ADDRESS   : 40557 AMBAR PLACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,748.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,557.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.33330
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,423,200.00
                                P & I AMT:      9,909.89
                                UPB AMT:   1,422,133.73

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          430
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031530058     MORTGAGORS: CYPHERS              MARIANNA
                               SILVERSTONE          KERRY
    REGION CODE    ADDRESS   : 345 CASTENADA COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   314,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,366.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,199.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.73170
    ----------------------------------------------------------------
0   0031530074     MORTGAGORS: THOMAS               MATTHEW
                               THOMAS               BETH ANNE
    REGION CODE    ADDRESS   : 1539 MEADOW CIRCLE
        01         CITY      :    CARPINTERIA
                   STATE/ZIP : CA  93013
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,791.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------
0   0031530132     MORTGAGORS: GUTIERREZ            MICHAEL
                               GUTIERREZ            MERRY
    REGION CODE    ADDRESS   : 1885 GEORGETTA DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,812.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.33760
    ----------------------------------------------------------------
0   0031530157     MORTGAGORS: RUIZ                 ROBERT
                               RUIZ                 MARIA
    REGION CODE    ADDRESS   : 203 SOUTH 17TH STREET
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95112
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.62000
    ----------------------------------------------------------------
0   0031530181     MORTGAGORS: NICHOLS              GERALD
                               NICHOLS              DIANE
    REGION CODE    ADDRESS   : 5335 GRANDVIEW AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   327,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,994.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,232.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,417,850.00
                                P & I AMT:      9,774.21
                                UPB AMT:   1,416,766.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          431
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031530207     MORTGAGORS: O'HARA               GEORGE
                               O'HARA               MARTHA
    REGION CODE    ADDRESS   : 4559 BLANCA DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   276,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,249.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,956.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031530223     MORTGAGORS: KINN                 JOSEPH

    REGION CODE    ADDRESS   : 235 WEST HILLSDALE BOULEVARD
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0031530256     MORTGAGORS: KWONG                JANSEN
                               KWONG                MICHELE
    REGION CODE    ADDRESS   : 1114 ZINFANDEL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,797.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------
0   0031530272     MORTGAGORS: MAKER                BRADLEY
                               MAKER                JANE
    REGION CODE    ADDRESS   : 1076 CHESHIRE CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   333,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,258.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.37800
    ----------------------------------------------------------------
0   0031530488     MORTGAGORS: CAIRNS               LEO
                               POLANSKY             GERALDINE
    REGION CODE    ADDRESS   : 683 WHISPERING OAKS PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,488.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,397.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,461,950.00
                                P & I AMT:     10,653.98
                                UPB AMT:   1,460,586.75

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          432
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031530504     MORTGAGORS: BARLOW               BRUCE
                               BARLOW               PAMELA
    REGION CODE    ADDRESS   : 38632 VIA MAJORCA
        01         CITY      :    MURRIETA
                   STATE/ZIP : CA  92562
    MORTGAGE AMOUNT :   227,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,035.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,608.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 46.84500
    ----------------------------------------------------------------
0   0031530538     MORTGAGORS: LEHR                 LAWRENCE
                               LEHR                 MARY
    REGION CODE    ADDRESS   : 2028 SIESTA LANE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,805.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031530686     MORTGAGORS: NAKATSU              KORY

    REGION CODE    ADDRESS   : 10684 ACACIA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   255,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,766.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   05/01/27
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 94.99500
    ----------------------------------------------------------------
0   0031530785     MORTGAGORS: SCARBOROUGH          MARY
                               LEAT                 LORETTA
    REGION CODE    ADDRESS   : 427-427 1/2 CARNATION
        01         CITY      :    CORONA DEL MAR
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,812.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.40000
    ----------------------------------------------------------------
0   0031530967     MORTGAGORS: ROGERS               GARY
                               ROGERS               KAREN
    REGION CODE    ADDRESS   : 1047 FETHERSTON LANE
        01         CITY      :    FELTON
                   STATE/ZIP : CA  95018
    MORTGAGE AMOUNT :   227,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,431.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,591.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,213,600.00
                                P & I AMT:      8,595.36
                                UPB AMT:   1,210,850.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          433
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531148     MORTGAGORS: GUTERRES             LIONEL

    REGION CODE    ADDRESS   : 2600 BERKSHIRE DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,839.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.13900
    ----------------------------------------------------------------
0   0031531247     MORTGAGORS: SCHMANSKI            TIMOTHY
                               SCHMANSKI            MARIA
    REGION CODE    ADDRESS   : 389 SOUTH 320 WEST
        01         CITY      :    LINDON
                   STATE/ZIP : UT  84042
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,804.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------
0   0031531270     MORTGAGORS: BLACK                CHARLES

    REGION CODE    ADDRESS   : 1419 108TH AVENUE NORTHEAST
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98004
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,343.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.07177
    ----------------------------------------------------------------
0   0031531296     MORTGAGORS: WELP                 MARION

    REGION CODE    ADDRESS   : 3636 VISTA DE LA BAHIA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92117
    MORTGAGE AMOUNT :   350,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,878.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031531320     MORTGAGORS: LAZENBY              ROBERT
                               LAZENBY              KAREN
    REGION CODE    ADDRESS   : 3038 MIWOK WAY
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   404,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,932.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,794.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,509,950.00
                                P & I AMT:     10,471.54
                                UPB AMT:   1,507,798.93

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          434
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531346     MORTGAGORS: BROD                 THOMAS
                               BROD                 LILY
    REGION CODE    ADDRESS   : 14745 WHITFIELD AVENUE
        01         CITY      :    PACIFIC PALISADES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,530.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------
0   0031531361     MORTGAGORS: DUNN                 ALVIN
                               DUNN                 ELSIE
    REGION CODE    ADDRESS   : 19709 YANAN ROAD
        01         CITY      :    APPLE VALLEY
                   STATE/ZIP : CA  92307
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,680.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,900.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.24528
    ----------------------------------------------------------------
0   0031531395     MORTGAGORS: LESLIE               CHARLES
                               LESLIE               JANET
    REGION CODE    ADDRESS   : 4233 WILD OAT WAY
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,530.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.56718
    ----------------------------------------------------------------
0   0031531429     MORTGAGORS: HERRO                FRANKLIN
                               HERRO                JOYCE
    REGION CODE    ADDRESS   : 28371 GITANO
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,571.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.53020
    ----------------------------------------------------------------
0   0031531445     MORTGAGORS: BRACKEN              KATHLEEN
                               HARLOW               ANDREW
    REGION CODE    ADDRESS   : 14331 ROBLAR PLACE
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,714.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,405.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.65300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,614,000.00
                                P & I AMT:     11,308.34
                                UPB AMT:   1,612,027.97

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          435
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031531460     MORTGAGORS: STEDMAN              J
                               STEDMAN              MICHELE
    REGION CODE    ADDRESS   : 841 RICHARD LANE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,558.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.58381
    ----------------------------------------------------------------
0   0031531486     MORTGAGORS: RAJARATNAM           JOHN

    REGION CODE    ADDRESS   : 23509 RIDGELINE ROAD
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,688.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.06200
    ----------------------------------------------------------------
0   0031531502     MORTGAGORS: COSCINO              CHRISTOPHER
                               COSCINO              KARLA
    REGION CODE    ADDRESS   : 5327 VISTA MONTANA
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   369,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,311.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.00000
    ----------------------------------------------------------------
0   0031532062     MORTGAGORS: SCOTT                BRADLEY
                               SCOTT                CATHY
    REGION CODE    ADDRESS   : 505 JETER STREET
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,781.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.08400
    ----------------------------------------------------------------
0   0031532088     MORTGAGORS: FARRELL              WILLIAM

    REGION CODE    ADDRESS   : 2293 LORING STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,597,600.00
                                P & I AMT:     10,960.30
                                UPB AMT:   1,596,146.16

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          436
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031532104     MORTGAGORS: MCKENZIE             JOANNA

    REGION CODE    ADDRESS   : 10753 ANDORA AVENUE
        01         CITY      :    LOS ANGELES CHATSWORTH AR
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031532153     MORTGAGORS: DE RODRIGUEZ         GARY
                               MOSSER               ROGER
    REGION CODE    ADDRESS   : 3065 CURLEW STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,762.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,080.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.45400
    ----------------------------------------------------------------
0   0031532187     MORTGAGORS: WANG                 JAMES
                               WANG                 SALI
    REGION CODE    ADDRESS   : 12750 WOODMONT DRIVE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,629.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,761.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031533466     MORTGAGORS: MARVIN               RICHARD

    REGION CODE    ADDRESS   : 1825 NORTH CALIFORNIA STREET
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91505
    MORTGAGE AMOUNT :   171,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    170,715.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,166.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.65300
    ----------------------------------------------------------------
0   0031533540     MORTGAGORS: MISHOOK              STANLEY
                               MISHOOK              ANITA
    REGION CODE    ADDRESS   : 3137 CORTE PORTOFINO
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92714
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,601,000.00
                                P & I AMT:     11,128.36
                                UPB AMT:   1,599,643.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          437
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031533565     MORTGAGORS: JONES                CHARLES
                               DERRICKS             ALMA
    REGION CODE    ADDRESS   : 2449 PATRICIA AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90212
    MORTGAGE AMOUNT :   499,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,119.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,449.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031534415     MORTGAGORS: ELLIOTT              RODNEY
                               ELLIOTT              JEANINE
    REGION CODE    ADDRESS   : 15516 GROVEHILL LANE
        01         CITY      :    LA MIRADA
                   STATE/ZIP : CA  90638
    MORTGAGE AMOUNT :   261,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,296.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.96900
    ----------------------------------------------------------------
0   0031535172     MORTGAGORS: FULLER               RONALD
                               FULLER               KRISTINE
    REGION CODE    ADDRESS   : 4915 THREADNEEDLE ROAD
        01         CITY      :    GREENVILLE
                   STATE/ZIP : DE  19807
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,281.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031535289     MORTGAGORS: WHITEHURST           STEPHEN
                               WHITEHURST           NANCY
    REGION CODE    ADDRESS   : 72 RUSSET ROAD
        01         CITY      :    BREWSTER
                   STATE/ZIP : MA  02631
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,525.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.63600
    ----------------------------------------------------------------
0   0031535347     MORTGAGORS: REED                 JAMES
                               REED                 JOANNE
    REGION CODE    ADDRESS   : 2303 NORWALK DR
        01         CITY      :    HARRISBURG
                   STATE/ZIP : PA  17112
    MORTGAGE AMOUNT :   234,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,249.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,681.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.61800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,466,750.00
                                P & I AMT:     10,368.49
                                UPB AMT:   1,464,472.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          438
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031535362     MORTGAGORS: ELAHI                BABAK
                               ELAHI                LADAN
    REGION CODE    ADDRESS   : 156 SUMMERSET COURT
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,793.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,017.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031535503     MORTGAGORS: REDDELL              C

    REGION CODE    ADDRESS   : 2020 PROSPECT AVENUE
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,586.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031535537     MORTGAGORS: DUNN                 STEPHEN
                               DUNN                 KATHLEEN
    REGION CODE    ADDRESS   : 5 GREENLEAF FARM CIRCLE
        01         CITY      :    SHREWSBURY
                   STATE/ZIP : MA  01545
    MORTGAGE AMOUNT :   251,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,029.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.18100
    ----------------------------------------------------------------
0   0031535552     MORTGAGORS: TYLER                JUDY

    REGION CODE    ADDRESS   : 2804 CHATEAU WAY
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,772.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.11700
    ----------------------------------------------------------------
0   0031535685     MORTGAGORS: WIJEKOON             DONALD
                               WIJEKOON             MANEL
    REGION CODE    ADDRESS   : 738 KEY ROUTE BOULEVARD
        01         CITY      :    ALBANY
                   STATE/ZIP : CA  94706
    MORTGAGE AMOUNT :   196,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,854.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,370.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,328,200.00
                                P & I AMT:      9,581.90
                                UPB AMT:   1,326,036.05

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          439
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031536220     MORTGAGORS: GOODE                WILLIAM
                               SALAZAR              KATHLEEN
    REGION CODE    ADDRESS   : 38 SCENIC AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,787.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536253     MORTGAGORS: REEDS                JAMES
                               AUSTIN               LAURA
    REGION CODE    ADDRESS   : 30 MARINA COURT DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,794.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536410     MORTGAGORS: KNAUER               JEFFERSON
                               KNAUER               JACQUELINE
    REGION CODE    ADDRESS   : 30701 MARILYN DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 63.82900
    ----------------------------------------------------------------
0   0031536535     MORTGAGORS: HERRERA              ANDRE
                               HERRERA              STEPHANIE
    REGION CODE    ADDRESS   : 13 SECA PLACE
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   262,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,060.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.92800
    ----------------------------------------------------------------
0   0031536592     MORTGAGORS: TOYAMA               HARVEY
                               TOYAMA               DOLORES
    REGION CODE    ADDRESS   : 13 GLORIETA WEST
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   264,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,308.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.95500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,362,750.00
                                P & I AMT:      9,508.16
                                UPB AMT:   1,361,733.48

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          440
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031536626     MORTGAGORS: WEEKS                H.D.
                               WEEKS                JOANNE
    REGION CODE    ADDRESS   : 32 SUNSET COVE
        01         CITY      :    NEWPORT COAST
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   588,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    587,541.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,011.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.84300
    ----------------------------------------------------------------
0   0031536667     MORTGAGORS: MCINTYRE             PAUL
                               LU                   CHIH
    REGION CODE    ADDRESS   : 1522 GOODMAN AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,785.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031536725     MORTGAGORS: DESEDARE             JULIE

    REGION CODE    ADDRESS   : 4037 FERNWOOD STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,784.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.85300
    ----------------------------------------------------------------
0   0031536758     MORTGAGORS: NELSON               EUGENE
                               NELSON               LORA
    REGION CODE    ADDRESS   : 22115 PLACERITOS BOULEVARD
        01         CITY      :    SANTA CLARITA
                   STATE/ZIP : CA  91321
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,698.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 72.91600
    ----------------------------------------------------------------
0   0031536774     MORTGAGORS: WHITE                MARK
                               WHITE                JACKIE
    REGION CODE    ADDRESS   : 28792 APPLETREE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,737.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,841,000.00
                                P & I AMT:     12,494.61
                                UPB AMT:   1,839,546.96

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          441
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031536816     MORTGAGORS: HUNTLEY              MICHAEL
                               HUNTLEY              MARY
    REGION CODE    ADDRESS   : 301 CLAREMONT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,764.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.60900
    ----------------------------------------------------------------
0   0031536840     MORTGAGORS: YOUNG                DOUGLAS

    REGION CODE    ADDRESS   : 1766 33RD AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,799.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031536865     MORTGAGORS: YAO                  KELVIN
                               TRAYLOR              CHELSEA
    REGION CODE    ADDRESS   : 12211 SEVEN HILLS LANE
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,666.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031536923     MORTGAGORS: EWALD                MICHAEL
                               EWALD                MARGARETA
    REGION CODE    ADDRESS   : 3219 263RD COURT SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031537087     MORTGAGORS: CAPEN                JOHN
                               CAPEN                HEIDI
    REGION CODE    ADDRESS   : 942 LATIGO LANE
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,863.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,286.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.75609
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,488,000.00
                                P & I AMT:     10,283.92
                                UPB AMT:   1,486,868.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          442
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031537194     MORTGAGORS: RENGPRAPHUN          TEERASAK
                               CARUNUNGAN           THERESA
    REGION CODE    ADDRESS   : 43 CHICORY ROAD
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   247,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,606.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.08000
    ----------------------------------------------------------------
0   0031537228     MORTGAGORS: WILSON               STEVEN
                               TRONCOSO             JOSE
    REGION CODE    ADDRESS   : 1066-1068 14TH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   594,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    593,591.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,306.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.89200
    ----------------------------------------------------------------
0   0031537525     MORTGAGORS: O'DONNELL            THOMAS
                               O'DONNELL            LAWANDA
    REGION CODE    ADDRESS   : 2347 EAST EVANS DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85022
    MORTGAGE AMOUNT :    88,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     87,927.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       585.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031537558     MORTGAGORS: FOSKETT              JAMES
                               FOSKETT              SUSANA
    REGION CODE    ADDRESS   : 12717 ARENA DRIVE
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91739
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,804.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031537590     MORTGAGORS: BERGMAN              BRUCE
                               BERGMAN              JAY
    REGION CODE    ADDRESS   : 7157 PARK VILLAGE ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   253,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,311.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,772.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.52200
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,453,300.00
                                P & I AMT:     10,266.36
                                UPB AMT:   1,452,242.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          443
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031537632     MORTGAGORS: CLEGG                STEVEN

    REGION CODE    ADDRESS   : 1603 EAST OLD LAKE LANE
        01         CITY      :    FRUIT HEIGHTS
                   STATE/ZIP : CA  84037
    MORTGAGE AMOUNT :   304,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,274.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,129.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 76.12500
    ----------------------------------------------------------------
0   0031537681     MORTGAGORS: LANDERS              JOHN
                               LANDERS              STEPHANIE
    REGION CODE    ADDRESS   : 47 CAMBRIDGE COURT
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031537749     MORTGAGORS: MONTGOMERY           ARTHUR

    REGION CODE    ADDRESS   : 12215 RAINBOW DRIVE
        01         CITY      :    ARLINGTON
                   STATE/ZIP : WA  98223
    MORTGAGE AMOUNT :    83,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     83,341.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       597.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.18100
    ----------------------------------------------------------------
0   0031537798     MORTGAGORS: ERICKSEN             RICHARD
                               ERICKSEN             JANET
    REGION CODE    ADDRESS   : 7345 SOUTH 2650 WEST
        01         CITY      :    SPANISH FORK
                   STATE/ZIP : UT  84660
    MORTGAGE AMOUNT :   214,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,444.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,518.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 57.68800
    ----------------------------------------------------------------
0   0031538432     MORTGAGORS: BEER                 LEONARD
                               DIETZ                SUSAN
    REGION CODE    ADDRESS   : 9 MONTPELLIER
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    539,599.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,775.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,390,500.00
                                P & I AMT:      9,734.16
                                UPB AMT:   1,389,470.36

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          444
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031541121     MORTGAGORS: MILLER               CHRISTOPHER

    REGION CODE    ADDRESS   : 2124 ROSKELLEY DRIVE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94519
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,887.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       819.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541378     MORTGAGORS: JENSEN               BRYCE

    REGION CODE    ADDRESS   : 374 W 1420 NORTH
        01         CITY      :    PLEASANT GROVE
                   STATE/ZIP : UT  84062
    MORTGAGE AMOUNT :   104,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    103,914.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       691.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031541402     MORTGAGORS: MONTANO              SALOMON

    REGION CODE    ADDRESS   : 54 MONTANO ROAD
        01         CITY      :    BOSQUE
                   STATE/ZIP : NM  87006
    MORTGAGE AMOUNT :   132,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    132,391.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       881.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.94110
    ----------------------------------------------------------------
0   0031542608     MORTGAGORS: BUCHAN               RICK
                               BUCHAN               JAQUELINE
    REGION CODE    ADDRESS   : 267 CAMBRIDGE AVENUE
        01         CITY      :    KENSINGTON
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   246,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,221.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031542657     MORTGAGORS: KOCH                 GERALD
                               KOCH                 JANET
    REGION CODE    ADDRESS   : 417 LOCK DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   339,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,754.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,399.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.01700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     949,900.00
                                P & I AMT:      6,536.46
                                UPB AMT:     949,169.53

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          445
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031542673     MORTGAGORS: COATS                MICHAEL
                               COATS                VALERIE
    REGION CODE    ADDRESS   : 20800 BURNDALE ROAD
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,744.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031542699     MORTGAGORS: WILLIAMSON           JOHN
                               WILLIAMSON           ELIZABETH
    REGION CODE    ADDRESS   : 9432 BREWER WAY
        01         CITY      :    VILLA PARK
                   STATE/ZIP : CA  92861
    MORTGAGE AMOUNT :   417,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    416,698.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.25800
    ----------------------------------------------------------------
0   0031542731     MORTGAGORS: ARVIZU               ROY
                               ARVIZU               DONNA
    REGION CODE    ADDRESS   : 305 DIAMOND AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92662
    MORTGAGE AMOUNT :   543,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    542,597.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,796.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 63.13900
    ----------------------------------------------------------------
0   0031543036     MORTGAGORS: DERITO               ROSE
                               DERITO               MARTY
    REGION CODE    ADDRESS   : 11604 NORTH 86TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   195,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,380.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031544182     MORTGAGORS: BUEHRENS             PAUL
                               WARD                 LAETITIA
    REGION CODE    ADDRESS   : 1606 37TH AVENUE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98122
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,769.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.34700
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,787,000.00
                                P & I AMT:     12,468.34
                                UPB AMT:   1,785,808.63

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          446
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031544281     MORTGAGORS: SMITH                WILLIAM
                               SMITH                CARRIE
    REGION CODE    ADDRESS   : 6465 ERIN DRIVE
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,292.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031544356     MORTGAGORS: CUSHING              MARK
                               CUSHING              KIMBERLEY
    REGION CODE    ADDRESS   : 5 HICKORY DRIVE
        01         CITY      :    GLEN MILLS
                   STATE/ZIP : PA  19342
    MORTGAGE AMOUNT :   319,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,481.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,100.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.57200
    ----------------------------------------------------------------
0   0031544422     MORTGAGORS: NEILL                NANCY
                               COX                  CHRISTINA
    REGION CODE    ADDRESS   : 675 CHERRYDALE DRIVE
        01         CITY      :    LAFAYETTE  HILL
                   STATE/ZIP : PA  19444
    MORTGAGE AMOUNT :   291,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,348.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------
0   0031544505     MORTGAGORS: MORGAN               ALLAN
                               MORGAN               LINDA
    REGION CODE    ADDRESS   : 890 CHIQUITA ROAD
        01         CITY      :    HEALDSBURG
                   STATE/ZIP : CA  95448
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,802.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 45.21700
    ----------------------------------------------------------------
0   0031544828     MORTGAGORS: GOOCH                RICHARD

    REGION CODE    ADDRESS   : 4150 17TH STREET,#10
        01         CITY      :    SAN FRANCICSO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 68.96500
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,436,850.00
                                P & I AMT:      9,722.17
                                UPB AMT:   1,435,708.21

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          447
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031544885     MORTGAGORS: LAFRANCHI            ARTHUR
                               LAFRANCHI            DIANE
    REGION CODE    ADDRESS   : 4000 PINER ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95401
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    579,547.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,956.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.28500
    ----------------------------------------------------------------
0   0031544927     MORTGAGORS: LIGHT                GENE
                               LIGHT                LYNN
    REGION CODE    ADDRESS   : 3084 FRANKLIHN CANYON DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,733.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 41.08600
    ----------------------------------------------------------------
0   0031544968     MORTGAGORS: RAMIREZ              THOMAS

    REGION CODE    ADDRESS   : 5113 VIA EL SERENO
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    444,652.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,035.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.39100
    ----------------------------------------------------------------
0   0031545023     MORTGAGORS: STANLEY              RICHARD
                               JANVIER              MAURICE
    REGION CODE    ADDRESS   : 1971 DE MILLE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,773.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,215.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   250
    LTV :                 74.52300
    ----------------------------------------------------------------
0   0031545031     MORTGAGORS: LEVY                 MARTIN
                               LEVY                 JULIE
    REGION CODE    ADDRESS   : 359 CANHAM ROAD
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   368,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,533.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,084,800.00
                                P & I AMT:     14,526.07
                                UPB AMT:   2,083,240.17

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          448
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031545098     MORTGAGORS: RULEY                JAMES

    REGION CODE    ADDRESS   : 3405 EAST 96TH PLACE SOUTH
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74137
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,008.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031545148     MORTGAGORS: MABRY                RONALD
                               MABRY                SHEILA
    REGION CODE    ADDRESS   : 487 BUENA VISTA AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,706.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,980.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.84600
    ----------------------------------------------------------------
0   0031545221     MORTGAGORS: RAMEZANI             SOHEIL
                               RAMEZANI             DALE
    REGION CODE    ADDRESS   : 319 ROYCROFT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
0   0031545270     MORTGAGORS: PELOT                MIRIAM

    REGION CODE    ADDRESS   : 3101 CORTE CABRILLO
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :    98,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     98,417.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       647.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 46.35200
    ----------------------------------------------------------------
0   0031545346     MORTGAGORS: SWANSON              MARK
                               SWANSON              DIANA
    REGION CODE    ADDRESS   : 1860 MOUNTAIN VIEW AVENUE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,772.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,420,500.00
                                P & I AMT:      9,852.84
                                UPB AMT:   1,418,630.86

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          449
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031545387     MORTGAGORS: NIEMANN              H
                               NIEMANN              BARBARA
    REGION CODE    ADDRESS   : 105 PALMER DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,810.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031545445     MORTGAGORS: NORDSTROM            SOREN
                               NORDSTROM            TANYA
    REGION CODE    ADDRESS   : 29 SPRING ROAD
        01         CITY      :    LAGUNITAS
                   STATE/ZIP : CA  94938
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,813.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.36600
    ----------------------------------------------------------------
0   0031545742     MORTGAGORS: MANION               TIMOTHY
                               VIGUIE               CHRISTINE
    REGION CODE    ADDRESS   : 4712 46TH AVENUE SOUTHWEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98116
    MORTGAGE AMOUNT :   275,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,295.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031546286     MORTGAGORS: KRITZSTEIN           SIDNEY
                               KRITZSTEIN           BEVERLY
    REGION CODE    ADDRESS   : 8 CLAREMONT LANE
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    467,643.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,232.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031546328     MORTGAGORS: BRYSON               RANDAL
                               BRYSON               ANNIE
    REGION CODE    ADDRESS   : 931 TENTH STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   323,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,353.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.39000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,586,100.00
                                P & I AMT:     11,068.06
                                UPB AMT:   1,584,917.61

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          450
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031546385     MORTGAGORS: EVANS                LAURENCE
                               EVANS                JUDY
    REGION CODE    ADDRESS   : 6746 EAST LEAFWOOD DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,819.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,636.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.00000
    ----------------------------------------------------------------
0   0031546559     MORTGAGORS: DAVIES               DEBORAH

    REGION CODE    ADDRESS   : 5595 CARRIAGE LANE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,863.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,193.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.08690
    ----------------------------------------------------------------
0   0031547524     MORTGAGORS: ADAMS                PAULETTE

    REGION CODE    ADDRESS   : 590 NORTH COAST HIGHWAY
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,797.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,908.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   250
    LTV :                 60.00000
    ----------------------------------------------------------------
0   0031547540     MORTGAGORS: MERSY                TERRY

    REGION CODE    ADDRESS   : 2756 HIGHLAND DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   195,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    194,855.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,363.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.93700
    ----------------------------------------------------------------
0   0031547573     MORTGAGORS: MCHANEY              MICHAEL
                               MCHANEY              APRIL
    REGION CODE    ADDRESS   : 11047 EAST PRESILLA ROAD
        01         CITY      :    CAMARILLO AREA
                   STATE/ZIP : CA  93012
    MORTGAGE AMOUNT :   612,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    612,067.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,388.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,492,500.00
                                P & I AMT:     10,491.07
                                UPB AMT:   1,491,403.51

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          451
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031548738     MORTGAGORS: AUGELLO              BARBARA

    REGION CODE    ADDRESS   : 2410 FOX RUN WAY
        01         CITY      :    RIEGELSVILLE
                   STATE/ZIP : PA  18077
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.77700
    ----------------------------------------------------------------
0   0031549355     MORTGAGORS: DRUGMAND             MARY

    REGION CODE    ADDRESS   : 3697 REDWOOD STREET
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89103
    MORTGAGE AMOUNT :    80,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     80,141.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       567.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.16000
    ----------------------------------------------------------------
0   0031549413     MORTGAGORS: COYLE                FRANCIS
                               COYLE                LINDA
    REGION CODE    ADDRESS   : 13 DEER CREEK CROSSING
        01         CITY      :    EAST MARLBOROUGH TOWNSHIP
                   STATE/ZIP : PA  19348
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,780.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031552565     MORTGAGORS: STENGER              ROBERT
                               STENGER              MARLENE
    REGION CODE    ADDRESS   : 600 COMMERCIAL STREET
        01         CITY      :    ROCKPORT
                   STATE/ZIP : ME  04856
    MORTGAGE AMOUNT :   451,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,181.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,234.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 58.63600
    ----------------------------------------------------------------
0   0031553126     MORTGAGORS: MORGAN               RHIDIAN
                               MORGAN               MARTHA
    REGION CODE    ADDRESS   : 2885 NW SHENANDOAH TERRACE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97210
    MORTGAGE AMOUNT :   245,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,059.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 30.88050
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,345,200.00
                                P & I AMT:      9,403.17
                                UPB AMT:   1,338,956.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          452
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031553159     MORTGAGORS: BRYANT               ROBERT
                               BRYANT               MARILYN
    REGION CODE    ADDRESS   : 25302 139TH PLACE SOUTHEAST
        01         CITY      :    KENT
                   STATE/ZIP : WA  98042
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,801.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
0   0031553530     MORTGAGORS: EDGAR                JOHN
                               EDGAR                MARIA
    REGION CODE    ADDRESS   : 5 POTOMAC OVERLOOK LANE
        01         CITY      :    STAFFORD
                   STATE/ZIP : VA  22554
    MORTGAGE AMOUNT :   255,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,985.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031553647     MORTGAGORS: JACKSON              LARRY
                               JACKSON              BRENDA
    REGION CODE    ADDRESS   : 2513 PENINSULA DRIVE
        01         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   274,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,523.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.23200
    ----------------------------------------------------------------
0   0031555014     MORTGAGORS: MCGREGOR             GREGOR
                               MCGREGOR             SHARON
    REGION CODE    ADDRESS   : 70 WILLIAMS ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031555956     MORTGAGORS: KELLEY               ROBERT
                               KELLEY               JEANETTE
    REGION CODE    ADDRESS   : 2603 FOUNTAIN BLVD
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33609
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,532.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.88300
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,416,000.00
                                P & I AMT:      9,777.53
                                UPB AMT:   1,414,043.27

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          453
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031556194     MORTGAGORS: DUSTON               ROBERT
                               DUSTON               SHEILA
    REGION CODE    ADDRESS   : 12201 LAKE JAMES DRIVE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,799.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,034.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031556251     MORTGAGORS: HAWI                 AMALE
                               WALTER               BRIAN
    REGION CODE    ADDRESS   : 35 NEW STREET
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   245,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,430.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,780.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0031556293     MORTGAGORS: BOHLINGER            GEORGE

    REGION CODE    ADDRESS   : 2553 WATERSIDE DRIVE, N W
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,769.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.26436
    ----------------------------------------------------------------
0   0031557606     MORTGAGORS: HONG                 SUNG
                               HONG                 HYUN
    REGION CODE    ADDRESS   : 20143 218TH AVENUE NORTHEAST
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,801.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.68100
    ----------------------------------------------------------------
0   0031558232     MORTGAGORS: RARING               DAVID

    REGION CODE    ADDRESS   : 11316 NE GREN FELS DR
        01         CITY      :    BATTLE GROUND
                   STATE/ZIP : WA  98604
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,768.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.42800
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,418,600.00
                                P & I AMT:     10,031.39
                                UPB AMT:   1,417,570.78

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          454
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0031560303     MORTGAGORS: LY                   SING
                               LY                   ALISA
    REGION CODE    ADDRESS   : 13609 CASCADIAN WAY
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98208
    MORTGAGE AMOUNT :   206,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,089.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,406.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   250
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0031562416     MORTGAGORS: EZELL                JEFFREY
                               EZELL                CAMERON
    REGION CODE    ADDRESS   : 1041 PARKINS MILL ROAD
        01         CITY      :    GREENVILLE
                   STATE/ZIP : SC  29607
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,046.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0031562911     MORTGAGORS: KAUFMAN              KELLY

    REGION CODE    ADDRESS   : 2842 NORTH 17TH DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85015
    MORTGAGE AMOUNT :    93,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,477.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       638.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.97462
    ----------------------------------------------------------------
0   0070006580     MORTGAGORS: FOGELMAN             LIONEL
                               FOGELMAN             SYLVIA
    REGION CODE    ADDRESS   : 1225 BEVERLY GREEN DRIVE
        01         CITY      :    BEVERLY HIL
                   STATE/ZIP : CA  90212
    MORTGAGE AMOUNT :   483,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    483,150.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,422.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.36000
    ----------------------------------------------------------------
0   0070010699     MORTGAGORS: SALVATORE            LEONARD
                               VALENTINO SA         TONI
    REGION CODE    ADDRESS   : 39 TALL TULIP LANE
        01         CITY      :    YONKERS
                   STATE/ZIP : NY  10710
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,616.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.88235
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,375,550.00
                                P & I AMT:      9,865.68
                                UPB AMT:   1,374,762.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          455
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070015912     MORTGAGORS: WALSH                JAMES
                               WALSH                MICHELLE
    REGION CODE    ADDRESS   : 25 SAN MARCOS RD
        01         CITY      :    PASO ROBLES
                   STATE/ZIP : CA  93446
    MORTGAGE AMOUNT :   114,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,641.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       912.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   001
    LTV :                 74.70588
    ----------------------------------------------------------------
0   0070017751     MORTGAGORS: HICKS                MAUREEN

    REGION CODE    ADDRESS   : 10899 GOLDENEYE AVENUE
        01         CITY      :    FOUNTAIN VA
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,147.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,415.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   001
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070021571     MORTGAGORS: SINGH                HARISH
                               PARMAR               SARITA
    REGION CODE    ADDRESS   : 8350 HAYFIELD CIRCLE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95828
    MORTGAGE AMOUNT :   100,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    100,423.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       694.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   001
    LTV :                 77.30769
    ----------------------------------------------------------------
0   0070021753     MORTGAGORS: PEAK                 JAMES
                               PEAK                 PAIGE
    REGION CODE    ADDRESS   : 3809 ENGLISH HORN COURT
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23233
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------
0   0070021829     MORTGAGORS: VINCENT              RICHARD
                               VINCENT              FRANCES
    REGION CODE    ADDRESS   : MAHALA ROAD LONG ISLAND
        01         CITY      :    MOULTONBORO
                   STATE/ZIP : NH  03254
    MORTGAGE AMOUNT :   305,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,411.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,085.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.16732
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     986,450.00
                                P & I AMT:      6,966.78
                                UPB AMT:     984,624.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          456
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070022173     MORTGAGORS: CRONIN               THOMAS
                               CRONIN               TERESA
    REGION CODE    ADDRESS   : 1187 ROCKHAVEN COURT
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93906
    MORTGAGE AMOUNT :   181,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    181,349.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,284.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/23
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   001
    LTV :                 86.57143
    ----------------------------------------------------------------
0   0070022181     MORTGAGORS: BRADWAY              WILLIAM
                               RUBINO               JANE
    REGION CODE    ADDRESS   : 2108 WESLEY AVENUE
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   329,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,155.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,303.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.69128
    ----------------------------------------------------------------
0   0070025655     MORTGAGORS: BRETT                ELIZABETH
                               BRETT                JOHN
    REGION CODE    ADDRESS   : 86 MARCOURT DRIVE
        01         CITY      :    CHAPPAQUA
                   STATE/ZIP : NY  10514
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,719.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,643.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.93814
    ----------------------------------------------------------------
0   0070025663     MORTGAGORS: WELLER               BURMA

    REGION CODE    ADDRESS   : 3388 MATHIESON DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   241,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,620.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,690.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.33181
    ----------------------------------------------------------------
0   0070025754     MORTGAGORS: THON                 RONALD
                               THON                 CAROL
    REGION CODE    ADDRESS   : 19092 FOWLER AVENUE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   361,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,081.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 56.46094
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,492,350.00
                                P & I AMT:     10,448.47
                                UPB AMT:   1,490,927.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          457
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070026109     MORTGAGORS: WILDER               PAUL
                               WILDER               SHULAMIT
    REGION CODE    ADDRESS   : 5651 RHODES AVENUE
        01         CITY      :    VALLEY VILL
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   197,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,057.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,380.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 62.69841
    ----------------------------------------------------------------
0   0070027594     MORTGAGORS: WERSKY               LAWRENCE
                               WERSKY               JANE
    REGION CODE    ADDRESS   : 2616 EAST HEMPSTEAD CIRCLE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92806
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    182,658.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 76.66667
    ----------------------------------------------------------------
0   0070027891     MORTGAGORS: BARTA                CHARLES
                               BARTA                KATHLEEN
    REGION CODE    ADDRESS   : 2024 SHIRE DRIVE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   200,921.64  OPTION TO CONVERT :
    UNPAID BALANCE :    199,550.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,387.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   001
    LTV :                 75.81949
    ----------------------------------------------------------------
0   0070028345     MORTGAGORS: BUSH                 MIKE
                               BUSH                 MAURINA
    REGION CODE    ADDRESS   : 2422 CHEYENNE ROAD
        01         CITY      :    COPPEROPOLI
                   STATE/ZIP : CA  95228
    MORTGAGE AMOUNT :   137,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    136,850.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       970.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   001
    LTV :                 85.92476
    ----------------------------------------------------------------
0   0070029400     MORTGAGORS: WONG                 TONY

    REGION CODE    ADDRESS   : 46 SAINT CROIX
        01         CITY      :    LAGUNA NIGU
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   208,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,280.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,459.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 83.50000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     928,221.64
                                P & I AMT:      6,680.60
                                UPB AMT:     924,397.84

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          458
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070029509     MORTGAGORS: KIPPER               TIMOTHY
                               KIPPER               JULIE
    REGION CODE    ADDRESS   : 641 EAST KENT AVENUE
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85225
    MORTGAGE AMOUNT :    85,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :     85,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       583.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 76.38393
    ----------------------------------------------------------------
0   0070029822     MORTGAGORS: WENZL                FAY

    REGION CODE    ADDRESS   : 5509 WEST AGATITE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60630
    MORTGAGE AMOUNT :    89,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,733.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       627.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 66.51852
    ----------------------------------------------------------------
0   0070030143     MORTGAGORS: KENNEY               CAROLE

    REGION CODE    ADDRESS   : 4219 LUSK DRIVE
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   122,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    122,310.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       857.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 78.90675
    ----------------------------------------------------------------
0   0070031034     MORTGAGORS: D'ALESSANDRO         JOSEPH
                               D'ALESSANDRO         KATHRYN
    REGION CODE    ADDRESS   : 2609 NORTHEAST HAMBLET STR
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97212
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.58824
    ----------------------------------------------------------------
0   0070031315     MORTGAGORS: HARRIS               DOUGLAS
                               HARRIS               JUDY
    REGION CODE    ADDRESS   : 8385 COOK RIOLO ROAD
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95678
    MORTGAGE AMOUNT :   246,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,021.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.41176
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:     904,250.00
                                P & I AMT:      6,267.85
                                UPB AMT:     903,615.95

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          459
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070031364     MORTGAGORS: ABEDI                ARTAVAZ
                               ABEDI                GOHARIK
    REGION CODE    ADDRESS   : 1220 ALLEN AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91203
    MORTGAGE AMOUNT :   206,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,230.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,373.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070031695     MORTGAGORS: WATERFORD            CHARLES
                               WATERFORD            EDDIE
    REGION CODE    ADDRESS   : 28414 WIMBELTON LANE
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92026
    MORTGAGE AMOUNT :   269,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,721.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,837.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.94286
    ----------------------------------------------------------------
0   0070033949     MORTGAGORS: PERFECTO             CAROLUS
                               PERFECTO             SUSAN
    REGION CODE    ADDRESS   : 2393 LOMENT COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.44186
    ----------------------------------------------------------------
0   0070034095     MORTGAGORS: YUSTMAN              NICOLE
                               YUSTMAN              KENNETH
    REGION CODE    ADDRESS   : 11 CECELIA LANE
        01         CITY      :    PLEASANTVIL
                   STATE/ZIP : NY  10570
    MORTGAGE AMOUNT :   364,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.12150
    ----------------------------------------------------------------
0   0070034624     MORTGAGORS: JOHNSTON             TERRY
                               JOHNSTON             BARBARA
    REGION CODE    ADDRESS   : 235 THOMAS DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   223,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,522.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.46584
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,353,400.00
                                P & I AMT:      9,309.25
                                UPB AMT:   1,352,652.32

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          460
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070035225     MORTGAGORS: ZEPEDA               FRANCISCO
                               ZEPEDA               HENRIETTA
    REGION CODE    ADDRESS   : 11015 YUKON AVENUE
        01         CITY      :    INGLEWOOD
                   STATE/ZIP : CA  90303
    MORTGAGE AMOUNT :   121,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       851.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 87.00000
    ----------------------------------------------------------------
0   0070035803     MORTGAGORS: ROBERTS JR           CHARLES
                               ROBERTS              LINDA
    REGION CODE    ADDRESS   : 15 GULL POINT RD
        01         CITY      :    MONMOUTH BE
                   STATE/ZIP : NJ  07750
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070036694     MORTGAGORS: SUNG                 STEPHEN
                               SUNG                 MARTINA
    REGION CODE    ADDRESS   : 2904 EDGEWICK DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   436,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,850.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,052.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.36364
    ----------------------------------------------------------------
0   0070037247     MORTGAGORS: TUNG                 FRANK
                               TUNG                 LINA
    REGION CODE    ADDRESS   : 7100 CAMINO PEQUENO
        01         CITY      :    RANCHO PALO
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   454,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,316.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,175.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.07438
    ----------------------------------------------------------------
0   0070037379     MORTGAGORS: MURPHY               KEVIN
                               MURPHY               TONYA
    REGION CODE    ADDRESS   : 405 62ND STREET
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   219,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,037.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,387.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   001
    LTV :                 78.39286
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,532,000.00
                                P & I AMT:     10,538.96
                                UPB AMT:   1,525,003.99

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          461
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070039276     MORTGAGORS: LIPITZ               HARLEY
                               LIPITZ               SANDRA
    REGION CODE    ADDRESS   : 4363 HERITAGE LANE
        01         CITY      :    ROHNERT PAR
                   STATE/ZIP : CA  94928
    MORTGAGE AMOUNT :   313,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,255.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.30986
    ----------------------------------------------------------------
0   0070039508     MORTGAGORS: PEREZ                ALBERTO
                               PAREDES              ANA
    REGION CODE    ADDRESS   : 14271 SW 36TH STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33175
    MORTGAGE AMOUNT :   233,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,631.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 83.32143
    ----------------------------------------------------------------
0   0070039615     MORTGAGORS: STRAND               PAUL

    REGION CODE    ADDRESS   : 323 BEAUMONT COURT
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   222,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,647.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   001
    LTV :                 77.66143
    ----------------------------------------------------------------
0   0070040282     MORTGAGORS: KOLTUNIAK            TOM
                               KOLTUNIAK            CAROL
    REGION CODE    ADDRESS   : 38365 CALLE DE LOBO
        01         CITY      :    MURRIETA
                   STATE/ZIP : CA  92562
    MORTGAGE AMOUNT :   231,332.26  OPTION TO CONVERT :
    UNPAID BALANCE :    231,160.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,617.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.34977
    ----------------------------------------------------------------
0   0070041744     MORTGAGORS: NAM                  SANG
                               NAM                  CHANG
    REGION CODE    ADDRESS   : 153 SOUTH LUCERNE BOULEVAR
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90004
    MORTGAGE AMOUNT :   456,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,653.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,149.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.96450
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,456,632.26
                                P & I AMT:     10,092.63
                                UPB AMT:   1,453,016.76

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          462
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070042148     MORTGAGORS: REINTS               ROD
                               REINTS               RHONDA
    REGION CODE    ADDRESS   : 85 NORTH SABRA AVENUE
        01         CITY      :    AGOURA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,907.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,491.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.26606
    ----------------------------------------------------------------
0   0070042841     MORTGAGORS: THOMPSON             TRUEMAN
                               THOMPSON             JILL
    REGION CODE    ADDRESS   : 250 OAK COURT
        01         CITY      :    SEVERNA PAR
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,036.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,935.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.92424
    ----------------------------------------------------------------
0   0070043088     MORTGAGORS: SCHUTZ               JOAN

    REGION CODE    ADDRESS   : 11 LITTLE ARROW ROAD
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   250,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,339.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 40.08800
    ----------------------------------------------------------------
0   0070043781     MORTGAGORS: FARR                 MAY

    REGION CODE    ADDRESS   : 1931 N EUCLID AVE
        01         CITY      :    UPLAND AREA
                   STATE/ZIP : CA  91786
    MORTGAGE AMOUNT :   214,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,236.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,480.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 26.80000
    ----------------------------------------------------------------
0   0070043914     MORTGAGORS: DIOGUARDI            MARK

    REGION CODE    ADDRESS   : 2953 NORTH MANOR DRIVE WES
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85014
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,261,200.00
                                P & I AMT:      8,626.26
                                UPB AMT:   1,259,292.79

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          463
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070044433     MORTGAGORS: ROSARIO              WILLIAM
                               ROSARIO              ELIZABETH
    REGION CODE    ADDRESS   : 3453 GEORGETOWN PLACE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,807.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,810.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.69231
    ----------------------------------------------------------------
0   0070045158     MORTGAGORS: JOYCE                SUSAN

    REGION CODE    ADDRESS   : 87 CARNOUSTIE HEIGHTS
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,677.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,928.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.51852
    ----------------------------------------------------------------
0   0070045570     MORTGAGORS: LOPICCOLO JR         RUSSELL
                               LOPICCOLO            FELICE
    REGION CODE    ADDRESS   : 903 RIVERSIDE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,789.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,985.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.78947
    ----------------------------------------------------------------
0   0070047055     MORTGAGORS: MC GARRIGLE          THOMAS
                               MC GARRIGLE          ELLEN
    REGION CODE    ADDRESS   : 1390 EAVES SPRING ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   503,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    503,516.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,480.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.18667
    ----------------------------------------------------------------
0   0070047840     MORTGAGORS: CHESLER              ANDREW
                               CHESLER              DEBORAH
    REGION CODE    ADDRESS   : 13320 CANYON RIDGE LANE
        01         CITY      :    GRANADA HIL
                   STATE/ZIP : CA  91344
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,558.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,731,700.00
                                P & I AMT:     11,832.56
                                UPB AMT:   1,730,349.40

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          464
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070048301     MORTGAGORS: KELLY                NANCI

    REGION CODE    ADDRESS   : 11 BROOKSTREE
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   218,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,639.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,509.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   001
    LTV :                 76.39860
    ----------------------------------------------------------------
0   0070049234     MORTGAGORS: J JEMAL              ABRAHAM
                               JEMAL                LISA
    REGION CODE    ADDRESS   : 1896 EAST 5TH STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11223
    MORTGAGE AMOUNT :   498,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,031.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,274.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 53.59677
    ----------------------------------------------------------------
0   0070051610     MORTGAGORS: YOON                 SUNG SUP
                               YOON                 KIL JA
    REGION CODE    ADDRESS   : 1704 OXBOW COURT
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,834.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,505.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.89831
    ----------------------------------------------------------------
0   0070053285     MORTGAGORS: FENSKE               BRIAN
                               FENSKE               CHERYL
    REGION CODE    ADDRESS   : 4690 ROCKLEDGE ROAD
        01         CITY      :    BILLINGS
                   STATE/ZIP : MT  59106
    MORTGAGE AMOUNT :   358,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,626.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,478.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.24490
    ----------------------------------------------------------------
0   0070053814     MORTGAGORS: EARLE                PETER
                               EARLE                AUDREY
    REGION CODE    ADDRESS   : 42 CRESCENT LANE
        01         CITY      :    SUDBURY
                   STATE/ZIP : MA  01776
    MORTGAGE AMOUNT :   242,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,677.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.54739
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,536,700.00
                                P & I AMT:     10,445.39
                                UPB AMT:   1,534,981.49

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          465
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070054309     MORTGAGORS: POLUDNIAK            STEPHEN
                               POLUDNIAK            MONICA
    REGION CODE    ADDRESS   : 6701 EAST SUNNYVALE ROAD
        01         CITY      :    PARADISE VA
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.50000
    ----------------------------------------------------------------
0   0070054515     MORTGAGORS: APLOKS               BRUNO
                               ZACHAREWICZ          DANA
    REGION CODE    ADDRESS   : 4 FIELDWOOD ROAD
        01         CITY      :    NEW HARTFOR
                   STATE/ZIP : NY  13413
    MORTGAGE AMOUNT :   212,925.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,129.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 85.00000
    ----------------------------------------------------------------
0   0070056015     MORTGAGORS: BAER                 CHRISTOPHE
                               FEDDER               LISA
    REGION CODE    ADDRESS   : 311 SOUTH RIDGEWOOD RD
        01         CITY      :    SOUTH ORANG
                   STATE/ZIP : NJ  07079
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,803.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070056361     MORTGAGORS: HERTZ                JOSEF
                               HERTZ                MINA
    REGION CODE    ADDRESS   : 330 MAYFAIR DRIVE NORTH
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11234
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,800.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.63636
    ----------------------------------------------------------------
0   0070056874     MORTGAGORS: JOHNSON              ANTHONY
                               JOHNSON              JANET
    REGION CODE    ADDRESS   : 1100 MANDEVILLA WAY
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91719
    MORTGAGE AMOUNT :   211,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,835.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,439.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.53435
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,192,325.00
                                P & I AMT:      8,408.03
                                UPB AMT:   1,190,969.09

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          466
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070056916     MORTGAGORS: VADNAIS              LAURENCE
                               VADNAIS              CAROL
    REGION CODE    ADDRESS   : 1904 MANZANITA LANE
        01         CITY      :    MANHATTAN B
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   316,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,602.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,161.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.17200
    ----------------------------------------------------------------
0   0070057070     MORTGAGORS: DALTON               JOHN

    REGION CODE    ADDRESS   : 109 LAVERNE AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   252,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,953.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.04167
    ----------------------------------------------------------------
0   0070057856     MORTGAGORS: TARR                 CYNTHIA

    REGION CODE    ADDRESS   : 2277 HELIOS DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90068
    MORTGAGE AMOUNT :   212,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,296.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,451.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 67.75478
    ----------------------------------------------------------------
0   0070058284     MORTGAGORS: KAHN                 DAVID

    REGION CODE    ADDRESS   : 633 RED ROME LANE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,643.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,549.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 78.32759
    ----------------------------------------------------------------
0   0070058425     MORTGAGORS: DESALVATORE          MARK
                               DESALVATORE          NANCY
    REGION CODE    ADDRESS   : 111 DENURE COURT
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   227,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,818.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,529.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.91749
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,235,900.00
                                P & I AMT:      8,411.82
                                UPB AMT:   1,234,314.56

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          467
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070058961     MORTGAGORS: MARTIN               HAROLD
                               MARTIN               JANICE
    REGION CODE    ADDRESS   : 41242 LEEWARD ROAD
        01         CITY      :    SEA RANCH
                   STATE/ZIP : CA  95497
    MORTGAGE AMOUNT :   275,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,096.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 66.44578
    ----------------------------------------------------------------
0   0070060736     MORTGAGORS: CIERVO               JOHN
                               CIERVO               PATRICIA
    REGION CODE    ADDRESS   : 117 CHARLESTOWN HUNT DRIVE
        01         CITY      :    PHOENIXVILL
                   STATE/ZIP : PA  19460
    MORTGAGE AMOUNT :   287,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,275.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.33995
    ----------------------------------------------------------------
0   0070060785     MORTGAGORS: CALDWELL             EDWARD
                               CALDWELL             DEBORAH
    REGION CODE    ADDRESS   : 1098 MAYFLOWER CT
        01         CITY      :    MARTINSVILL
                   STATE/ZIP : NJ  08836
    MORTGAGE AMOUNT :   374,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,747.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/23
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.54876
    ----------------------------------------------------------------
0   0070061759     MORTGAGORS: LIBUIT               NOLI
                               LIBUIT               CYNTHIA
    REGION CODE    ADDRESS   : 26333 TAAFFE ROAD
        01         CITY      :    LOS ALTOS H
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,537.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,613.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.89474
    ----------------------------------------------------------------
0   0070062120     MORTGAGORS: SCHORR               HERBERT
                               SCHORR               LENORE
    REGION CODE    ADDRESS   : 137 TOPSAIL MALL
        01         CITY      :    MARINA DEL
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   579,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    579,047.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,953.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.25000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   2,066,950.00
                                P & I AMT:     14,298.96
                                UPB AMT:   2,065,358.72

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          468
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070062385     MORTGAGORS: SHEPPARD FRE         JENNIFER
                               FREITAG              MICHAEL
    REGION CODE    ADDRESS   : 240 COGNEWAUGH ROAD
        01         CITY      :    COS COB
                   STATE/ZIP : CT  06807
    MORTGAGE AMOUNT :   555,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    554,716.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,787.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.85433
    ----------------------------------------------------------------
0   0070062450     MORTGAGORS: BENJOAR              JACQUES
                               LOCKHART             KATHLEEN
    REGION CODE    ADDRESS   : 16250 WHITEHAVEN ROAD
        01         CITY      :    SILVER SPRI
                   STATE/ZIP : MD  20906
    MORTGAGE AMOUNT :   325,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,582.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.47561
    ----------------------------------------------------------------
0   0070063490     MORTGAGORS: LEFFEL               DAVID

    REGION CODE    ADDRESS   : 142 OAKLAND AVENUE
        01         CITY      :    EASTCHESTER
                   STATE/ZIP : NY  10709
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   001
    LTV :                 75.67568
    ----------------------------------------------------------------
0   0070064613     MORTGAGORS: CHITNIS              GIRISH
                               CHITNIS              POORNIMA
    REGION CODE    ADDRESS   : 1811 MASTERS WAY
        01         CITY      :    CHADDS FORD
                   STATE/ZIP : PA  19317
    MORTGAGE AMOUNT :   344,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.63014
    ----------------------------------------------------------------
0   0070064894     MORTGAGORS: GOIS                 NICHOLAS
                               GOIS                 ELENI
    REGION CODE    ADDRESS   : 885 ROBIN LANE
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,569.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.36181
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,793,400.00
                                P & I AMT:     12,102.00
                                UPB AMT:   1,791,045.04

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          469
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070064928     MORTGAGORS: SHERIDAN             BRUCE
                               SHERIDAN             JAN
    REGION CODE    ADDRESS   : 300 GENTLEWOODS DRIVE
        01         CITY      :    CARY
                   STATE/ZIP : NC  27511
    MORTGAGE AMOUNT :   256,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,584.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070065420     MORTGAGORS: LEVINSON             IRWIN
                               LEVINSON             DEDE
    REGION CODE    ADDRESS   : 13653 RIVOLI DRIVE
        01         CITY      :    PALM BEACH
                   STATE/ZIP : FL  33410
    MORTGAGE AMOUNT :   112,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    112,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       754.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   001
    LTV :                 16.60000
    ----------------------------------------------------------------
0   0070065867     MORTGAGORS: BAILEY               JAMES
                               BAILEY               LINDA
    REGION CODE    ADDRESS   : 22921 BRENFORD STREET
        01         CITY      :    WOODLAND HI
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,501.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070066394     MORTGAGORS: MCANDREW             JAMES
                               MCANDREW             SYLVIA
    REGION CODE    ADDRESS   : 1219 LEXHAM DRIVE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30068
    MORTGAGE AMOUNT :   263,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,589.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.28141
    ----------------------------------------------------------------
0   0070066980     MORTGAGORS: WONG                 WILLIAM
                               WONG                 PAULINE
    REGION CODE    ADDRESS   : 1627 FUNSTON AVENUE
        01         CITY      :    SAN FRANCIS
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,804.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.57895
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,166,400.00
                                P & I AMT:      7,742.60
                                UPB AMT:   1,165,528.77

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          470
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070067228     MORTGAGORS: HETLAND              WILLIAM
                               HETLAND              RENEE
    REGION CODE    ADDRESS   : 10941 SW MATZEN DRIVE
        01         CITY      :    WILSONVILLE
                   STATE/ZIP : OR  97070
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 88.27586
    ----------------------------------------------------------------
0   0070067244     MORTGAGORS: DAVENPORT            HOWARD

    REGION CODE    ADDRESS   : 2309 PARKSIDE DRIVE
        01         CITY      :    MITCHELLVIL
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070067913     MORTGAGORS: FITCH                JOHN
                               FITCH                JEANNIE
    REGION CODE    ADDRESS   : 11 MIRA MONTE ROAD
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,750.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070067962     MORTGAGORS: AU                   MICHAEL
                               FONG AU              JILL
    REGION CODE    ADDRESS   : 41820 COVINGTON DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,263.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.67762
    ----------------------------------------------------------------
0   0070067996     MORTGAGORS: KINNEY               CHARLES
                               KINNEY               JACQUELINE
    REGION CODE    ADDRESS   : 11916 NORTH 81ST STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.17073
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,535,500.00
                                P & I AMT:     10,344.95
                                UPB AMT:   1,534,774.28

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          471
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070068572     MORTGAGORS: KWON                 STEVE
                               KWON                 ALICE
    REGION CODE    ADDRESS   : 5842 SPRING SQUARE
        01         CITY      :    SAN ANTONIO
                   STATE/ZIP : TX  78247
    MORTGAGE AMOUNT :    72,780.00  OPTION TO CONVERT :
    UNPAID BALANCE :     71,321.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       490.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.73168
    ----------------------------------------------------------------
0   0070068630     MORTGAGORS: PARK                 GI
                               PARK                 SEAUL
    REGION CODE    ADDRESS   : 18 AUTUMNWOOD LANE
        01         CITY      :    MOUNT LAURE
                   STATE/ZIP : NJ  08054
    MORTGAGE AMOUNT :   281,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.29577
    ----------------------------------------------------------------
0   0070069075     MORTGAGORS: REITAN               TERRY
                               REITAN               LINDA
    REGION CODE    ADDRESS   : 22825 121ST STREET SOUTHEA
        01         CITY      :    MONROE
                   STATE/ZIP : WA  98272
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.60000
    ----------------------------------------------------------------
0   0070069430     MORTGAGORS: HOFF                 KENNETH

    REGION CODE    ADDRESS   : 5163 DON PIO DRIVE
        01         CITY      :    (WOODLAND H
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    220,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,482.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.33333
    ----------------------------------------------------------------
0   0070069927     MORTGAGORS: OSTGARD              GAYLE

    REGION CODE    ADDRESS   : 14060 SW STEEPLECHASE COUR
        01         CITY      :    BEAVERTON
                   STATE/ZIP : OR  97008
    MORTGAGE AMOUNT :   326,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,288.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,200.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 82.67089
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,143,830.00
                                P & I AMT:      7,849.29
                                UPB AMT:   1,142,109.91

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          472
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070070008     MORTGAGORS: PRIMOFF              RICHARD
                               PRIMOFF              MADLYN
    REGION CODE    ADDRESS   : 36 OLMSTEAD ROAD
        01         CITY      :    SCARSDALE
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,711.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 40.21739
    ----------------------------------------------------------------
0   0070070321     MORTGAGORS: FULLER               MICHAEL
                               FULLER               MERRILY
    REGION CODE    ADDRESS   : 2446 POINCIANA COURT
        01         CITY      :    WESTON
                   STATE/ZIP : FL  33327
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,788.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.09009
    ----------------------------------------------------------------
0   0070071121     MORTGAGORS: JORDAN               VIRGIL
                               JORDAN               CORA
    REGION CODE    ADDRESS   : 2956 HATHAWAY ROAD 903
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23225
    MORTGAGE AMOUNT :    78,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     78,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       532.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.24147
    ----------------------------------------------------------------
0   0070071279     MORTGAGORS: TAGLIABUE            JEFFREY
                               TAGLIABUE            MARIA
    REGION CODE    ADDRESS   : 129 WOODLAND AVENUE
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   318,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    317,751.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,169.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.94737
    ----------------------------------------------------------------
0   0070072269     MORTGAGORS: MOORE                DENIS
                               GARZA                PAUL
    REGION CODE    ADDRESS   : 617 RHODE ISLAND STREET
        01         CITY      :    SAN FRANCIS
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,785.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.66574
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,319,000.00
                                P & I AMT:      9,021.53
                                UPB AMT:   1,318,037.24

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          473
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070074752     MORTGAGORS: LAWTON               JOSEPH
                               LAWTON               MARY
    REGION CODE    ADDRESS   : 2396 OLD RANCH ROAD
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92027
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070075049     MORTGAGORS: CULLUM               JIMMY
                               CULLUM               JANE
    REGION CODE    ADDRESS   : 10914   FOX SPARROW COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22032
    MORTGAGE AMOUNT :   179,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,209.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.07489
    ----------------------------------------------------------------
0   0070075064     MORTGAGORS: DINGWELL             EVERETT
                               DINGWELL             LENNY
    REGION CODE    ADDRESS   : 5768 EAST LUCIA WALK
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,308.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,031.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.26087
    ----------------------------------------------------------------
0   0070075122     MORTGAGORS: SCHALL               MICHAEL
                               SCHALL               ANN
    REGION CODE    ADDRESS   : 1544 SIOUX COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,625.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,274.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070075148     MORTGAGORS: ESTECOC              MARCO
                               ESTECOC              BLANCA
    REGION CODE    ADDRESS   : 2405 WEST LA VERNE AVENUE
        01         CITY      :    SANTA ANA
                   STATE/ZIP : CA  92704
    MORTGAGE AMOUNT :   169,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,864.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,138.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 88.48168
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,526,500.00
                                P & I AMT:     10,345.88
                                UPB AMT:   1,525,298.55

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          474
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070076005     MORTGAGORS: PASTRICK             GAYLE
                               FERNANDEZ            KIM
    REGION CODE    ADDRESS   : 832 PALM AVENUE
        01         CITY      :    WEST HOLLYW
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   180,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,591.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,243.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.76190
    ----------------------------------------------------------------
0   0070077979     MORTGAGORS: LAUTZENHISER         ROBERT
                               LAUTZENHISER         ROSAMOND
    REGION CODE    ADDRESS   : 1515 COBBLESTONE WAY
        01         CITY      :    ARROYO GRAN
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   246,706.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,518.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 29.02424
    ----------------------------------------------------------------
0   0070079090     MORTGAGORS: IDA                  WENDY
                               IDA                  ART
    REGION CODE    ADDRESS   : 5420 WRENCH CT
        01         CITY      :    LAKEWOOD
                   STATE/ZIP : CA  90712
    MORTGAGE AMOUNT :   261,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,735.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 91.91228
    ----------------------------------------------------------------
0   0070080478     MORTGAGORS: BREYMAN              ERIN
                               BREYMAN              EUGENE
    REGION CODE    ADDRESS   : 1925 EAST LYNN STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98112
    MORTGAGE AMOUNT :   283,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,184.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.59459
    ----------------------------------------------------------------
0   0070080684     MORTGAGORS: KAUDERER             EMILIO
                               KAUDERER             WENDY
    REGION CODE    ADDRESS   : 22300 QUINTA ROAD
        01         CITY      :    WOODLAND HI
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   333,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,172.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,303.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.36250
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,305,606.00
                                P & I AMT:      8,951.04
                                UPB AMT:   1,303,202.67

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          475
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070081088     MORTGAGORS: REISS                ROBERT
                               REISS                PATRICE
    REGION CODE    ADDRESS   : 912 11TH STREET
        01         CITY      :    MANHATTAN B
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   522,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    521,702.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,606.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 43.50833
    ----------------------------------------------------------------
0   0070081195     MORTGAGORS: MASON                RAY
                               MASON                KAROL
    REGION CODE    ADDRESS   : 1130 VOLTAIRE
        01         CITY      :    LAKE ARROWH
                   STATE/ZIP : CA  92352
    MORTGAGE AMOUNT :   243,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,600.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 84.06897
    ----------------------------------------------------------------
0   0070081229     MORTGAGORS: OLMSTEAD             GENE

    REGION CODE    ADDRESS   : 11491 AMBERRIDGE CT
        01         CITY      :    MOORPARK
                   STATE/ZIP : CA  93021
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,779.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,002.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 88.68502
    ----------------------------------------------------------------
0   0070081393     MORTGAGORS: WILLIAMS             DENNIS

    REGION CODE    ADDRESS   : 401 OAKWOOD STREET
        01         CITY      :    BENNETTSVIL
                   STATE/ZIP : SC  29512
    MORTGAGE AMOUNT :    31,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :     31,125.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       212.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 51.91667
    ----------------------------------------------------------------
0   0070082169     MORTGAGORS: CARTER               KATHIE
                               CARTER               DONALD
    REGION CODE    ADDRESS   : 1820 UPPER JAMES COURT
        01         CITY      :    VIRGINIA BE
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   562,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    562,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,443.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 47.84681
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,649,250.00
                                P & I AMT:     11,886.97
                                UPB AMT:   1,648,407.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          476
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070082839     MORTGAGORS: PFLUEGER             MICHAEL
                               YUNGEWAELTER         SANDRA
    REGION CODE    ADDRESS   : 7470 EAST BAJADA ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.97403
    ----------------------------------------------------------------
0   0070083209     MORTGAGORS: VOLPE                RAYMOND
                               VOLPE                JENNIFER
    REGION CODE    ADDRESS   : 355 OLD TAPPAN ROAD
        01         CITY      :    OLD TAPPAN
                   STATE/ZIP : NJ  07675
    MORTGAGE AMOUNT :   252,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 49.45098
    ----------------------------------------------------------------
0   0070083621     MORTGAGORS: TODESCHINI           ROBERT
                               TODESCHINI           SHARON
    REGION CODE    ADDRESS   : 989 CABERNET COURT
        01         CITY      :    MURPHYS
                   STATE/ZIP : CA  95247
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,740.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 66.15385
    ----------------------------------------------------------------
0   0070084264     MORTGAGORS: PARK                 JONG
                               PARK                 SHANNON
    REGION CODE    ADDRESS   : 25597 SALERNO WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92687
    MORTGAGE AMOUNT :   219,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,728.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,500.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.15789
    ----------------------------------------------------------------
0   0070084827     MORTGAGORS: LOHN                 PATRICK
                               LOHN                 MARITZA
    REGION CODE    ADDRESS   : 68 VILLAGE ROAD
        01         CITY      :    PEQUANNOCK
                   STATE/ZIP : NJ  07444
    MORTGAGE AMOUNT :   127,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,963.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,005.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   001
    LTV :                 79.25234
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,192,800.00
                                P & I AMT:      8,191.80
                                UPB AMT:   1,192,132.44

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          477
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070085402     MORTGAGORS: SOKOLIC              LARRY
                               PUJALS               DAISY
    REGION CODE    ADDRESS   : 4 FAAS COURT
        01         CITY      :    WEST ORANGE
                   STATE/ZIP : NJ  07052
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.61194
    ----------------------------------------------------------------
0   0070085758     MORTGAGORS: TOOLE                LAWRENCE
                               TOOLE                PATRICIA
    REGION CODE    ADDRESS   : 15 BELLEVALE ST
        01         CITY      :    MONROE
                   STATE/ZIP : CT  06468
    MORTGAGE AMOUNT :   254,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,046.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070085873     MORTGAGORS: GIOVENCO             ROSANNE
                               NORRIS               SCOTT
    REGION CODE    ADDRESS   : 850 MEADOW RIDGE DRIVE
        01         CITY      :    WEST CHICAG
                   STATE/ZIP : IL  60185
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,810.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,478.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.79181
    ----------------------------------------------------------------
0   0070086004     MORTGAGORS: CURRY                DONALD

    REGION CODE    ADDRESS   : 757 KIMBALL AVE.
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,725.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
0   0070086418     MORTGAGORS: GREENWOOD            JOHN
                               GREENWOOD            KAREN
    REGION CODE    ADDRESS   : 5117 EAST STACEY LEE LANE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92667
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,379,250.00
                                P & I AMT:      9,461.75
                                UPB AMT:   1,378,583.06

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          478
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070086558     MORTGAGORS: TATOSIAN             SARKIS
                               TATOSIAN             MAUREEN
    REGION CODE    ADDRESS   : 700 LINDEN AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,270.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,688.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.23529
    ----------------------------------------------------------------
0   0070087846     MORTGAGORS: FREITAS              JOHN
                               FREITAS              KERRY
    REGION CODE    ADDRESS   : 9705 ROYSTON COURT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   241,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,542.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.50794
    ----------------------------------------------------------------
0   0070089073     MORTGAGORS: DANG                 LAM
                               DANG                 VAN
    REGION CODE    ADDRESS   : 13125 BACH WAY
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   323,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,103.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.29348
    ----------------------------------------------------------------
0   0070094693     MORTGAGORS: STORBECK             CHRIS
                               STORBECK             JANET
    REGION CODE    ADDRESS   : 213 PALISADES
        01         CITY      :    PEACHTREE C
                   STATE/ZIP : GA  30269
    MORTGAGE AMOUNT :   309,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.80126
    ----------------------------------------------------------------
0   0070094800     MORTGAGORS: MILLER               CHRISTOPHE
                               MILLER               SUZANNE
    REGION CODE    ADDRESS   : 1515 SAN RAMON WAY
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 71.54286
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,523,500.00
                                P & I AMT:     10,476.17
                                UPB AMT:   1,521,066.38

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          479
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070095054     MORTGAGORS: WOERPEL              RICHARD
                               WOERPEL              LYNN
    REGION CODE    ADDRESS   : 242 VALLEY GATE ROAD
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,659.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.30769
    ----------------------------------------------------------------
0   0070095419     MORTGAGORS: CAMERINO             ANGELITO
                               CAMERINO             LAARNI
    REGION CODE    ADDRESS   : 516 SEASTORM DRIVE
        01         CITY      :    REDWOOD CIT
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   259,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,840.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.08235
    ----------------------------------------------------------------
0   0070096961     MORTGAGORS: SCHAEDE              DAVID
                               SCHAEDE              CATHLEEN
    REGION CODE    ADDRESS   : 1519 WEST BERTEAU AVENUE
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60613
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,733.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,243.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.28571
    ----------------------------------------------------------------
0   0070097084     MORTGAGORS: MCCORKLE             PATRICK
                               MCCORKLE             STEPHANIE
    REGION CODE    ADDRESS   : 5026 BRYANT ROAD
        01         CITY      :    SHINGLE SPR
                   STATE/ZIP : CA  95682
    MORTGAGE AMOUNT :   313,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,163.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.10870
    ----------------------------------------------------------------
0   0070097548     MORTGAGORS: BAGHDIKIAN           BAGHDASSAR
                               BAGHDIKIAN           CYNTHIA
    REGION CODE    ADDRESS   : 268 BEACH DRIVE
        01         CITY      :    SOUTH LAKE
                   STATE/ZIP : CA  96150
    MORTGAGE AMOUNT :   559,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    559,174.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,865.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.63158
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,747,500.00
                                P & I AMT:     12,293.59
                                UPB AMT:   1,741,707.71

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          480
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070097894     MORTGAGORS: WELLS                ALAN
                               WELLS                DELLA
    REGION CODE    ADDRESS   : 9 DUNDERBERG ROAD
        01         CITY      :    TOMKINS COV
                   STATE/ZIP : NY  10986
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.64935
    ----------------------------------------------------------------
0   0070098520     MORTGAGORS: BROWN                KATHRYN

    REGION CODE    ADDRESS   : 467 BOSTON STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98109
    MORTGAGE AMOUNT :   278,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,088.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.21333
    ----------------------------------------------------------------
0   0070098777     MORTGAGORS: SMALL                DAVID
                               RAINES SMALL         LINDA
    REGION CODE    ADDRESS   : 37236 LAZY BURRO ROAD
        01         CITY      :    CAREFREE
                   STATE/ZIP : AZ  85377
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,986.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,243.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------
0   0070103379     MORTGAGORS: TIBURCIO             GREGORIO
                               AMBROCIO             ELERINA
    REGION CODE    ADDRESS   : 12279 MABEL COURT
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   323,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,656.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.76000
    ----------------------------------------------------------------
0   0070104591     MORTGAGORS: MULETA               JOHN
                               MULETA               CAROL
    REGION CODE    ADDRESS   : 2120 NORTH TROY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22201
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,792.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.88889
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,487,100.00
                                P & I AMT:     10,266.13
                                UPB AMT:   1,485,523.29

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          481
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070104617     MORTGAGORS: SAMUELS              ARTHUR
                               SAMUELS              IRENE
    REGION CODE    ADDRESS   : 4 SAN RAMON
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,734.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.60000
    ----------------------------------------------------------------
0   0070104740     MORTGAGORS: SCHLOTTERBAC         WILLIAM
                               SCHLOTTERBAC         ROBIN
    REGION CODE    ADDRESS   : 155 STONEGATE DRIVE
        01         CITY      :    LANDENBERG
                   STATE/ZIP : PA  19350
    MORTGAGE AMOUNT :   230,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.37729
    ----------------------------------------------------------------
0   0070106059     MORTGAGORS: GRIFFIN              LARTIM

    REGION CODE    ADDRESS   : 1700 WOOD SHADOWS
        01         CITY      :    HARKER HEIG
                   STATE/ZIP : TX  76543
    MORTGAGE AMOUNT :    57,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     57,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       450.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.45723
    ----------------------------------------------------------------
0   0070106653     MORTGAGORS: RAPHAEL              RODNEY

    REGION CODE    ADDRESS   : 200 HARBOR DRIVE 1501
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92101
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,363.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.11111
    ----------------------------------------------------------------
0   0070110192     MORTGAGORS: MCDEVITT             PATRICK
                               MCDEVITT             LORELEI
    REGION CODE    ADDRESS   : 766 ALMAR AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   458,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    458,161.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,209.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 63.74306
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,338,700.00
                                P & I AMT:      9,412.34
                                UPB AMT:   1,335,246.23

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          482
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070110630     MORTGAGORS: MCKENZIE             RICARDO

    REGION CODE    ADDRESS   : 29306 ALFIERI STREET
        01         CITY      :    LAGUNA NIGU
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,576.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.70833
    ----------------------------------------------------------------
0   0070110820     MORTGAGORS: WILLIS               CHARLES
                               WILLIS               KATHLEEN
    REGION CODE    ADDRESS   : 15809 NE BOUTELLE ROAD
        01         CITY      :    BATTLE GROU
                   STATE/ZIP : WA  98604
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    160,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,105.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070112594     MORTGAGORS: HARTSELL             MARK
                               HARTSELL             THERESA
    REGION CODE    ADDRESS   : 25 VERSAILLES
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   367,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,077.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,568.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.33684
    ----------------------------------------------------------------
0   0070115514     MORTGAGORS: SINGER               STACEY

    REGION CODE    ADDRESS   : 6 CARMEL WAY
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   259,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 34.41722
    ----------------------------------------------------------------
0   0070115928     MORTGAGORS: LUCIO                RONALD
                               LUCIO                MARTHA
    REGION CODE    ADDRESS   : 2310 BURNING TREE DRIVE
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   167,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    167,172.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,155.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.45370
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,327,500.00
                                P & I AMT:      9,134.15
                                UPB AMT:   1,327,100.08

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          483
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070116405     MORTGAGORS: GROME                THOMAS
                               GROME                WENDY
    REGION CODE    ADDRESS   : 5103 CLAYBANK LANE
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  22020
    MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,680.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.47719
    ----------------------------------------------------------------
0   0070117221     MORTGAGORS: RUTBERG              MICHAEL
                               RUTBERG              DARLENE
    REGION CODE    ADDRESS   : 3136 HEMSTEAD COURT
        01         CITY      :    WEST COVINA
                   STATE/ZIP : CA  91791
    MORTGAGE AMOUNT :   245,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,117.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.10127
    ----------------------------------------------------------------
0   0070117536     MORTGAGORS: FREND                JEREMY
                               FREND                SUSAN
    REGION CODE    ADDRESS   : 5829 RHODES AVENUE
        01         CITY      :    NORTH HOLLY
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,019.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.20635
    ----------------------------------------------------------------
0   0070120696     MORTGAGORS: HERRERA              FRANK
                               HERRERA              LINDA
    REGION CODE    ADDRESS   : 4973 MONACO DRIVE
        01         CITY      :    Pleasanton
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.64000
    ----------------------------------------------------------------
0   0070120795     MORTGAGORS: NOWYHED              SAADE
                               NOWYHED              YASMIN
    REGION CODE    ADDRESS   : 41406 MISSION DRIVE
        01         CITY      :    PALMDALE
                   STATE/ZIP : CA  93551
    MORTGAGE AMOUNT :   464,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,878.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,127.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.53906
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,549,050.00
                                P & I AMT:     10,581.61
                                UPB AMT:   1,548,036.33

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          484
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070122031     MORTGAGORS: DELUCA               RICHARD
                               DELUCA               BEVERLY
    REGION CODE    ADDRESS   : 49 SKYVIEW LANE
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,719.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.56140
    ----------------------------------------------------------------
0   0070123344     MORTGAGORS: MCKENZIE             DONA
                               HUBBELL              NICHOLAS
    REGION CODE    ADDRESS   : 5 IRIS LANE
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.10309
    ----------------------------------------------------------------
0   0070125919     MORTGAGORS: DRUMMOND             WYLIE
                               DRUMMOND             CATHERINE
    REGION CODE    ADDRESS   : 3631 LOWRY ROAD
        01         CITY      :    Los Angeles
                   STATE/ZIP : CA  90027
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,652.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,397.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070126982     MORTGAGORS: DISTEFANO            DON
                               DISTEFANO            NANCY
    REGION CODE    ADDRESS   : 54 TIDE COURT
        01         CITY      :    OAKDALE
                   STATE/ZIP : NY  11769
    MORTGAGE AMOUNT :   261,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.71014
    ----------------------------------------------------------------
0   0070129267     MORTGAGORS: RUTH                 JOSEF
                               RUTH                 SUSAN
    REGION CODE    ADDRESS   : 4632 WINDOM PLACE N W
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   233,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.27586
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,682,950.00
                                P & I AMT:     11,935.03
                                UPB AMT:   1,682,602.59

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          485
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070130422     MORTGAGORS: COTTAM               CHARLENE

    REGION CODE    ADDRESS   : 903 REDBIRD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   232,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,832.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070138185     MORTGAGORS: TEXEIRA              STEVE
                               TEXEIRA              KAREN
    REGION CODE    ADDRESS   : 321 IRON HORSE COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94595
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,737.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,665.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 34.29000
    ----------------------------------------------------------------
0   0070152665     MORTGAGORS: RATSULA              JUSSI
                               RATSULA              SARI
    REGION CODE    ADDRESS   : 12902 VILLA ROSE DRIVE
        01         CITY      :    Santa Ana
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   435,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,426.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,046.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------
0   0070157391     MORTGAGORS: GARRABRANT           SUSAN
                               DIAZ                 DAVID
    REGION CODE    ADDRESS   : 2816 CHRONICLE AVENUE
        01         CITY      :    Hayward
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,782.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 77.92000
    ----------------------------------------------------------------
0   0070157581     MORTGAGORS: BOOKHAMER            BRET
                               BOOKHAMER            LEAH
    REGION CODE    ADDRESS   : 20834 ELFIN FOREST RD
        01         CITY      :    Escondido
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   242,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,929.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.16000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,581,850.00
                                P & I AMT:     11,211.77
                                UPB AMT:   1,580,708.15

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          486
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070159520     MORTGAGORS: SPRINGER             DANIEL
                               SPRINGER             VIVIAN
    REGION CODE    ADDRESS   : 3790 RIVERS EDGE DRIVE
        01         CITY      :    Lake Oswego
                   STATE/ZIP : OR  97034
    MORTGAGE AMOUNT :   250,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,059.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0070159603     MORTGAGORS: ALLISON              TED
                               ALLISON              KELLEY
    REGION CODE    ADDRESS   : 5067 YELLOWSTONE PARK DRIVE
        01         CITY      :    Fremont
                   STATE/ZIP : CA  94538
    MORTGAGE AMOUNT :   214,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    214,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,462.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070161328     MORTGAGORS: COLEHOUSE            STEPHEN
                               COLEHOUSE            VALERIE
    REGION CODE    ADDRESS   : 1207 SUNRISE BEACH ROAD
        01         CITY      :    Crownsville
                   STATE/ZIP : MD  21032
    MORTGAGE AMOUNT :   227,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,335.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.79000
    ----------------------------------------------------------------
0   0070161542     MORTGAGORS: MOULTON              LEE
                               MOULTON              ELEANOR
    REGION CODE    ADDRESS   : 5081 KEANE DRIVE
        01         CITY      :    Carmichael
                   STATE/ZIP : CA  95608
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.95000
    ----------------------------------------------------------------
0   0070166673     MORTGAGORS: BUNDY                STEVEN
                               BUNDY                CHERYL
    REGION CODE    ADDRESS   : 3141 WISECARVER LANE
        01         CITY      :    Jamul
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.41000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,324,150.00
                                P & I AMT:      9,210.29
                                UPB AMT:   1,323,794.92

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          487
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070169511     MORTGAGORS: COLLINS              MICHAEL
                               C.COLLINS            JEANNETTE
    REGION CODE    ADDRESS   : 613 BURNEY CREEK PLACE
        01         CITY      :    San Ramon
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   289,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.05000
    ----------------------------------------------------------------
0   0070171863     MORTGAGORS: BARTO                RICHARD
                               MCKELLAR             KATHRYN
    REGION CODE    ADDRESS   : 10670 LA RODA DRIVE
        01         CITY      :    Cupertino
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,396.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.60000
    ----------------------------------------------------------------
0   0070173620     MORTGAGORS: BENJAMIN             MARK
                               BENJAMIN             VANORA
    REGION CODE    ADDRESS   : 4819 KNOX GATE CT.
        01         CITY      :    Pleasanton
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   270,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.00000
    ----------------------------------------------------------------
0   0070174776     MORTGAGORS: WHISTLER             ROBERT
                               WHISTLER             RUTH
    REGION CODE    ADDRESS   : 1235 SHERRY COURT
        01         CITY      :    San Leandro
                   STATE/ZIP : CA  94577
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    228,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070174818     MORTGAGORS: KAUFMAN              RON
                               KAUFMAN              SANDRA
    REGION CODE    ADDRESS   : 2072 BORDEAUX LANE
        01         CITY      :    Half Moon Bay
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   263,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,866.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 69.41000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,397,850.00
                                P & I AMT:      9,657.42
                                UPB AMT:   1,397,850.00

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          488
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070174826     MORTGAGORS: REID                 KERRY
                               REID                 CRISTI
    REGION CODE    ADDRESS   : 21232 LONGRIDGE DRIVE
        01         CITY      :    Trabuco Canyon
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   266,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.49000
    ----------------------------------------------------------------
0   0070174859     MORTGAGORS: WEST                 DAVID
                               WEST                 KATHLYN
    REGION CODE    ADDRESS   : 937 E NEWTON LANE
        01         CITY      :    Placentia
                   STATE/ZIP : CA  00000
    MORTGAGE AMOUNT :   245,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.26000
    ----------------------------------------------------------------
0   0070174909     MORTGAGORS: LAVALLEY             PAUL
                               LAVALLEY             CELESTE
    REGION CODE    ADDRESS   : 16134 GREENWOOD RD
        01         CITY      :    Monte Sereno
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   495,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    495,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,424.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.49000
    ----------------------------------------------------------------
0   0070174917     MORTGAGORS: SHIFFMAN             SCOTT
                               SHIFFMAN             KIM
    REGION CODE    ADDRESS   : 11 SKYCREST
        01         CITY      :    Mission Viejo
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   284,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.11000
    ----------------------------------------------------------------
0   0070175500     MORTGAGORS: RHOADS               STEVEN
                               RHOADS               NANCY
    REGION CODE    ADDRESS   : 2793 MIRA BELLA CIRCLE
        01         CITY      :    Morgan Hill
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,820.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 58.35000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,540,850.00
                                P & I AMT:     10,773.87
                                UPB AMT:   1,540,670.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          489
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070175971     MORTGAGORS: LEE                  JONATHAN
                               LEE                  SARAH
    REGION CODE    ADDRESS   : 38464 CROSSPOINTE COMMON
        01         CITY      :    Fremont
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.58000
    ----------------------------------------------------------------
0   0070176110     MORTGAGORS: MALONE               ALEXIS

    REGION CODE    ADDRESS   : 960 PLAZA DRIVE
        01         CITY      :    San Jose
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.28000
    ----------------------------------------------------------------
0   0070180732     MORTGAGORS: KENNY                GERARD

    REGION CODE    ADDRESS   : 1190 TEMPLE TERRACE
        01         CITY      :    Laguna Beach
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   500,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,459.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.56000
    ----------------------------------------------------------------
0   0070180971     MORTGAGORS: MICHIELS             ROBRECHT
                               MICHIELS             MARIA
    REGION CODE    ADDRESS   : 25782 CARLSON COURT
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.51000
    ----------------------------------------------------------------
0   0070181599     MORTGAGORS: MIS                  MICHAEL
                               MIS                  LISA
    REGION CODE    ADDRESS   : 43 TRAILWOOD
        01         CITY      :    Irvine
                   STATE/ZIP : CA  92714
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,734.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.05000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,855,950.00
                                P & I AMT:     12,793.34
                                UPB AMT:   1,855,684.50

1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 05/01/98
    P.O. BOX 5260              TMS AG0004980930  00 01
                                PAGE:          490
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------
0   0070182076     MORTGAGORS: CHOW                 DANIEL
                               CHOW                 PRISCILLA
    REGION CODE    ADDRESS   : 26862 OAK HOLLOW ROAD
        01         CITY      :    Laguna Hills
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   399,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,638.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0070187646     MORTGAGORS: RUSSO                RONALD

    REGION CODE    ADDRESS   : 24663 LAS PATRANAS
        01         CITY      :    Yorba Linda
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   258,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,721.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.12000
    ----------------------------------------------------------------
0   0070204649     MORTGAGORS: TOWNLEY              NEIL
                               TOWNLEY              DIANA
    REGION CODE    ADDRESS   : 560 THORNLEY WAY
        01         CITY      :    Sacramento
                   STATE/ZIP : CA  95864
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,627.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------
0   0070212048     MORTGAGORS: CHAN                 TIN
                               CHAN                 CHRISTINE
    REGION CODE    ADDRESS   : 11510 VILLAGE RIDGE ROAD
        01         CITY      :    San Diego
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,644.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------
0   0859411811     MORTGAGORS: GREENE               JOHN
                               GREENE               SUSAN
    REGION CODE    ADDRESS   : 16638 CLOVERMEAD STREET
        00         CITY      :    COVINA
                   STATE/ZIP : CA  91722
    MORTGAGE AMOUNT :   143,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,482.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,122.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/20
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5
                                LOAN AMT:   1,294,300.00
                                P & I AMT:      8,844.86
                                UPB AMT:   1,283,920.51
0                   TOTAL       NUM OF LOANS: 2450
                                LOAN AMT: 752,642,293.23
                                P & I AMT:  5,224,332.27
                                UPB AMT: 751,628,249.39

                             EXHIBIT D

                  FORM OF SERVICER'S CERTIFICATE

                  _________________,  ________
                        (month)        (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1998-9


           Pursuant to the Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

      A.   Mortgage Loan Information:

           (1)  Aggregate Scheduled Monthly Payments:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (2)  Aggregate Monthly Payments received and
                Monthly Advances made this Month:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (3)  Aggregate Principal Prepayments in part
                received and applied in the applicable
                Prepayment Period:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (4)  Aggregate Principal Prepayments in full
                received in the applicable Prepayment
                Period:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (5)  Aggregate Insurance Proceeds (including
                purchases of Mortgage Loans by primary
                mortgage insurers) for prior month:
                (a) Principal                             $________
                (b) Interest                              $________
                (c) Total                                 $________

           (6)  Aggregate Liquidation Proceeds for prior
                month:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (7)  Aggregate Purchase Prices for Defaulted and
                Modified Mortgage Loans:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (8)  Aggregate Purchase Prices (and substitution
                adjustments) for Defective Mortgage Loans:
                (a)  Principal                            $________
                (b)  Interest                             $________
                (c)  Total                                $________

           (9)  Pool Scheduled Principal Balance:         $________

           (10) Available Funds:                          $________

           (11) Realized Losses for prior month:          $________

           (12) Aggregate Realized Losses and
                Debt Service Reductions:
                (a)  Deficient Valuations                 $________
                (b)  Special Hazard Losses                $________
                (c)  Fraud Losses                         $________
                (d)  Excess Bankruptcy Losses             $________
                (e)  Excess Special Hazard Losses         $________
                (f)  Excess Fraud Losses                  $________
                (g)  Debt Service Reductions              $________

           (13) Compensating Interest Payment:            $________

           (14) Accrued Certificate Interest, Unpaid Class
                Interest Shortfalls and Pay-out Rate:

                Class A1       $__________     $__________    ____%
                Class A2       $__________     $__________    ____%
                Class A3       $__________     $__________    ____%
                Class A5       $__________     $__________    ____%
                Class A6       $__________     $__________    ____%
                Class A7       $__________     $__________    ____%
                Class A8       $__________     $__________    ____%
                Class A9       $__________     $__________    ____%
                Class A10      $__________     $__________    ____%
                Class A11      $__________     $__________    ____%
                Class A12      $__________     $__________    ____%
                Class A13      $__________     $__________    ____%
                Class A14      $__________     $__________    ____%
                Class A15      $__________     $__________    ____%
                Class A16      $__________     $__________    ____%
                Class A17      $__________     $__________    ____%
                Class A18      $__________     $__________    ____%
                Class A19      $__________     $__________    ____%
                Class M        $__________     $__________    ____%
                Class B1       $__________     $__________    ____%
                Class B2       $__________     $__________    ____%
                Class B3       $__________     $__________    ____%
                Class B4       $__________     $__________    ____%
                Class B5       $__________     $__________    ____%
                Class R        $__________     $__________    ____%
                Class RL       $__________     $__________    ____%

           (15) Accrual Amount:

                Class A5       $__________

           (16) Principal distributable:

                Class A1       $__________
                Class A2       $__________
                Class A3       $__________
                Class A4       $__________
                Class A5       $__________
                Class A6       $__________
                Class A7       $__________
                Class A8       $__________
                Class A10      $__________

                Class A11      $__________
                Class A12      $__________
                Class A13      $__________
                Class A14      $__________
                Class A15      $__________
                Class A16      $__________
                Class A17      $__________
                Class A18      $__________
                Class A19      $__________
                Class PO       $__________
                Class M        $__________
                Class B1       $__________
                Class B2       $__________
                Class B3       $__________
                Class B4       $__________
                Class B5       $__________
                Class R        $__________
                Class RL       $__________

           (17) Additional distributions to the Class R
                Certificate pursuant to Sections 2.05(c)
                and 4.01(b):                           $_____________

           (18) Distributions Allocable to Unanticipated
                Recoveries:

                Class A1       __________
                Class A2       __________
                Class A3       __________
                Class A4       __________
                Class A5       __________
                Class A6       __________
                Class A7       __________
                Class A8       __________
                Class A10      __________
                Class A11      __________
                Class A12      __________
                Class A13      __________
                Class A14      __________
                Class A15      __________
                Class A16      __________
                Class A17      __________
                Class A18      __________
                Class A19      __________

                Class PO       __________
                Class M        __________
                Class B1       __________
                Class B2       __________
                Class B3       __________
                Class B4       __________
                Class B5       __________
                Class R        __________
                Class RL       __________

      B.   Other Amounts:

            1.  Senior Percentage for such  Distribution
                Date:                                _____________%

            2.  Senior Prepayment Percentage for such
                Distribution Date:                   _____________%

            3.  Junior Percentage for such Distribution
                Date:                                _____________%

            4.  Junior Prepayment Percentage for such
                Distribution Date:                   _____________%

            5.  Class A13 Percentage:                _____________%

            6.  Category B Group II Percentage:      _____________%

            7.  Class A13 Scheduled Distribution
                Percentage:                          _____________%

            8.  Category B Group II Scheduled Distribution
                Percentage:                          _____________%

            9.  Subordinate Certificate Writedown Amount
                for such Distribution Date:          $_____________

           10.  Prepayment Distribution
                Triggers satisfied:          Yes       No

                Class B1                    _____     _____
                Class B2                    _____     _____
                Class B3                    _____     _____
                Class B4                    _____     _____
                Class B5                    _____     _____

           11.  Base Servicing Fee:                    $___________

           12.  Supplemental Servicing Fee:            $___________

Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                             EXHIBIT E

       FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
             DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


[NAME OF OFFICER] ______________________ hereby certifies that:

      1. That he [she] is [title of officer]_____________________
of [name of Investor]__________________ (the "Investor"), a ________________________________ [description of type of entity]
duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

      2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of May 1, 1998, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to
Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

      [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.] IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                               __________________________________
                               [name of Investor]


                               By:_______________________________
                                  Name:
                                  Title:

        The undersigned hereby
acknowledges that it is holding and
will hold the ERISA-Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.


_______________________________
[name of nominee]


By:____________________________
   Name:
   Title:

                             EXHIBIT F

         FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF             )
                     ) ss.:
COUNTY OF            )

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

      1. That he [she] is [title of officer]
________________________ of [name of Purchaser]
_________________________________________ (the "Purchaser"), a
_____________________________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

      2. That the Purchaser's Taxpayer Identification Number is [
].

      3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" or "Class RL Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1998-9.

      4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

      5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc., dated as of May 1, 1998, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to
Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

      6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

      7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual
Certificate.

      8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

      9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual

Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Upper
Tier REMIC or Lower Tier REMIC, as applicable, pursuant to the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                          _________________________________
                          [name of Purchaser]


                          By:______________________________
                             Name:
                             Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 19__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                             EXHIBIT G

         [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                        _________________
                               Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

           Re:  GE Capital Mortgage Services, Inc.
                REMIC Multi-Class Pass-Through
                Certificates, Series 1998-9

Ladies and Gentlemen:
           _______________________ (the "Transferor") has
reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                               Very truly yours,


                               _____________________________
                               Name:
                               Title:

                             EXHIBIT H

                 ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                         $550 - $800

Late Charges                            Per Loan Documents

Appraisal/Inspection Fees               Reasonable and Customary
                                        Charges

Partial Release Fees                    $300

Easements                               $150

Insufficient Funds Charges              $15

Document Requests (copies of
loan file documents, additional
pay-off quotations, amortization
schedules, payment histories)           $0

Modification Fees                       Reasonable and Customary
                                        Charges

                             EXHIBIT I

                   FORM OF INVESTMENT LETTER FOR
                DEFINITIVE RESTRICTED CERTIFICATES



                                              ____________________
                                                      Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

                Re:  GE Capital Mortgage Services, Inc.
                     REMIC Multi-Class Pass Through
                     Certificates, Series 1998-9

Ladies and Gentlemen:

      1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the
"Investor"), a ______________ ___________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

      2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of May 1, 1998 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

      3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

      4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

      5. The Investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) promulgated pursuant to the Securities Act.

      6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

      7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

      8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

     [9. The Restricted Certificates shall be registered in the name of __________________________ as nominee for the Investor.]

           IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                          _________________________________
                          [name of Investor]


                          By:______________________________
                             Name:
                             Title:


      The undersigned hereby
acknowledges that it is holding
and will hold the Restricted
Certificates at the exclusive
direction of and as nominee of
the Investor named above.


_____________________________
[name of nominee]


By:__________________________
   Name:
   Title:

                             EXHIBIT J
                FORM OF DISTRIBUTION DATE STATEMENT

                    _________________, ______
                    (month)             (year)

                GE CAPITAL MORTGAGE SERVICES, INC.
           REMIC Multi-Class Pass-Through Certificates,
                           Series 1998-9

           Pursuant to the Pooling and Servicing Agreement dated as of May 1, 1998 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

           With respect to the Agreement and as of the Determination Date for this month:

           The amounts below are for a Single Certificate of $1,000:

           (1)  Amount of distribution allocable to principal:

                     Class A1                 $__________
                     Class A2                 $__________
                     Class A3                 $__________
                     Class A4                 $__________
                     Class A5                 $__________
                     Class A6                 $__________
                     Class A7                 $__________
                     Class A8                 $__________
                     Class A10                $__________
                     Class A11                $__________
                     Class A12                $__________
                     Class A13                $__________
                     Class A14                $__________
                     Class A15                $__________
                     Class A16                $__________
                     Class A17                $__________
                     Class A18                $__________
                     Class A19                $__________
                     Class PO                 $__________
                     Class M                  $__________
                     Class B1                 $__________
                     Class B2                 $__________
                     Class B3                 $__________
                     Class B4                 $__________

                     Class B5                 $__________
                     Class R                  $__________
                     Class RL                 $__________

          (2) Aggregate principal prepayments included in distribution:

                     Class A1                 $__________
                     Class A2                 $__________
                     Class A3                 $__________
                     Class A4                 $__________
                     Class A5                 $__________
                     Class A6                 $__________
                     Class A7                 $__________
                     Class A8                 $__________
                     Class A10                $__________
                     Class A11                $__________
                     Class A12                $__________
                     Class A13                $__________
                     Class A14                $__________
                     Class A15                $__________
                     Class A16                $__________
                     Class A17                $__________
                     Class A18                $__________
                     Class A19                $__________
                     Class PO                 $__________
                     Class M                  $__________
                     Class B1                 $__________
                     Class B2                 $__________
                     Class B3                 $__________
                     Class B4                 $__________
                     Class B5                 $__________
                     Class R                  $__________
                     Class RL                 $__________

           (3) Amount of distribution allocable to interest;
Pay-out Rate:

                     Class A1  $__________     ____%
                     Class A2  $__________     ____%
                     Class A3  $__________     ____%
                     Class A5  $__________     ____%
                     Class A6  $__________     ____%
                     Class A7  $__________     ____%
                     Class A8  $__________     ____%
                     Class A9  $__________     ____%

                     Class A10 $__________     ____%
                     Class A11 $__________     ____%
                     Class A12 $__________     ____%
                     Class A13 $__________     ____%
                     Class A14 $__________     ____%
                     Class A15 $__________     ____%
                     Class A16 $__________     ____%
                     Class A17 $__________     ____%
                     Class A18 $__________     ____%
                     Class A19 $__________     ____%
                     Class M   $__________     ____%
                     Class B1  $__________     ____%
                     Class B2  $__________     ____%
                     Class B3  $__________     ____%
                     Class B4  $__________     ____%
                     Class B5  $__________     ____%
                     Class R   $__________     ____%
                     Class RL  $__________     ____%

           (4)  Accrual Amount:

                     Class A-5 $__________

           (5) Amount of distribution allocable to Unanticipated
Recoveries:

                     Class A1  $__________     ____%
                     Class A2  $__________     ____%
                     Class A3  $__________     ____%
                     Class A4  $__________     ____%
                     Class A5  $__________     ____%
                     Class A6  $__________     ____%
                     Class A7  $__________     ____%
                     Class A8  $__________     ____%
                     Class A10 $__________     ____%
                     Class A11 $__________     ____%
                     Class A12 $__________     ____%
                     Class A13 $__________     ____%
                     Class A14 $__________     ____%
                     Class A15 $__________     ____%
                     Class A16 $__________     ____%
                     Class A17 $__________     ____%
                     Class A18 $__________     ____%
                     Class A19 $__________     ____%
                     Class PO  $__________     ____%

                     Class M   $__________     ____%
                     Class B1  $__________     ____%
                     Class B2  $__________     ____%
                     Class B3  $__________     ____%
                     Class B4  $__________     ____%
                     Class B5  $__________     ____%
                     Class R   $__________     ____%
                     Class RL  $__________     ____%

           (6)  Servicing Compensation:        $__________

           The amounts below are for the aggregate of all
Certificates:

           (7)  Pool Scheduled Principal Balance;
                number of Mortgage Loans:  $__________   __________

           (8)  Class Certificate Principal Balance (or Notional
                Principal Balance) of each Class; Certificate
                Principal Balance (or Notional Principal Balance) of Single Certificate of each Class:

                                                             Single
                                                           Certificate
              Class                Balance                   Balance
              -----                -------                   -------

             Class A1           $__________               $__________
             Class A2           $__________               $__________
             Class A3           $__________               $__________
             Class A4           $__________               $__________
             Class A5           $__________               $__________
             Class A6           $__________               $__________
             Class A7           $__________               $__________
             Class A8           $__________               $__________
             Class A9           $__________               $__________
             Class A10          $__________               $__________
             Class A11          $__________               $__________
             Class A12          $__________               $__________
             Class A13          $__________               $__________
             Class A14          $__________               $__________
             Class A15          $__________               $__________
             Class A16          $__________               $__________
             Class A17          $__________               $__________
             Class A18          $__________               $__________
             Class A19          $__________               $__________

             Class PO           $__________               $__________
             Class M            $__________               $__________
             Class B1           $__________               $__________
             Class B2           $__________               $__________
             Class B3           $__________               $__________
             Class B4           $__________               $__________
             Class B5           $__________               $__________
             Class R            $__________               $__________
             Class RL           $__________               $__________

           (9)  Book value of real
                estate acquired on behalf of
                Certificate-holders; number
                of related Mortgage Loans:   $__________   __________

           (10) Aggregate Scheduled Principal
                Balance and number of delinquent
                Mortgage Loans:

           30-59 days delinquent             $__________   __________
           60-89 days delinquent             $__________   __________
           90 or more days delinquent        $__________   __________
           In foreclosure                    $__________   __________

           (11) Aggregate Scheduled Principal Balance
                and number of replaced Mortgage
                Loans:                       $__________   __________

           (12) Aggregate Scheduled Principal Balance
                and number of modified Mortgage
                Loans:                       $__________   __________

           (13) Senior Percentage for such Distribution
                Date:                                      __________%

           (14) Senior Prepayment Percentage for such
                Distribution Date:                         __________%

           (15) Class A13 Percentage for such
                Distribution Date:                         __________%

           (16) Class A13 Scheduled Distribution
                Percentage for such Distribution Date:     __________%

           (17) Category B Group II Percentage for
                such Distribution Date:                    __________%

           (18) Category B Group II Scheduled
                Distribution Percentage for such
                Distribution Date:                          __________%

           (19) Junior Percentage for such Distribution
                Date:                                       __________%

           (20) Junior Prepayment Percentage for such
                Distribution Date:                          __________%

Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                             EXHIBIT K

                     FORM OF SPECIAL SERVICING
                   AND COLLATERAL FUND AGREEMENT


      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the
"Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the "Purchaser").

                       PRELIMINARY STATEMENT

      ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

      ____________________________ or an affiliate thereof
intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                            ARTICLE I

                            DEFINITIONS

      Section 1.01. Defined Terms. Whenever used in this
Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of
(A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02. Definitions Incorporated by Reference.
All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing
Agreement.

                           ARTICLE II

                   SPECIAL SERVICING PROCEDURES

      Section 2.01.  Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

             (i) Within five Business Days after each
      Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days,
      (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

             (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

     (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or
(a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

      Section 2.02. Purchaser's Election to Delay Foreclosure
Proceedings.

     (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall (i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

      Section 2.03. Purchaser's Election to Commence
Foreclosure Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04.  Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or
(iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section
2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

      Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                           ARTICLE III

                COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

      The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser
(i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

      Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

      Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                           ARTICLE IV

                     MISCELLANEOUS PROVISIONS

      Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

      Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

           GE Capital Mortgage Services, Inc.
           2000 West Loop South
           Suite 1917
           Houston, Texas 77027
           Attention: Mark Pendergrass
           Telephone: (713) 964-4207
           Facsimile: (713) 964-4100

      with respect to all other notices pursuant to this Agreement,

           GE Capital Mortgage Services, Inc.
           Three Executive Campus
           Cherry Hill, New Jersey  08002
           Attention:  General Counsel
           Telephone:  (609) 661-6515
           Facsimile:  (609) 661-6875

      or such other address as may hereafter be furnished in writing by the Company, or

     (b) in the case of the Purchaser, with respect to notices pursuant to Section 2.01,

           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________
      with respect to all other notices pursuant to this Agreement,

           ________________________________
           ________________________________
           ________________________________
           Attention:______________________
           Telephone:______________________
           Facsimile:______________________

      or such other address as may hereafter be furnished in writing by the Purchaser, or

     (c)   in the case of the Trustee,

           State Street Bank and Trust Company
           Corporate Trust Department
           Two International Place, Fifth Floor
           Boston, Massachusetts  02110
           Attention:  Karen Beard
           Telephone:  (617) 664-5465
           Facsimile:  (617) 664-5367

      Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

      Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

      Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

      [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               GE CAPITAL MORTGAGE SERVICES, INC.



                               By:_______________________________
                                  Name:
                                  Title:


                               [PURCHASER]



                               By:_______________________________
                                  Name:
                                  Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:_________________________________
   Name:
   Title:

                             EXHIBIT L


             FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

           I, _________________________________________, being
duly sworn, do hereby state under oath that:

      1. I am a duly elected ______________________ of GE Capital
Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

      2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and State Street Bank and Trust Company, Trustee, relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series [____] ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

      3. The Company is the payee under the following described
Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:
      Loan Number: __________________________________
      Mortgage Note Date:_____________________________
      Borrower(s): ___________________________________
      Original Payee (if not the Company): ___________
      Original Amount:________________________________
      Mortgage Rate: _________________________________
      Address of Mortgaged Property: _________________
      ________________________________________________

      4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage
Note.

      5. A thorough and diligent search for the executed original
Mortgage Note was undertaken and was unsuccessful.

      6. Attached hereto is a true and correct copy of the Mortgage Note.

      7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

      8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

      9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage
Note to the Trustee.

      10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.


Date: _______________________

                                    _____________________________
                                    (signature)

                                    _____________________________
                                    (print name)

                                    _____________________________
                                    (print title)

State of New Jersey  )
                )ss:
                )

           On this ____________________day of ___________________,
199__, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the______________________________of GE Capital Mortgage
Services, Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.

                          ___________________________________
                          (Notary Public)


[Notarial Seal]

                             EXHIBIT M


                   SCHEDULE OF DESIGNATED LOANS



                               None

                             EXHIBIT N

             SCHEDULE OF PLEDGED ASSET MORTGAGE LOANS



                               None